As filed with the Securities and Exchange Commission on September 9, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOLT PROJECTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	86-1256660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Widmaier
Chief Executive Officer
2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Tel: (415) 391-0600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement and accompanying prospectus relate to:

(i) the issuance by us of up to 14,583,333 shares (the “Warrant Shares”) of common stock upon the exercise of (x) 5,000,000 outstanding privately placed warrants (the “Private Placement Warrants”) to purchase common stock and (y) 9,583,333 outstanding publicly issued warrants (the “Public Warrants”);

(ii) the issuance by us of up to 103,854 shares of common stock to be reserved for issuance upon the exercise of options to purchase shares of common stock;

(iii) the resale of up to 21,918,113 outstanding shares of common stock, par value $0.0001 per share (the “common stock”), of Bolt Projects Holdings, Inc. (“Bolt”) by certain registered holders named in the accompanying prospectus in the section titled “Registered Holders” (the “registered holders”);

(iv) the resale by certain registered holders of up to 1,678,719 shares of common stock reserved for issuance upon the exercise of options to purchase shares of common stock or settlement of restricted stock unit awards into shares of common stock;

(v) the resale by certain registered holders of up to 5,000,000 shares issuable upon the exercise of the Private Placement Warrants; and

(vi) the resale by certain registered holders of 5,000,000 of the Private Placement Warrants.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued or sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 9, 2024

PROSPECTUS

Bolt Projects Holdings, Inc.

Resale of up to 28,297,770 Shares of common stock
Resale of up to 5,000,000 Private Placement Warrants
Issuance of up to 14,687,187 Shares of common stock underlying Warrants and Options

This prospectus relates to (i) the resale of up to 28,297,770 shares of common stock, par value $0.0001 per share (the “common stock”), of Bolt Projects Holdings, Inc. (“Bolt”) by certain registered holders named herein in the section of this prospectus titled “Registered Holders” (the “registered holders”), consisting of (a) 19,748,931 shares of common stock held by registered holders pursuant to the amended and restated registration rights and lock-up agreement, (b) 470,120 shares of common stock purchased in the PIPE Investment (as defined below) by certain of the registered holders, (c) 5,000,000 shares of common stock reserved for issuance upon the conversion of up to 5,000,000 private warrants held by Golden Arrow Sponsor, LLC (the “Private Placement Warrants”), (d) 466,980 shares of common stock reserved for issuance upon the exercise of options, (e) 1,211,739 shares of common stock reserved for issuance upon the vesting of restricted stock units, and (f) 1,400,000 shares of common stock issued after Closing in connection with settlement agreements with a former Bolt Threads, Inc. landlord and vendor and as compensation for advisory services rendered in connection with GAMC’s IPO and the SPAC Transaction; (ii) the issuance by us of up to 14,583,333 shares of common stock, consisting of: (x) 9,583,333 outstanding publicly issued warrants (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”) originally issued as part of GAMC’s initial public offering (the “GAMC IPO”) of units at a price of $10.00 per unit in March 2021, with each unit consisting of one public share and three-quarters of one warrant and (y) 5,000,000 outstanding Private Placement Warrants; (iii) the issuance by us of up to 103,854 shares of common stock reserved for issuance upon the exercise of options to purchase shares of common stock; and (iv) the resale by Golden Arrow Sponsor, LLC of up to 5,000,000 Private Placement Warrants.

We will not receive any proceeds from the resale of the shares of common stock or Private Placement Warrants by the registered holders. We will receive the proceeds from any exercise of the Warrants or Bolt Options (as defined herein) for cash, which we intend to use for general corporate and working capital purposes. We may receive up to an aggregate of approximately $167.7 million from the cash exercise of the Warrants. The exercise price of each of our Warrants is $11.50 per warrant. However, the last reported sales price of our common stock on September 6, 2024 was $1.18. The likelihood that holders of Warrants will exercise their Warrants, and therefore, any amount of cash proceeds that we may receive, is dependent upon the trading price of our common stock. If the trading price of our common stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants. See “Use of Proceeds” for additional information. Any proceeds from the exercise of such securities would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants or Bolt Options when planning for our operational funding needs. As described in this prospectus, we expect we may need additional capital to support our operations; however, sales of our securities in the public market by the registered holders could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock and Warrants. For further information regarding our operational funding needs, see the section of this prospectus titled “Risk Factors - Risks Related to Our Financial Position.”

We are registering certain of the securities for resale pursuant to registration rights granted to the registered holders. Our registration of such securities does not mean that such registered holders will offer or sell any of the shares of common stock or Private Placement Warrants. The registered holders may offer, sell or distribute all or a portion of their shares of common stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the registered holders may sell the shares of common stock or Private Placement Warrants in the section titled “Plan of Distribution.” Additionally, as of the date of this prospectus, a significant number of shares of our common stock held by the Sponsor, its directors and officers, Bolt Threads directors and officers, and certain Bolt Threads stockholders remain subject to lock-up restrictions as described herein. See the section of this prospectus titled “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

The sale of securities being offered in this prospectus could result in adverse effects on the market for our common stock, including increasing volatility, limiting the availability of an active market, or resulting in a significant decline in the public trading price of our common stock. Even if the prevailing trading price of our common stock is at or significantly below the price at which the units were issued in the GAMC IPO, some of the registered holders may still be able to profit on sales due to the lower price at which they purchased their shares compared to public investors. Public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. See the section of this prospectus titled “Risk Factors—General Risk Factors—Sales of a substantial number of our securities in the public market by the registered holders or by our other existing securityholders could cause the price of our common stock and Warrants to fall.”

Our common stock and Public Warrants are currently listed on The Nasdaq Global Market and trade under the symbols “BSLK” and “BSLKW”, respectively. On September 6, 2024, the closing prices of our common stock and the Public Warrants were $1.18 and $0.0401, respectively.

We are an “emerging growth company” and “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in this prospectus may not be comparable to information provided by companies that are not emerging growth companies or smaller reporting companies.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock and Private Placement Warrants. The registered holders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock or Private Placement Warrants.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

SELECTED DEFINITIONS

In this document:

“Bolt” means Bolt Projects Holdings, Inc., a Delaware corporation, which was formerly known as Golden Arrow Merger Corp. prior to the Closing.

“Bolt common stock” means the common stock of Bolt, par value $0.0001.

“Bolt Threads” means Bolt Threads, Inc., a Delaware corporation, and, if the context requires, its consolidated subsidiaries.

“Bolt Threads common stock” means the common stock of Bolt Threads, par value $0.0001 per share. Each one share of Bolt Threads common stock was converted into approximately 0.2949 shares of common stock in connection with the Closing.

“Bolt Threads preferred stock” means the outstanding shares of Bolt Threads’ preferred stock, consisting of Bolt Threads Series A Preferred Stock, Bolt Threads Series B Preferred Stock, Bolt Threads Series C Preferred Stock, Bolt Threads Series D Preferred Stock and Bolt Threads Series E Preferred Stock.

“Bolt Threads RSU Awards” means the outstanding awards of restricted stock units relating to a share of Bolt Threads common stock. Each Bolt Threads RSU Award was converted into an award of restricted stock units covering approximately 0.2949 shares of Bolt common stock.

“Bridge Warrants” means the Convertible Notes issued to the PIPE Subscribers in an aggregate principal amount of $27.2 million (excluding the $2.4 million in additional Convertible Notes the Sponsor committed to purchase before the Sponsor Note Deadline), which accrue interest at a rate of 8% per annum, compounded quarterly, along with warrants to purchase Bolt Threads common stock at an exercise price of $0.001 per share.

“BTIG” means BTIG, LLC.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 4, 2023, as amended by Amendment No. 1, dated June 10, 2024, by and among Golden Arrow Merger Corp, Merger Sub and Bolt Threads.

“Closing” means the consummation of the Business Combination.

“Closing Date” means August 13, 2024 when the Business Combination was consummated.

“common stock” means the common stock of Bolt, par value $0.0001 per share.

“Convertible Notes” means, collectively, the convertible promissory notes issued by Bolt Threads to certain holders for cash since October 2023, and to Ginkgo pursuant to the Ginkgo Note Purchase Agreement Amendment No. 1.

“Effective Time” means the effective time of the Merger.

“Exchange Ratio” means 0.2949, the ratio used to determine the number of shares of Bolt’s common stock that the designated Bolt Threads common stock and Bolt Threads preferred stock will be converted into, as contemplated by the Business Combination Agreement.

“First Extension” means the election by GAMC to extend the date to consummate an initial business combination.

“Founder Shares” means the shares of GAMC Class B common stock initially purchased by the Sponsor in a private placement in January 2021, 7,047,500 of which the Sponsor voluntarily converted to shares of GAMC Class A common stock in March 2023 but which, unlike the Public Shares, are not subject to redemption.

“GAMC” means Golden Arrow Merger Corp., which was renamed to Bolt Projects Holdings, Inc. in connection with the Closing.

“GAMC Class A common stock” means GAMC’s Class A common stock, par value $0.0001 per share.

“GAMC Class B common stock” means GAMC’s Class B common stock, par value $0.0001 per share.

“GAMC Independent Directors” means Brett Barth, Lloyd Dean, Steven Klosk and Jack Hidary.

“GAMC IPO” means the initial public offering of Golden Arrow Merger Corp., consummated on March 19, 2021.

“GAMC Trust Account” means the trust fund established by GAMC for the benefit of its public stockholders maintained in a trust account at JP Morgan Chase Bank, N.A.

“Merger” means the merger of Merger Sub with and into Bolt Threads, with Bolt Threads surviving as a wholly-owned subsidiary of GAMC, which was renamed to Bolt Projects Holdings, Inc. at the Closing.

“Merger Sub” means Beam Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of GAMC.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 4, 2023, by and among Bolt Threads and the PIPE Subscribers.

“PIPE Shares” means the 470,120 shares of GAMC Class A common stock issued and sold to the PIPE Subscribers in the PIPE Transaction, which were converted to common stock in connection with the Closing.

“PIPE Subscribers” means the purchasers of the PIPE Shares.

“PIPE Investment” means the sale of 470,120 PIPE Shares to the PIPE Subscribers, for a purchase price of $10.00 per share, in a private placement.

“PIPE Transaction” means the sale of the PIPE Shares to the PIPE Subscribers, for a purchase price of $10.00 per share, in a private placement.

“Prior Plans” means the Bolt Threads 2009 Equity Incentive Plan and the Bolt Threads 2019 Equity Incentive Plan.

“Private Placement Warrants” means the 5,000,000 warrants to purchase shares of common stock issued to the Sponsor in a private placement simultaneously with the closing of the GAMC IPO.

“Public Shares” means shares of GAMC Class A common stock issued as part of the units sold in the GAMC IPO.

“Public Stockholders” means the holders of shares of GAMC Class A common stock.

“Public Warrants” means the warrants included in the units sold in the GAMC IPO, each of which is exercisable for one share of common stock, in accordance with its terms.

“registered holders” means certain holders of Bolt securities named in this prospectus.

“Registration Rights and Lock-up Agreement” means that certain registration rights and lock-up agreement entered into upon the consummation of the Business Combination, by and among the Sponsor, former GAMC directors and officers, Bolt Threads directors and officers, and certain Bolt Threads stockholders.

“Second Extension” means the election by GAMC to extend the date to consummate an initial business combination.

“Sponsor” means Golden Arrow Sponsor, LLC, a Delaware limited liability company.

“Sponsor Note Deadline” mean the earliest of (i) five business days after the date of this proxy statement/prospectus, (ii) August 1, 2024 and (iii) the date on which the Business Combination Agreement is terminated, and represents the last day by which the Sponsor may purchase additional Convertible Notes, with any such amount of additional Convertible Notes purchased by the Sponsor reducing on a dollar-for-dollar basis the amount the Sponsor is committed to invest pursuant to its Subscription Agreement.

“Subscription Agreements” means the PIPE subscription agreements, as amended.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“Warrant Agreement” means the existing Warrant Agreement, dated March 16, 2021, between Continental Stock Transfer & Trust Company, as warrant agent, and Bolt, pursuant to which the Warrants were issued.

“Warrants” means the Public Warrants together with the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the expected benefits of the Business Combination;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our operations;

●	our business, expansion plans and opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate;

●	the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so;

●	the risk that we may never achieve or sustain profitability;

●	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

●	the risk that we experience difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk of product liability or regulatory lawsuits or proceedings relating to our products and services;

●	the risk that we are unable to secure or protect its intellectual property; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

v

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Mission

Bolt was created out of a strong passion and purpose: to pioneer sustainable materials and lead the way to a brighter future, benefiting both humanity and the planet we call home.

It started with two visionary synthetic biology PhDs, driven by a deep fascination with nature’s billions of years of invention, especially the intricate world of spider webs. They believed in the potential to replace harmful materials within the consumer goods industry with sustainable alternatives — one material at a time.

Drawing on 3.8 billion years of life on earth, we established a company rooted in the power of biology to discover multiple new biomaterials, addressing pressing challenges for both our customers and the world. In short: way better materials, for a way better world.

Overview

Bolt is built on a biomaterials platform that aims to disrupt and transform high-volume consumer goods industries. We are a pioneer in the consumer biomaterials space. Our key product, b-silk, is a fully biodegradable, non-toxic, and versatile ingredient for the beauty industry that has been on the market since 2019. Our portfolio is anchored by 62 granted patents and 169 pending patent applications. We have more than 13 years of development behind our biomaterials platform and more than $300 million invested in research and product development. In 2017, we launched our first biomaterial product, Microsilk, which is a continuous biodegradable filament. From 2017 to 2019, we developed multiple version of Microsilk that could be used in a resin and staple filament form. In 2018, we launched Mylo, a leather alternative made from mycelium, the root structure of mushroom. We additionally have several product candidates that are currently in the research and development stage. However, in early 2023, we discontinued the development of these product candidates and the commercialization of our commercial products to focus solely on the commercialization and development of b-silk.

We have a history of net losses, including a net loss of $57.7 million for the year ended December 31, 2023 and $65.5 million for the six months ended June 30, 2024. As of June 30, 2024, our accumulated deficit was $461.9 million. Going forward, our belief is that with thoughtful selection of early products, supply chain structure, and business structure, we can create significant benefits from a cost perspective that accrue to our business’ performance. This would allow for investing in additional products to achieve our mission of a thriving sustainable materials platform serving high volume consumer goods brands.

Background

The registrant was incorporated as Golden Arrow Merger Corp. on December 31, 2020. On August 13, 2024, we closed the Business Combination with Bolt Threads, Inc. (“Bolt Threads”), as a result of which Bolt Threads became a wholly-owned subsidiary of ours, and we changed our name to Bolt Projects Holdings, Inc. (“Bolt”).

At the effective time of the Business Combination (the “Effective Time”), each share of Bolt Threads common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive approximately 0.2949 shares of our common stock. In addition, each share of GAMC Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time converted into one share of common stock.

In connection with the execution of the Business Combination Agreement, GAMC entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of our common stock (such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and GAMC agreed to sell to the Subscribers, an aggregate of 470,120 shares of common stock, for a purchase price of $10.00 per share (the “PIPE Investment”).

The rights of holders of our common stock and Warrants are governed by our second amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of March 16, 2021 between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”

Amended and Restated Registration Rights and Lock-up Agreement

In connection with the Closing, we entered into an amended and restated registration rights and lock-up agreement with the Sponsor, former GAMC directors and officers, Bolt Threads directors and officers, and certain Bolt Threads stockholders (the “Registration Rights and Lock-up Agreement”). Pursuant to the Registration Rights and Lock-up Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of common stock and other equity securities that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The stockholders who are party to the Registration Rights and Lock-up Agreement also have customary demand and piggyback registration rights for so long as their securities constitute “registrable securities” for purposes of the agreement. We will bear the expenses incurred in connection with the filing of any such registration statements and any offering conducted pursuant to the terms of the Registration Rights and Lock-up Agreement, except that the stockholders will pay their own brokerage and underwriting commissions.

Additionally, pursuant to the Registration Rights and Lock-up Agreement, certain Bolt stockholders and the Sponsor are subject to certain restrictions on transfer with respect to the shares of common stock issued as part of the transaction consideration and certain shares of common stock held by the Sponsor and certain stockholders of GAMC (the “Lock-Up Shares”). Such restrictions began at Closing and end on the date that is 180 days after the Closing, subject to certain exceptions.

Stock Exchange Listing

Our common stock and Public Warrants are currently listed on The Nasdaq Global Market and trade under the symbols “BSLK” and “BSLKW”, respectively.

Risk Factors and Risk Factor Summary

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related to an investment in our securities are summarized below:

●	We have a history of net losses and may not be able to achieve or maintain profitability in the future;

●	Our operating results may fluctuate significantly as a result of a variety of factors, including, but not limited to, end market demand, timing of regulatory actions and variation in manufacturing costs, many of which are outside of our control;

●	We may incur significant expenses and capital expenditures in the future to execute our business plan and may be unable to adequately control its expenses or raise additional capital on favorable terms, if at all;

●	Our history of losses and negative cash flows from operations and need for substantial capital raise substantial doubt about our ability to continue as a going concern;

●	We may not be able to generate sufficient cash to service all of our debt obligations, and may be forced to take other actions to satisfy our obligations under our debt obligations, which may not be successful;

●	We may be able to incur more debt in the future, which could further exacerbate the risks of leverage, including the ability to service our indebtedness;

●	Our revenue is primarily generated from sales of our b-silk product, and it is therefore highly dependent on the success of this product;

●	b-silk and future biomaterial product candidates may not achieve market success. If our products do not achieve market success, we may be unable to generate significant revenues;

●	We may be unable to manage growth effectively, and our ability to successfully implement our business plan will depend on a number of factors outside of our control;

●	We currently rely on a single manufacturing partner and manufacturing facility for the production of b-silk and in the future intend to rely on a small number of manufacturing partners and manufacturing facilities both in the U.S. and internationally;

●	Pricing and availability for b-silk and our future products may be impacted by factors out of our control, including, but not limited to, end market demand, variation in manufacturing costs, and supplier availability;

●	If our costs of producing b-silk materially increase, we would have to raise our prices, which could negatively impact our ability to gain new customers and keep existing customers;

●	We have limited experience in marketing and selling b-silk, and if we are unable to gain market acceptance from consumer product companies and others, our business may be adversely affected;

●	We may not be able to protect adequately our patents and other intellectual property assets, which could adversely affect our competitive position and reduce the value of our products, and litigation to protect our patents and intellectual property assets may be costly; and

●	Government regulations and private party actions relating to the marketing and advertising of cosmetic products that include b-silk or other products we develop may restrict, inhibit or delay our ability to sell such products and harm our business.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until December 31, 2026, the last day of our fiscal year following the fifth anniversary of the completion of GAMC’s initial public offering. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of common stock offered by us	Up to 14,687,187 shares issuable upon the exercise of Warrants and reserved for issuance upon the exercise of Bolt Options.

Shares of common stock offered by the registered holders	Up to 28,297,770 shares.

Warrants offered by selling securityholders	5,000,000 Private Placement Warrants.

Warrants outstanding	14,583,333 Warrants (including 5,000,000 Private Placement Warrants).

Exercise price per share pursuant to the Warrants	$11.50.

Use of proceeds	We will not receive any proceeds from the resale of the shares of common stock or Private Placement Warrants by the registered holders. We will receive the proceeds from any exercise of the Warrants or Bolt Options for cash, which we intend to use for general corporate and working capital purposes. We may receive up to an aggregate of approximately $167.7 million from the cash exercise of the Warrants. The exercise price of each of our Warrants is $11.50 per Warrant. However, the last reported sales price of our common stock on September 6, 2024 was $1.18. The likelihood that holders of Warrants will exercise their Warrants, and therefore any amount of cash proceeds that we may receive, is dependent upon the trading price of our common stock. If the trading price for our common stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants. See “Use of Proceeds” for additional information.

Nasdaq symbol for our common stock	“BSLK”

Nasdaq symbol for our Public Warrants	“BSLKW”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Financial Position

We have a history of net losses and may not be able to achieve or maintain profitability in the future.

In the years ended December 31, 2023 and 2022, we incurred net losses of $57.7 million and $51.7 million, respectively. In the six months ended June 30, 2024 and 2023, we incurred net losses of $65.5 million and $44.5 million, respectively. As of June 30, 2024, our accumulated deficit was $461.9 million. Since our inception, we have been engaged primarily in research and development and early-stage commercial activities. Because we have a limited history of commercial operations and we operate in a rapidly evolving industry, we cannot be certain that we will generate sufficient revenue to achieve or maintain profitability.

Our ability to generate revenue in the near-term is highly dependent on the successful commercialization of our current and future biomaterials products, including b-silk, and the decrease in costs of producing such products, both of which are subject to many risks and uncertainties as described below. In particular, we expect that it will take time for b-silk production to ramp up to a more economical scale thereby decreasing our cost of producing. As a result, we may have significant losses and negative cash flow as we work to expand our market share for at least the next few years, as we incur additional costs and expenses for the continued development and expansion of our business, including the costs of establishing capacity with our current manufacturing partner and any future manufacturing partners and ongoing expenses of research, product development, and commercialization. The amount we spend will impact our ability to become profitable and this will depend, in part, on the number of new products that we attempt to develop and the costs of further commercializing our existing products. We may not achieve any or all of these goals and, thus, we cannot provide assurances that we will ever be profitable. Even if we can successfully produce and sell b-silk and our other products, whether we will be able to generate a profit on any of these products is highly uncertain and depends on a number of factors including the cost of production, the price we are able to charge for these products, further market adoption of our products, and the emergence of competing products.

Our operating results may fluctuate significantly as a result of a variety of factors, including, but not limited to, end market demand, timing of regulatory actions and variation in manufacturing costs, many of which are outside of its control.

We are subject to, among other things, the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	fluctuating prices of biomaterials due to availability of raw materials, skepticism of silicone elastomer substitutes, and uncertain rise and fall of current market demands;

●	changing availability of and prices from contract manufacturers, as well as potential modest capital expenditures depending on the infrastructure of various contract manufacturers;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to secure adequate fermentation capacity with our manufacturing partner and any future manufacturing partners;

●	our ability to secure production of b-silk and any future biomaterial products at scale;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	our ability to attract new customers, retain existing customers, and maintain or increase order volume from existing customers;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers of necessary testing and manufacturing services;

●	regulation by federal, state or local governments; and

●	general economic conditions, as well as economic conditions specific to the cosmetics and personal care industry.

As a result of our limited operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. We have based our anticipated future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels will, to a large extent, become fixed. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition, either for a number of periods or more generally.

We may incur significant expenses and capital expenditures in the future to execute our business plan and we may be unable to adequately control our expenses or raise additional capital on favorable terms, if at all. Our history of losses and negative cash flows from operations and need for substantial capital raise substantial doubt about our ability to continue as a going concern.

We plan to make capital expenditures and may incur significant capital expenditures in the future as we expand our research and business. In addition, cash requirements relate primarily to working capital needed to operate and grow our business, including funding operating expenses, growth in working capital requirements to support increased revenue, continued expansion of our markets, continued development and expansion of our products, expanding fermentation capacity with our manufacturing partner and any future manufacturing partners, and the possible repayment or refinancing of any long-term debt that may be incurred. Our ability to meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and quantity of product orders and shipments; attaining and expanding positive gross margins for b-silk and future biomaterial products; the timing and amount of our operating expenses; the timing and costs of working capital needs; the timing and costs of expanding our research and development teams; the ability of our customers to continue to order products from us; our ability to obtain financing arrangements to support our operations, including financing arrangements to repay or refinance any long-term debt that may be incurred, and the terms of such agreements that may require us to pledge or restrict substantial amounts of our cash to support these financing arrangements; the timing and costs of hiring and training necessary personnel; the extent to which our products gain more market acceptance; the timing and costs of product development and introductions; the extent of our ongoing and new research and development initiatives; and changes in our strategy or our planned activities. In addition, if we are unable to fund our operations with the cash flows from operations, and cannot obtain external financing on favorable terms or at all, we may not be able to sustain future operations which could cause us to delay, reduce or cease operations and could have a material adverse effect on our business, results of operations and financial condition.

In Note 2 to our consolidated financial statements included in this prospectus, we disclose that there is substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm issued an explanatory paragraph in its report on our consolidated financial statements as of, and for the year ended, December 31, 2023. If we are unable to obtain sufficient funding, we could be forced to delay, reduce or eliminate all of our research and development programs, future research and development efforts and ongoing preclinical studies and clinical trials, and our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. Future financial statements may disclose substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Additionally, even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance that the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow. Any equity securities issued may provide for rights, preferences or privileges senior to those of our current holders of common stock. If we raise funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of common stock and a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations.

We may not be able to generate sufficient cash to service all of our debt obligations, and may be forced to take other actions to satisfy our obligations under our debt obligations, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt service obligations and other obligations depends on our ability to generate cash in the future and our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt. As of June 30, 2024, and after giving effect to the Business Combination and related transactions, we have estimated principal and interest payments on debt due in the next twelve months of $0.5 million and $1.5 million, respectively.

If our cash flows and capital resources are insufficient to fund our debt service and other obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, or to seek additional capital or restructure or refinance our debt. These alternative measures may not be successful and may not permit us to meet our scheduled debt obligations. If our operating results and available cash are insufficient to meet our debt service and other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds sought from them, and these proceeds may not be adequate to meet any debt service or other obligations then due. Further, we may need to refinance all or a portion of our debt on or before maturity, and we cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

We may be able to incur more debt in the future, which could further exacerbate the risks of leverage, including the ability to service our indebtedness.

We may need to incur additional debt in the future to further our research and development into products, marketing, or working capital. Although the covenants contained in our current indebtedness instruments may impose some limits on our ability to incur new debt, these agreements may permit the incurrence of significant additional debt if we satisfy certain conditions or such debt instruments may be amended in the future to do so. If we incur new debt, the risks related to being in a highly leveraged company that we now face could intensify, including our ability to service such indebtedness.

We are subject to a number of restrictive debt covenants under the Ginkgo Note Purchase Agreement.

In April 2024, we entered into a second amendment to our note purchase agreement, dated October 14, 2022 (the “Ginkgo Note Purchase Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”) to modify our outstanding senior secured notes (the “Senior Secured Notes”) held by Ginkgo. As amended, the Ginkgo Note Purchase Agreement contains customary affirmative covenants and also contains restrictive covenants, including, among others, limitations on: the incurrence of additional debt, liens or other encumbrances on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of our capital stock, prepayments of certain debt, transactions with affiliates and changes to our type of business, management of the business, control of the business or business locations. Additionally, the Ginkgo Note Purchase Agreement contains subjective acceleration clauses to accelerate the maturity date of the Senior Secured Notes in the event that a material adverse change has occurred within the business, operations, or financial condition of the Company.

Our ability to generate sufficient cash from operations to meet our debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. A breach of any of these covenants or restrictions, as applicable, or any inability to pay interest on, or principal of, our outstanding debt as it becomes due could result in an event of default. Upon an event of default, if not waived by our lenders, our lenders may declare all amounts outstanding as due and payable. Such an acceleration of the maturity of our indebtedness may, among other things, prevent or limit us from engaging in transactions that benefit us, including responding to changing business and economic conditions and taking advantage of attractive business opportunities.

Our ability to use net operating losses to offset future taxable income will be subject to certain limitations as a result of the Business Combination and related transactions.

As of December 31, 2023, we had federal net operating loss (“NOL”) carryforwards of $341.0 million of which $73.3 million will begin to expire in 2030 and $224.4 million of which can be carried forward indefinitely. As of December 31, 2023, we had state NOL carryforwards of $258.4 million which begin to expire in various amounts in 2030. We may have generated additional NOLs since then. A portion of these NOL carryforwards could expire unused and be unavailable to offset future taxable income. In addition, in general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. Our existing NOLs could be subject to limitation under Sections 382 and 383 of the Code if we have undergone, or undergo in the future, any ownership changes for purposes of these provisions. The Business Combination and related transactions, if consummated, are expected to constitute such an ownership change. Our NOLs may also be impaired under state law. A portion of our existing NOLs are also subject to the so called separate-return-limitation-year (“SRLY”) rules that apply to consolidated tax groups.

Our ability to utilize our NOLs is also conditioned upon attaining profitability and generating U.S. federal and state taxable income. As described under “— We have a history of net losses and may not be able to achieve or maintain profitability in the future,” we have incurred significant net losses in the past, and it is anticipated that we will continue to incur significant losses in the future; therefore, we do not know whether or when the combined company will generate the U.S. federal or state taxable income necessary to utilize our NOL carryforwards, even to the extent they are not subject to limitation by Sections 382 and 383 of the Code or the SRLY rules.

Risks Related to Our Products and Operations

Our revenue is primarily generated from sales of our b-silk product, and we are therefore highly dependent on the success of this product.

To date, substantially all of our revenue has been derived, and we expect it to continue to be substantially derived, from sales of b-silk. We began commercializing b-silk in direct-to-consumer products in 2018 and in business-to-business products in 2020, but our commercialization of b-silk to date has still been limited. Customer awareness of, and experience with, b-silk has been and is currently limited. As a result, b-silk has limited product and brand recognition within the beauty and personal care market as a substitute for silicone elastomers. We do not have a long history operating as a commercial company, and the novelty of b-silk, together with our limited commercialization experience, makes it difficult to evaluate our current business and predict our future prospects with precision. These factors also make it difficult for us to forecast our financial performance and future growth, and such forecasts are subject to a number of uncertainties, including those outside of our control.

b-silk and future biomaterial product candidates may not achieve market success. If our products do not achieve market success, we may be unable to generate significant revenues.

We currently have limited customer commitments for commercial quantities of our b-silk. Some prospective customers are currently evaluating and testing b-silk prior to making large-scale purchase decisions. The successful commercialization of b-silk is also dependent on additional customers’ ability to commercialize the end-products that they make from b-silk, which may never gain market acceptance.

Market acceptance of b-silk and future biomaterial product candidates will depend on numerous factors, many of which are outside of our control, including among others:

●	public acceptance of b-silk and future biomaterial product candidates;

●	our ability to produce b-silk with consistent quality that offers functionality comparable or superior to existing or new silicone elastomers or silicone elastomer alternatives;

●	our ability to produce b-silk and future biomaterial product candidates to fit their intended purposes;

●	our ability to demonstrate the benefits of b-silk in terms of safety and efficacy, as well as meet “clean beauty” standards such as biodegradability and environmental friendliness;

●	our ability to maintain and obtain further necessary regulatory approvals for b-silk;

●	the speed at which potential customers qualify b-silk for use in their products, including any required third party testing;

●	our ability to produce new products or customizations of existing products to match changes in public demand;

●	the time it takes for our commercial-scale volume to be established;

●	the pricing of b-silk and future biomaterial product candidates compared to competitive products, including silicone-based elastomers;

●	the effectiveness of our market strategy;

●	ease of administration of our products;

●	the strategic reaction of companies that market competitive products;

●	our reliance on third party manufacturing partners to produce b-silk;

●	our reliance on third parties who support or control distribution channels; and

●	general market conditions including fluctuating demand for b-silk and our future biomaterial product candidates.

We may be unable to manage rapid growth effectively, and our ability to successfully implement our business plan will depend on a number of factors outside of our control.

Any failure by us to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth, including expanding the production of b-silk and research activities. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and must establish a qualified finance, administrative and operations staff. Our management may be unable to hire, train, retain and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities.

We currently rely on a single manufacturing partner and manufacturing facility for the production of b-silk and in the future intend to rely on a small number of manufacturing partners and manufacturing facilities both in the U.S. and internationally.

While we expect to enter into manufacturing agreements with multiple manufacturers to increase the supply of b-silk and limit our reliance on any one manufacturing partner, we currently rely on a single manufacturing partner, Laurus Bio, and a single manufacturing facility of Laurus Bio (the “Laurus Bio Facility”) to produce b-silk. The Laurus Bio services agreement expired by its terms in August 2024. While we expect to extend the services agreement with Laurus Bio, there can be no assurances that we will be able to extend or that the terms will be favorable to us. Additionally, adverse changes or developments affecting our relationship with Laurus Bio or the Laurus Bio Facility could impair our ability to produce b-silk. Any shutdown or period of reduced production at the Laurus Bio Facility or the manufacturing facilities of future manufacturing partners, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond our control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics, acts of war, political unrest, equipment failure, delay in supply delivery, or shortages of material, equipment, decreased fermentation capacity, or labor, would significantly disrupt our ability to product b-silk in a timely manner, meet our contractual obligations and operate our business. The Laurus Bio Facility is located in Bangalore, India, which may increase the magnitude of disruption from any of the foregoing events, or adversely impact our customers’ or prospective customers’ confidence in the stability of our supply chain. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage we have may not cover or be sufficient to fully cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.

Additionally, because our operations depend on an international manufacturing partner, we are subject to risks that are inherent in operating globally, including:

●	changes in laws and regulations or imposition of currency restrictions and other restraints in various jurisdictions

●	limitation of ownership rights, including expropriation of assets by a local government, and limitation on the ability to repatriate earnings;

●	sovereign debt crises and currency instability in developed and developing countries;

●	imposition of burdensome tariffs and quotas;

●	difficulty in staffing and managing global operations;

●	difficulty in enforcing agreements, collecting receivables and protecting assets through non-U.S. legal systems;

●	national and international conflict, including war, civil disturbances and terrorist acts; and

●	economic downturns and social and political instability.

These risks could increase our cost of doing business internationally, increase our counterparty risk, disrupt our operations, disrupt the ability of suppliers and customers to fulfill their obligations and limit our ability to sell our product in certain markets.

Pricing and availability for b-silk and our future products may be impacted by factors out of our control, including, but not limited to, end market demand, variation in manufacturing costs, and supplier availability.

Pricing and availability of b-silk can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition for fermentation capacity and consumer demand. This volatility could significantly affect the availability and cost of b-silk for us, and may therefore have a material adverse effect on our business, results of operations and financial condition. We believe pricing and availability of any of our future biomaterial products may be similarly volatile.

We currently outsource the production of b-silk to a single third party manufacturing partner. Our contract manufacturing partner secures all of the necessary raw materials. Due to the high rate of growth in the silicone elastomer replacement market, the demand for raw materials used in our products may outpace supply, which could result in price increases and deficits in the supply necessary to meet customer demand. If we are unable to secure the required quantities of third-party raw materials, we may not be able to achieve fulfill customer demand or any forecasts or guidance we provide to the public.

If our costs of producing b-silk materially increase, we would have to raise our prices, which could negatively impact our ability to gain new customers and keep existing customers.

We currently rely on a single manufacturing partner to produce b-silk. The price we pay our contract manufacturing partner for b-silk has depended in part on the fluctuating cost of the raw materials used in the manufacturing processes, particularly urea costs. While we have negotiated fixed prices for upcoming production runs, we may not be able to secure such agreements in the future. We have faced, and could continue to face, resistance from some customers in accepting any increase in our prices as a result of market acceptance and the cost of producing b-silk. Some multi-year contracts and non-contractual pricing arrangements with customers may permit limited price adjustments to reflect increased costs. However, such adjustments may not occur quickly enough, or be sufficient enough, to prevent a materially adverse effect on net income and cash flow. Furthermore, any price adjustments may not cover all input costs, and these adjustments are not present in many of our customer contracts. In the event we experience increased b-silk costs, we may have to raise our prices, which could affect our ability to gain new customers or retain existing customers. Further, our inability to raise our prices to mitigate the effects of these increased input costs could have a material adverse effect on our financial results.

We may also experience material increases in customer cancellations or reductions in the future on account of the macroeconomic environment, especially in the event of a prolonged recession or a worsening of current conditions as a result of many factors, including inflation. As a result, we may have to make changes to our pricing model to address these dynamics, any of which could adversely affect our business, results of operations and financial condition.

There can be no assurance our manufacturing suppliers will provide the quality needed by us in the quantities requested or at a reasonable price. Because we do not control the actual production of b-silk, we are also subject to delays caused by interruption in production including but not limited to those resulting from conditions outside of our control, such as pandemics, weather, transportation interruptions, labor shortages, strikes, terrorism, natural disasters, and other catastrophic events.

We have limited experience in marketing and selling b-silk, and if we are unable to gain market acceptance from consumer product companies and others, our business may be adversely affected.

We sell b-silk through our own direct sales force, and we have limited experience in marketing and selling b-silk. Our future sales will depend in large part on our ability to increase our marketing efforts and adequately address our customers’ needs. The beauty and personal care market is a large and diverse market, and competition for sales and marketing personnel is intense. We may not be able to attract and retain sufficient personnel to maintain an effective sales and marketing force. In addition, if we choose in the future to use distribution partners, we will likely have less control over the sales and marketing personnel of our distribution partners. The personnel at such distribution partners may therefore not be adequately trained with respect to our products or may not be sufficiently incentivized to sell b-silk. If we are unable to successfully market our products and adequately address our customers’ needs, it could negatively impact sales and market acceptance of our products and we may never generate sufficient revenue to achieve or sustain profitability.

A limited number of customers, distributors and collaboration partners account for a material portion of our revenue and they may continue to do so for the foreseeable future. The loss of major customers, distributors or collaboration partners could harm our operating results.

Our revenues have varied materially from quarter to quarter and are dependent on sales to, and collaborations with, a limited number of customers, distributors and/or collaboration partners. For example, for the year ended December 31, 2023, one customer, Vegamour, Inc. (“Vegamour”) accounted for approximately 95% of our revenue. Our agreement with Vegamour, which operates primarily in the United States, has historically included minimum purchase requirements for 2022, 2023, 2024 and 2025 of $0.5 million, $1.0 million, $1.5 million and $2.25 million, respectively, and will terminate on December 31, 2026 or earlier by mutual written agreement of the parties or for any reason upon 180 days’ written notice. The minimum purchase requirements stipulate minimum amounts of b-silk that Vegamour is required to purchase from us during the specified years, and the maximum prices at which we can sell those amounts of b-silk to Vegamour during those years, as well as an annual priority fee that Vegamour is obligated to pay us, which is several hundred thousand dollars annually.

We believe our revenue concentration for 2023 was primarily attributable to our limited history of commercial operations and limited revenue, which we expect will dissipate as additional customers and potential customers progress through their own testing, validation and development cycles with b-silk and transition to using b-silk in their commercial products, which will lead to increased demand for b-silk from additional customers. We believe this concentration for 2023 was also attributable to buying patterns from Vegamour that we do not expect to continue past 2023 due to changes in Vegamour’s sales plans that it has communicated to us. In the six months ended June 30, 2024, Vegamour accounted for none of our revenue. However, until we are able to achieve broader market acceptance of b-silk, we may face risks associated with a more concentrated customer base. There are risks whenever a significant percentage of revenue is concentrated with a limited number of customers. For example, revenue from these customers may fluctuate from time to time based on these customers’ business needs or financial condition, the timing of which may be affected by market conditions or other facts outside of our control. These customers could also potentially pressure us to reduce the prices we charge for our product, which could have an adverse effect on our margins and financial position and could negatively affect our revenue and results of operations. If any of our largest customers terminates its relationship with us, such termination could negatively affect our revenues and results of operations.

We cannot be certain that customers, distributors and/or collaboration partners that have accounted for material revenues in past periods, individually or as a group, will continue to generate similar revenues in any future period. If we fail to renew with, or if we lose a major customer, distributor or collaboration partner, our revenues could decline if we are unable to replace the lost revenues with revenues from other sources. Furthermore, if we lose one or more of our distributors and cannot replace the distributor in a timely manner or at all, our business, results of operation and financial condition may be materially adversely affected.

Our estimated contracted revenues vary from purchase orders on an “as needed” basis to contracts with minimum purchase obligations, and the failure of our customers to continue placing orders or to abide by their contracts could have a material adverse effect on our operations and financial results.

For the years ended 2023 and 2022, 96% and 0% of our product revenue was derived from purchase orders made by customers on an as-needed basis, and 96% and 4% of orders occurred under specified multi-year minimum contractual purchase obligations, respectively. Going forward, we expect to encounter a mixture of multi-year contractual purchase commitments and as-needed purchase orders. As a result, our manufacturing volume will continue to be based on estimates and forecasts that can be incorrect. Additionally, customers issuing purchase orders can cancel purchase orders or reduce or delay orders at any time. Incorrect estimates and projections or the cancellation, delay, or reduction of customer purchase orders, or customers’ failure to fulfill their minimum purchase obligations could result in reduced sales, excess inventory, unabsorbed overhead, and reduced income from operations.

We often schedule internal production levels and place orders for b-silk with our manufacturing partner before receiving firm orders from our customers. Therefore, if we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products to deliver to our customers. Factors that could affect our ability to accurately forecast demand for our products include the following:

●	an increase or decrease in consumer demand for b-silk or for the products of our competitors;

●	our failure to accurately forecast consumer acceptance of new product candidates;

●	delays in the production of b-silk, or the unsatisfactory performance of our manufacturing partner;

●	delays in the ability of b-silk to meet certain customer performance requirements and other specifications;

●	new product introductions by us or our competitors;

●	changes in our relationships with our customers;

●	changes in general market conditions or other factors, which may result in cancellations of orders or a reduction or increase in the rate of reorders placed by retailers;

●	changes in laws and regulations applicable to our products or the manner in which we sell b-silk; and

●	weak economic conditions or consumer confidence, which could reduce demand for b-silk.

Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have an adverse effect on our business, results of operations and financial condition. Any overestimation of the demand for b-silk will result in a decline in forecasted revenue. Additionally, if we underestimate or are otherwise unable to produce enough b-silk from our manufacturing partner or any future manufacturing partners to meet the demand for b-silk, we may not be able to meet customer demand, resulting in delays in the shipment of products and lost revenue, and damage to our reputation and customer and consumer relationships. We may not be able to manage inventory levels successfully to meet future order and reorder requirements.

We may face challenges selling b-silk and future biomaterial products at commercial scale and at commercially viable cost, and we may not be able to commercialize b-silk or future biomaterial products to the extent necessary to make a profit or sustain and grow our current business.

To commercialize b-silk and future biomaterial products, we must be successfully produce at commercial scale or at a commercially viable cost. If we cannot achieve commercially viable production economics with our manufacturing partner or any future manufacturing partners for enough b-silk or our future biomaterial products to support our business plan, including through establishing and maintaining sufficient production scale and volume, we will be unable to achieve a sustainable products business. Our production costs depend on many factors that could have a negative effect on our ability to offer our planned products at competitive prices, including, in particular, our ability to establish and maintain sufficient production scale and volume, exchange rates and contract manufacturing costs.

To reduce per-unit production costs to be able to reliably sell b-silk with positive margins, we must increase the amount of b-silk we purchase from our manufacturing partner or future manufacturing partners to achieve economies of scale and optimize the manufacturing process to make the manufacturing process more efficient. However, if we do not sell production output in a timely manner or in sufficient volumes, our investment in production will lead to higher working capital costs, which harm our cash position and could generate losses. Additionally, we may incur added storage costs as well as supply chain delays and disruptions, all of which can adversely affect the value of such products. Since achieving competitive product prices generally requires increased production volumes and cash flows from sales are in their early stages, we have had to produce and sell b-silk at a loss in the past, and we may continue to do so as we build our business. If we are unable to achieve adequate revenues from a combination of b-silk sales and other sources such as future biomaterial products, we may not be able to invest in production and we may not be able to pursue our business plans.

Certain contracts granting exclusivity rights to customers may limit our ability to sell products in certain markets.

We may enter into certain agreements with customers, which, subject to the terms therein, grant these customers the exclusive right with respect to certain limited applications to purchase certain products from us for a contractually specified period of time. These arrangements could prevent us from selling products to certain prospective customers, which could have a material and adverse impact on our potential revenues and our ability more generally to expand our customer base and product lines.

We may face substantial competition from incumbent materials as well as other new entrants, and if we are unable to continue developing innovative products and technologies and/or scale our production of b-silk, we may fail to gain, or may lose, market share to our competitors.

We face and will face substantial competition from a variety of companies in the cosmetic ingredients segment. Some competitors’ products are suitable for a range of uses at a price that may be lower than our product offerings. Many of these companies have longer operating histories, greater name recognition, larger customer bases, and significantly greater financial, sales and marketing, manufacturing, technical, and other resources than us. Our competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in laws and regulations. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing products and technologies that are more effective than those being developed by us and that would therefore render our products and technologies less competitive or even obsolete. We cannot assure you that we will be able to compete successfully against current or new competitors. We believe our ability to compete successfully in designing, engineering, and manufacturing our products at significantly reduced cost to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to develop new technologies and to meet our customers’ needs and the availability of our offerings. If we are unable to compete successfully, our business, results of operations and financial condition would be adversely affected.

If we are unable to coordinate with our current manufacturing partner and any future manufacturing partners to successfully commence, scale up or sustain production of b-silk at existing and planned manufacturing facilities, our customer relationships, business and results of operations may be adversely affected.

A substantial component of our planned production capacity in the near-and long-term depends on successful operations at our existing and potential large-scale manufacturing partners. We may partner with additional manufacturing facilities which we expect will allow us to increase production capacity. However, there can be no assurances that we will be able to commence operations or contract additional production capacity on our expected timeline, if at all. Delays or problems in the start-up or operation of facilities could cause delays in our ramp-up of production and hamper our ability to reduce our production and logistics costs. Delays could occur due to a variety of factors, including regulatory requirements and our ability to fund commissioning costs.

Once each production, purification, and downstream processing source is secured, they must perform as we expect. If our suppliers encounter significant delays in financing, cost overruns, engineering issues, contamination problems, equipment or raw material supply constraints, unexpected equipment maintenance requirements, safety issues, work stoppages or other serious challenges in bringing these facilities online for our products and operating them at commercial scale, including as a result of the impacts of the COVID-19 pandemic, we may be unable to supply our renewable products in the time frame and at the cost we have planned. It is difficult to predict the effects of scaling up production of industrial fermentation to commercial scale, as it involves various risks to the quality and consistency of our molecules. In addition, in order to produce molecules at existing and potential future plants, suppliers have been and may in the future be required to perform thorough transition activities and modify the design of plants. Any modifications to the manufacturing facility could cause complications in the operations of the plant, which could result in delays or failures in production. If we are unable to contract additional manufacturing capacity necessary to meet existing and potential customer demand, we may need to continue to use, or increase our use of, existing contract manufacturing sources, which may not be available on terms acceptable to us, if at all, and generally entail greater cost to us and would therefore reduce our anticipated gross margins. Further, if our efforts to increase (or commence, as the case may be) contracted production are not successful, our existing partners may decide not to work with us to develop additional production capacity, demand more favorable terms or delay their commitment to invest capital in our production. If we are unable to increase and sustain manufacturing capacity and operations sufficient to satisfy the existing and potential demand of our customers and partners, our business and results of operations may be adversely affected.

Our financial results could vary materially from quarter to quarter and are difficult to predict.

Our revenues and results of operations could vary materially from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. Factors that could cause our quarterly results of operations to fluctuate include:

●	achievement, or failure, with respect to technology, product development or manufacturing milestones needed to allow us to enter identified markets on a cost-effective basis or obtain milestone-related payments from collaboration partners;

●	delays or greater than anticipated expenses associated with the use of new manufacturing partners;

●	the cost of conducting research and development activities to optimize b-silk and future biomaterial products;

●	impairment of assets based on shifting business priorities and working capital limitations;

●	disruptions in the production process at any manufacturing facility, including disruptions due to outbreak of disease, contamination, safety or other technical difficulties, or scheduled downtime as a result of transitioning equipment to the production of b-silk;

●	losses of, or the inability to secure new customers, collaboration partners, contract manufacturers, suppliers or distributors;

●	losses associated with producing our products as we ramp to commercial production levels;

●	the timing and size of b-silk sales to customers;

●	increases in price or decreases in availability of b-silk;

●	the unavailability of contract manufacturing capacity altogether or at reasonable cost;

●	exit costs associated with terminating contract manufacturing relationships;

●	fluctuations in foreign currency exchange rates;

●	change in the fair value of debt and derivative instruments;

●	fluctuations in the price of and demand for silicone elastomers and other products for which b-silk is an alternative;

●	variability in sales of b-silk;

●	competitive pricing pressures, including decreases in average selling prices of b-silk;

●	unanticipated expenses or delays associated with changes in governmental regulations and environmental, health, labor and safety requirements;

●	departure of executives or other key management employees resulting in transition and severance costs;

●	our ability to use our net operating loss carryforwards to offset future taxable income;

●	business interruptions such as pandemics or natural disasters like earthquakes and tsunamis;

●	our ability to integrate businesses that we may acquire in the future;

●	risks associated with the international aspects of our business; and

●	changes in general economic, industry and market conditions, both domestically and in our foreign markets, including rising interest rates, taxes and inflation.

Due to the factors described above, among others, the results of any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

We depend on key personnel.

We depend greatly on our executive officers and other employees. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel. There can be no assurance that we will be able to find, attract and retain additional qualified employees, directors, and advisors having the skills necessary to operate, develop and grow our business. Our inability to hire qualified personnel, the loss of services of any of our executive officers, or the loss of services of other key employees, or advisors that may be hired in the future, may have a material and adverse effect on our business.

Our management has limited experience in operating a public company.

Our executive officers have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities. The transition to being a public company subjects us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations and financial condition.

An increase in our shipping and freight costs could have a material adverse effect on our financial results because we may not be able to pass through all of these increased costs to our customers.

We currently rely upon third-party transportation providers for a significant portion of our product shipments. Our utilization of delivery services for shipments is subject to risks, including increases in fuel prices and container costs, which would increase our shipping costs, increased labor costs and employee strikes, disease outbreaks or pandemics (such as COVID-19), and inclement weather, which may impact the ability of providers to provide delivery services that adequately meet our shipping needs, if at all. In the past, we have seen our shipping and freight costs fluctuate substantially, particularly during COVID-19. While we presently transfer all shipping and freight costs to customers, we may not always be able to secure such terms and will continue to have shipping and freight costs associated with our business development activities. To the extent we are not able to transfer an increase in freight and shipping costs to our customers, it may have a negative impact on our profitability.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in, and the value of, our common stock.

As a privately held company, we have not been required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. As a public company, however, our management will be required to establish and maintain internal control over financial reporting. If we are unable to establish or maintain appropriate internal control over financial reporting or implement these additional requirements in a timely manner or with adequate compliance, it could result in material misstatements in our consolidated financial statements, failure to meet our reporting obligations on a timely basis, increases in compliance costs, and subject us to adverse regulatory consequences, all of which may adversely affect investor confidence in, and the value of, our common stock.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

In connection with the preparation of our interim unaudited condensed consolidated financial statements for the nine months ended September 30, 2023 and 2022 and the audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified included the Company having an insufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with our accounting and reporting requirements. In addition, due to an insufficient number of personnel, we did not design and maintain appropriate control activities to support segregation of duties.

We have begun the process of, and are focused on, designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate these material weaknesses. Our efforts include several actions:

●	We have engaged consultants to provide additional depth and breadth in our technical accounting and financial reporting capabilities.

●	We have engaged consultants to assist with the financial statement close process and segregating duties among accounting personnel to enable adequate review controls.

●	We have hired key finance roles (VP Finance, controller).

Although our management intends to complete these remediation efforts as quickly as practicable, it cannot at this time estimate how long it will take. The primary costs associated with these remediation efforts are corresponding recruiting and additional salary and consulting costs, which are difficult to estimate at this time but which may be significant. These additional resources and procedures are intended to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures. However, while we are designing and implementing measures to remediate our existing material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, personnel, IT systems and applications, or other factors. If we fail to remediate our existing material weaknesses or identify new material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if we are unable to conclude that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when required to do so, it is possible that a material misstatement of our financial statements would not be prevented or detected on a timely basis, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of the common stock could be negatively affected.

As a remote-first company, we are subject to heightened operational and cybersecurity risks.

As a remote-first company, we are subject to heightened operational and cybersecurity risks. We are a remote-first company, meaning that for all existing roles many of our employees work from their homes or other non-company dwellings. For example, technologies in our employees’ and service providers’ homes and shared office spaces may not be as robust and could cause the networks, information systems, applications, and other tools available to employees and service providers to be more limited or less reliable. Further, the security systems in place at our employees’ and service providers’ homes and shared office spaces may be less secure than those used in corporate offices, and while we have implemented technical and administrative safeguards to help protect our systems as our employees and service providers work from home, we may be subject to increased cybersecurity risk which could expose us to risks of data or financial loss, and could disrupt our business operations. There is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter risks associated with employees and service providers accessing company data and systems remotely. We also face challenges due to the need to operate with a remote workforce and are addressing so to minimize the impact on our ability to operate.

Risks Related to Intellectual Property and Information Technology

We may not be able to protect adequately our patents and other intellectual property assets, which could adversely affect our competitive position and reduce the value of our products, and litigation to protect our patents and intellectual property assets may be costly.

Our commercial success may depend in part on our ability to obtain patent protection for technologies and products we develop, to preserve trade secrets and to operate without infringing the proprietary rights of others. There can be no assurance that any patents or patent applications that we own, obtain or file or are able to obtain or license from third parties will afford any competitive advantages or will not be challenged or circumvented by third parties. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of our potential products can be commercialized, any related patents may expire or may have only a brief remaining life span following commercialization, thus reducing any advantage of the patents.

If we are not able to obtain patent coverage or defend the patent protection for our technologies, then we will not be able to exclude competitors from developing or marketing competing technologies, and we may not generate enough revenue from product sales to justify the cost of development of our technologies and to achieve or maintain profitability. The patents currently in the portfolio have expiration dates ranging from 2034 to 2040 and any patents resulting from pending patent applications are expected to have durations that will expire between 2034 and 2044.

Our patent position involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. Patents may not be issued for any pending or future pending patent applications owned by or licensed to us, and claims allowed under any issued patent or future issued patent owned or licensed by us may not be valid or sufficiently broad to protect our technologies. Moreover, we may be unable to protect certain of our intellectual property in the United States or in foreign countries. Foreign jurisdictions may not afford the same protections as U.S. law, and we cannot ensure that foreign patent applications will have the same scope as the U.S. patents. There will be many countries in which we will choose not to file or maintain patents because of the costs involved. Competitors may also design around our technology or develop competing technologies.

Additionally, any issued patents owned by or licensed to us now or in the future may be challenged, invalidated or circumvented. To the extent competitors or other third parties develop and market products or procedures that we believe infringe our patents and proprietary rights, we may be compelled to initiate lawsuits to protect and enforce our intellectual property rights. Such litigation is typically expensive, time-consuming and uncertain as to outcome, and may involve opponents who have much more extensive financial resources than we do. An unfavorable outcome of any such litigation could have a material adverse effect on our business and results of operations.

Third parties may claim that we infringe on their proprietary rights and may prevent us from commercializing and selling our products.

We may be required to defend against challenges to the validity of our patents and against claims relating to the alleged infringement of patent or proprietary rights of third parties.

Litigation initiated by a third-party claiming patent invalidity or patent infringement could:

●	require us to incur substantial litigation expense, even if we are successful in the litigation;

●	require us to divert significant time and effort of our management;

●	result in the loss of our rights to develop, manufacture or market our products; and

●	require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties or to satisfy judgments or to settle actual or threatened litigation.

Although patent and intellectual property disputes may be settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products or increase our costs to market our products.

We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could limit our ability to compete.

We rely on trade secrets to protect some of our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and was using our trade secrets would be expensive and time consuming, and the outcome would be unpredictable. Moreover, if our competitors independently develop similar knowledge, methods and know-how, it will be difficult for us to enforce our rights and our business could be harmed.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to, among other functions, process orders and bills, collect and make payments, interact with customers and suppliers, manage inventory, coordinate research & development, store scientific and regulatory data, facilitate communication and project management internally and with partners, and otherwise conduct business. We also depend on these systems to respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment and record and pay amounts due to vendors and other creditors. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide quotes, take customer orders and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyberattacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Government Regulation

Government regulations and private party actions relating to the marketing and advertising of cosmetic products that include b-silk or other products we develop may restrict, inhibit or delay our ability to sell such products and harm our business.

A variety of federal, state, and foreign government authorities regulate the advertising and promotion of cosmetic products, including the marketing claims that can be made regarding their properties and benefits. In the United States, the Food and Drug Administration (“FDA”) regulates the marketing of cosmetic products. While cosmetic products and labeling do not require pre-market approval and the FDA does not have a list of approved or accepted claims, cosmetic labeling and claims must be truthful and not misleading. In addition, a cosmetic product may not be marketed with claims regarding the treatment or prevention of diseases or conditions or an effect on the structure or function of the body, which would cause such products to meet the definition of a drug and be subject to the requirements applicable to drug products. The FDA has issued warning letters to companies marketing their cosmetic products or ingredients for improper drug claims, including, for example, product claims regarding anti-aging properties and barrier defense to protect the skin.

In addition, consumer protection laws and regulations governing our business continue to expand. In some states such as California, class-action lawsuits may be based on similar standards regarding false and misleading advertising and other increasingly novel theories of liability. There is a degree of subjectivity in determining whether a labeling or marketing claim is appropriate under these standards. While we believe our product claims are truthful, not misleading, and would not cause our products to be regulated as drugs, there is always a risk that the FDA may determine otherwise, issue us a warning letter or untitled letter, require us to modify our product claims or take other enforcement action, or that we may be subject to consumer protection litigation. In addition, plaintiffs’ lawyers have filed class action or false advertising lawsuits against cosmetic companies based on their marketing claims. Federal and state consumer protection agencies are expected to continue their active enforcement of applicable laws and regulations. Any inquiry into the regulatory status of our products and any related interruption in the marketing and sale of these products could damage our reputation and image in the marketplace.

Other regulatory authorities, such as the U.S. Federal Trade Commission (“FTC”), typically require adequate and reliable scientific substantiation to support marketing claims. This standard for substantiation can vary widely from market to market and there is no assurance that the research and development efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. The FTC also has issued Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”), under which product testimonials must come from “bona fide” users of a product and otherwise reflect the honest opinions, beliefs, or experience of the endorser. Additionally, companies must disclose material connections between themselves and their endorsers and are subject to liability for false or unsubstantiated statements regarding its products made by endorsers including, for example, marketing atypical results of using a product. The FTC actively investigates online product reviews and may bring enforcement actions against a company for failure to comply with applicable requirements for testimonials. If we fail to comply with the Guides or make improper product claims, the FTC could bring an enforcement action against us and we could be fined and/or forced to alter our marketing materials.

If our products are not manufactured in compliance with applicable legal requirements, do not meet quality and cosmetic constituent standards, or otherwise result in adverse health effects in consumers, it could result in reputational harm, remedial costs, or governmental authority enforcement.

In the United States, the Federal Food, Drug and Cosmetic Act, administered and enforced by the FDA, prohibits the introduction, or delivery for introduction, into interstate commerce of cosmetics that are adulterated or misbranded. The FDA has historically recommended (but not required) certain voluntary good manufacturing practices (“GMPs”) designed to reduce the risk of violating this prohibition. However, recent legislation expanded the FDA’s authority to regulate cosmetics, including their manufacturing. Specifically, in December 2022, President Biden signed into law the Consolidated Appropriations Act, 2023, which included the Modernization of Cosmetics Regulation Act of 2022 (“MoCRA”). MoCRA established, among other things, new FDA authority over cosmetics, including requirements to register manufacturing facilities and list cosmetic products and ingredients, report serious adverse events, substantiate safety of the cosmetic, label cosmetics with certain information, and maintain certain records. The FDA now also has authority to enforce, and is required to issue, regulations governing GMPs for cosmetics, a proposed rule for which is required under the law to be issued by December 2024.

While many of MoCRA’s provisions apply directly to the entities whose name appears on the label of the finished cosmetic, and we do not produce any finished cosmetics, our customers will be required to comply with MoCRA, and may contractually impose certain of these requirements on us. Until cosmetic GMPs are promulgated, adherence to recommended GMPs can reduce the risk that the FDA finds such products have been rendered adulterated or misbranded in violation of applicable law. The FDA’s draft guidance on cosmetic GMPs, most recently updated in June 2023, provides recommendations related to process documentation, recordkeeping, building and facility design, equipment maintenance and personnel. The FDA also recommends that manufacturers maintain product complaint and recall files and voluntarily report adverse events to the agency. In addition, FDA regulations prohibit or otherwise restrict the use of certain ingredients in cosmetic products. If our third party suppliers fail to manufacture our products in compliance with voluntary GMPs, or mandatory GMPs when promulgated and if imposed, we or our customers could be subject to regulatory enforcement action, and we could be deemed in breach of our contractual arrangements with our customers, which could have a material adverse impact on our business. Such failures could also lead to customer complaints, adverse events, product withdrawal or recall, or increase the likelihood that our products are rendered adulterated or misbranded, any of which could result in negative publicity, remedial costs, or regulatory enforcement that could impact our ability to continue selling certain products.

If our products are found to be defective or unsafe we may be subject to various product liability claims, which could harm our reputation and business.

Our success depends, in part, on the quality and safety of our products. If our products are found to be defective, unsafe, or otherwise fail to meet our customers’ expectations or if our product claims are found to be unfair or deceptive, our relationships with customers could suffer, the appeal of one or more of our products could be diminished and we could lose sales, any of which could result in an adverse effect on our business.

We may be subject to product liability claims, including that our products fail to meet quality or manufacturing specifications, contain contaminants, include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances, or cause adverse reactions or side effects. Product liability claims could increase our costs, and adversely affect our business and financial results.

Changes in government regulation may require us to modify our operations, including formulations that we utilize in our products.

Several intergovernmental organizations, countries and other political subdivisions of countries have enacted, or are considering enacting, laws and regulations designed to encourage or mandate the increased use of sustainable alternatives to plastics, or to dictate how much water, power, or other inputs may be used to manufacture products. These laws and regulations could require us to modify our manufacturing operations and processes, product designs, and/or product formulations to comply with these laws and regulations. Our inability or failure to comply with these laws and regulations could negatively affect our ability to manufacture and supply products, and/or the demand for, and marketability of, our products, which would have an adverse impact on our financial results.

General Risk Factors

Global economic and financial market conditions, including severe market disruptions and the potential for a significant and prolonged global economic downturn, could impact our business operations in a number of ways, including, but not limited to, reduced demand in key customer end-markets, such as cosmetics and personal care products.

The global economy can be negatively impacted by a variety of factors such as the spread or fear of spread of contagious diseases in locations where end-products utilizing b-silk or any of our other future biomaterial products are sold, man-made or natural disasters, actual or threatened war, terrorist activity, political unrest, civil strife and other geopolitical uncertainty. Such adverse and uncertain economic conditions may impact retail, specifically cosmetics and personal care products, and other customer and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, current manufacturing partner and any future manufacturing partners, customers, consumers and creditors may suffer. Our results of operations depend upon, among other things, the financial health and strength of our customers as well as our suppliers, current manufacturing partner and any future manufacturing partners, or other third parties on which we rely, our ability to maintain and increase sales volume with our existing customers, our ability to attract new customers, and our ability to provide products that fulfill our customers’ needs at the right price. Decreases in demand for our products without a corresponding decrease in costs would put downward pressure on margins and would negatively impact our financial results. Prolonged unfavorable economic conditions or uncertainty may have an adverse effect on our sales and profitability.

Changes in the U.S. and global social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could also adversely affect our business. If global economic conditions remain volatile for a prolonged period or experience further disruptions, our business, results of operations and financial condition could be adversely affected.

The market price of shares of our common stock may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading price of our common stock following the Business Combination is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	conditions that impact demand for our b-silk or our future biomaterial products;

●	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”);

●	the size of our public float;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in senior management or key personnel;

●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

●	changes in our dividend policy;

●	adverse resolution of new or pending litigation against us; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from our business regardless of the outcome of such litigation.

We may acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products, and other assets in the future. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of the acquired companies. Key personnel of the acquired companies may choose not to work for us, their software may not be easily adapted to work with ours, or we may have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. We may also experience difficulties integrating personnel of the acquired company into our business and culture. Acquisitions may also disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business. The anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown risks or liabilities.

Negotiating these transactions can be time-consuming, difficult, and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may:

●	issue additional equity securities that would dilute our stockholders;

●	use cash that we may need in the future to operate our business;

●	incur debt on terms unfavorable to us or that we are unable to repay;

●	incur large charges or substantial liabilities;

●	encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures; and

●	become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges.

Future litigation or similar legal proceedings could have a material adverse effect on our business and results of operations.

Lawsuits and other administrative or legal proceedings may arise in the course of our operations. We may also face heightened regulatory or other public scrutiny as a result of going public via a transaction with a special purpose acquisition company. These sorts of lawsuits or proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fines. In addition, lawsuits and other legal proceedings may be time-consuming and may require a commitment of management and personnel resources that will be diverted from our normal business operations. Although we generally maintain insurance to mitigate certain costs, there can be no assurance that costs associated with lawsuits or other legal proceedings will not exceed the limits of insurance policies. Moreover, we may be unable to continue to maintain our existing insurance at a reasonable cost, if at all, or to secure additional coverage, which may result in costs associated with lawsuits and other legal proceedings being uninsured. Our business, financial condition, and results of operations could be adversely affected if a judgment, penalty or fine is not fully covered by insurance.

Concentration of ownership among our existing directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our directors and executive officers and their affiliates and holders of greater than 5% of the common stock, in the aggregate, beneficially own approximately 90% of our outstanding stock. Though we are not considered a “controlled company” for purposes of the Nasdaq Stock Market, subject to any fiduciary duties owed to our other stockholders under Delaware law, these stockholders may still be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your best interests. The concentration of ownership could delay or prevent a change in control of us, or otherwise discourage a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our stock.

In addition, these stockholders could use their voting influence to maintain our existing management and directors in office or support or reject other management and board of directors proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

Sales of a substantial number of our securities in the public market by the registered holders or by our other existing securityholders could cause the price of our common stock and Warrants to fall.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

This prospectus relates to the registration of the resale of up to 28,297,770 shares of common stock and 5,000,000 Private Placement Warrants by the registered holders. In particular, the securities being registered include a significant portion of our total shares of common stock outstanding. The registered holders include a number of beneficial owners of more than 5% of our common stock, and they will be able to sell all of their registered shares (subject to contractual lockups and, in the case of our directors, executive officers and employees, compliance with our insider trading compliance policy) for so long as the registration statement of which this prospectus forms a part is available for use. Approximately 68.1% of the shares of common stock outstanding will be held by such 5% beneficial owners that have shares registered for resale pursuant to this prospectus. See “Beneficial Ownership” and “Registered Holders” for additional details on such beneficial owners.

Sales of a substantial number of our shares of common stock or Warrants in the public market by the registered holders or by our other existing security holders, or the perception that those sales might occur, could depress the market price of our common stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock and Warrants. The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the registered holders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described elsewhere in this prospectus and may still have incentive to sell their securities even at such depressed public trading prices. Other security holders may not be able to experience positive rates of return on securities they purchase due to the lower closing price at which our shares of common stock are trading as of the date of this prospectus.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of our Ginkgo Note Purchase Agreement may restrict our ability to pay dividends, and any additional debt we may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish or cease publishing research or reports about our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of the our securities could decline.

The trading market for our securities is influenced by the research and reports that industry or securities analysts may publish about our business, market or competitors. If no securities or industry analysts commence coverage of our business, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover our business change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. If any analyst who may cover our business were to cease coverage of the us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the requirements of Nasdaq, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of Nasdaq. As a newly public company, complying with these statutes, regulations and requirements occupies a significant amount of time of our board of directors and management and significantly increases our costs and expenses. For example, we have had to institute a more comprehensive compliance function, comply with rules promulgated by Nasdaq, prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws, establish new internal policies, such as those relating to insider trading. We have also had to retain and rely on outside counsel and accountants to a greater degree in these activities. In addition, being subject to these rules and regulations has made it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officer.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Additionally, we entered into indemnification agreements with our directors and officers that make indemnification rights and obligations mandatory in most respects, which may result in us incurring indemnification or advancement expenses that would not otherwise be required under the DGCL. While have secured an insurance policy intended to reimburse us for most or all of our indemnification and advancement expenses, we do not know if we will be able to maintain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would have an adverse effect on our financial condition and results of operations.

We qualify as an “emerging growth company,” and the reduced public company reporting requirements applicable to emerging growth companies may make our securities less attractive to investors.

We qualify as an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to: an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements; and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We take advantage of the exemptions discussed above. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies or that are not taking advantage of such exemptions.

We will remain an emerging growth company until the earliest of (i) December 31, 2026, the end of the fiscal year following the fifth anniversary of the closing of the GAMC IPO, (ii) the first fiscal year after our annual gross revenue exceeds $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.00 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year.

We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our securities, and the market price of our securities may be more volatile.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock or Private Placement Warrants by the registered holders.

The registered holders will pay all incremental selling expenses relating to any sale of their shares of common stock and Private Placement Warrants, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the registered holders, except that we will pay the reasonable fees and expenses (not to exceed $50,000) of one legal counsel for the registered holders who are party to the Registration Rights Agreement, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, exchange listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants or Bolt Options for cash. We may receive up to an aggregate of approximately $167.7 million from the cash exercise of the Warrants. The exercise price of each of our Warrants is $11.50 per warrant, subject to adjustment in accordance with the terms of the Warrant Agreement. However, the last reported sales price of our common stock on September 6, 2024 was $1.18. The likelihood that holders of Warrants will exercise their Warrants, and therefore any amount of cash proceeds that we may receive, is dependent upon the trading price of our common stock. If the trading price for our common stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants.

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Warrants or Bolt Options for general corporate and working capital purposes. Any proceeds from the exercise of Warrants or Bolt Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants or Bolt Options when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds. There is no assurance that the holders of the Warrants or Bolt Options will elect to exercise any or all of such Warrants or Bolt Options.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to assist in your evaluation of the recently completed Business Combination.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if they had been consummated as of that date. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2023. This information should be read together with Bolt Threads’ and GAMC’s respective audited and unaudited financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using the following:

●	Bolt Threads’ unaudited consolidated balance sheet as of June 30, 2024; and

●	GAMC’s unaudited balance sheet as of June 30, 2024.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended June 30, 2024 has been prepared using the following:

●	Bolt Threads’ unaudited consolidated statement of operations and comprehensive loss for the six months ended June 30, 2024; and

●	GAMC’s unaudited statement of operations for the six months ended June 30, 2024.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2023 has been prepared using the following:

●	Bolt Threads’ audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2023; and

●	GAMC’s audited statement of operations for the year ended December 31, 2023.

Description of the Transaction

On October 4, 2023, GAMC entered into the Business Combination Agreement with Merger Sub and Bolt Threads. Pursuant to the terms of the Business Combination Agreement, the parties consummated a business combination transaction on August 13, 2024, pursuant to which Merger Sub merged with and into Bolt Threads, with Bolt Threads surviving the merger as a wholly owned subsidiary of GAMC. In connection with the Closing, GAMC was renamed “Bolt Projects Holdings, Inc.”

Concurrently with the execution of the Business Combination Agreement: (i) Bolt Threads entered into a Note Purchase Agreement pursuant to which it issued and sold an aggregate of $29.6 million of Bolt Threads’ Convertible Notes to the PIPE Subscribers (in October 2023, February 2024, June 2024, and July 2024), along with warrants to purchase Bolt Threads common stock, and (ii) GAMC entered into the Subscription Agreements with the PIPE Subscribers relating to the issuance and sale of PIPE Shares at a purchase price of $10.00 per share at Closing. An aggregate of 470,120 PIPE Shares were issued and sold by GAMC in connection with the Closing.

The aggregate equity consideration paid to Bolt Threads’ security holders in the Business Combination was equal to the quotient of (i) $250,000,000 divided by (ii) $10.00. Immediately prior to the Closing: (i) all of the outstanding principal and accrued interest under Bolt Threads’ Convertible Notes was converted into shares of Bolt Threads common stock, and (ii) all of the shares of Bolt Threads preferred stock were converted into shares of Bolt Threads common stock. At the Closing, each share of Bolt Threads common stock that was issued and outstanding immediately prior to the Effective Time and following the conversion of the Convertible Notes and the Bolt Threads preferred stock was cancelled and converted into the right to receive a number of shares of Bolt common stock equal to the exchange ratio, which was approximately 0.2949.

Additionally, at the Closing:

●	each outstanding option to purchase Bolt Threads common stock, whether or not exercisable and whether or not vested, automatically converted into an option to purchase a number of shares of Bolt common stock;

●	each outstanding award of restricted stock units relating to a share of Bolt Threads common stock was automatically converted into an award of restricted stock units covering a number of shares of Bolt common stock; and

●	unless otherwise exercised into Bolt Threads common stock prior to the effective time of the Merger, each outstanding warrant to purchase Bolt Threads preferred stock automatically converted into a warrant to purchase shares of Bolt common stock.

At the Closing, each outstanding share of GAMC Class B common stock automatically converted into and exchanged for a share of GAMC Class A common stock, and each outstanding share of GAMC Class A common stock was reclassified into a share of Bolt common stock.

Accounting Treatment for the Business Combination

Notwithstanding the legal form, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Bolt Threads is deemed the accounting acquirer and GAMC is deemed the accounting acquiree. Accordingly, the transaction will be treated as the equivalent of Bolt Threads issuing stock for the net assets of GAMC, accompanied by a recapitalization and thus the Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP. The net assets of GAMC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination. The pro forma adjustments were determined in accordance with Article 11 of Regulation S-X and reflect acquisition-related adjustments. The pro forma adjustments do not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Bolt upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that Bolt will experience. Bolt Threads and GAMC did not have any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 28,664,341 Public Shares, representing approximately 99.7% of the shares issued in GAMC’s IPO, which were previously redeemed in March 2023, December 2023, and August 2024, in connection with the First Extension, Second Extension, and the Closing, respectively.

Upon the Closing, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Shares	Percentage
Public Stockholders	85,659	0.3%
Sponsor and GAMC Independent Directors(1)	9,802,702	30.3%
Former Bolt Threads Securityholders under Business Combination Agreement(2)	20,557,069	63.6%
PIPE Shares – Former Bolt Threads Securityholders	470,120	1.5%
Advisors and former creditors(3)	1,400,000	4.3%
Total Bolt common stock	32,315,550	100.0%

(1)	Amount includes (i) 140,000 Founder Shares held by GAMC’s Independent Directors and (ii) 472,700 shares issued in connection with the Sponsor’s Bridge Warrants, which were automatically exercised into Bolt Threads common stock immediately prior to Closing and exchanged for Bolt common stock.

(2)	Number of shares of Bolt common stock that issued to Bolt Threads securityholders pursuant to the Business Combination Agreement at Closing, based on shares of Bolt Threads capital stock outstanding as of August 13, 2024, and the Exchange Ratio of 0.2949.

(3)	Consists of (i) 600,000 shares of Bolt to be issued to the landlord of Bolt Threads’ Berkeley lease, pursuant to a lease termination agreement shortly after Closing; (ii) 150,000 shares of Bolt to be issued to Bolt Threads’ vendor, pursuant to a vendor termination agreement shortly after Closing; (iii) 625,000 shares of shares of Bolt common stock to be issued to the underwriters of GAMC’s IPO as partial compensation in lieu of the deferred cash underwriting commission otherwise due to the underwriters of GAMC’s IPO at the Closing in connection with GAMC’s IPO; and (iv) 25,000 shares of Bolt to be issued to Bolt Threads’ SEC counsel, Latham & Watkins LLP in connection with services rendered.

For the purposes of calculating earnings per share, as well as comparative per share data, the following adjustments were made to the Bolt share count in order to align with pro forma adjustments:

Shares
Total Bolt common stock	32,315,550
Vesting of Bolt Threads’ RSU shares(4)	902,523
Total Bolt common stock used to determine pro-forma EPS and Comparative Per Share Data	33,218,073

(4)

Represents the Bolt Threads RSU Awards that would have vested had the Business Combination occurred on January 1, 2023, which equates to 902,523 shares of Bolt after the application of the Exchange Ratio. These Bolt Threads RSU Awards are not included within the expected ownership of Bolt to the extent they contain one trigger for vesting occurring 180 days after Business Combination. While this requirement will not be fulfilled upon the Closing of the Merger, this vesting requirement is considered to be fulfilled for pro forma purposes, which assume the Business Combination occurred on January 1, 2023.

Additionally, subject to the rules of Nasdaq, the Bolt board of directors will retain broad authority after the Closing to issue additional capital stock without obtaining stockholder approval.

The Public Warrants issued in connection with the GAMC initial public offering and the Private Placement Warrants have been historically recognized as liabilities in accordance with Accounting Standards Codification Topic 815, Derivatives and Hedging. The warrants will remain liability-classified and recognized at fair value each reporting period subsequent to the Business Combination, with changes in fair value recognized as a component of earnings.

The unaudited pro forma condensed combined financial information does not include an income tax adjustment. Upon the Closing of the Business Combination, it is likely that Bolt will record a valuation allowance against the total deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

In December 2023 and concurrently with the Second Extension, the Sponsor agreed to deposit into the GAMC Trust Account an amount determined by multiplying $0.02 by the number of Public Shares outstanding following any redemptions of Public Shares, up to a maximum of $20,000, for each one-month extension until the extended date to consummate a business combination of September 19, 2024, unless the closing of the business combination shall have occurred earlier. In exchange, the Sponsor will receive a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. No pro forma adjustment was recorded as a result of these extension payments, as such payments made by the Sponsor will have a net zero impact as they will be repaid to the Sponsor by GAMC upon the consummation of a business combination.

On July 11, 2024, GAMC issued a convertible promissory note to the Sponsor, pursuant to which GAMC may borrow an aggregate principal amount of up to $0.2 million (the “2024 Convertible Promissory Note”). The 2024 Convertible Promissory Note was non-interest bearing and payable upon the consummation of the Business Combination. At the Sponsor's discretion, the 2024 Convertible Promissory Note may be converted into warrants of Bolt at a price of $1.50 per warrant, provided that the aggregate of such warrants together with any warrants issued upon conversions pursuant to the previously issued promissory notes do not exceed 1,000,000 warrants. The 2024 Convertible Promissory Note was repaid by GAMC in cash upon the Closing of the Merger. Due to the timing of the withdraw and repayment of the principal, both of which occurred after June 30, 2024, the 2024 Convertible Promissory Note is not expected to have an impact on the cash balance of Bolt on a pro forma basis. Accordingly, the unaudited pro forma condensed combined financial statements do not include adjustments related to the 2024 Convertible Promissory Note.

In September 2024, Bolt issued 25,000 shares of Bolt common stock to its SEC legal counsel, Latham & Watkins LLP in connection with services provided related to the Merger. Such shares would be recognized on a pro forma basis as capitalized deferred transaction cost with the offsetting amount reflected in Bolt Threads’ additional paid in capital, and upon issuance, the deferred transaction cost would be derecognized with the offsetting amount reflected in Bolt Threads’ additional paid in capital. Accordingly, this transaction would have a net zero impact on a pro forma basis, and not included as a separate adjustment within the pro forma.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands)

	Bolt Threads	GAMC	Transaction Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$9,812	$29	$4,701	d	$9,388
			(6,764)	e
			6,366	h
			(2,047)	j
			(648)	n
			(222)	o
			(539)	p
			3,972	q
			(5,272)	f
Inventory	2,990	—			2,990
Prepaid expenses and other current assets	3,228	140			3,368
Total current assets	16,030	169			15,746
Cash held in Trust Account		6,366	(6,366)	h	—
Deferred transaction costs	9,117		(7,106)	e	—
			(2,011)	q
Other non-current assets	3,080				3,080
Total assets	$28,227	$6,535			$18,826

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$855	$1,557			$2,412
Excise tax payable		2,871			2,871
Income tax payable		6			6
Convertible notes – current	68,461		(73,534)	b	—
			1,101	a
			3,972	q
Promissory note – related party		648	(648)	n	—
Convertible notes – current, related party	16,941	2,047	150	a	—
			(17,091)	b
			(2,047)	j
Share-based lease termination liability	7,661		(7,661)	l	—
Accrued expenses and other current liabilities	1,983				1,983
Operating lease liabilities, current	347				347
Total current liabilities	96,248	7,129			7,619
Deferred underwriting fee payable		10,063	(10,063)	k	—
Operating lease liabilities, non-current	1,926				1,926
Long-term debt, non-current	13,903		(539)	p	13,364
Warrant liability	106	2,187	(106)	m	2,187
Total liabilities	112,183	19,379			25,096

Common shares subject to possible redemption		6,357	(5,272)	f	—
			(1,085)	i
Bolt convertible preferred stock	93,889		(93,889)	c	—
GAMC Class A common stock		1	(1)	i	—
Bolt Common Stock	1		3	c	5
			1	b
Additional paid-in capital	284,075		90,624	b	466,674
			93,886	c
			(18,338)	i
			4,701	d
			12,829	g
			(13,870)	e
			5,000	k
			7,661	l
			106	m
Accumulated deficit	(461,934)	(19,202)	(1,251)	a	(472,962)
			(12,829)	g
			19,424	i
			5,063	k
			(222)	o
			(2,011)	q
Accumulated other comprehensive loss	13				13
Total stockholders’ deficit	(177,845)	(19,201)			(6,270)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$28,227	$6,535			$18,826

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

a — Represents the accrual of interest on the Bolt Threads Convertible Notes prior to conversion, which is added to the principal balance of the Convertible Notes.

b — Represents the conversion of the Bolt Threads Convertible Notes, plus accrued interest, into Bolt Threads common stock immediately prior to the consummation of the Business Combination, as well as the exchange of these shares into Bolt common stock upon Closing pursuant to the terms of the Business Combination Agreement.

c — Represents the conversion of Bolt Threads preferred stock into Bolt Threads common stock immediately prior to the consummation of the Business Combination, as well as the exchange of these shares of Bolt Threads common stock into shares of Bolt upon the Closing of the Merger.

d — Represents proceeds of $4.7 million received from the sale and issuance of 470,120 PIPE Shares at a purchase price of $10.00 per share under the PIPE Transaction.

e — Reflects the settlement of Bolt Threads’ estimated future transaction costs related to the Business Combination of $6.8 million, as well as $4.4 million transaction costs related to the Business Combination which Bolt Threads has capitalized as of June 30, 2024 and $2.7 million related to the fair value of Bridge Warrants which Bolt Threads has capitalized as of June 30, 2024.

f — Represents the redemption of 492,278 Public Shares of GAMC at the Closing of the Business Combination, which is in addition to the GAMC Public Shares previously redeemed in March 2023 and December 2023 in the amount of 26,649,519 and 1,522,544, respectively, in connection with the First Extension and Second Extension.

g — Represents the additional stock-based compensation charge expected to be incurred related to Bolt Threads’ RSU Awards through the Close of the transaction (August 13, 2024), assuming that the Business Combination occurred on January 1, 2023. This equates to an estimated 902,523 shares of Bolt common stock being issued after the application of an illustrative Exchange Ratio.

h — Represents the reclassification of net cash held in the Trust Account that became available for general use following the Business Combination.

i — Represents the effect of the reverse recapitalization, whereby each share of GAMC’s common stock outstanding immediately prior to the Business Combination converted into shares of Bolt common stock, in addition to the elimination of the historical of accumulated deficit of GAMC of $19.2 million, as well as $0.2 million of GAMC transaction expenses which occurred after June 30, 2024 and before the Close of the Business Combination, are added to the accumulated deficit within the pro forma tickmark o below.

j — Represents the repayment of $2.0 million of GAMC working capital loans, which are planned to be repaid in cash shortly after the Closing.

k — As part of the Merger, GAMC and Bolt Threads agreed with the underwriters of GAMC’s IPO to fully settle a $10.1 million underwriting fee payable in exchange for a payment of $0.5 million (which is included within the transaction costs adjustment within tickmark e above), as well as shares of Bolt common stock. The number of shares issuable will be equivalent to the greater of (i) 500,000 shares of Bolt common stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the volume-weighted average price of Bolt common stock over the three trading days immediately preceding the initial filing of the registration statement relating to the resale of such shares, provided that clause (y) shall not be less than $8.00. In no event will the number of shares issuable to the underwriters of GAMC’s IPO be greater than 625,000. Upon the initial filing of the registration statement relating to the resale of such shares, the Company will issue 625,000 shares at a price of $8.00 per share.

l — In July 2023, Bolt Threads terminated a vendor mycelium supply contract early, and reached a final settlement agreement with the counterparty in October 2023. Under the terms of the final settlement, Bolt Threads will make a one-time payment of $1.0 million and issue to the counterparty 150,000 shares of Bolt common stock subsequent to the Closing. The one-time $1.0 million termination has been partially paid as of June 30, 2024, with a remaining $0.4 million reflected in accounts payable of Bolt Threads. Further, in September 2023, Bolt Threads negotiated an early termination of a lease in Berkeley, California. Under the terms of the lease termination agreement, Bolt Threads agreed to issue 600,000 shares of Bolt common stock to the landlord, subsequent to the Closing, or shortly thereafter. As of June 30, 2024, Bolt Threads recognized a liability of approximately $7.7 million, which reflects the fair value of Bolt Threads’ Common Stock required to settle these share-based termination penalties, on an as-converted basis into a cumulative 750,000 shares of Bolt common stock. This pro forma adjustment reflects the settlement of this liability, through the issuance of 750,000 shares of Bolt.

m — Represents the reclassification of Bolt Threads convertible preferred stock warrants from liability classification to equity classification, as upon the Merger, the convertible preferred stock warrants became warrants to purchase Bolt common stock, which is permanent equity classified, rather than warrants to purchase Bolt Threads convertible preferred stock, which is mezzanine equity classified.

n — Represents the repayment of GAMC’s related party promissory note, which became due on the date of the consummation of the Merger.

o —This adjustment reflects the settlement of GAMC’s transaction costs related to the Business Combination of $0.2 million which occurred subsequent to June 30, 2024. There are no future GAMC transaction costs expected after the Close of the Business Combination.

p — Pursuant to an amendment to the Ginkgo Note Purchase Agreement entered in April 2024, Bolt Threads has an option to capitalize all accrued interest to the principal balance of the Amended Senior Note and is required to repay a portion of such interest upon the Business Combination. This adjustment reflects the amount of capitalized interest which is due to Ginkgo upon the consummation of the Business Combination.

q — Represents the receipt of $4.0 million in Bolt Threads Convertible Notes which were closed subsequent to June 30, 2024. In addition, this adjustment represents the expense of $2.0 million additional noncash issuance costs related to the Bolt Threads Convertible Notes issued in July 2024, which will be reclassified from deferred financing costs prior to the consummation of the Business Combination. The Bolt Threads Convertible Notes converted into Bolt Threads common stock immediately prior to the consummation of the Business Combination.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2023

(in thousands, except share and per share data)

	Bolt Threads	GAMC		Transaction Adjustments		Pro Forma Combined
Revenue	$3,441	$—				$3,441
Cost of goods sold	4,846	—				4,846
Gross loss	(1,405)	—				(1,405)

Operating expenses:
Research and development	7,630	—				7,630
Sales and marketing	240	—				240
General and administrative	21,385	—		9,529	bb	32,925
				2,011	hh
Restructuring Costs	3,973					3,973
Formation and operational costs	—	2,104		222	gg	2,326
Total operating expenses	33,228	2,104				47,094
Loss from operations	(34,633)	(2,104)				(48,499)

Other income (expense)
Property and equipment impairment	(19,285)	—				(19,285)
Loss on lease termination	(319)	—				(319)
Loss on supply agreement termination	(2,211)	—				(2,211)
Lease impairment	(2,274)	—				(2,274)
Interest expense	(3,503)	—				(3,503)
Remeasurement of convertible preferred stock warrant liability	127	—		(127)	aa	—
Remeasurement of common stock warrant liability	—	(1,896)				(1,896)
Remeasurement of share-based termination liability	(296)	—		296	cc	—
Remeasurement of convertible notes	(281)	—		281	ee	—
Remeasurement of related party convertible notes	(115)	—		115	ee	—
Interest earned on investment held in Trust Account	—	3,177		(3,177)	dd	—
Other income, net	5,070	8				5,078
Total other income	(23,087)	1,289				(24,410)
Income (loss) before provision for income taxes	(57,720)	(815)				(72,909)
Provision for income taxes	—	(653)				(653)
Net (loss) income	$(57,720)	$(1,468)				$(73,562)

Other comprehensive gain (loss)	—	—				—
Reporting currency translation	(21)	—				(21)
Comprehensive loss	(57,741)	(1,468)				(73,583)

Net income (loss) attributable to common stockholders, basic	158,666		ff
Net income (loss) attributable to common stockholders, diluted	(72,108)		ff

Common Stock
Weighted-average common shares outstanding
Basic	11,677,673					33,962,253
Diluted	31,556,420					33,962,253
Net (loss) income per share
Basic	$13.59					$(2.17)
Diluted	$(2.29)					$(2.17)
GAMC Class A common stock
Weighted-average common shares outstanding
Basic		13,114,869
Diluted		13,114,869
Net (loss) income per share
Basic		$(0.10)
Diluted		$(0.10)
GAMC Class B common stock
Weighted-average common shares outstanding
Basic		1,584,160
Diluted		1,584,160
Net (loss) income per share
Basic		$(0.10)
Diluted		$(0.10)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2024
(in thousands, except share and per share data)

	Bolt Threads	GAMC	Transaction Adjustments		Pro Forma Combined
Revenue	$75	—			$75
Cost of goods sold	150	—			150
Gross Margin	(75)				(75)

Operating expenses:
Research and development	2,503	—			2,503
Sales and marketing	123	—			123
General and administrative	12,179	—	3,300	bb	15,479
Formation and operational costs		851			851
Total operating expenses	14,805	851			18,956
Loss from operations	(14,880)	(851)			(19,031)

Other income (expense)
Interest expense	(644)	—			(644)
Loss on extinguishment of convertible notes	(26,359)	—			(26,359)
Remeasurement of convertible preferred stock warrant liability	97	—	(97)	aa
Remeasurement of common stock warrant liability		(146)			(146)
Remeasurement of share-based termination liability	(1,312)	—	1,312	cc	—
Remeasurement of convertible notes	(17,087)	—	17,087	ee	—
Remeasurement of related party convertible notes	(5,548)	—	5,548	ee	—
Interest income – bank		2			2
Interest earned on investment held in Trust Account		118	(118)	dd	—
Other income, net	207				207
Total other income	(50,646)	(26)			(26,940)
Income (loss) before provision for income taxes	(65,526)	(877)			(45,971)
Provision for income taxes		(17)			(17)
Net (loss) income	(65,526)	(894)			(45,988)
Reporting currency translation	27	—			27
Comprehensive loss	$(65,499)	$(894)			$(45,961)

Common stock
Weighted-average common shares outstanding, basic and diluted	15,846,786				33,218,073
Net loss per share, basic and diluted	(4.13)				(1.38)
GAMC Class A common stock
Weighted-average common shares outstanding:
Basic		7,625,437
Diluted		7,625,437
Net (loss) income per share
Basic		(0.12)
Diluted		(0.12)
GAMC Class B common stock
Weighted-average common shares outstanding
Basic		140,000
Diluted		140,000
Net (loss) income per share
Basic		(0.12)
Diluted		(0.12)

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2023 and the Six Months Ended June 30, 2024

aa — Represents the reversal of Bolt Threads preferred stock warrant liability fair value adjustments during the pro forma period, as the Bolt Threads preferred stock warrants became warrants to purchase Bolt common stock upon completion of the Business Combination, and therefore are classified as equity with no subsequent remeasurement to fair value.

bb — Pursuant to the Business Combination Agreement, at the Closing Date, each Bolt Threads RSU Award automatically converted into an award of restricted stock units covering a number of shares of Bolt common stock, on substantially similar terms and conditions as were applicable under such Bolt Threads RSU Awards, after applying Exchange Ratio. Pursuant to the Bolt Threads RSU Awards, certain awards that met service and/or performance vesting requirements will become fully vested 180 days after an IPO event, or immediately upon certain liquidity events. Accordingly, this adjustment reflects the compensation expense related to Bolt Threads RSU Awards that would have become fully vested through to the Close of the Business Combination on August 13, 2024.

The expense relating to Bolt Threads RSU Awards was calculated based off the amount of awards which became fully vested during the pro forma period, assuming the liquidity event condition was satisfied on January 1, 2023. The RSU compensation expense is a product of the amount of Bolt Threads RSU Awards vested during the pro forma period, through to the Close of the Business Combination on August 13, 2024, and the Bolt Threads common stock price at the time of initial issuance of the underlying award.

cc — Represents the elimination of the remeasurement of Bolt Threads’ share-based termination liability, which was a result of termination penalties to cancel a vendor mycelium supply agreement and a lease agreement in Berkeley, California. These share-based termination penalties require Bolt Threads to issue to the counterparties a cumulative 750,000 shares of Bolt common stock shortly after the Closing. As the pro forma assumes the settlement of these share-based termination liabilities at the beginning of the pro forma period, the fair value remeasurement which occurred during the year ended December 31, 2023 and the six months ended June 30, 2024 is eliminated.

dd — Represents the elimination of interest income on the Trust Account assets during the pro forma period presented that would have not been earned had the Business Combination been consummated on January 1, 2023.

ee — To eliminate the change in fair value of Bolt Threads Convertible Notes and GAMC convertible notes which converted into Bolt common stock in conjunction with the Business Combination.

ff — Net income attributable to Bolt Threads common stockholders, basic, differs from Bolt Threads’ comprehensive loss due to a gain on extinguishment of convertible preferred stock of $216.4 million which occurred during the year ended December 31, 2023. In addition, the net income loss attributable to Bolt Threads common stockholders, diluted, differs from Bolt Threads’ comprehensive loss due to the gain on extinguishment of certain series of convertible preferred with dilutive impacts during the year ended December 31, 2023. These adjustments were made solely for the purposes of adjusting the numerator and denominator in the calculation of Bolt Threads’ basic and diluted earnings per share. Bolt Threads convertible preferred shares converted into shares of Bolt common stock upon the completion of the Business Combination, which is assumed to have occurred on January 1, 2023. Accordingly, similar adjustments to the numerator used for earnings per share purposes are not made on the pro forma combined presentation of Bolt.

gg — Represents transaction related expenses incurred by GAMC as a result of the Business Combination subsequent to June 30, 2024, but before this filing. This adjustment is not expected to have a continuing impact on the financial results of Bolt.

hh — This adjustment represents the expense of $2.0 million additional noncash issuance costs related to the Bolt Threads Convertible Notes issued in July 2024, which will be reclassified from deferred financing costs prior to the consummation of the Business Combination.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA
COMPARATIVE PER SHARE DATA OF BOLT THREADS AND GAMC

The following table sets forth as of and for the six months ended June 30, 2024, selected per share information for GAMC Class A common stock and Bolt Threads common stock on a historical basis and for the combined company on a pro forma basis after giving effect to the Business Combination, and actual redemptions of an aggregate of 28,664,341 Public Shares, representing approximately 99.7% of the shares issued in GAMC’s IPO, which were previously redeemed in March 2023, December 2023, and August 2024, in connection with the First Extension, Second Extension, and the Closing, respectively.

	Bolt Threads	GAMC	Pro Forma Combined
As of June 30, 2024
Book value per share of common stock(1)	$(11.22)	(2.47)	$(0.19)
For the six months ended June 30, 2024
Weighted average common shares outstanding – basic and diluted	15,846,786	n/a	33,218,073
Net income (loss) per common share – basic and diluted	$(4.13)	n/a	$(1.38)
Basic and diluted average shares outstanding of Class A common stock	n/a	7,625,437	n/a
Basic and diluted net income (loss) per share, Class A common stock	n/a	$(0.12)	n/a
Basic and diluted average shares outstanding of Class B common stock	n/a	140,000	n/a
Basic and diluted net income (loss) per share, Class B common stock	n/a	$(0.12)	n/a

(1)	Historical book value per share is computed by dividing the total stockholders’ equity (deficit) balance by the aggregate number of all shares of common stock outstanding at the end of the period.

The following securities were excluded for the purposes of calculating diluted earnings per share due to their anti-dilutive effect on net loss per share attributable to common stockholders recorded in each of the periods for Bolt:

Shares
Shares issuable to current Bolt Threads option holders (vested and unvested)	538,006
Shares issuable to current Bolt Threads RSU holders (unvested)(1)	880,805
Shares issuable to current Bolt Threads preferred stock warrant holders	86,878
GAMC Private Placement Warrants	5,000,000
GAMC Public Warrants	9,583,333
Total anti-dilutive Bolt common stock	16,089,022

(1)	Bolt Threads’ RSU shares which have vested on or before the Closing of the Business Combination on August 13, 2024 (with the assumption that the Business Combination occurred on January 1, 2023) are included within the total Bolt common stock used to determine pro-forma EPS.

The pro forma combined company net loss per share for the six months ended June 30, 2024 and year ended December 31, 2023 includes the combined net loss per share of Bolt Threads and GAMC on a pro forma basis as if the Business Combination was consummated on January 1, 2023 and, with respect to net book value per share of common stock, on June 30, 2024.

The pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of this filing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read together with the historical audited annual consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 and unaudited interim consolidated financial statements as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023, and the respective notes thereto, included in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information for the year ended December 31, 2023 and as of and for the six months ended June 30, 2024 included in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus.

Overview

We are primarily a producer of b-silk powder, which is a biodegradable protein polymer and replacement for silicone elastomer in beauty and personal care. We began commercializing b-silk in direct-to-consumer products in 2019 and in business-to-business products in 2020. We are headquartered in California.

Recent Developments

Business Combination

On October 4, 2023, Bolt Threads entered into the Business Combination Agreement with GAMC and Merger Sub pursuant to which, among other things, Merger Sub merged with and into Bolt Threads on August 13, 2024, with Bolt Threads surviving the merger and becoming a wholly-owned direct subsidiary of GAMC. Thereafter, Merger Sub ceased to exist and GAMC was renamed “Bolt Projects Holdings, Inc.”

The Business Combination is anticipated to be accounted for as a reverse recapitalization. Under this method of accounting, GAMC will be treated as the acquired company for financial statement reporting purposes. Bolt Threads will be deemed the accounting predecessor, and Bolt will be the successor SEC registrant, which means that Bolt Threads consolidated financial statements for previous periods will be disclosed in Bolt’s future periodic reports filed with the SEC.

Related Financings

In connection with the signing of the Business Combination Agreement, Bolt Threads and the PIPE Subscribers entered into the Note Purchase Agreement, pursuant to which Bolt Threads issued an aggregate of $29.6 million in Convertible Notes to the PIPE Subscribers, the proceeds of which Bolt Threads used or intends to use for working capital purposes. The Convertible Notes issued under the Note Purchase Agreement bore interest at a rate of 8% per annum from the date of issuance until the date of repayment, paid in kind on a quarterly basis. The Convertible Notes converted automatically into shares of Bolt Threads common stock immediately prior to the consummation of the Business Combination Agreement and in turn were converted into the right to receive shares of GAMC common stock as a result of the Business Combination, as part of the aggregate consideration of $250.0 million paid to Bolt Threads’ security holders under the Business Combination Agreement.

GAMC and the PIPE Subscribers also entered into subscription agreements pursuant to which the PIPE Subscribers originally committed to purchase in the PIPE Transaction up to 2,787,457 shares of GAMC Class A common stock at a purchase price of $10.00 per share. In February 2024 and June 2024, respectively, the Subscription Agreements were amended to reduce the commitments of the PIPE Subscribers to the extent such PIPE Subscribers purchased additional Convertible Notes from Bolt Threads. The sale of additional Convertible Notes from Bolt Threads at such times, rather than the sale of PIPE Shares at the Closing, was intended to ensure Bolt Threads had adequate working capital to support its operations during the pendency of the Business Combination. In connection with the Closing, the PIPE Subscribers purchased 470,120 PIPE Shares at a purchase price of $10.00 per share.

Public Company Costs

Upon the Closing of the Business Combination, Bolt began trading on Nasdaq under the ticker symbol “BSLK.” As a majority of Bolt Threads’ current management team and business operations will comprise Bolt’s management and operations, Bolt will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect Bolt will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Modification of Ginkgo Debt

On December 29, 2023, we entered into an amendment (the “Ginkgo Note Purchase Agreement Amendment No. 1”) to our note purchase agreement, dated October 14, 2022 (the “Ginkgo Note Purchase Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”) to modify our outstanding senior secured notes (the “Senior Secured Notes”) held by Ginkgo. Under the terms of the modification, $10.0 million of outstanding principal was exchanged for a convertible note with the same terms as the convertible notes issued pursuant to the Note Purchase Agreement entered into by the PIPE Subscribers. The remaining $20.0 million of outstanding principal was exchanged for Senior Secured Notes of $11.8 million, a nonexclusive right to license certain of our intellectual property, and a reduction of our prepaid balance relating to the 2022 Technical Development Agreement by $5.4 million. The interest rate of the remaining Senior Secured Notes was amended, from the existing rate of treasury rate plus 6.00% per annum, to 12.00% per annum, and the maturity date of the remaining Senior Secured Notes was extended, from the existing maturity date of October 14, 2024, to December 31, 2027. We evaluated the Ginkgo NPA Amendment and determined that it was required to be accounted for as a troubled debt restructuring in accordance with ASC 470-60, Debt — Troubled Debt Restructurings by Debtors. As a result of the IP Transfer, we recognized a gain of $2.5 million in other income (expense), net on the consolidated statement of operations and comprehensive loss during the year ended December 31, 2023. We recorded the Amended Senior Note at its net carrying value, which was calculated by taking the carrying value of the Senior Secured Notes immediately prior to the 2023 Ginkgo Amendment and reducing it by the fair value of assets transferred. The future undiscounted cash payments related to principal and interest exceed the carrying value of the Amended Senior Note upon issuance. Therefore we did not record a gain on the restructuring of the Senior Secured Notes, and fees paid to third parties were expensed as incurred. We calculate and record interest expense on the Amended Senior Note using the effective interest method.

In April 2024, we entered into a second amendment to the Ginkgo Note Purchase Agreement (the “Ginkgo Note Purchase Agreement Amendment No. 2”). Pursuant to the second amendment, the interest from the Ginkgo NPA Amendment effective date until the occurrence of the SPAC transaction was paid in kind by capitalizing and adding such accrued interest to the principal of the Amended Senior Notes at our option. In addition, upon the occurrence of the SPAC transaction, we paid an aggregate principal amount of the Amended Senior Notes equal to $0.5 million.

Impact of Macroeconomic Trends

Unfavorable conditions in the economy in the United States and abroad may negatively affect the growth of our business and our results of operations. For example, macroeconomic events, including rising inflation, the U.S. Federal Reserve raising interest rates, and recent and potential future disruptions in access to bank deposits and lending commitments due to bank failures, have led to economic uncertainty and volatility globally. The effect of macroeconomic conditions may not be fully reflected in our results of operations until future periods. Moreover, negative macroeconomic conditions could adversely impact our ability to obtain financing in the future on terms acceptable to us, or at all. In addition, the geopolitical instability and related sanctions could continue to have significant ramifications on global financial markets, including volatility in the U.S. and global financial markets. While the macroeconomic trends discussed above are not currently having a material adverse impact on our business or results of operations, if economic uncertainty increases or the global economy worsens, our business, financial condition and results of operations may be harmed.

Key Factors Affecting Our Results and Performance

We believe that our future performance and success depends on, to a substantial extent, our ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Product Dependency

To date, substantially all of our revenue has been derived, and we expect substantially all of our revenue in the foreseeable future to continue to be derived, from sales of b-silk. Customer awareness of, and experience with, b-silk has been and is currently limited. As a result, b-silk has limited product and brand recognition within the beauty and personal care market as a substitute for silicone elastomers. We do not have a long history operating as a commercial company, and the novelty of b-silk, together with our limited commercialization experience, makes it difficult to evaluate our current business and predict our future prospects with precision. Furthermore, our ability to increase revenues by identifying additional commercial opportunities and our ability to obtain new customers depends on a number of factors, including our ability to offer higher quality products at competitive prices, the strength of our competitors, and the capabilities of our sales and marketing departments. If we are not able to continue to increase sales of our products to existing customers or to obtain new customers in the future, we may not be able to increase our revenues.

In early 2023, we made a decision to discontinue the commercial development of Mylo, a leather alternative made from mycelium, the root structure of mushrooms, to focus exclusively on the commercialization of b-silk.

Manufacturing b-silk

Currently, we rely on a single manufacturing partner, Laurus Bio, to produce b-silk. Adverse changes or developments affecting our relationship with Laurus Bio could impair our ability to produce b-silk. To the extent that we are dependent on any manufacturing partner, we are subject to the risks faced by that partner to the extent that such risks impede the partner’s ability to stay in business and produce b-silk in a timely manner to us.

Research and Development

Our future plans include investments in research and development and related product opportunities. We believe that we must continue to dedicate resources to research and development efforts to maintain a competitive position. However, if we do not receive significant revenue from these investments, if the investments don’t yield expected benefits or if we don’t have the needed funding to invest in the technology, our results of operations could be adversely impacted.

Components of Results of Operations

Revenue

We derive revenue principally from the sale of our b-silk biometric product (b-silk powder). We recognize revenue when the b-silk powder is shipped to customers, since at that time control is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for the material.

Cost of revenue and gross profit (loss)

Cost of revenue consists of all the costs to manufacture, warehouse, and ship b-silk powder. These costs include contract manufacturers and inbound freight, internal and external quality assessments of work-in-process and finished goods inventory, warehousing, and packing and shipping supplies, and inventory impairment.

Our gross profit (loss) is equal to total revenue less total cost of revenue.

Operating expenses

Research and development

Our research and development expenses primarily consist of personnel-related costs, including salaries, employee benefits, stock-based compensation, both external research and development costs and external product and operations costs incurred under agreements with contract research and other professional services organizations, lab supplies, software and maintenance, and allocated depreciation of property and equipment and lease expenses for both pilot plant and factory facilities.

Sales and marketing

Our sales and marketing expenses primarily consist of personnel-related costs, including salaries, employee benefits, and stock-based compensation, marketing expenses, advertising expenses, and allocated lease expenses for facilities. We expect Bolt will incur additional sales and marketing expenses as we expect to increase our focus on b-silk by hiring additional sales and marketing personnel and expanding operations to increase sales of b-silk.

General and administrative

Our general and administrative expenses primarily consist of personnel-related costs, including salaries, employee benefits, and stock-based compensation, professional services fees, software, and allocated depreciation of property and equipment and lease expenses for facilities. We expect Bolt will incur additional annual general and administrative expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees. In addition, we expect Bolt will incur additional general and administrative expenses as we will need to hire personnel due to the reduction in workforce during 2023, to scale and expand operations to support the planned increased sales of b-silk.

Other income (expense)

Impairment expense

Impairment expense relates to impairment charges recognized on our long-lived assets, consisting of property, equipment, and right-of-use assets, when it is determined that the fair value of the assets is less than their carrying value.

Loss on lease termination

Loss on lease termination relates to charges recognized on the termination of our Berkeley facility lease. Refer to Note 12 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for additional information.

Loss on supply agreement termination

Loss on supply agreement termination relates to charges recognized on the termination of our current agreement with one of our suppliers. Refer to Note 13 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for additional information.

Interest expense

Interest expense is associated with our outstanding debt, including amortization of debt discounts and issuance costs.

Loss on extinguishment of convertible notes

Loss on extinguishment of convertible notes is related to the Second Amendment to the Note Purchase Agreement, which we entered into during June 2024. Due to the substantial change to the conversion feature, we accounted for this amendment as a debt extinguishment. Refer to Note 7 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Remeasurement of preferred stock warrant liability

Certain financial instruments issued by us prior to the Business Combination are recognized as liabilities and carried at fair value on our balance sheet. Changes in the fair value of those instruments are captured in our results of operations. The warrant liability fair value adjustment consists of unrealized gains and losses as a result of marking our liability classified warrants to fair value at the end of each reporting period. We will continue to recognize changes in the fair value of such warrants until each respective warrant is exercised, expired, or qualifies for equity classification. For additional information on securities carried at fair value and fair value measurement please refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing.

Remeasurement of share-based termination liability

Certain share-based financial instruments issued by us as part of our lease and supply agreement terminations are recognized as liabilities and carried at fair value on our consolidated balance sheet. Changes in the fair value of those instruments are captured in our consolidated results of operations. The share-based termination liability fair value adjustment consists of unrealized gains and losses as a result of marking our liability classified share-based instruments to fair value at the end of each reporting period. We will continue to recognize changes in the fair value of such share-based instruments until the shares are issued upon the Closing of the Business Combination. For additional information on securities carried at fair value and fair value measurement please refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing.

Remeasurement of convertible notes and related party convertible notes

Concurrently with our entry into the Business Combination Agreement, each of the PIPE Subscribers entered into a Note Purchase Agreement in which we issued each PIPE Subscriber a convertible promissory note. The convertible promissory notes are recognized as liabilities and carried at fair value on our consolidated balance sheet, due to our election of the Fair Value Option under ASC 825 — Financial Instruments. Changes in the fair value of the convertible promissory notes are captured in our consolidated results of operations. The convertible promissory notes fair value adjustment consists of unrealized gains and losses as a result of marking our notes to fair value at the end of each reporting period. We will continue to recognize changes in the fair value of such convertible promissory notes until each respective note is converted, prepaid, or matured. For additional information on securities carried at fair value and fair value measurement please refer to Note 4 and Note 7 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing.

Other income (expense), net

Other income (expense), net consists primarily of realized and unrealized gain and losses on foreign currency transactions, realized gain and losses on the sale of assets, interest income, and sublease income.

Income tax expense (benefit)

Income tax expense (benefit) primarily consists of income taxes in certain foreign and state jurisdictions in which we conduct business. Refer to Note 11 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this prospectus for additional information.

Results of Operations for the Six Months Ended June 30, 2024 and 2023

The results of operations presented below should be reviewed in conjunction with the unaudited interim condensed consolidated financial statements and notes thereto included elsewhere in this prospectus. The following table sets forth our results of operations data for the periods presented:

	Six Months Ended June 30,		Dollar	Percentage
	2024	2023	Change	Change
	(in thousands)
Revenue	$75	$743	$(668)	(90)%
Cost of revenue	150	2,444	(2,294)	(94)%
Gross loss	(75)	(1,701)	1,626	(96)%
Operating expenses:
Research and development	2,503	4,425	(1,922)	(43)%
Sales and marketing	123	206	(83)	(40)%
General and administrative	12,179	13,223	(1,044)	(8)%
Restructuring costs	—	3,684	(3,684)	(100)%
Total operating expenses	14,805	21,538	(6,733)	(31)%
Loss from operations	(14,880)	(23,239)	8,359	(36)%

Other income (expense)
Property and equipment impairment	—	(19,283)	19,283	(100)%
Lease impairment	—	(2,272)	2,272	(100)%
Interest expense	(644)	(1,724)	1,080	(63)%
Loss on extinguishment of convertible notes	(26,359)	—	(26,359)	100%
Remeasurement of preferred stock warrant liability	97	—	97	100%
Remeasurement of share-based termination liability	(1,312)	—	(1,312)	100%
Remeasurement of convertible notes	(17,087)	—	(17,087)	100%
Remeasurement of related party convertible notes	(5,548)	—	(5,548)	100%
Other income (expense), net	207	2,020	(1,813)	(90)%
Total other income (expense), net	(50,646)	(21,259)	(29,387)	138%
Loss before income taxes	(65,526)	(44,498)	(21,028)	47%
Income tax expense (benefit)	—	—	—	0%
Net loss	$(65,526)	$(44,498)	$(21,028)	47%

Comparison of the Six months ended June 30, 2024 and 2023

Revenue

Revenue decreased by $0.7 million, or 90%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to decreased sales of b-silk to our primary customer base. We have an agreement with one customer that contains minimum purchase requirements of $1 million and $1.5 million during the years ended December 31, 2023 and 2024, respectively. Prior to 2023, our primary customer base was evaluating and testing b-silk which led to smaller scale purchases and lower revenue. After completing their evaluations, beginning in the first quarter of 2023, our primary customer base made several large-scale purchases that led to a significant increase in revenue and meeting the minimum purchase requirement for 2023. Due to the large-scale purchases made during the latter half of 2023, we expect the level of purchases from our primary customer base to vary from quarter to quarter, but to meet the minimum purchase requirement in 2024.

Cost of revenue and gross profit (loss)

Cost of revenue decreased by $2.3 million, or 94%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2024, which was primarily attributable to the decrease of manufacturing costs relative to the decreased sales of our b-silk product.

Gross loss decreased by $1.6 million, or 96%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to decreased cost of revenue, partially offset by decreased revenue.

Operating expenses

Research and development

Research and development expenses were $2.5 million and $4.4 million for the six months ended June 30, 2024 and 2023, respectively. The expenses during the first six months of 2024 was related to the continued development of b-silk, while the expenses during the first six months of 2023 was related to the development of Mylo and b-silk. During the six months ended June 30, 2023, we focused on the development of a pilot production line in various locations, to assist in the eventual production of both Mylo and b-silk, while continuing to support development of Mylo and b-silk in third-party factory facilities. The decrease during the six months ended June 30, 2024, was related to the discontinuation of the production of Mylo in 2023, that led to the reduced focus on research and development for both Mylo and b-silk, which included a decrease in personnel headcount, and the shift in focus from in-house process development to supporting and assisting manufacturing partners with production-related processes. Spending on b-silk on a standalone basis increased year-over-year and focused on continued refinement of the manufacturing process, support for manufacturing b-silk at additional facilities and modification of the strain to achieve a variety of strategic objectives for customers.

Sales and marketing

Sales and marketing expenses decreased by $0.1 million, or 40%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to temporarily suspending our sales and marketing efforts until we could raise additional capital.

General and administrative

General and administrative expenses decreased by $1.0 million, or 8%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to decreased general and administrative spend as we reduced our general and administrative costs until we could raise additional capital, partially offset by debt issuance costs of $4.4 million.

Restructuring costs

Restructuring costs decreased by $3.7 million, or 100%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was attributable to employee costs incurred related to our reduction in workforce during the first six months of 2023.

Property and equipment impairment

Property and equipment impairment decreased by $19.3 million, or 100%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which is entirely a result of the impairment of property and equipment that was used previously in the manufacture of a product that we de-emphasized in order to adjust our strategic focus towards b-silk in early 2023.

Lease impairment

Lease impairment decreased by $2.3 million, or 100%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was entirely attributable to the ROU Assets related our leases in the Netherlands becoming impaired due to Mylo production being shut down in 2023.

Interest expense

Interest expense decreased by $1.1 million, or 63%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to an $18.2 million decrease in the principal balance of our Ginkgo debt as part of the Ginkgo Note Purchase Agreement Amendment No. 1 in December 2023.

Loss on extinguishment of convertible notes

Loss on extinguishment of convertible notes increased by $26.4 million, or 100%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The loss is a direct result of the Second Amendment to the Note Purchase Agreement in June 2024, which was accounted for as a debt extinguishment because of a substantial change to the conversion feature. Refer to Note 7 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Remeasurement of preferred stock warrant liability

Remeasurement of preferred stock warrant liability increased by $0.1 million, or 100%, for the for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The change in the preferred stock warrant liability is a direct result of the assumptions used in the option pricing model used to calculate the fair value as of each balance sheet date, including the expected timing of a liquidity event, our estimated equity value at such time, and estimated volatility. Refer to Note 4 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Remeasurement of share-based termination liability

Remeasurement of share-based termination liability increased by $1.3 million, or 100%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The share-based termination liability is related to transactions that took place during the third quarter of 2023. Further, the change in share-based termination liability is a direct result of the assumptions used in the model to calculate the fair value as of the balance sheet date. Refer to Note 4 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Remeasurement of convertible notes

The convertible notes are related to transactions that took place during the fourth quarter 2023 and the first and second quarters of 2024, which resulted in the remeasurement of convertible notes of $17.1 million for the six months ended June 30, 2024. Further, the remeasurement in the convertible notes is a direct result of the assumptions used in the model used to calculate the fair value as of the balance sheet date. Refer to Note 4 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Remeasurement of related party convertible notes

The related party convertible notes are related to transactions that took place during the fourth quarter 2023 and the first and second quarters of 2024, which resulted in the remeasurement of the related party convertible notes of $5.5 million for the six months ended June 30, 2024. Further, the remeasurement in the related party convertible notes is a direct result of the assumptions used in the model used to calculate the fair value as of the balance sheet date. Refer to Note 4 in our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this filing for more information.

Other income (expense), net

Other income (expense), net decreased by $1.8 million, or 90%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023, which was primarily attributable to a Federal Employee retention credit of $1.8 million recorded in 2023.

Results of Operations for the Years Ended December 31, 2023 and 2022

The results of operations presented below should be reviewed in conjunction with the audited annual consolidated financial statements and notes thereto included in this prospectus. The following table sets forth our results of operations data for the periods presented:

	Years Ended December 31,		Dollar	Percentage
	2023	2022	Change	Change
	(in thousands)
Revenue	$3,441	$346	$3,095	895%
Cost of revenue	4,846	734	4,112	560%
Gross loss	(1,405)	(388)	(1,017)	262%
Operating expenses:
Research and development	7,630	15,857	(8,227)	(52)%
Sales and marketing	240	1,699	(1,459)	(86)%
General and administrative	21,385	35,105	(13,720)	(39)%
Restructuring costs	3,973	—	3,973	100%
Total operating expenses	33,228	52,661	(19,433)	(37)%
Loss from operations	(34,633)	(53,049)	18,416	(35)%
Property and equipment impairment	(19,285)	—	(19,285)	100%
Loss on lease termination	(319)	—	(319)	100%
Loss on supply agreement termination	(2,211)	—	(2,211)	100%
Leases impairment	(2,274)	—	(2,274)	100%
Interest expense	(3,503)	(914)	(2,589)	283%
Remeasurement of preferred stock warrant liability	127	1,032	(905)	(88)%
Remeasurement of share-based termination liability	(296)	—	(296)	100%
Remeasurement of convertible notes	(281)	—	(281)	100%
Remeasurement of related party convertible notes	(115)	—	(115)	100%
Other income (expense), net	5,070	1,230	3,840	312%
Total other income (expense), net	(23,087)	1,348	(24,435)	(1,813)%
Loss before income taxes	(57,720)	(51,701)	(6,019)	12%
Income tax expense (benefit)	—	—	—	0%
Net loss	$(57,720)	$(51,701)	$(6,019)	12%

Comparison of the Years Ended December 31, 2023 and 2022

Revenue

Revenue increased by $3.1 million, or 895%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to increased sales of b-silk to our primary customer base. We have an agreement with one customer that contains minimum purchase requirements of $1 million and $1.5 million during the years ended December 31, 2023 and 2024, respectively. Prior to 2023, our primary customer base was evaluating and testing b-silk which led to smaller scale purchases and lower revenue. After completing their evaluations, during the year ended December 31, 2023, our primary customer base made several large-scale purchases that led to a significant increase in revenue and meeting the minimum purchase requirement in 2023. We expect the level of purchases to continue to vary from quarter to quarter as we seek to expand our customer base moving forward.

Cost of revenue and gross profit (loss)

Cost of revenue increased by $4.1 million, or 560%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to the increase of manufacturing costs relative to the increased commercialization of our b-silk product.

Gross loss increased by $1.0 million, or 262%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to increased cost of revenue, partially offset by increased revenue.

Operating expenses

Research and development

Research and development expenses were $7.6 million and $15.9 million for the years ended December 31, 2023 and 2022, respectively. The expenses in both periods were related to the development of Mylo and b-silk. During the year ended December 31, 2022, we continued to focus on the development of a pilot production line in various locations, which we began in 2021, to assist in the eventual production of both Mylo and b-silk, while continuing to support development of Mylo and b-silk in third-party factory facilities. The significant decrease during the year ended December 31, 2023, was related to the discontinuation of the production of Mylo in 2023, which led to the reduced focus on research and development for both Mylo and b-silk, which included a decrease in personnel headcount, and the shift in focus from in-house process development to supporting and assisting manufacturing partners with production-related processes.

Sales and marketing

Sales and marketing expenses decreased by $1.5 million, or 86%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to decreased sales and marketing spend as we adjusted our strategic focus towards b-silk, in addition to temporarily suspending our sales and marketing efforts until we could raise additional capital.

General and administrative

General and administrative expenses decreased by $13.7 million, or 39%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to decreased general and administrative spend as we adjusted our strategic focus towards b-silk, in addition to pausing our general and administrative costs until we could raise additional capital.

Restructuring costs

Restructuring costs increased by $4.0 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was attributable to employee costs incurred related to our reduction in workforce during 2023.

Property and equipment impairment

Property and equipment impairment increased by $19.3 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which is entirely a result of the impairment of property and equipment that was used previously in the manufacture of Mylo that we de-emphasized in order to adjust our strategic focus towards b-silk in early 2023.

Loss on lease termination

Loss on lease termination increased by $0.3 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was entirely attributable to the termination of our Berkeley lease.

Loss on supply agreement termination

Loss on lease termination increased by $2.2 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was entirely attributable to the termination of one of our supply agreements.

Lease impairment

Lease impairment increased by $2.3 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was entirely attributable to the right of use assets related our leases in the Netherlands becoming impaired due to Mylo production being shut down in 2023.

Interest expense

Interest expense increased by $2.6 million, or 283%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, which was primarily attributable to interest related to the Ginkgo Note Purchase Agreement that we entered in to during the fourth quarter of 2022.

Remeasurement of preferred stock warrant liability

Remeasurement of preferred stock warrant liability decreased by $0.9 million, or 88%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The change in the preferred stock warrant liability is a direct result of the assumptions used in the option pricing model used to calculate the fair value as of each balance sheet date, including the expected timing of a liquidity event, our estimated equity value at such time, and estimated volatility. Refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for more information.

Remeasurement of share-based termination liability

Remeasurement of share-based termination liability increased by $0.3 million, or 100%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The share-based termination liability is related to transactions that took place during 2023. Further, the change in share-based termination liability is a direct result of the assumptions used in the model to calculate the fair value as of the balance sheet date. Refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for more information.

Remeasurement of convertible notes

The convertible notes are related to transactions that took place during the fourth quarter 2023, which resulted in the remeasurement of convertible notes of $0.3 million for the year ended December 31, 2023. Further, the remeasurement in the convertible notes is a direct result of the assumptions used in the model used to calculate the fair value as of the balance sheet date. Refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for more information.

Remeasurement of related party convertible notes

The related party convertible notes are related to transactions that took place during the fourth quarter 2023, which resulted in the remeasurement of the related party convertible notes of $0.1 million for the year ended December 31, 2023. Further, the remeasurement in the related party convertible notes is a direct result of the assumptions used in the model used to calculate the fair value as of the balance sheet date. Refer to Note 4 in our audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus for more information.

Other income (expense), net

Other income (expense), net increased by $3.8 million, or 312%, for the year ended December 31, 2023 compared to the year ended December 31, 2022, due to a Federal Employee retention credit of $1.8 million, and $0.3 million related to a gain on the sale of property and equipment, partially offset by a payment of $0.3 million related to an exit fee for a lease.

Liquidity and Capital Resources

Capital Requirements

We have incurred losses and negative cash flows from operations since our inception and have historically funded our operations primarily with the proceeds from sales of our convertible preferred stock, convertible notes, and Senior Secured Notes. As of June 30, 2024, we had cash and cash equivalents totaling $9.8 million and an accumulated deficit of $461.9 million. As described above, in the fourth quarter of 2023, we issued and sold $7.0 million in Convertible Notes to the PIPE Subscribers, in addition to the $10.0 million in Convertible Notes issued to Ginkgo in exchange for outstanding Senior Secured Notes as described below.

We will need substantial capital to support our product development and operations. Based upon our current operating plan, we estimate that our cash and cash equivalents as of the date of this filing are insufficient to fund operating, investing, and financing cash flow needs for the following twelve months.

These uncertainties raise substantial doubt regarding our ability to continue as a going concern for a period of twelve months subsequent to the date of this filing. Certain elements of the operating plan to alleviate the conditions that raise substantial doubt, including but not limited to the Company’s ability to achieve its operating cash flow targets and the ability to restructure its current debt, are outside of the Company’s control. Accordingly, we cannot conclude that management’s plans will be effectively implemented within one year. These factors raise substantial doubt about our ability to continue as a going concern for one year following the date of this filing. However, we expect that the proceeds to us from the Business Combination and related transactions (including the sale of Convertible Notes in June 2024 and the sale of PIPE Shares pursuant to the Subscription Agreements) will be sufficient to fund our operating, investing, and financing cash flow needs for the twelve months following the Closing.

Because we are in the growth stage of our business, we plan to make capital expenditures following the Business Combination and related transactions and may incur significant capital expenditures in the future as we expand our research and business. In addition, cash requirements relate primarily to working capital needed to operate and grow our business, including funding operating expenses, growth in working capital requirements to support increased revenue, continued expansion of our markets, continued development and expansion of our products, expanding fermentation capacity with our manufacturing partners, and the possible repayment or refinancing of any long-term debt that may be incurred. Following the Business Combination, we may still require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions, or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons. Any equity securities issued subsequent to the Business Combination may provide for rights, preferences or privileges senior to those of holders of common stock in Bolt. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of holders of common stock in Bolt. The terms of debt securities or borrowings could impose significant restrictions on our operations. Additionally, the credit market and financial services industry have experienced recent periods of volatility and uncertainty that could impact the availability and cost of equity and debt financing. We cannot guarantee that any necessary additional financing will be available on terms favorable to us, or at all. Additionally, even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance that the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Senior Secured Notes

On December 29, 2023, we entered into the Ginkgo Note Purchase Agreement Amendment No. 1 to modify our Senior Secured Notes. Under the terms of the modification, $10.0 million of outstanding principal was exchanged for an equal amount of Convertible Notes with the same terms as the convertible notes issued pursuant to the Note Purchase Agreement entered into by the PIPE Subscribers. The remaining $20.0 million of outstanding principal, $0.1 million of unamortized issuance costs, and accrued interest of $1.7 million related to the outstanding principal, were exchanged for amended senior secured notes with a principal balance of $11.8 million, a nonexclusive right to license Bolt Threads’ intellectual property relating to Mylo, and a reduction of the prepaid balance relating to the 2022 TDA by $5.4 million. The Amended Senior Note increased the interest rate from the Senior Secured Notes from the existing rate of treasury rate plus 6% per annum to a fixed rate of 12% per annum. In addition, the Amended Senior Note extended the maturity date from October 14, 2024 per the Senior Secured Notes to December 31, 2027. We evaluated the Ginkgo Note Purchase Agreement Amendment and determined that it was required to be accounted for as a troubled debt restructuring in accordance with ASC 470-60, Debt — Troubled Debt Restructurings by Debtors. As a result of the IP Transfer, we recognized a gain of $2.5 million in other income (expense), net on the consolidated statement of operations and comprehensive loss during the year ended December 31, 2023. We recorded the Amended Senior Note at its net carrying value, which was calculated by taking the carrying value of the Senior Secured Notes immediately prior to the 2023 Ginkgo Amendment and reducing it by the fair value of assets transferred. The future undiscounted cash payments related to principal and interest exceed the carrying value of the Amended Senior Note upon issuance. Therefore we did not record a gain on the restructuring of the Senior Secured Notes, and fees paid to third parties were expensed as incurred. We calculate and record interest expense on the Amended Senior Note using the effective interest method.

Under the Ginkgo Note Purchase Agreement relating to the Senior Secured Notes, we are required to provide audited financial statements to the lender within a certain time after the end of each fiscal year. We failed to meet that requirement related to the 2022 audited financial statements and as such, Ginkgo had the right to require immediate repayment of the full balance of principal and accrued interest. However, we subsequently received waivers from Ginkgo. Accordingly, we are in compliance with this requirement as of the date of this filing.

On April 3, 2024, we entered into a second amendment to the Ginkgo Note Purchase Agreement. Such amendment provides that (i) cash interest payments due from the date of the amendment until the occurrence of the Business Combination may, at our option, be paid in kind by capitalizing and adding such accrued interest to the principal of the Amended Senior Note and (ii) immediately following the Business Combination, we will prepay $250,000 in aggregate principal amount of the Amended Senior Note for each interest payment that was so paid in kind, in addition to accrued but unpaid interest on the principal amount prepaid. In connection with the Closing of the Business Combination, we paid an aggregate amount of $0.5 million.

Cash Flow Summary — Six months ended June 30, 2024 and 2023

The following table summarizes our cash flows for the periods presented:

	Six months ended, June 30,
	2024	2023
	(in thousands)
Cash used in operating activities	$(7,362)	$(22,385)
Cash used in investing activities	(13)	(801)
Cash provided by financing activities	16,300	—
Exchange rate effect on cash, cash equivalents and restricted cash	(47)	(6)
Net increase (decrease) in cash and cash equivalents and restricted cash	8,878	(23,192)

Operating Activities

Net cash used in operating activities was $7.4 million for the six months ended June 30, 2024, a decrease of $15.0 million compared to the six months ended June 30, 2023. The decrease in net cash used in operating activities was primarily attributable to a decrease in operating expenses and non-cash adjustments, being partially offset by the timing of settling receivables and payables in operating activities.

Investing Activities

Net cash used in investing activities was $13 thousand for the six months ended June 30, 2024 and consisted entirely of the purchase of property and equipment. Net cash used in investing activities was $0.8 million for the six months ended June 30, 2023 and consisted of entirely of purchases of property and equipment.

Financing Activities

Net cash provided by financing activities was $16.3 million for the six months ended June 30, 2024 and consisted of $18.7 million proceeds received from Convertible Notes related to PIPE Subscribers, being partially offset by payments totaling $2.4 million of deferred transaction costs. We had no financing activities for the six months ended June 30, 2023.

Cash Flow Summary — Year Ended December 31, 2023 and 2022

The following table summarizes our cash flows for the periods presented:

	Year Ended, December 31,
	2023	2022
	(in thousands)
Cash used in operating activities	$(29,225)	$(55,879)
Cash used in investing activities	(678)	(8,087)
Cash provided by financing activities	5,551	29,827
Exchange rate effect on cash, cash equivalents and restricted cash	12	43
Net decrease in cash and cash equivalents and restricted cash	(24,340)	(34,096)

Operating Activities

Net cash used in operating activities was $29.2 million for the year ended December 31, 2023, a decrease of $26.7 million compared to the year ended December 31, 2022. The decrease in net cash used in operating activities was primarily attributable to the decrease in cash operating expenses and the timing of settling receivables and payables, being partially offset by a higher gross loss.

Investing Activities

Net cash used in investing activities was $0.7 million for the year ended December 31, 2023 and consisted of the purchase of property and equipment, partially offset by proceeds from the sale of property and equipment. Net cash used in investing activities was $8.1 million for the year ended December 31, 2022 and consisted of entirely of purchase of property and equipment.

Financing Activities

Net cash provided by financing activities was $5.6 million for the year ended December 31, 2023 and consisted entirely of proceeds received from Convertible Notes related to PIPE Subscribers. Net cash provided by financing activities was $29.8 million for the year ended December 31, 2022 and consisted of $29.7 million of net proceeds from Senior Secured Notes, $2.8 million of proceeds from the issuance of Series E convertible preferred stock, and $0.2 million of proceeds from the exercise of stock options, partially offset by $2.8 million of debt repayments.

Off-Balance Sheet Arrangements and Contractual Obligations

As of June 30, 2024 and through the date hereof, we do not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include manufacturing arrangements, leases, and debt arrangements.

Recent Accounting Pronouncements

See Note 3 to audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the dates of the statement of financial position included in this filing.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses, and related disclosure in the notes of the consolidated financial statements. Bolt Threads evaluates its accounting policies, estimates, and judgments on an on-going basis. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

While the significant accounting policies are described in more detail in Note 3 in the audited annual consolidated financial statements for the years ended December 31, 2023 and 2022 in this prospectus and unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 included in this prospectus, management believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

Our revenue contracts represent a single performance obligation to sell our products to customers. Sales are recorded at the time control of the product is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for the goods sold. Control is the ability of customers to “direct the use of” and “obtain” the benefit from our products. In evaluating the timing of the transfer of control of products to customers, we consider several control indicators, including significant risks and rewards of products, our right to payment and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are shipped to customers.

Deferred Transaction Costs

Deferred transaction costs consist of direct legal, accounting, filing and other fees and costs directly attributable to the Company’s planned Merger. We capitalized deferred transaction costs prior to the close of the Merger and included within the consolidated balance sheet. The Company will reclassify the deferred transaction costs related to the Merger to additional paid-in capital to offset the proceeds received upon Closing of the Merger.

Impairment of Long-lived Assets

We evaluate the recoverability of our long-lived assets, such as property and equipment and operating lease right-of-use assets, for impairment whenever events or circumstances indicate that the carrying amounts of such assets may not be recoverable. In determining the recoverability of the asset value, we perform an analysis at the asset group level, since this is the lowest level of identifiable cash flows, and primarily perform an assessment of historical and projected future cash flows and other relevant factors and circumstances, including changes in the economic environment and future operating plans of the business. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, we recognize an impairment loss for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Projecting undiscounted future cash flows requires the use of estimates and assumptions that are largely unobservable, and classified as Level 3 inputs in the fair value hierarchy. If actual performance does not align with or exceed such projections, we may be required to recognize impairment charges in futures periods and such charges could be material.

Stock-Based Compensation

We grant restricted stock units (“RSUs”) to employees and non-employee consultants, which vest upon the satisfaction of both the service-based condition or performance milestone-based condition(s) and a liquidity event condition. The fair value of restricted stock units is determined based on our estimated fair value of common stock at the date of grant. As of June 30, 2024, we had not recorded any stock-based compensation expense for the RSUs.

We also grant stock options to employees and non-employees with an exercise price equal to the fair value of the shares at the date of grant. All stock option grants are accounted for using the fair value method and compensation is recognized as the underlying options vest. We use the Black-Scholes option pricing model to determine the fair value of stock option awards. The Black-Scholes model considers several variables and assumptions in estimating the fair value of the stock-based awards. These variables include the fair market value of common stock, stock-price volatility, expected term, expected dividends, risk-free interest rates, and forfeitures.

●	Fair Value of Common Stock — Given the absence of a public trading market, we considered numerous objective and subjective factors to determine the fair market value of common stock. These factors included but were not limited to (i) contemporaneous third-party valuations of common stock; (ii) the rights and preferences of preferred stock relative to common stock; (iii) the lack of marketability of common stock; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an initial public offering or sale of Bolt Threads, given prevailing market conditions.

In valuing our common stock at various dates, the third-party valuation specialists determined the equity value of our business using a mix of the income and market approaches. The income approach focuses on the income-producing capability of the business, while the market approach measures the value of the business through an analysis of recent sales or offerings of comparable investments.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. The estimates will not be necessary to determine the fair value of new awards once the underlying shares begin trading.

●	Expected Volatility — Expected volatility is estimated based on historical volatilities of comparable public companies operating in our industry.

●	Expected Term — The expected term of the options represents the period the options are expected to be outstanding and is estimated using the simplified method. We believe it is appropriate to use the simplified method in determining the expected life of options because we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for options.

●	Dividend Yield — We have historically not issued dividends and do not expect to in the future.

●	Risk-free Interest Rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

●	Forfeitures — Forfeitures are recognized as they occur.

We use the same inputs to estimate the fair value of awards granted to non-employees.

Following the Business Combination, the Bolt board of directors will determine the fair value of Bolt common stock based on the closing price on the date of grant, as reported on the principal exchange on which the common stock is listed for trading.

Common Stock Warrants

We account for common stock warrants as equity if the contract requires physical settlement or net physical settlement or if we have the option of physical settlement or net physical settlement and the warrants meet the requirements to be classified as equity. Common stock warrants classified as equity are initially measured at fair value using the Black-Scholes-Merton option-pricing model using various inputs, including our estimates of expected stock price volatility, term, risk-free rate and future dividends, on the issuance date and are not subsequently remeasured.

We account for common stock warrants as a liability if we can be required under any circumstances to settle the warrant by transferring cash or other assets. Common stock warrants classified as liabilities are initially recorded at fair value using the Black-Scholes-Merton option-pricing model on the issuance date and remeasured at fair value each balance sheet date with the offset adjustments recorded in remeasurement of common stock warrant liability within the consolidated statements of operations and comprehensive loss.

Convertible Preferred Stock Warrants

We record convertible preferred stock warrants issued as freestanding warrants as liabilities in the consolidated balance sheets at their estimated fair value at the time of initial recognition based on an option pricing model. Liability-classified warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized in the consolidated statements of operations and comprehensive loss. We will continue to remeasure the liability-classified warrants until the earlier of the exercise or expiration, the completion of a deemed liquidation event, the conversion of preferred stock into common stock, or until holders of the preferred stock can no longer trigger a deemed liquidation event. On expiration, the preferred stock warrants will automatically net exercise, unless the warrant holder provides written notice that it does not wish to exercise its warrants. Upon exercise, the related preferred stock warrant liability will be reclassified to preferred stock.

Convertible Notes

Convertible notes are regarded as hybrid instruments, consisting of a liability component and an equity component. We determined that the convertible notes are eligible for the fair value option election in connection with the convertible notes under the Bridge NPA and the Ginkgo NPA Amendment as each instrument met the definition of a “recognized financial liability” which is an acceptable financial instrument eligible for the fair value option under ASC 825-10-15-4 and do not meet the definition of any of the financial instruments found within ASC 825-10-15-5 that are not eligible for the fair value option. At the date of issuance, the fair value for each instrument is derived from the instrument’s implied discount rate at inception. Changes in fair value of the convertible notes are measured through the accompanying consolidated statement of operations and comprehensive loss until settlement.

Share-based Termination Liability

In September 2023, we negotiated a contingent lease termination agreement with our landlord for the Berkeley facility lease. If the Company issues 600,000 shares of the new public company to its landlord after the closing of the merger transaction with Golden Arrow Merger Corp. (“GAMC”), the Berkeley lease facility will be considered terminated as of September 10, 2023 pursuant to the lease termination agreement. Further, in October 2023, we entered into a settlement agreement with one of our suppliers. If the Company pays the supplier $1.0 million and issues 150,000 shares of the new public company to the supplier after the closing of the merger transaction with GAMC, the Supply Agreement will be considered terminated as of July 13, 2023 pursuant to the settlement agreement.

We recorded the contingent issuance of shares as a liability in the consolidated balance sheets at its estimated fair value at the time of initial recognition based on an option pricing model, with changes in fair value recorded through earnings, as the new public company shares are not considered to be indexed to the Company’s own shares at the time the termination occurred.

Emerging Growth Company and Smaller Reporting Company Status

We are an emerging growth company under the JOBS Act. The JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We expect that we will be an emerging growth company after the Business Combination and will continue not to opt out of the extended transition period.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis), or (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period up to December 31, 2026, the last day of our fiscal year following the fifth anniversary of GAMC’s initial public offering, or such earlier time as when (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements.

BUSINESS

Mission

Bolt Threads was created out of a strong passion and purpose: to pioneer sustainable materials and lead the way to a brighter future, benefiting both humanity and the planet we call home.

It started with two visionary synthetic biology PhDs, driven by a deep fascination with nature’s billions of years of invention, especially the intricate world of spider webs. They believed in the potential to replace harmful materials within the consumer goods industry with sustainable alternatives — one material at a time.

Drawing on 3.8 billion years of life on earth, we established a company rooted in the power of biology to discover multiple new biomaterials, addressing pressing challenges for both our customers and the world. In short: way better materials, for a way better world.

Overview

Bolt is built on a biomaterials platform that aims to disrupt and transform high-volume consumer goods industries. We are a pioneer in the consumer biomaterials space. Our key product, b-silk, is a fully biodegradable, non-toxic, and versatile ingredient for the beauty industry that has been on the market since 2019. Our portfolio is anchored by 62 granted patents and 169 pending patent applications. We have more than 13 years of development behind our biomaterials platform and more than $300 million invested in research and product development. In 2017, we launched our first biomaterial product, Microsilk, which is a continuous biodegradable filament. From 2017 to 2019, we developed multiple version of Microsilk that could be used in a resin and staple filament form. In 2018, we launched Mylo, a leather alternative made from mycelium, the root structure of mushroom. We additionally have several product candidates that are currently in the research and development stage. However, in early 2023, we discontinued the development of these product candidates and the commercialization of our commercial products to focus solely on the commercialization and development of b-silk. We have a history of net losses, including a net loss of $57.7 million for the year ended December 31, 2023 and $65.5 million for the six months ended June 30, 2024. As of June 30, 2024, our accumulated deficit was $461.9 million. Going forward, our belief is that with thoughtful selection of early products, supply chain structure, and business structure, we can create significant benefits from a cost perspective that accrue to our business’ performance. This would allow for investing in additional products to achieve our mission of a thriving sustainable materials platform serving high volume consumer goods brands.

Introduction to b-silk

Inspired by nature and engineered in the lab, b-silk is made by yeast from sugar and water, drawing from the structure of silks. We believe this proprietary polypeptide has the potential to replace silicone elastomers in a variety of formulations as a fully biodegradable and non-toxic alternative.

The Silicone Elastomer Market

The global silicone market has grown exponentially amid changes in regulatory environments around the world. According to Global Market Insights, the global silicone market is estimated to be between $16.7 billion and $19.9 billion, with the silicone elastomers subsector representing a $6.3 billion to $10.0 billion global market. Furthermore, according to Grandview Research and Global Market Insights, the silicone market is poised to register around a 6% compound annual growth rate from 2022 to 2030. In the personal care products and consumer products segment, the Global Silicone Council estimates that a total of 390,000 tons of silicone products are sold annually.

Based on an assumed market penetration by us of approximately 1% and an assumed average sale price of b-silk based on our historical sales and internal sales forecasts, we estimate that b-silk has a potential revenue opportunity of approximately $3 billion through its use in personal care and consumer products. The assumed 1% market penetration figure is presented for illustrative purposes and is not indicative of our current market penetration, but the personal care and consumer product markets have historically been dominated by a relatively small number of manufacturers, several of whom have committed to reducing or eliminating their use of silicone elastomers or may be required to do so in response to regulatory pressures. Nonetheless, while we believe b-silk represents a compelling potential alternative for silicone elastomers in these products, we are still early in our commercialization of b-silk, and revenue for 2023 was less than 0.1% of this estimated revenue opportunity.

Silicone elastomers are synthetic chemistries that come in the form of oils and gels, and tend to be identifiable as words that end with -cone, -conol, -silane or -siloxane. These products are highly prevalent in the personal care and household goods industries, making up 5% to 40% of the volume of many popular skin care, personal care and household cleaning products, based on management’s estimates of industry reports.

In hair care products, silicones, especially dimethicone, are commonly found in shampoos, conditioners, and hair serums. They give a smooth and shiny finish to the hair, help in detangling, and protect hair from heat damage. For skin care, silicones like cyclomethicone and dimethicone are used in formulations for their smoothing and barrier formation properties. They help in providing a silky texture to products, making them spread easily on the skin. This is especially valuable in products like moisturizers, sunscreens, and primers. In makeup, silicones play a vital role in the formulation of products, including foundations, primers, mascaras, and more. They help in providing longevity, water resistance, and a smooth application. For anti-aging products, silicones can assist in filling fine lines and giving a plump appearance to the skin, making them a popular choice for formulations. When used in deodorants and antiperspirants, silicones help in improving the texture of these products and can aid in providing a smooth glide during application.

The Challenges of Silicone Elastomers

Silicone elastomers leave behind a persistent film even after being washed off. Just as this chemistry can clog pores on human skin, the same microscopic plastics can clog drains and accrete in the water system. Silicone elastomers washed down drains add to the accumulating masses of non-biodegradable materials flushed into our environment. This concern has driven manufacturers to search for alternatives and has created political pressure for regulations limiting the use of silicone elastomers. In the face of this, the industry has struggled to find substitute ingredients that perform comparably, leaving manufacturers to continue relying on silicone elastomers. The Global Silicones Council has indicated that a total of 390,000 tons of silicone products are sold each year in the personal care and consumer products sector.

The b-silk Solution

We believe our b-silk product has the potential to substantially replace silicone elastomers with a more sustainable alternative, while outperforming them on several key attributes and providing additional active benefits. Because b-silk is made with a few simple biological ingredients, it is highly biodegradable. However, b-silk matches or outperforms silicone elastomers across various metrics in blind trials even at reduced loading levels. Loading levels refer to the percentage of a specific ingredient within a complete formula.

We believe this is an attractive combination of features for manufacturers and that b-silk has ability to replace the problematic, biopersistent chemistry of silicone elastomers. In addition, we believe consumer product formulators find b-silk easy to work with as a stable, robust ingredient that does not react negatively with other common ingredients. Finally, formulators’ feedback to us has confirmed the versatility of the material in a variety of formulas, whether hair, skin or color, and the ease of mixing it with existing chemical combinations, which unleashes b-silk’s 20+ active benefits for a broader range of products.

The key to b-silk’s active benefits is its affinity for water; it is a hydrophilic molecule. When it touches water, it creates pillow-shaped droplets that can coat skin and hair. This has the potential to allow formulators to enhance the sensory benefits of their products by creating a lightweight but firm film upon application. This film has the potential to provide several benefits including helping create the appearance of firmer and more elastic skin and hair, potentially mitigating signs of aging, contributing to more persistent curls and enabling a silk-like soft feel after washing. Relatively lightweight formulations could have the ability to maintain these effects while minimizing build-up and allowing for even spreadability and quick absorption.

Our product has been used in formulations sold to consumers since 2019. Since that time, we have substantially reduced the cost of manufacturing b-silk through process optimization.

Environmental Attributes

b-silk has several attributes that make it environmentally friendly. It is a silk polypeptide powder with a distinct microstructure that facilitates versatile performance and biocompatibility. b-silk is biobased and biodegradable. b-silk has a favorable proportion of strong and flexible peptide segments that naturally crosslink into a hydrophilic powder with silicone elastomeric properties, but unlike silicone elastomers, b-silk does not biopersist at wash off.

Certifications, Evaluations and Surveys

b-silk has achieved the following notable certifications: USDA-Certified Biobased Product, “Vegan Verified” by Eurofins Scientific, and “Microbiome Friendly” by MyMicrobiome AG.

USDA BioPreferred Bio-based Product: In order to obtain this USDA certification, a product must contain a minimum amount of carbon sourced from biological sources (e.g., feedstocks of sugar or biomass), as opposed to from petroleum, based on third-party testing. The results of third-party testing of b-silk were reported in January 2021 to contain 100% bio-carbon, and our related application with the USDA was approved in February 2021.

“Vegan Verified” by Eurofins Scientific: “Vegan Verified” assesses whether animal products were used in the composition of a product, and involves the testing of a specimen by Eurofins for traces of mammalian, avian, fish, insect, crustacean, or mollusc DNA. We submitted specimens to Eurofins in September 2020 and January 2023, and both tests found none of the specified animal product DNA, resulting in separate “Vegan Verified” certifications for b-silk from May 2020 to May 2021 and again from June 2023 to June 2025.

“Microbiome Friendly” by MyMicrobiome AG: This certification involves standardized testing by MyMicrobiome AG of cosmetic products for their impact on the skin’s microbiomes (the collection of all microbes on human skin). We submitted a specimen of b-silk in August 2022 for skin, scalp and vaginal certification, for both rinse-off and leave-on conditions. On MyMicrobiome’s scoring scale of 1.0 to 3.0, a score of less than 2.0 qualifies as “microbiome-friendly”, and b-silk scored between 1.5 and 1.8.

We value these types of certifications and believe they are important to consumers, as well, as they instill confidence that the products have been rigorously tested and verified. In addition to seeking external certification, we have subjected b-silk to multiple forms of evaluation and tests, several of which are summarized below.

Hair Care Claim Study: In a 2021 claim study conducted for us by Grace Kingdom Beauty, hair from four samples of human hair swatches was treated to test color protection, shine, curl retention, style control, heat protection and oil-control, using a control serum base, the same serum base including b-silk, a commercial dimethicone-based silicone elastomer in the same serum base, and animal keratin. With respect to b-silk, the claim study concluded:

●	b-silk was color-safe for color-treated hair compared to no-treatment

●	b-silk was capable of mattifying scalp, yet did not dull the hair

●	b-silk exhibited curl retention capability up to 38% better compared to the other products

●	b-silk gave style control comparable to a dimethicone-based silicone elastomer without the buildup

●	b-silk protected hair from heat elements by making hair less frizzy and less prone to damages

●	b-silk offered oil-mattifying properties and was suitable for oil-control on scalp

Color Protection: Dark brown hair swatches were treated ten and 28 times with the applicable product. The swatches were subject to L.a.b. reading with a handheld Vinckcolor pro to check light and color values, where “L” is the lightness, “a” is the red/green tone and “b” is the blue/yellow tone.

After 10 Treatments

	“L” Reading*	Delta (from untreated color swatch)	“a” Reading**	Delta (from untreated color swatch)	“b” Reading***	Delta (from untreated color swatch)
Untreated color swatch	30	—	22	—	18	—
Serum base (control)	39	9	21	-1	17	-1
Animal keratin	38	8	17	-5	16	-2
b-silk-infused serum	39	9	20	-2	17	-1
Elastomer-infused serum	37	7	20	-2	17	-1

After 28 Treatments

	“L” Reading*	Delta (from untreated color swatch)	“a” Reading**	Delta (from untreated color swatch)	“b” Reading***	Delta (from untreated color swatch)
Untreated color swatch	30	—	22	—	18	—
Serum base (control)	42	12	15	-7	17	-1
Animal keratin	41	11	14	-8	17	-1
b-silk-infused serum	42	12	14	-8	16	-2
Elastomer-infused serum	40	10	13	-9	18	0

*	Higher “L” value associated with lighter color, with closer to 30 being preferred.

**	Higher “a” value associated with more green and less red, with lower value being better for a redder tone.

***	Higher “b” value associated with more blue and less yellow.

Shine: Treated swatches were wrapped around a cylinder to observe shine band. Grace Kingdom Beauty concluded that all tresses imparted shine, with silicone elastomer and animal keratin being the most apparent and b-silk and the serum base performing similarly.

Curl Retention: Treated swatches were rolled up tightly and mounted to a Plexiglas board with a marked grid, and exposed to 50 degrees Celsius and 70% for humidity for four hours for half day curl and hold and then set for eight-hour curl and hold for all day curl control claim. Grace Kingdom Beauty concluded that the swatch treated with b-silk performed best after four hours and eight hours, observing 38% better improvement compared to other products.

Style Control: On a straight hair mannequin head, the control serum was applied on one half and the b-silk-infused serum was applied on the other. The hair was blow dried under a salon-style hood with high speed and a beach waver hot iron was used to give volume. Grace Kingdom Beauty observed that the hair treated with the b-silk-infused serum was more manageable than the base serum. Similar results were then observed following the same process in comparing the b-silk-infused serum and the elastomer-infused serum, as well as the b-silk-infused serum and the animal keratin.

Heat Protection: Three grams of products were distributed evenly on dry hair, and a 350 degree Fahrenheit flat iron was used over eight seconds for 90 times to simulate one month of accumulative damage. Grace Kingdom Beauty observed that the hair treated with the elastomer-infused serum was the smoothest, while hair treated with both b-silk-infused serum and animal keratin was rougher on the ends and less shiny, concluding that there is no consumer perceivable difference on any damages with excessive heating with the product containing b-silk.

Oil Control: 0.5 grams of product was applied on clean scalp close to the temple area. Grace Kingdom Beauty observed that the b-silk-infused product left less residue than the elastomer product, animal keratin or serum base.

Sun Care Test Case: In this 2022 test conducted by Allure Labs, Inc., participants in a blind trial compared sunscreens containing only b-silk or b-silk and a silicone elastomer to a control sunscreen without b-silk and only containing silicone elastomers. In three different comparisons, ten subjects were asked to evaluate the following features of two sunscreens on a scale of 1 to 5, with a score of 1 representing “unfavorable” and a score of 5 representing “excellent”: absorption; film; oiliness; playtime; softness upon application; and white cast once absorbed. The first comparison involved a control sunscreen containing the silicone elastomers cyclomethicone and dimethicone and a sunscreen containing b-silk and cyclomethicone. The second comparison involved the control sunscreen containing cyclomethicone and dimethicone and a sunscreen containing b-silk and dimethicone. The third comparison involved the control sunscreen containing cyclomethicone and dimethicone and a sunscreen containing b-silk and no silicone elastomer. The results of the three comparisons were as follows:

First Comparison: Cyclomethicone and Dimethicone vs. b-silk and Cyclomethicone

	Cyclomethicone and Dimethicone (Control)	b-silk and Cyclomethicone
Absorption	4.10	3.50
Film	3.60	3.60
Oiliness	3.00	3.80
Playtime	3.60	3.30
Softness (upon application)	3.70	3.70
White cast (once absorbed)	3.50	3.40

Second Comparison: Cyclomethicone and Dimethicone vs. b-silk and Dimethicone

	Cyclomethicone and Dimethicone (Control)	b-silk and Dimethicone
Absorption	4.10	4.00
Film	3.60	3.30
Oiliness	3.00	3.30
Playtime	3.60	3.40
Softness (upon application)	3.70	4.10
White cast (once absorbed)	3.50	4.50

Third Comparison: Cyclomethicone and Dimethicone vs. b-silk

	Cyclomethicone and Dimethicone (Control)	b-silk
Absorption	4.10	4.60
Film	3.60	4.00
Oiliness	3.00	3.90
Playtime	3.60	3.60
Softness (upon application)	3.70	3.70
White cast (once absorbed)	3.50	4.30

Mascara Test Case: In a 2021 test case conducted for us by Grace Kingdom Beauty, b-silk was added to three mascara formulations and applied to false eye lashes, the mascara that contained b-silk possessed the ability to give the appearance of longer and more voluminous lashes. The test showed smooth, creamy application with no tugging on the lashes. With a single swipe application of b-silk a feathered panorama appearance and intense pigment was achieved. This enabled existing formulas to be layered without clumping, creating the sense of weightless lashes that were soft with excellent length and volume coverage.

Color Cosmetics Consumer Panel: We conducted a survey with 75 consumers in January 2022 using blinded samples of color cosmetics testing of a cosmetic product including a silicone elastomer and one b-silk, at 20% of the load. Consumers were asked to evaluate the following characteristics of the cosmetic products on scales of 1 to 5 as described below:

	b-silk	Elastomer
Long-wear [1=short, 5=long]	3.71	3.71
Color payoff [1=low, 5=high]	4.25	4.30
Softness [1=not soft, 5=soft]	3.63	3.75
Spreadability [1=difficult, 5=easy]	3.13	3.56
Mattification [1=shiny, 5=matte]	4.26	4.45
Greasy afterfeel [1=greasy, 5=not greasy]	4.41	4.54

Consumers were also asked to rate overall preferences between the two samples:

	Overall, which sample performed better as a cheek color?	Overall, which sample performed better as lip color?	Overall, which sample did you prefer as an eye color?
b-silk	41.3%	51.3%	45.0%
Silicone elastomer	58.7%	48.7%	55.0%

We believe these results further demonstrate comparable consumer satisfaction with cosmetic products using b-silk as compared to traditional products using silicone elastomers. However, we note that none of the above were clinical trials. They were not powered to show statistical significance, there was no criteria for enrollment and there was no primary endpoint.

b-silk Customer Landscape

We believe we can support the world’s largest beauty and cosmetic manufacturers, which sell billions of dollars of products each year, with our b-silk product. As mentioned, b-silk supports lower loading levels compared to silicone elastomers. Ingredients that are efficacious at lower loading levels can help formulators lower their costs of goods without affecting product performance. We believe formulators’ consistent focus on cost efficiencies will encourage expansion of the use of b-silk. To support further b-silk adoption into the mass market, we will continue our efforts to reduce our cost of goods, driven by process development improvements and economies of scale. Additionally, we intend to introduce new b-silk derived products and production strains to offer further lower cost options (under R&D work).

Production Strategy

While discovering b-silk was a complex and challenging endeavor, we aim to reduce complexity and use of capital with our go-to-market strategy. We focus on research, development, scaling, technical transfers, branding and commercialization, while leaving manufacturing to a network of third-party fermentation specialists. We believe that this strategy will eventually help to facilitate a higher margin financial profile while limiting total required capital investment and that it will provide capacity flexibility and supply chain agility to respond to market fluctuations.

Research and Development

We have spent over a decade researching, testing and developing materials that can replace the status quo of ingredients and processes found in the manufacturing of high-volume consumer goods. Our research and development process begins with researching and sourcing organisms and exemplar materials that are readily available within nature. From there, we narrow species and genotype, identifies genetics and engineers microorganisms for future production. We then begin product prototyping, material testing and product application development with customers for new products within existing industries. Finally, we engineer biological processes and chemistry to be compatible with contract manufacturing at commercial scale.

We developed b-silk through extensive and deep R&D. We comprehensively studied silk and other structural proteins to arrive at this material made from natural peptides. b-silk is protected by 35 granted patents and four trademarks that cover areas from the DNA sequence through manufacturing and product applications. We have know-how in the team and protected trade secrets accrued in developing and manufacturing the product. We have taken steps to protect the intellectual property behind b-silk because we believe it could replace a critical part of the beauty and personal care industry’s supply chain.

Go-to-Market Strategy

As currently formulated, we believe b-silk enjoys a large, multi-billion market opportunity in skincare, haircare, color cosmetics and a number of adjacent markets. We intend to focus our initial efforts on selling our product to the prestige and masstige market segments. We believe further efforts to reduce cost of goods and the development of b-silk derived products have the potential to expand b-silk into mass markets and to unlock both the household care and healthcare market segments. We believe this can drive substantial b-silk unit volume growth over time. As we build volume, we anticipate our strategy of cost of goods optimization will be accelerated by economies of scale.

Beyond b-silk

Our long-term goal is to become a leader in synthetic biomaterials. We have developed significant intellectual property over the past thirteen years. Although b-silk in its current format is the only format we have developed and our only commercial product, it is not the only product in our pipeline with commercialization potential. We are developing additional derivatives of b-silk as well as other materials. These b-silk derivatives would be modifications of existing molecules in response to needs and requests of current or prospective customers, including for enhanced water solubility and oil solubility and improved hair and skin binding. Additionally, our portfolio includes Mylo, a leather alternative made from mycelium, the root structure of mushrooms, though we made a decision in early 2023 to discontinue Mylo’s commercial development to focus on b-silk.

Manufacturing and Supply

We are in the process of diversifying and strengthening our manufacturing network to bolster the production capacity of b-silk and enhance supply chain resilience, since at this time we rely on just one strategic partner, Laurus Bio Private Limited (“Laurus Bio”), to produce b-silk. Pursuant to our master services agreement with Laurus Bio, which expired in August 2024, we may submit periodic purchase orders for the production of b-silk. While we expect to extend the services agreement with Laurus Bio, there can be no assurances that we will be able to extend or that the terms will be favorable to us. The terms governing price and quantity are set by each purchase order. We believe that utilizing a third-party manufacturing partner enables us to focus on our core competencies and maintain a capital efficient business model while leveraging this third party’s state of the art facilities, up-to-date and certified compliance with regulatory entities and economies of scale. We have not experienced any significant difficulty obtaining the quantities of b-silk necessary to meet demand. During 2023 we sold over 1,700 kilograms produced by Laurus Bio. Furthermore Laurus Bio is undergoing capacity expansion, which is expected to add an additional 1 million kg/year to its current capacity by the first half of 2025.

As demand for b-silk increases, we expect to validate multiple alternative sources to ensure agile response to changes in demand. Currently, we are in the process of validating a second supplier, and evaluating a third supplier. For a discussion of risks related to third-party contract manufacturers and suppliers, some of which are single source, see “Risk Factors — Risks Related to Products and Operations — We currently rely on a single manufacturing partner and manufacturing facility for the production of b-silk and in the future intend to rely on a small number of manufacturing partners and manufacturing facilities both in the U.S. and internationally.”

Intellectual Property

Our success depends in part upon our ability to obtain and maintain proprietary protection for its products and technologies and to operate without infringing on the proprietary rights of others. Our policy is to protect our proprietary position by, among other methods, filing for patent applications on inventions that are important to the development and conduct of its business with the U.S. Patent and Trademark Office and its foreign counterparts. We seek to avoid infringement by monitoring patents and publications in our product areas and technologies to be aware of developments that may affect our business, and to the extent we identify such developments, evaluate and take appropriate courses of action.

As of June 30, 2024, we had 62 granted U.S. and foreign patents, which relate largely to relate largely to b-silk and its method of manufacture and use, mycelium materials and methods of production, and resilin compositions and methods of use, and 173 pending U.S. and foreign patent applications. In particular, b-silk is protected by a total of 37 granted U.S. and foreign patents, including by patents relating to the composition of b-silk itself, as well as materials and methods relating to the production of b-silk and its end product uses, and 98 pending U.S. and foreign patent applications. Our current patents have expiration dates ranging from 2034 to 2040 and any patents resulting from pending patent applications are expected to have expiries between 2034 and 2044. In addition to the United States, we have issued patents in 15 countries and pending patent applications in 15 countries. We do not have any material patents that will be expiring in the next five years. The actual protection afforded by patents, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country. The table below sets out summary information for each patent that we consider to be material to our business, all of which are U.S. utility patents relating to b-silk and each of which is owned by us.

Title	Scheduled Date of Expiration
METHODS AND COMPOSITIONS FOR SYNTHESIZING IMPROVED SILK FIBERS	09/17/2034
METHODS AND COMPOSITIONS FOR SYNTHESIZING IMPROVED SILK FIBERS	10/10/2034
METHODS AND COMPOSITIONS FOR SYNTHESIZING IMPROVED SILK FIBERS	09/17/2034
METHODS AND COMPOSITIONS FOR SYNTHESIZING IMPROVED SILK FIBERS	07/22/2037
METHODS AND COMPOSITIONS FOR SYNTHESIZING IMPROVED SILK FIBERS	12/01/2034
LONG UNIFORM RECOMBINANT PROTEIN FIBERS	04/16/2040
ELASTOMERIC PROTEINS	01/16/2038
ELASTOMERIC PROTEINS	01/16/2038
COMPOSITIONS AND METHODS FOR PRODUCING HIGH SECRETED YIELDS OF RECOMBINANT PROTEINS	04/07/2038
COMPOSITIONS AND METHODS FOR PRODUCING HIGH SECRETED YIELDS OF RECOMBINANT PROTEINS	03/09/2038
COMPOSITIONS AND METHODS FOR PRODUCING HIGH SECRETED YIELDS OF RECOMBINANT PROTEINS	04/07/2038
COMPOSITIONS AND METHODS FOR PRODUCING HIGH SECRETED YIELDS OF RECOMBINANT PROTEINS	03/09/2038
MODIFIED STRAINS FOR THE PRODUCTION OF RECOMBINANT SILK	10/03/2037
MODIFIED STRAINS FOR THE PRODUCTION OF RECOMBINANT SILK	10/03/2037
METHODS OF GENERATING HIGHLY-CRYSTALLINE RECOMBINANT SPIDER SILK PROTEIN FIBERS	09/08/2039
SEC MODIFIED STRAINS FOR IMPROVED SECRETION OF RECOMBINANT PROTEINS	05/17/2039
COMPOSITE MATERIAL, AND METHODS FOR PRODUCTION THEREOF	05/22/2040
COMPOSITE MATERIAL, AND METHODS FOR PRODUCTION THEREOF	05/22/2040
RESILIN MATERIAL FOOTWEAR AND FABRICATION METHODS	10/19/2039
CUSTOM SIZING SYSTEM AND METHODS FOR A KNITTED GARMENT HAVING RADIAL SYMMETRY	11/06/2038
SYSTEM AND METHOD FOR MANUFACTURING CUSTOM-SIZED GARMENTS	02/02/2039

We also use other forms of protection (such as trademark and trade secret) to protect our intellectual property, particularly where we do not believe patent protection is appropriate or obtainable. We aim to take advantage of all of the intellectual property rights that are available to us and believe that this comprehensive approach provides us with a strong proprietary position.

We further protect its proprietary information by requiring our employees, consultants, contractors, and other advisers to execute nondisclosure and assignment of invention agreements upon commencement of its respective employment or engagement. Agreements with our employees also prevent them from bringing the proprietary rights of third parties to us. We also require confidentiality or material transfer agreements from third parties that receive our confidential data or materials.

Competition

We develop and sell b-silk, a silicone elastomer replacement for consumer products in the beauty & personal care market. The silicone elastomer and specialty ingredients space within the beauty & personal care market is competitive. Competition is based on several key criteria, including product performance and quality, product price, product availability and security of supply, responsiveness of product development in cooperation with customers, customer service, industry knowledge, technical capability, as well as a newer critical element: sustainability.

The largest cosmetics companies in the world include L’Oréal, Estee Lauder and Unilever, among others. Multinational cosmetics companies are significantly larger than us and have greater financial resources, leading to greater operating and financial flexibility. While we believe that the market is shifting towards the replacement of silicone elastomers with a sustainable ingredient and b-silk is positioned to capture this market shift, silicone elastomer is expected to remain the primary ingredient for the foreseeable future. We expect that b-silk will compete with products produced from traditional silicone elastomer producers as well as from alternative production methods that established enterprises and new companies have developed and commercialized and are seeking to develop and commercialize. We view our main competition to be from silicone elastomers produced by traditional chemistries or derived from non-sustainable sources that we are working to replace with b-silk.

Other competitors that have developed products with similarities to b-silk include Givaudan Active Beauty, which develops Silkgel, a vegan and sustainable biomimetic silk; Spiber Inc., which develops Brewed Protein, a material for apparel made from plant-based ingredients; Seevix Material Sciences, which develops SVX, a vegan, spider silk-inspired biopolymer material; Evolved by Nature, which develops Activated Silk, a bioactive peptide solution; and hydrolyzed silk, an animal-derived byproduct. To our knowledge, Silkgel and Activated Silk are the only commercially available ingredients, whereas the others, based on publicly available information, remain under development. However, to our knowledge, none of these materials are currently being used or marketed as alternatives to silicone elastomers.

Government Regulation

Our products and operations, and those of our customers, are subject to various federal, state and international laws and regulations, including regulation in the United States by the Food and Drug Administration (“FDA”), the Federal Trade Commission (the “FTC”), and comparable regulators in other jurisdictions in which it operates. These laws and regulations principally relate to the advertising, promotion, product manufacturing, testing, storage, handling, distribution and disposal of its products. In particular, we supply certain ingredients to customers for use in their cosmetic products. In the United States, the Federal Food, Drug and Cosmetic Act (the “FDCA”), defines cosmetics as articles or components of articles intended for application to the human body to cleanse, beautify, promote attractiveness, or alter the appearance, with the exception of soap. The labeling of cosmetic products is subject to the requirements of the FDCA, the Fair Packaging and Labeling Act, the Poison Prevention Packaging Act and other laws and regulations, including regulations of the FDA. Cosmetics are not subject to pre-market approval by the FDA. However, certain ingredients, such as color additives, must be pre-approved for the specific intended use of the product and are subject to certain restrictions on their use. The FDA may, by regulation, require warning statements on certain cosmetic products for specified hazards associated with such products. FDA regulations also prohibit or otherwise restrict the use of certain ingredients in cosmetic products. B-silk is not subject to pre-approval by the FDA and we believe is in material compliance with applicable regulations.

In addition, the FDA requires that cosmetic labeling and claims be truthful and not misleading. Moreover, cosmetics may not be marketed or labeled for their use in treating, preventing, mitigating, or curing disease or other conditions, or in affecting the structure or function of the body, as such claims would render the products to be a drug and subject to regulation as a drug. The FDA has issued warning letters to cosmetic companies alleging improper drug claims regarding their cosmetic products. In addition to FDA requirements, the FTC as well as state consumer protection laws and regulations can subject a cosmetics company to a range of requirements and theories of liability, including similar standards regarding false and misleading product claims, under which FTC or state enforcement or class-action lawsuits may be brought.

Manufacturing of cosmetics is also subject FDA requirements. In the United States, the FDCA prohibits the introduction, or delivery for introduction, into interstate commerce of cosmetics that are adulterated or misbranded. The FDA has historically recommended (but not required) certain voluntary good manufacturing practices (“GMPs”) designed to reduce the risk of violating this prohibition. However, recent legislation expanded the FDA’s authority to regulate cosmetics, including their manufacturing. Specifically, in December 2022, President Biden signed into law the Consolidated Appropriations Act, 2023, which included the Modernization of Cosmetics Regulation Act of 2022 (“MoCRA”). MoCRA established, among other things, new FDA authority over cosmetic products, including requirements to register manufacturing facilities and list cosmetic products and ingredients, report serious adverse events, substantiate safety of the cosmetic, label cosmetics with certain information, and maintain certain records. The FDA now also has authority to enforce, and is required to issue, regulations governing GMPs for cosmetics, including a proposed rule that must be issued by December 2024. The FDA’s draft guidance on cosmetic GMPs, last updated in June 2013, provides most recent recommendations related to, among other things process documentation, recordkeeping, building and facility design, equipment maintenance and personnel. Until cosmetic GMPs are promulgated, adherence to such recommended GMPs may reduce the risk that the FDA finds such products have been rendered adulterated or misbranded in violation of applicable law. Many of MoCRA’s provisions apply directly to finished cosmetics manufacturing, but these requirements may be applied via contract to ingredient suppliers.

In addition, the FDA monitors compliance of cosmetic products through market surveillance and inspection of cosmetic manufacturers and distributors to ensure that the products are not manufactured under unsanitary conditions, or labeled in a false or misleading manner. Inspections also may arise from consumer or competitor complaints filed with the FDA. In the event the FDA identifies unsanitary conditions, false or misleading labeling, or any other violation of the FDA’s laws or regulations, the FDA may request or require, or a manufacturer may independently decide, to conduct a recall or market withdrawal of cosmetic products. Failures to comply with applicable FDA regulations also may lead to, among other things, customer complaints, adverse events, warning letters, untitled letters, product seizures or detentions, and other criminal and civil fines and penalties.

Employees and Human Capital Resources

As of June 30, 2024, we had 13 full-time employees in the United States, one full-time employee in Canada, nine consultants in the United States and one consultant in the Netherlands. None of our employees are subject to a collective bargaining agreement and we believe we have a good relationship with its employees and consultants. We are a remote-only company, meaning that our team members work remotely. Due to this, we do not currently have a headquarters. We maintain a mailing address at 2261 Market Street, Suite 5447, San Francisco, California 94114.

Our human capital objectives are focused on attracting, developing, and retaining talent. Cash compensation and bonus plans, benefits and, both before and after the Business Combination, equity grants are designed to attract, retain and to motivate employees, directors, and select consultants to achieve our corporate objectives.

Legal Proceedings

From time to time, we may be a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We do not currently have any outstanding material litigation.

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, our bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

General Purpose and Authorized Capital Stock

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our certificate of incorporation authorizes 500,000,000 shares of common stock, par value $0.0001 per share, (“common stock”) and 50,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are currently outstanding. Unless our board of directors determines otherwise, we will issue all shares of its capital stock in uncertificated form.

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Common Stock

Voting Rights

Holders of shares of common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock will not have cumulative voting rights in the election of directors.

Liquidation, Dissolution and Winding Up

Upon liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata the remaining assets available for distribution. Holders of common stock do not have preemptive, subscription, redemption or redemption rights. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of common stock outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of Preferred Stock that the board of directors may authorize and issue in the future.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of the business, and therefore does not anticipate declaring or paying any cash dividends on common stock in the foreseeable future.

Preferred Stock

Our certificate of incorporation authorized our board of directors to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, redemption rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term after re-election. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder or group of holders controlling a majority of our capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. Further, the certificate of incorporation provides that only the chairperson of the board of directors, a majority of the board of directors, the Chief Executive Officer or the President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, the bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of the board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in the bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by the bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made (such notice within such time periods, “Timely Notice”). Additionally, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by our board of directors.

Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Supermajority Approvals

The certificate of incorporation provides that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all then outstanding shares of stock, voting as a single class, will be required to amend, alter, repeal or rescind certain provisions of the certificate of incorporation, including provisions relating to preferred stock, the size and classifications of the board of directors, special meetings, director and officer indemnification, forum selection, and amendments to the certificate of incorporation. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of voting stock, voting as a single class, will be required to amend or repeal the bylaws, although the bylaws may also be amended by our board of directors.

Limitations on Liability and Indemnification of Officers and Directors

The certificate of incorporation and bylaws will provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. For example, Section 145 of the DGCL provides for permissive indemnification and advancement rights, except for mandatory indemnification for the successful defense of a claim, while the indemnification agreements make the indemnification rights and obligations mandatory in most respects. Making the indemnification rights and obligations mandatory may result in us incurring indemnification or advancement expenses that would not otherwise be required under the DGCL. However, we have secured an insurance policy that would be intended to reimburse us for most or all of our indemnification and advancement expenses after retention. We believe these types of provisions in the indemnification agreements and securing such an insurance policy are important for being able to recruit qualified candidates to serve as directors and officers.

In addition, as permitted by Delaware law, the certificate of incorporation and the bylaws include provisions that eliminate the personal liability of directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer. The effect of this provision is to restrict our rights and the rights of the our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Forum Selection

The certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of us, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our certificate of incorporation, bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Although we believe these provisions would benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

We have applied to list the common stock on Nasdaq under the symbol “BSLK.”

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as described below. Pursuant to the Warrant Agreement, a holder may exercise its Public Warrants only for a whole number of shares of common stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire on August 13, 2029, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

GAMC did not register the shares of common stock issuable upon exercise of the Public Warrants at the time of the IPO. However, the Warrant Agreement obligates us as soon as practicable after the Closing of the Business Combination, but in no event later than 20 business days after the closing of the Business Combination, to use our commercially reasonable efforts to file with the SEC, and within 60 business days following the Business Combination to have declared effective, a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of common stock until the Public Warrants expire or are redeemed. Notwithstanding the above, if the common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. To exercise Public Warrants on a cashless basis, each holder would pay the exercise price by surrendering the Public Warrants in exchange for a number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (a) the number of shares of common stock underlying the warrants and (b) the excess of the “fair market value” of our common stock (defined below) over the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume-weighted average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent.

Redemption of Public Warrants when the price per share of common stock equals or exceeds $18.00

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per GAMC Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem Public Warrants even if the holders are otherwise unable to exercise their Public Warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of common stock equals or exceeds $10.00

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.10 per Public Warrant provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares of common stock determined by reference to the table below, based on the redemption date and the “fair market value” of our common stock (as defined below) except as otherwise described below;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported sale price of our common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Public Warrant holders;

●	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

●	if, and only if, there is an effective registration statement covering the issuance of the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of common stock that a Public Warrant holder will receive upon cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

Pursuant to the Public Warrant Agreement, references above to common stock shall include a security other than common stock into which the common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the tables below will not be adjusted solely as a result of us not being the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

Redemption Date (period to expiration of Public Warrants)	Fair Market Value of common stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 shares of common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 shares of common stock for each whole Public Warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature is structured to allow for all of the outstanding Public Warrants (other than the Private Placement Warrants) to be redeemed when the common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our common stock is below the exercise price of the Public Warrants. This redemption feature provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input as of March 16, 2021. This redemption right provides us an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to Public Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we expect we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the Public Warrant holders.

As stated above, we can redeem the Public Warrants when the common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Public Warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares of common stock. If we choose to redeem the Public Warrants when the common stock is trading at a price below the exercise price of the Public Warrants, this could result in the Public Warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their Public Warrants for shares of common stock if and when shares of common stock were trading at a price higher than the exercise price of $11.50 per share.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of common stock pursuant to the Public Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the Public Warrants may be exercised for such security.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above under “— Redemption of Public Warrants when the price per share of common stock equals or exceeds $18.00,” our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis” (such option, the “Cashless Exercise Option”). In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management may consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. To exercise Public Warrants on a cashless basis, each holder would pay the exercise price by surrendering the Public Warrants in exchange for a number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (a) the number of shares of common stock underlying the Public Warrants and (b) the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to Continental Stock Transfer & Trust Company, as warrant agent. If our management takes advantage of this Cashless Exercise Option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. The Cashless Exercise Option feature may be an attractive option to us if we do not need the cash from the exercise of the Public Warrants after the Business Combination. If we call our Public Warrants for redemption and our management does not take advantage of this Cashless Exercise Option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all Public Warrant holders been required to take advantage of this Cashless Exercise Option, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the “fair market value” will be deemed a stock dividend of a number of shares of common stock equal to the product of (1) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (2) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemptions in connection with the Business Combination or to redeem 100% of our common stock if we do not complete the Business Combination by the date by which GAMC is required by the terms of its certificate of incorporation to consummate an initial business or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Public Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the per share consideration minus Black-Scholes Public Warrant Value (as defined in the Public Warrant Agreement) of the Public Warrant.

The Public Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is included as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants will not be redeemable by us so long as they are held the Sponsor or its permitted transferees except under limited circumstances. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis and the Sponsor or its permitted transferees will also have certain registration rights related to the Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants), as described below. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If any Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Each of the warrants that may be issued upon conversion of working capital loans shall be identical to the Private Placement Warrants.

If holders of the Private Placement Warrants elect to exercise the underlying warrants on a cashless basis, they would pay the exercise price by surrendering warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent.

In order to fund working capital deficiencies, finance transaction costs in connection with the Business Combination, or make Extension Payments, as of December 31, 2023, the Sponsor loaned GAMC an aggregate of $1,878,689 in unsecured promissory notes. If we complete the Business Combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of common stock for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Bolt.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Notwithstanding the foregoing, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

BENEFICIAL OWNERSHIP

The following table sets forth the beneficial ownership of common stock following the consummation of the Business Combination and related or concurrent transactions by:

●	each person who is known to be the beneficial owner of more than 5% of issued and outstanding shares of common stock;

●	each of Bolt’s current named executive officers and directors; and

●	all current executive officers and directors of Bolt as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Bolt believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
5% Holders
Entities affiliated with Foundation Capital(2)	2,310,360	7.3%
Anderson Investments Pte. Ltd.(3)	2,471,861	7.8%
Scottish Mortgage Investment Trust PLC(4)	2,465,807	7.8%
Formation8 Partners Fund I, L.P.(5)	1,655,988	5.2%
Entities affiliates with Top Tier Capital Partners(6)	2,489,505	7.9%
Ginkgo Bioworks, Inc.(7)	2,679,319	8.5%
Golden Arrow Sponsor, LLC(8)	14,662,702	40.0%
Directors and Named Executive Officers
Daniel Widmaier(9)	302,940	*
David Breslauer(10)	839,384	2.6%
Randy Befumo(11)	110,862	*
Cintia Nardi(12)	176,356	*
Ransley Carpio	—	*
Jeri Finard	—	*
Sami Naffakh	—	*
Daniel Steefel	—	*
Steven Klosk	35,000	*
Esther van den Boom	—	*
Jerry Fiddler(13)	623,905	2.0%
All directors and executive officers as a group (11 individuals)(14)	2,088,447	6.5%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2261 Market Street, Suite 5447, San Francisco, CA 94114.

(2)	Consists of (i) 2,284,830 shares held of record by Foundation Capital VI, L.P. and (ii) 25,530 shares held of record by Foundation Capital VI Principals Fund, L.L.C. Foundation Capital Management Co. VI, L.L.C. is the general partner of Foundation Capital VI, L.P. and the manager of Foundation Capital VI Principals Fund, L.L.C. Voting and dispositive decisions with respect to the shares held by Foundation Capital, L.P. and Foundation Capital VI Principals Fund, L.L.C. are made collectively by William Elmore, Ashu Garg, Paul Holland, Charles Moldow, Mike Schuh, Steve Vassallo, and Warren Weiss, the managing members of Foundation Capital Management Co. VI, LLC. The address of each of these entities is 550 High Street, 3rd Floor, Palo Alto, CA 94301.

(3)	Anderson Investments Pte. Ltd. is a direct wholly owned subsidiary of Thomson Capital Pte. Ltd., which in turn is a direct wholly owned subsidiary of Tembusu Capital Pte. Ltd., which in turn is a direct wholly owned subsidiary of Temasek Holdings (Private) Limited. As a result, each of Thomson Capital Pte. Ltd., Tembusu Capital Pte. Ltd. and Temasek Holdings (Private) Limited may be deemed to indirectly beneficially own the shares held directly by Anderson Investments Pte. Ltd. The address of each of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(4)	Securities representing more than 5% of the class are held on behalf of Scottish Mortgage Investment Trust PLC, a closed-ended investment trust which is managed by Baillie Gifford & Co. Limited, a wholly owned subsidiary of Baillie Gifford & Co. The address for these stockholders is c/o Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN.

(5)	Formation8 GP, LLC has sole voting and dispositive power with regard to the shares held by Formation8 Fund I, L.P. The managing members of Formation8 GP, LLC, are James Kim, Brian Koo, and Joe Lonsdale. The managing members of Formation8 GP, LLC, disclaim beneficial ownership of the shares held by Formation8 Fund I, L.P., except to the extent of their pecuniary interests therein. The address for Formation8 Fund I, L.P. is 4962 El Camino Real, Suite 212, Los Altos, CA 94022.

(6)	Represents shares held by Top Tier Venture Capital VII Holdings, Top Tier Venture Velocity Fund, L.P., TTBSP, L.P. — Opportunity Series and TTCP Co-Invest Overage Fund IX, L.P. (the “TTCP Funds”). Top Tier Capital Partners, LLC is the ultimate Manager of each of the TTCP Funds and may be deemed to beneficially own the shares held directly by each of the TTCP Funds. Each of Jessica Archibald, Sean Engel, Eric Fitzgerald, Garth Timoll, Sr. and David York make investment decisions for Top Tier Capital Partners, LLC and may be deemed to beneficially own the shares held directly by each of the TTCP Funds. Each of them disclaims beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address for the TTCP Funds is 600 Montgomery Street, Suite 480, San Francisco, CA 94111.

(7)	Consists of 2,679,319 shares of common stock held by Ginkgo Bioworks, Inc. (“Ginkgo Bioworks”), a wholly owned subsidiary of Ginkgo Bioworks Holdings, Inc. (“Ginkgo”). Shares held by Ginkgo Bioworks may be deemed beneficially owned by Ginkgo, its sole parent. The address for Ginkgo and Ginkgo Bioworks is 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210.

(8)	Includes 9,662,702 shares of common stock, and 5,000,000 shares of common stock issuable upon exercise of warrants that will be exercisable within 60 days of August 13, 2024. Golden Arrow Sponsor, LLC, the Sponsor, is the record holder of the securities reported herein. According to a Schedule 13D filed on August 21, 2024, the Sponsor is controlled by Messrs. Babich, Doft, Hirt and Rechtschaffen. Accordingly, Messrs. Babich, Doft, Hirt and Rechtschaffen share voting and dispositive power over the securities held by the Sponsor and may be deemed to beneficially own such shares. Each of Messrs. Babich, Doft, Hirt and Rechtschaffen disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(9)	Consists of 302,940 shares of common stock that are issuable upon exercise of options exercisable as of or within 60 days of August 13, 2024.

(10)	Consists of (i) 783,355 shares of common stock that are held by the David N. Breslauer Family Trust and (ii) 56,029 shares of common stock that are issuable upon exercise of options exercisable as of or within 60 days of August 13, 2024.

(11)	Consists of 110,862 shares of common stock underlying restricted stock units that will vest within 60 days of August 13, 2024.

(12)	Consists of 176,356 shares of common stock that will be issuable upon exercise of options exercisable as of or within 60 days of August 13, 2024.

(13)	Consists of (i) 62,461 shares of common stock held by JAZEM I Family Partners, LP, (ii) 495,459 shares of common stock held by Zygote Ventures LLC. Mr. Fiddley may be deemed to beneficially own the shares held directly by each of JAZEM I Family Partners, LP and Zygote Ventures LLC and (iii) 65,985 shares of common stock that will be issuable upon exercise of options exercisable as of or within 60 days of August 13, 2024.

(14)	Includes (i) 358,969 shares of common stock subject to options held by all executive officers and directors that are exercisable within 60 days of August 13, 2024, and (ii) 353,203 shares of common stock subject the vesting of restricted stock units within 60 days of August 13, 2024.

REGISTERED HOLDERS

This prospectus relates to the resale by the registered holders from time to time of (i) up to 28,297,770 shares of common stock and (ii) 5,000,000 Private Placement Warrants. The registered holders may, from time to time, offer and sell any or all of the common stock or Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “registered holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the registered holders’ interest in the common stock or Private Placement Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the registered holders, the aggregate number of shares of common stock or Private Placement Warrants, in each case, held by each registered holder immediately prior to the sale of shares of common stock or Private Placement Warrants in this offering, the number of shares of common stock or Private Placement Warrants that may be sold by each registered holder under this prospectus and the number of shares of common stock and Private Placement Warrants that each registered holder will beneficially own after this offering.

For purposes of the table below, we have assumed that the registered holders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

Other than as described below or elsewhere in this prospectus, none of the registered holders has any material relationship with us or any of our predecessors or affiliates.

	Securities Beneficially Owned Prior to this Offering(1)			Securities to be Sold in this Offering		Securities Beneficially Owned Following this Offering
Name of Registered Holder	Shares of Common Stock	% of Ownership	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	% of Ownership		Warrants
Scottish Mortgage Investment Trust PLC(2)	2,465,807	7.8%	-	2,465,807	-	-	-		-
FF Pathfinder VII, LLC	132,186	* *	-	54,859	-	77,327	*	*	-
Hollyhill Investments Limited	811,952	2.6%	-	52,247	-	759,705	2.4%		-
Marvel Arch Limited	152,721	*	-	9,535	-	143,186	*		-
Lung Ung Ling	14,581	*	-	2,400	-	12,181	*		-
Yu Ching	37,491	*	-	3,283	-	34,208	*		-
Kamara Investment Group LLC.	88,050	*	-	11,681		76,369	*		-
Jonathan Forbes McHardy	58,267	*	-	5,252	-	53,015	*		-
LF Ventures LLC	50,870	*	-	6,666	-	44,204	*		-
NF Global Limited	56,385	*	-	3,178	-	53,207	*		-
Ultimate Insight Limited	22,552	*	-	1,272	-	21,280	*		-
Una S Ryan Revocable Trust	13,507	*	-	1,087	-	12,420	*		-
Morson Holdings Pty Ltd	40,597	*	-	4,925	-	35,672	*		-
Allen & Company LLC	40,289	*	-	7,797	-	32,492	*		-
Brian Davis	8,631	*	-	1,671	-	6,960	*		-
Harry Wagner	1,510	*	-	293	-	1,217	*		-
Isaac Assia	4,304	*	-	331	-	3,973	*		-
John Griffen	1,510	*	-	293		1,217	*		-
Julia Dimon	2,588	*	-	501		2,087	*		-
Karl Handelsman	12,845	*	-	1,000		11,845	*		-
Kaveh Khosrowshahi	1,510	*	-	293	-	1,217	*		-
Robert G. Widmaier	6,841	*	-	399	-	6,442	*		-

	Securities Beneficially Owned Prior to this Offering(1)			Securities to be Sold in this Offering		Securities Beneficially Owned Following this Offering
Name of Registered Holder	Shares of Common Stock	% of Ownership	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	% of Ownership	Warrants
Scott Bacigalupo	1,510	*	-	293	-	1,217	*	-
Scott Nolan	2,060	*	-	134	-	1,926	*	-
The Silbermann Family Trust	1,722	*	-	334	-	1,388	*	-
Tsuchiya Kaban Co., Ltd.	6,325	*	-	1,334	-	4,991	*	-
Entities affiliated with Foundation Capital(3)	2,310,360	7.3%	-	2,310,360	-	-	-	-
Anderson Investments Pte. Ltd.(4)	2,471,861	7.8%	-	2,471,861	-	-	-	-
Formation8 Partners Fund I, L.P.(5)	1,655,988	5.2%	-	1,655,988	-	-	-	-
Golden Arrow Sponsor, LLC(6)	14,662,702	40.0%	5,000,000	14,662,702	5,000,000	-	-	-
Dan Widmaier(7)	784,130	2.5%	-	784,130	-	-	-	-
David Breslauer(8)	1,125,999	3.6%	-	1,125,999	-	-	-	-
Randy Befumo(9)	152,987	*	-	152,987	-	-	-	-
Cintia Nardi(10)	227,068	*	-	227,068	-	-	-	-
Jerry Fiddler(11)	623,905	2.0%	-	623,905	-	-	-	-
Anna Brunelle(12)	105,905	*	-	105,905	-	-	-	-
Brett Barth(13)	35,000	*	-	35,000	-	-	-	-
Lloyd Dean(13)	35,000	*	-	35,000	-	-	-	-
Jack Hidary(13)	35,000	*	-	35,000	-	-	-	-
Steven Klosk(14)	35,000	*	-	35,000	-	-	-	-
BTIG, LLC	593,750	1.9%	-	593,750	-	-	-	-
I-Bankers Securities, Inc.	31,250	*	-	31,250	-	-	-	-
Latham & Watkins LLP	25,000	*	-	25,000	-	-	-	-
W-SW WBLS East Owner IX, L.P.	600,000	1.9%	-	600,000	-	-	-	-
Mycelium Materials Europe B.V.	150,000	*	-	150,000	-	-	-	-

*

Less than 1%.

(1)	The percentage of beneficial ownership is calculated based on 31,660,231 outstanding shares of common stock at Closing. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Securities representing more than 5% of the class are held on behalf of Scottish Mortgage Investment Trust PLC, a closed-ended investment trust which is managed by Baillie Gifford & Co. Limited, a wholly owned subsidiary of Baillie Gifford & Co. The address for these stockholders is c/o Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN.

(3)	Consists of (i) 2,284,830 shares held of record by Foundation Capital VI, L.P. and (ii) 25,530 shares held of record by Foundation Capital VI Principals Fund, LLC. Foundation Capital Management Co. VI, LLC is the general partner of each of Foundation Capital VI, L.P. and Foundation Capital VI Principals Fund, LLC. William Elmore, Ashu Garg, Paul Holland, Charles Moldow, Mike Schuh, Steve Vassallo, and Warren Weiss are the managing members of Foundation Capital Management Co. VI, LLC and may be deemed to share voting and investment power over the shares held by Foundation Capital VI, L.P. and Foundation Capital VI Principals Fund, LLC. The address of each of these entities is 550 High Street, 3rd Floor, Palo Alto, CA 94301.

(4)	Anderson Investments Pte. Ltd. is a direct wholly owned subsidiary of Thomson Capital Pte. Ltd., which in turn is a direct wholly owned subsidiary of Tembusu Capital Pte. Ltd., which in turn is a direct wholly owned subsidiary of Temasek Holdings (Private) Limited. As a result, each of Thomson Capital Pte. Ltd., Tembusu Capital Pte. Ltd. and Temasek Holdings (Private) Limited may be deemed to indirectly beneficially own the shares held directly by Anderson Investments Pte. Ltd. The address of each of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(5)	Formation8 GP, LLC has sole voting and dispositive power with regard to the shares held by Formation8 Fund I, L.P. The managing members of Formation8 GP, LLC, are James Kim, Brian Koo, and Joe Lonsdale. The managing members of Formation8 GP, LLC, disclaim beneficial ownership of the shares held by Formation8 Fund I, L.P., except to the extent of their pecuniary interests therein. The address for Formation8 Fund I, L.P. is 4962 El Camino Real, Suite 212, Los Altos, CA 94022.

(6)	Includes 5,000,000 shares of common stock issuable upon exercise of warrants that will be exercisable within 60 days of August 13, 2024. Golden Arrow Sponsor, LLC, the Sponsor, is the record holder of the securities reported herein. According to a Schedule 13G filed on February 14, 2022, the Sponsor is controlled by Messrs. Babich, Doft, Hirt and Rechtschaffen. Accordingly, Messrs. Babich, Doft, Hirt and Rechtschaffen share voting and dispositive power over the securities held by the Sponsor and may be deemed to beneficially own such shares.

(7)	Consists of (i) 413,098 shares of common stock that is issuable upon the vesting of restricted stock units and (ii) 371,032 shares of common stock that would be issuable upon exercise of options. Mr. Widmaier is Chief Executive Officer and Director of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(8)	Consists of (i) 783,355 shares of common stock held by the David N. Breslauer Family Trust, which Mr. Breslauer is deemed a beneficial owner, (ii) 286,616 shares of common stock that is issuable upon the vesting of restricted stock units, (iii) 56,028 shares of common stock that would be issuable upon exercise of options. Mr. Breslauer is Chief Technology Officer and Director of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(9)	Consists of 152,987 shares of common stock that is issuable upon the vesting of restricted stock units. Mr. Befumo is Interim Chief Financial Officer of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(10)	Consists of 227,068 shares of common stock that is issuable upon the vesting of restricted stock units. Ms. Nardi is President of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(11)	Consists of (i) 62,461 shares of common stock held by JAZEM I Family Partners, LP, (ii) 495,459 shares of common stock held by Zygote Ventures LLC. Mr. Fiddley may be deemed to beneficially own the shares held directly by each of JAZEM I Family Partners, LP and Zygote Ventures LLC and (iii) 65,985 shares of common stock that is issuable upon the vesting of restricted stock units. Mr. Fiddler is a Director of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(12)	Consists of (i) 65,985 shares of common stock that is issuable upon the vesting of restricted stock units and (ii) 39,920 shares of common stock that would be issuable upon exercise of options. Ms. Brunelle was a director of Bolt Threads, Inc. at the Closing of the Business Combination. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(13)	Formerly a director of Golden Arrow Merger Corp. prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

(14)	Mr. Klosk is a current Director of Bolt. These securities are being registered for resale in accordance with the terms of the Amended and Restated Registration Rights and Lock-up Agreement, as described under “Certain Relationships and Related Party Transactions—Amended and Restated Registration Rights and Lock-up Agreement.”

Listing of common stock and Warrants

The common stock and Public Warrants are currently listed on The Nasdaq Global Market and trade under the symbols “BSLK” and “BSLKW”, respectively.

MANAGEMENT

Board of Directors and Management

The following sets forth certain information, as of the date hereof, concerning the persons who serve as our executive officers and directors.

Name	Age	Position
Executive Officers:
Daniel Widmaier	43	Chief Executive Officer and Director
David Breslauer	41	Chief Technology Officer and Director
Randy Befumo	53	Interim Chief Financial Officer
Cintia Nardi	50	President
Paul Slattery	38	General Counsel and Secretary
Non-Employee Directors:
Ransley Carpio	39	Director
Jeri Finard	64	Director
Sami Naffakh	54	Director
Daniel Steefel	37	Director
Steven Klosk	67	Director
Esther van den Boom	45	Director
Jerry Fiddler	72	Director

Executive Officers

Daniel Widmaier is a co-founder of Bolt Threads and has served as its Chief Executive Officer and a member of its board of directors since August 2009, and the Chief Executive Officer and member of the board of directors of Bolt Projects Holdings, Inc. since the Closing. Mr. Widmaier holds a B.S. in Biochemistry from the University of Washington and a Ph.D. in Chemistry and Chemical Biology from University of California, San Francisco. We believe that Mr. Widmaier is qualified to serve on our board of directors following the Business Combination because of his historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as Bolt Threads co-founder and Chief Executive Officer.

David Breslauer is a co-founder of Bolt Threads and has served as its Chief Technology Officer and a member of its board of directors since August 2009, and the Chief Executive Officer and member of the board of directors of Bolt Projects Holdings, Inc. since the Closing. Mr. Breslauer currently serves as the advisor to multiple biotechnology companies that focus on creating sustainable products. Mr. Breslauer holds a B.S. in Bioengineering from University of California, San Diego and a Ph.D. in Bioengineering from University of California, Berkeley and University of California, San Francisco. We believe Mr. Breslauer is qualified to serve on our board of directors following the Business Combination because of his experience in the biotechnology industry, his deep knowledge of bioengineering and sustainable materials, and continuity that he brings to our board of directors as Bolt Threads co-founder and Chief Technology Officer.

Randy Befumo has served as Interim Chief Financial Officer of Bolt Threads since April 2023, and the Interim Chief Financial Officer of Bolt Projects Holdings, Inc. since the Closing. Prior to this, he served as Bolt Thread’s Chief Financial Officer from April 2020 to April 2023. Since May 2023, Mr. Befumo has also served as the Interim CFO for Protecht, Inc., a company that provides online check-out software. He previously served as the Chief Financial Officer of Eventbrite, a global self-service ticketing platform for live experiences from November 2016 to September 2019, when he transitioned into the role of Chief Strategy Officer until December 2019. He currently serves as an advisor for several private software and pharmaceutical companies. Previously, Mr. Befumo served as Director of Research, analyst, and portfolio manager at Legg Mason Capital Management for 15 years. Mr. Befumo holds a B.A. in Interdisciplinary Study from the College of William & Mary.

Cintia Nardi has served as Chief Operating Officer of Bolt Threads from February 2022 until her promotion to President in November 2023, and the President of Bolt Projects Holdings, Inc. since the Closing. Ms. Nardi previously served as the Chief Operating Officer and a member of the board of directors of Cosmetica Laboratories Inc., a color cosmetics and skincare development and manufacturing company, from July 2017 to January 2022, and as the Executive Director of Quality Assurance and Operations of Estée Lauder Companies Inc., a leading manufacturer and marketer of cosmetics, skincare, fragrance, and hair care products, from September 2002 to July 2017. Ms. Nardi holds a bachelor’s degree in Industrial Engineering from Catholic University of Argentina.

Paul Slattery has served as General Counsel of Bolt Threads since August 2023, and the General Counsel of Bolt Projects Holdings, Inc. since the Closing. Mr. Slattery previously served as General Counsel and Outside General Counsel for Eleusis Holdings, LTC, a pharmaceutical company focused on therapeutic uses for psychedelics, from December 2020 to August 2023, and as an Associate at Quinn Emanuel Urquhart & Sullivan LLP, the world’s largest litigation-only firm, from October 2012 to December 2020. Mr. Slattery holds a J.D. from Yale Law School and a B.S. and A.B. in Economics and Literature from Duke University.

Non-Employee Directors

Ransley Carpio has served on our board of directors since the Closing, and has been the Vice President of Business Development for Front Row Group, a digital marketing and brand partnership company, since April 2022 and has been a Member of Carpio Companies LLC, a company providing advisory assistance to consumer focused private equity funds and their portfolio investments, since January 2014. From January 2020 to July 2023, Mr. Carpio was a Managing Partner, and a member of the board of directors, at Patina Brands LLC, a beauty product brand incubator. Mr. Carpio has previously served on the board of directors for a privately held company. Mr. Carpio holds a B.S. in Management from the University of Phoenix.

We believe Mr. Carpio is qualified to serve on our board of directors because of his experience in business management.

Jeri Finard has served on our board of directors since the Closing, and has been a Managing Partner at Lykos Capital Partners, an advisory firm for emerging consumer-facing companies, since February 2018. Formerly she served as Chief Executive Officer of Godiva Chocolatier, N.A. (“Godiva”), the luxury retailer of high-quality confections, from 2012 to 2014. Prior to Godiva, Ms. Finard served as Global Brand President of Avon, Inc., a multinational cosmetics and skincare company, from July 2008 to January 2012, and in a variety of senior roles at Mondelez International, Inc. (“Mondelez”), a multinational confectionary, food, and beverage company, from July 1986 to June 2007. Her roles at Mondelez included Global Chief Marketing Officer, Executive Vice President and General Manager of the Beverages division, and Executive Vice President and General Manager of the Desserts division. Ms. Finard served on the board of directors of Frontier Communications from March 2005 to May 2014. Ms. Finard also currently serves on the board of directors for a privately held company, and has previously served on the boards of several other privately held companies. Ms. Finard holds a B.A. in Politics from Brandeis University and an MBA from Columbia University.

We believe Ms. Finard is qualified to serve on our board of directors because of her extensive experience in both director and senior executive positions at a variety of consumer products companies.

Sami Naffakh has served on our board of directors since the Closing, and has been the Chief Supply Officer at Reckitt Benckiser PLC, a multinational consumer goods company, since July 2020. Mr. Naffakh previously served as the Chief Operations Officer at Arla Foods Group, a multinational dairy cooperative, from January 2018 to June 2020, the Senior Vice President of Supply Chain for Europe, Middle East, and Africa at Estée Lauder Companies Inc., a multinational cosmetics company, from March 2014 to December 2017, and the Senior Vice President of Supply Chain for the Asia-Pacific Region at Danone Infant Nutrition Asia Pacific, an international company focused on infant nutrition products from March 2012 to February 2014. Mr. Naffakh holds a Master’s Degree in Industrial Engineering from École des Hautes Études Industrielles.

We believe Mr. Naffakh is qualified to serve on our board of directors because of his substantial experience in company operations and global supply chain management.

Daniel Steefel has served on our board of directors since the Closing, and has been a Partner at Nexxus Holdings Inc. (“Nexxus”), an investment firm, since September 2018. He has extensive experience in investment management, and prior to Nexxus, served as the Founder and Managing Partner at Steefel Capital Management, a hedge fund management firm, from October 2015 to August 2018 and Manager, Investments at the David and Lucile Packard Foundation, a private foundation, from August 2011 to October 2015. Mr. Steefel also served on the board of directors of two privately held companies. Mr. Steefel holds a B.A. in Public Policy from Stanford University.

We believe Mr. Steefel is qualified to serve on our board of directors because of his experience in investment management.

Steven Klosk served on GAMC’s board of directors since March 2021 and has continued to serve on our board of directors since the Closing. Mr. Klosk served as a director of Cambrex Corporation (formerly NYSE: CBM), a leading global small molecule contract development and manufacturing organization (“Cambrex”), from 2008 until June 2020, and served as its President and Chief Executive Officer from 2008 until its acquisition by Permira in December 2019 and remained Chief Executive Officer through June 2020. Having joined Cambrex in 1992, Mr. Klosk held positions of increasing responsibility, including Executive Vice President, Administration, through 2005, when he assumed direct responsibility for the leadership of the Biopharmaceutical Business Unit as Chief Operating Officer. In August 2006, Mr. Klosk assumed the responsibility of the Pharma business as Executive Vice President and Chief Operating Officer — Biopharma & Pharma, and in February 2007, was appointed to Executive Vice President, Chief Operating Officer and President, Pharmaceutical Products and Services, the last role he held prior to being appointed President and Chief Executive Officer. Earlier in his career Mr. Klosk served as Vice President, Administration for The Genlyte Group, Inc., a publicly traded producer of lighting fixtures. Mr. Klosk earned a B.S. from Cornell University and a J.D. from New York Law School. Mr. Klosk has served on the board of directors of Lisata Therapeutics. (Nasdaq: LSTA) since 2014. He also currently serves on the board of directors of BIOVECTRA, a pharmaceutical contract development and manufacturing organization (“CDMO”), NJ Biopharmaceuticals LLC, a pharmaceutical contract research organization and BioIVT, a global provider of biologic specimens for pharma/biotech research. Mr. Klosk also serves as Chairman of the board of directors of Formulated Solutions, a topicals CDMO.

We believe Mr. Klosk is qualified to serve on our board of directors because of his extensive experience as a director and executive at companies focused on developing topical and pharmaceutical products.

Esther van den Boom has served on our board of directors since the Closing, and has been the owner and managing partner of van den Boom & Associates, an accounting group specializing in the life sciences industry, since April 2013. Ms. Van den Boom previously served as the CFO of Tyra Biosciences, Inc., a publicly-traded clinical-stage biotechnology company, from December 2018 to December 2023, and as a Senior Manager at Ernst & Young, an international accounting firm, from December 2004 to March 2013. Ms. Van den Boom holds a B.A. in Economics from University of California at San Diego and an MSA in Accountancy from San Diego State University. She obtained her CPA license in 2004.

We believe Ms. Van den Boom is qualified to serve on our board of directors because of her significant experience in providing accounting expertise to the life sciences industry.

Jerry Fiddler previously served on the board of directors of Bolt Threads, has served on our board of directors since the Closing, and has been the managing member of Zygote Ventures, LLC, a privately-held seed and angel venture capital fund, since 2009, and a general partner of Jazem Family Partners, a venture capital partnership, since the early 2000s. He has helped create and grow numerous companies as Chief Executive Officer, chairman, director, investor and advisor. Mr. Fiddler is the founder of Wind River Systems, a company developing embedded system and cloud software, and was its Chief Executive Officer and Chairman from January 1989 to August 2008. Additionally, Mr. Fiddler was Chairman of TerraVia Holdings, Inc. (formerly known as Solazyme) from January 2004 to December 2017, and has served on the board of directors of Nanomix Corporation since January 2015. He currently serves on the board of directors of Bolt Threads, Inc., as well as several private company and non-profit boards. Mr. Fiddler holds a BA in Music and Photography and an MS in Computer Science from the University of Illinois at Urbana-Champaign.

We believe Mr. Fiddler is qualified to serve on our board of directors because of his extensive experience as an executive and director at both publicly and privately-held companies.

There are no family relationships between or among any of our directors or executive officers.

Corporate Governance

Composition of the Board of Directors

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors is divided among three classes as follows:

●	the Class I directors are Daniel Widmaier, David Breslauer and Jeri Finard, and their terms will expire at the annual meeting of stockholders to be held in 2025;

●	the Class II directors are Jerry Fiddler, Steven Klosk and Esther van den Boom, and their terms will expire at the annual meeting of stockholders to be held in 2026; and

●	the Class III directors are Ransley Carpio, Daniel Steefel and Sami Naffakh, and their terms will expire at the annual meeting of stockholders to be held in 2027.

This classification of our board of directors may have the effect of delaying or preventing changes in control of the company.

Director Independence

As a result of the common stock being listed on the Nasdaq, we are required to comply with the applicable rules of such exchange in determining whether a director is independent. Our board has undertaken a review of the independence of the individuals named above and has determined that each of Messrs. Carpio, Naffakh, Fiddler, Klosk and Steefel and Mses. Finard and van den Boom qualifies as “independent” as defined under the applicable the Nasdaq rules.

Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conduct its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.

Current copies of our committee charters are posted on our website, https://investors.boltthreads.com, as required by applicable SEC and Nasdaq rules. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus. In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues.

Audit Committee

Our audit committee consists of Esther van den Boom, Daniel Steefel and Steven Klosk, with Ms. van den Boom serving as chair. Each of these individuals will meet the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the Nasdaq. Each member of the audit committee meets the requirements for financial literacy under the applicable Nasdaq rules. Our board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Our board has determined that Ms. van den Boom qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, our board considered her formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with the audit committee.

The audit committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management;

●	reviewing with the Company’s independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

●	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our compensation committee consists of Jerry Fiddler and Ransley Carpio, with Mr. Fiddler serving as chair. Each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and “independent” as defined under the applicable the Nasdaq listing standards, including the standards specific to members of a compensation committee.

The compensation committee’s responsibilities include, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Company’s Chief Executive Officer in light of these goals and objectives and setting (either alone or, if directed by the board, in conjunction with a majority of the independent directors of the board) the compensation of the Company’s Chief Executive Officer;

●	evaluating the Company’s executive officers other than the Chief Executive Officer and reviewing and setting or making recommendations to the board regarding the compensation of the Company’s such executive officers;

●	reviewing and making recommendations to the board regarding the compensation of the Company directors;

●	reviewing and approving or making recommendations to the board regarding the Company’s incentive compensation and equity-based plans and arrangements; and

●	appointing and overseeing any compensation consultants.

We believe that the composition and functioning of the Company’s compensation committee meets the requirements for independence under the current the Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Jeri Finard and Sami Naffakh, with Ms. Finard serving as chair. Each member of the nominating and corporate governance committee is “independent” as defined under the applicable listing standards of the Nasdaq and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying individuals qualified to become members of the board, consistent with criteria approved by the board;

●	recommending to the board the nominees for election to the board at annual meetings of Company stockholders;

●	overseeing an evaluation of the board and its committees; and

●	developing and recommending to the board a set of corporate governance guidelines. We believe that the composition and functioning of the Company’s nominating and corporate governance committee meets the requirements for independence under the current the Nasdaq listing standards.

The board may from time to time establish other committees.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, https://investors.boltthreads.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for Bolt’s executive officers who are named in the “2023 Summary Compensation Table” below, reflecting compensation received as executive officers of Bolt Threads, Inc. During the fiscal year ended December 31, 2023, Bolt Threads’ “named executive officers” and their positions were as follows:

●	Daniel Widmaier, Chief Executive Officer;

●	David Breslauer, Chief Technology Officer;

●	Cintia Nardi, President and Former Chief Operating Officer; and

●	Randy Befumo, Interim Chief Financial Officer.

Ms. Nardi served as Chief Operating Officer of Bolt Threads through November 14, 2023 and ceased to serve as Chief Operating Officer and began serving as President of Bolt Threads effective as of November 14, 2023. Mr. Befumo served as Chief Financial Officer of Bolt Threads through April 21, 2023, the date on which his employment with Bolt Threads terminated, and he has served as a consultant to Bolt Threads and as Bolt Threads’ interim Chief Financial Officer since his termination.

The number of shares subject to Bolt Options (as defined below), and the per share exercise prices of such Bolt Options, as reported in this section, reflect the number of shares and exercise prices of the Bolt Options before taking into account adjustments that occurred in connection with the exchange of securities of Bolt Projects Holdings, Inc. as part of the Business Combination at an exchange ratio of approximately 0.2949.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of Bolt Threads’ named executive officers for the fiscal year ended December 31, 2023.

Name and Principal Position	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Daniel Widmaier	340,000	55,250	915,000	5,288	1,315,538
Chief Executive Officer
David Breslauer	286,760	47,125	—	1,933	335,818
Chief Technology Officer
Cintia Nardi(4)	267,669	41,520	2,728,151	11,173	3,048,513
President and Former Chief Operating Officer
Randy Befumo	238,161	—	1,714,837	170,185	2,123,183
Interim Chief Financial Officer

(1)	Amounts represent retention bonuses paid in fiscal year 2023. See “Narrative to Summary Compensation Table — Retention Bonuses” for additional information.

(2)	Amounts reflect the full grant-date fair value of restricted stock units granted to our named executive officers during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Assumptions used to calculate the value of all restricted stock unit awards made to executive officers are included in Note 3 to Bolt’s consolidated financial statements included with this prospectus.

(3)	The amounts in this column include the following: (i) for Mr. Widmaier, employer matching contributions under Bolt Threads’ 401(k) plan; (ii) for Mr. Breslauer, employer matching contributions under Bolt Threads’ 401(k) plan; (iii) for Ms. Nardi, employer matching contributions under Bolt Threads’ registered retirement savings plan, and (iv) for Mr. Befumo, $3,606 in employer matching contributions under Bolt Threads’ 401(k) plan, and severance consisting of (a) a cash payment of $133,846 and (b) 12 months’ company-subsidized COBRA continuation (valued at $32,733 in the aggregate).

(4)	The amounts for Cintia Nardi originally denoted in local currency (CAD) have been converted to USD using an exchange rate as of December 29, 2023 of 1 USD to 1.3247 CAD.

(5)	Amount represents $90,160 in salary paid to Mr. Befumo during his employment with Bolt Threads through April 21, 2023, and $148,001 in consulting fees paid pursuant to Mr. Befumo’s consulting agreement with Bolt Threads from April 23, 2023 through December 31, 2023.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2023 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Bolt Threads. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2023, Bolt Threads’ named executive officers’ annual base salaries were as follows: Mr. Widmaier: $340,000; Mr. Breslauer: $290,000; Ms. Nardi: $290,000 and Mr. Befumo: $290,000. Upon Mr. Befumo’s transition from an employee to a consultant in April 2023, Mr. Befumo entered into a consulting agreement with Bolt Threads pursuant to which he became entitled to consulting fees of $200 per hour. The Summary Compensation Table above shows the actual base salaries (and, for Mr. Befumo, consulting fees) paid to each named executive officer in fiscal year 2023.

Cash Incentive Compensation

Retention Bonuses

During 2023, each of Mr. Widmaier, Mr. Breslauer and Ms. Nardi received cash retention bonuses, which were paid monthly (commencing in April 2023 and continuing through December 2023). The retention bonuses paid in April 2023 were equal to 15% of each executive’s monthly base salary, and the retention bonuses paid in each subsequent calendar month were equal to 30% of the applicable executive’s monthly base salary. Payment of any retention bonus was subject to the executive’s continued employment in good standing through each applicable payment date, except that if the applicable executive’s employment was terminated without “cause,” then, subject to his or her timely execution of a release of claims in favor of Bolt Threads, the executive would be entitled to receive a pro-rated portion of the retention bonus that would otherwise be payable to him or her in the month in which his or her employment terminated. The actual retention bonuses paid to each named executive officer during 2023 are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Plan Incentive Compensation”.

Transaction Bonuses

Additionally, in connection with the Closing of the Business Combination, we intend to pay transaction bonuses to each of Messrs. Widmaier and Breslauer in the amount of $200,000 per executive.

Equity Compensation

Prior to the Closing, we granted awards of stock options and restricted stock units to Bolt Threads’ named executive officers under Bolt Thread’s 2009 Equity Incentive Plan and 2019 Equity Incentive Plan (together, the “Prior Plans”). On January 31, 2023, we granted two awards of restricted stock units covering, in the aggregate, 505,801 shares of our common stock to Mr. Widmaier. On September 18, 2023, we granted an award of restricted stock units covering 770,000 of shares of our common stock to Ms. Nardi and an award of restricted stock units covering 484,000 shares of our common stock to Mr. Befumo. Mr. Breslauer did not receive any award of restricted stock units or any other equity awards during 2023.

Mr. Widmaier’s awards vest based upon the satisfaction of both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 1/16th of the restricted stock units subject to the award on each three-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition is satisfied upon the first to occur, on or prior to the seventh anniversary of the applicable grant date, of the following: (a) the consummation of an “acquisition” of Bolt Threads (as such term is defined in Bolt Threads’ 2019 Equity Incentive Plan); (b) the earlier of (i) 180 days following effective date of an initial public offering of Bolt Threads’ securities or (ii) March 15th of the calendar year following the calendar year in which the initial public offering was declared effective by the Securities and Exchange Commission. The liquidity-based vesting condition applicable to Mr. Widmaier’s award was satisfied in connection with the Closing of the Business Combination.

Ms. Nardi’s and Mr. Befumo’s awards vest based upon the satisfaction of both a service-based vesting condition and a liquidity-based vesting condition. With respect to two-thirds of the restricted stock units subject to each executive’s award, the service-based vesting condition is satisfied as to 1/6th of such restricted stock units on each three-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. With respect to the remaining one-third of the restricted stock units subject to each executive’s award, the service-based vesting condition is satisfied upon the first to occur of the following: (a) the consummation of an “acquisition” of Bolt (as such term is defined in Bolt Threads’ 2019 Equity Incentive Plan); (b) the earlier of (i) 180 days following effective date of an initial public offering of Bolt Threads’ securities or (ii) March 15th of the calendar year following the calendar year in which the initial public offering was declared effective by the Securities and Exchange Commission, and (c) the date on which Bolt Threads’ common stock (or the equity securities of its successor or any parent entity) become publicly traded due to a merger with a special purpose acquisition, blank check or similar company (an “Initial Liquidity Event”), subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition is satisfied with respect to all restricted stock units subject to the executive’s awards upon the occurrence of an Initial Liquidity Event that occurs on or prior to the seventh anniversary of the applicable grant date. The Closing of the Business Combination was an Initial Liquidity Event for purposes of Ms. Nardi’s and Mr. Befumo’s awards and, as such, each satisfied the service-based vesting condition with respect to one-third of the restricted stock units subject to each award and the liquidity-based vesting condition upon the Closing of the Business Combination.

The equity awards held by our named executive officers are subject to accelerated vesting upon certain qualifying terminations of employment, as described below under “Severance and Change in Control Arrangements”.

In connection with the completion of the Business Combination, we adopted the 2024 Incentive Award Plan, referred to below as the 2024 Plan, as well as an Employee Stock Purchase Plan. No additional awards have been or will be granted under the Prior Plans following adoption of the 2024 Plan.

Other Elements of Compensation

Retirement Plans

Bolt’s U.S. employees, including its U.S.-based named executive officers, are (or, for Mr. Befumo, was during his employment) eligible to participate in a defined contribution 401(k) plan, subject to satisfaction of certain eligibility requirements. Bolt’s named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Bolt believes that providing a vehicle for tax-deferred retirement savings though these plans adds to the overall desirability of its executive compensation package and further incentivizes our employees, including its named executive officers, in accordance with its compensation policies. Ms. Nardi does not participate in Bolt’s 401(k) plan; however, she and the Company make contributions to a Canadian defined contribution registered retirement savings plan.

Employee Benefits and Perquisites

All of Bolt’s full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental and vision insurance;

●	a medical health saving account;

●	for U.S. employees only, dependent care and medical flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers. We do not currently, and we did not during 2023, provide perquisites to any of our named executive officers.

No Tax Gross-Ups

Bolt does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

	Option Awards										Stock Awards
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Widmaier	3/27/2015	3/1/2015	125,000	(2)					1.29	3/26/2025
	4/1/2016	1/26/2016	75,000	(3)					3.33	3/30/2026
	4/21/2017	3/24/2017	125,000	(4)					3.58	4/20/2027
	7/27/2018	4/26/2018	125,000	(2)					6.34	7/23/2028
	7/24/2020	7/20/2020	279,021	(2)	182,808	(2)			6.15	7/23/2030
	7/24/2020	7/24/2020	115,457	(5)					6.15	7/23/2030
	7/24/2020	7/24/2020					230,915	(6)	6.15	7/23/2030
	1/31/2023	N/A									5,801	(7)	22,566
	1/31/2023	1/1/2022									250,000	(8)	972,500
	1/31/2023	1/1/2023									250,000	(8)	972,500
David Breslauer	3/27/2015	3/1/2015	75,000	(2)					1.29	3/26/2025
	4/21/2017	3/24/2017	50,000	(4)					3.58	4/20/2027
	4/3/2018	2/1/2018	25,000	(9)					6.34	3/30/2018
	9/28/2020	7/24/2020	24,166	(2)	15,834	(2)			6.15	9/27/2030
	7/20/2021	7/20/2021									69,215	(8)	269,246
	1/31/2023	N/A									7,675	(7)	29,856
Cintia Nardi	9/18/2023	9/18/2023									770,000	(10)	2,995,300
Randy Befumo	7/24/2020	4/30/2020	307,885	(11)	269,401	(11)			6.15	7/23/2020
	7/20/2021	7/20/2021									61,983	(8)	241,114
	1/31/2023	N/A									7,675	(7)	29,856
	9/18/2023	9/18/2023									484,000	(10)	1,882,760

(1)	Amount calculated based on the fair market value of our common stock on December 31, 2023, which was $3.89 per share.

(2)	Represents an option vesting with respect to 1/48th of the shares subject to the option on each one-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(3)	Represents an option vesting with respect 1/60th of the shares subject to the option on each one-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(4)	Represents an option vesting (i) with respect to 30% of the shares subject thereto, in equal monthly installments on each monthly anniversary of the vesting commencement date to occur during the twenty-four month period following the vesting commencement date, and (ii) with respect to 70% of the shares subject thereto, in equal monthly installments on each monthly anniversary of the vesting commencement date to occur during the period commencing on the second anniversary of the vesting commencement date and ending on the fifth anniversary of the vesting commencement date, in each case, subject to the applicable executive’s continued service through the applicable vesting date.

(5)	Represents an option that vested in full upon Bolt Threads’ successful production of at least 50 square feet of Mylo per week that is accepted by at least two of Bolt Threads’ four Mylo consortium partners.

(6)	Represents an option vesting in full upon Bolt Threads’ generation of aggregate revenue of at least $15 million during any single calendar year from Bolt’s sale of Mylo and b-silk materials, subject to the applicable executive’s continued service through the applicable vesting date.

(7)	Represents restricted stock units awarded in payment of all or a portion of the applicable executive’s 2022 annual bonus. Such restricted stock units vest in full upon the earlier of: (a) the consummation of an “acquisition” (as such term is defined in the applicable award agreement) of Bolt Threads; or (b) the earlier of (i) 180 days following effective date of an initial public offering of Bolt Threads’ securities or (ii) March 15th of the calendar year following the calendar year in which the initial public offering was declared effective by the Securities and Exchange Commission, in any case, that occurs on or prior to the seventh anniversary of the grant date of such restricted stock units. Such restricted stock units vested in full upon the Closing of the Business Combination.

(8)	Represents restricted stock units that are subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 1/16th of the restricted stock units on each three-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition is satisfied upon the first to occur of: (a) an “acquisition” of Bolt Threads (as such term is defined in the applicable incentive plan); or (b) the earlier of (i) 180 days following effective date of an initial public offering of Bolt Threads’ securities or (ii) March 15th of the calendar year following the calendar year in which the initial public offering was declared effective by the Securities and Exchange Commission, in any case, provided that such event occurs on or prior to the seventh anniversary of the applicable grant date. The liquidity-based vesting condition was satisfied upon the Closing of the Business Combination.

(9)	Represents an option vesting (i) with respect to 30% of the shares subject thereto, in equal monthly installments on each monthly anniversary of the vesting commencement date to occur during over the twenty-four month period following the vesting commencement date, and (ii) with respect to 70% of the shares subject thereto, in equal monthly installments on each monthly anniversary of the vesting commencement date to occur during the period commencing on the second anniversary of the vesting commencement date and ending on the fourth anniversary of the vesting commencement date, in each case, subject to the applicable executive’s continued service through the applicable vesting date.

(10)	Represents restricted stock units subject to both a service-based vesting condition and a liquidity-based vesting condition. With respect to two-thirds of the restricted stock units subject to the award, the service-based vesting condition is satisfied as to 1/6th of such restricted stock units on each three-month anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. With respect to the remaining one-third of the restricted stock units subject to each executive’s award, the service-based vesting condition is satisfied upon an Initial Liquidity Event, subject to the applicable executive’s continued service through the applicable Initial Liquidity Event. The liquidity-based vesting condition is satisfied with respect to all restricted stock units subject to the award upon an Initial Liquidity Event, provided that such Initial Liquidity Event occurs on or prior to the seventh anniversary of the applicable grant date. The Closing of the Business Combination constituted an Initial Liquidity Event for purposes of the restricted stock units and satisfied the liquidity-based vesting condition applicable to such restricted stock units.

(11)	Represents an option vesting with respect to 1/5th of the shares subject to the option on the first-year anniversary of the vesting commencement date, and with respect to 1/60th of the shares subject to the option on each one-month anniversary of the vesting commencement date thereafter, in each case, subject to the applicable executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements

Employment and Consulting Arrangements

Employment Arrangements

Offer Letter for Ms. Nardi

Bolt is party to an offer letter with Ms. Nardi, which sets forth the terms and conditions of employment for Ms. Nardi, including her initial base salary, initial restricted stock unit grant, and eligibility to participate in our employee benefit plans.

Offer Letter and Consulting Agreement for Mr. Befumo

During the portion of fiscal year 2023 during which Mr. Befumo was an employee of Bolt Threads, Bolt Threads was party to an offer letter with Mr. Befumo. The offer letter set forth the terms and conditions of employment for Mr. Befumo, including his initial base salary, initial stock option grants, and eligibility to participate in our employee benefit plans. Following Mr. Befumo’s termination of employment with Bolt Threads on April 21, 2023, Bolt and Mr. Befumo entered into a consulting agreement pursuant to which Mr. Befumo has served as Bolt Threads’ interim Chief Financial Officer since April 23, 2023.

Bolt Threads was not, during fiscal year 2023, party to an employment arrangement or offer letter with Messrs. Widmaier or Breslauer.

Consulting Arrangement

On April 23, 2023, Bolt Threads entered into a consulting agreement with Mr. Befumo pursuant to which Mr. Befumo provides services as Bolt Threads’ Interim Chief Financial Officer at a rate of $200 per hour. The consulting agreement with Mr. Befumo has a current term that ends on March 31, 2025, subject to automatic renewals thereafter for successive one-month periods, unless earlier terminated by Bolt or Mr. Befumo.

Severance and Change in Control Arrangements

Bolt maintains a Change in Control and Severance Policy (the “Severance Policy”), pursuant to which employees selected by Bolt’s board of directors to participate in the Severance Policy are eligible to receive certain severance payments and benefits upon a termination of the applicable employee’s employment by Bolt without “cause” or by the employee for “good reason”, in either case, within 12 months following a “change in control” of Bolt (each such term as defined in the Severance Policy) (a “qualifying termination”). The Severance Policy will expire on June 9, 2024 or, if earlier, the date on which a “change in control” of Bolt occurs. Messrs. Widmaier and Breslauer and Ms. Nardi participate in the Severance Policy and, during the portion of fiscal year 2023 during which he was an employee, Mr. Befumo participated in the Severance Policy.

Under the Severance Policy, upon the applicable named executive officer’s qualifying termination, he or she is (or was, in the case of Mr. Befumo) entitled to receive: (i) 6 months (or 12 months, for Mr. Widmaier) of base salary (payable in a lump sum), (ii) company subsidized healthcare continuation for up to 6 months (or 12 months, for Mr. Widmaier) months following termination, and (iii) accelerated vesting of 100% (or 50%, for Ms. Nardi) of such executive officer’s then-outstanding equity awards (with vesting of awards subject to performance based on actual performance through the date of termination or, if performance has not yet been determined, at target level). The applicable executive officer’s receipt of these amounts is subject to his timely execution and non-revocation of a release of claims in favor of Bolt. The Severance Policy provides that, to the extent that any payment or benefit received by a participant pursuant to the Severance Policy or otherwise would be subject to an excise tax under Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

Severance Paid to Mr. Befumo

In connection with Mr. Befumo’s termination of employment with Bolt Threads in April 2023, he became entitled to receive the following severance payments and benefits, subject to his execution of a release of claims in favor of Bolt: (i) an amount in cash equal to 24 weeks’ base salary (totaling $133,846) and (ii) 12 months’ company-subsidized COBRA continuation following termination. In April 2024, we agreed to extend the period during which Mr. Befumo is entitled to company-subsidized COBRA continuation through October 31, 2024, and agreed that Bolt would reimburse his healthcare coverage under Cal-COBRA or Covered California thereafter.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but have made cash payments and granted stock options to our non-employee directors when deemed appropriate. Messrs. Widmaier and Breslauer do not receive any additional compensation for their services as directors, and the compensation provided to them as employees is set forth in the 2023 Summary Compensation Table above.

Prior to the Closing, we were party to a consulting agreement with Anna Brunelle, a member of the board of directors of Bolt Threads, Inc. until the Closing, pursuant to which Ms. Brunelle was entitled to receive quarterly cash payments of $100,000 and a one-time cash bonus of $200,000 upon the closing of a transaction or series of transactions in which Bolt raised more than $15,000,000.

2023 Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Anna Brunelle	—	170,000	(1)	170,000
Jerry Fiddler	—	—		—

(1)	Represents consulting fees earned by Ms. Brunelle pursuant to the terms of her consulting agreement with Bolt.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2023 by each non-employee director who served during 2023.

Name	Options Outstanding at Fiscal Year End
Anna Brunelle	135,372

Director Compensation Program

In connection with the Business Combination, we adopted a compensation program for non-employee directors (the “Director Compensation Program”). Pursuant to the Director Compensation Program, our non-employee directors are eligible to receive cash and equity compensation for their services on the board. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

Under the Director Compensation Program, non-employee directors serving on the board are entitled to cash compensation in the following amounts:

●	Annual cash retainer	$40,000

●	Additional annual retainer for the non-executive chairman	$30,000

Annual cash retainer for service as the chairperson of a Committee of the Board:

●	Audit Committee	$15,000

●	Compensation Committee	$12,000

●	Nominating and Governance Committee	$8,000

●	Annual cash retainer for service as a member (non-chairperson) of the Audit Committee of the Board	$8,000

Non-employee directors serving as members (non-chairpersons) of the Compensation Committee and the Nominating and Governance Committee of the Board are not eligible for additional cash retainers for such service.

Annual cash retainers are paid quarterly in arrears and pro-rated for any partial calendar quarter of service.

Equity Compensation

Initial Awards.  Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on the Board will automatically be granted an award of restricted stock units (“RSUs”) with covering 22,500 shares of common stock (an “Initial Award”). Each Initial Award will vest as to one-third of the RSUs subject thereto on each of the first three anniversaries of the applicable grant date, subject to the applicable director’s continued service on the Board through the applicable vesting date. If a member of the Board is an employee of Bolt or a subsidiary thereof who subsequently terminates employment with the Company but remains on the Board as a non-employee director, such individual will not be eligible to receive an Initial Award.

Annual Awards.  Each non-employee director who has served on the Board as of the date of an annual meeting of stockholders that occurs after Closing and will continue to serve as a non-employee director immediately following such meeting will automatically be granted an award of RSUs covering 15,000 shares of common stock (an “Annual Award”). Each Annual Award will vest in full on the earlier of the first anniversary of the applicable grant date and the date of the next annual meeting of Bolt shareholders following the grant date, subject to the applicable director’s continued service on the Board through the applicable vesting date.

Pro-Rated Annual Awards.  Each non-employee director who is initially elected or appointed to serve on the Board after the Closing, other than on the date of an annual meeting of stockholders, will automatically be granted a pro-rated Annual Award (a “Pro-Rated Annual Award”) covering a number of shares of common stock equal to 15,000, multiplied by a fraction, the numerator of which equals 365 minus the number of days (capped at 365) elapsed from the immediately preceding annual meeting date (or Closing Date, if there was no preceding annual meeting) through the date on which the non-employee director was elected or appointed to the Board, and the denominator of which equals 365. Each Pro-Rated Annual Award will vest in full on the earlier of the first anniversary of the applicable grant date and the date of the next annual meeting of Bolt shareholders following the grant date, subject to the applicable director’s continued service on the Board through the applicable vesting date.

In addition, Initial Awards and Annual Awards granted under the Director Compensation Program are expected to vest in full upon a “change in control” of Bolt (as defined in the 2024 Plan, or any similar term as defined in the then-applicable plan) if the non-employee will not be or become a member of the Board or the board of directors of Bolt’s successor (or any parent thereof) following such change in control.

Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2024 Plan (or any successor plan).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain GAMC Relationships and Related Transactions

In January 2021, our Golden Arrow Sponsor, LLC (the “Sponsor”) purchased 7,187,500 Founder Shares for a capital contribution of $25,000. In February 2021, our Sponsor transferred 35,000 Founder Shares to each of our independent directors. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of GAMC common stock upon completion of the IPO. Up to 937,500 Founder Shares were subject to forfeiture by our Initial Stockholders depending on the extent to which the underwriters’ over-allotment option was exercised. The over-allotment option was exercised in full on May 6, 2021; thus, these shares are no longer subject to forfeiture.

Simultaneous with the closing of our IPO, our Sponsor purchased 4,500,000 Private Placement Warrants for a purchase price of $1.50 per warrant in a private placement, generating total proceeds of $6,750,000.

On May 6, 2021, the underwriters exercised their over-allotment option in full and we consummated the sale of an additional 500,000 Private Placement Warrants to our Sponsor at $1.50 per Private Placement Warrant, generating gross proceeds of $750,000.

Our Sponsor, officers and directors or any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made by us to our Sponsor, officers, directors or our or any of their respective affiliates and determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On January 8, 2021, our Sponsor agreed to loan us up to $200,000 to be used for a portion of the expenses of our initial public offering, pursuant to a promissory note issued by us to the Sponsor. These loans were non-interest bearing, unsecured and were originally due at the earlier of June 30, 2021 and the closing of our initial public offering. On March 18, 2022, we amended and restated the promissory note originally issued to our Sponsor on January 8, 2021, to extend the due date of amounts outstanding under the promissory note to the earlier of December 31, 2022 and the date of consummation of our initial business combination. As of December 31, 2022 and 2021, there was $0 and $141,367 outstanding under the promissory note, respectively.

On February 25, 2022 and August 26, 2022, we issued the 2022 Convertible Promissory Notes to our Sponsor pursuant to which we may borrow up to an aggregate principal amount of $500,000 and $400,000, respectively. The 2022 Convertible Promissory Notes are non-interest bearing, unsecured and payable upon consummation of our initial business combination. At our Sponsor’s discretion, the 2022 Convertible Promissory Notes may be converted into warrants of the post-business combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022, there was a $900,000 balance outstanding under the 2022 Convertible Promissory Notes.

On March 8, 2023, we issued the 2023 Convertible Promissory Note to our Sponsor pursuant to which we may borrow up to an aggregate principal amount of $750,000. The 2023 Convertible Promissory Note is non-interest bearing and payable upon the consummation of a business combination. At the Sponsor’s discretion, the 2023 Convertible Promissory Note may be converted into warrants of the post-business combination entity at a price of $1.50 per warrant, provided that the aggregate of such warrants together with any warrants issued upon conversions pursuant to the 2022 Convertible Promissory Notes do not exceed 1,000,000 warrants. The warrants would be identical to the Private Placement Warrants.

In connection with the First Extension, on March 17, 2023, we issued the First Extension Note to our Sponsor, in the aggregate amount of $567,130. In connection with the Second Extension, on December 18, 2023, we issued the Second Extension Note to our Sponsor, in the aggregate amount of $104,029. The Extension Notes bear no interest and the respective principal balances are payable on the date of the consummation our initial business combination. The Extension Notes are not convertible into Private Placement Warrants and the respective principal balances may be prepaid at any time.

On April 3, 2024, we issued a non-interest bearing, unsecured promissory note to the Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $510,000. The promissory note bears no interest and the principal balance is payable on the date of the consummation of our initial business combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-business combination entity at a price of $1.50 per warrant, provided that the aggregate of such warrants together with any warrants issued upon conversions pursuant to the 2022 Convertible Promissory Notes and the 2023 Convertible Promissory Note do not exceed 1,000,000 warrants. The warrants would be identical to the Private Placement Warrants.

On July 11, 2024, we issued the 2024 Convertible Promissory Note to our Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $220,000. The 2024 Convertible Promissory Note is non-interest bearing and payable upon the consummation of a business combination. At the Sponsor’s discretion, the 2024 Convertible Promissory Note may be converted into warrants of the post-business combination entity at a price of $1.50 per warrant, provided that the aggregate of such warrants together with any warrants issued upon conversions pursuant to the previously issued promissory notes do not exceed 1,000,000 warrants. The warrants would be identical to the Private Placement Warrants.

Amended and Restated Registration Rights and Lock-up Agreement

In March 2021, GAMC entered into a registration rights agreement with the Sponsor, and its directors and officers, with respect to the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans. In connection with the Closing, we entered into an amended and restated registration rights and lock-up agreement with the Sponsor, former GAMC directors and officers, Bolt Threads directors and officers, and certain Bolt Threads stockholders (the “Registration Rights and Lock-up Agreement”). Pursuant to the Registration Rights and Lock-up Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of common stock and other equity securities that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The stockholders who are party to the Registration Rights and Lock-up Agreement also have customary demand and piggyback registration rights for so long as their securities constitute “registrable securities” for purposes of the agreement. We will bear the expenses incurred in connection with the filing of any such registration statements and any offering conducted pursuant to the terms of the Registration Rights and Lock-up Agreement, except that the stockholders will pay their own brokerage and underwriting commissions.

Additionally, pursuant to the Registration Rights and Lock-up Agreement, certain Bolt stockholders and the Sponsor are subject to certain restrictions on transfer with respect to the shares of common stock issued as part of the transaction consideration and certain shares of common stock held by the Sponsor and certain stockholders of GAMC (the “Lock-Up Shares”). Such restrictions began at Closing and end on the date that is 180 days after the Closing, subject to certain exceptions.

The Registration Rights and Lock-up Agreement resulted in the termination of the Legacy Registration Rights Agreement.

Sponsor Subscription Agreement

In connection with the Business Combination, on October 4, 2023, the Sponsor entered into a Subscription Agreement, pursuant to which the Sponsor originally agreed to purchase 800,000 shares of GAMC Class A common stock at a purchase price of $10.00 per share. In February 2024 and June 2024, respectively, the Subscription Agreements, including the Sponsor’s Subscription Agreement, were amended to reduce the commitments of the PIPE Subscribers to the extent such PIPE Subscribers purchased additional Convertible Notes from Bolt substantially concurrently with such amendments. The sale of additional Convertible Notes from Bolt at such times, rather than the sale of PIPE Shares at the Closing, was intended to ensure Bolt had adequate working capital to support its operations during the pendency of the Business Combination. Following such amendments and the Sponsor’s purchases of additional Convertible Notes, the Sponsor purchased an aggregate of $10,000,000 in Convertible Notes and was not obligated to purchase and PIPE Shares.

Certain Bolt Threads Relationships and Related Transactions

Note Purchase Agreement

In connection with the signing of the Business Combination Agreement, on October 4, 2023, Bolt Threads and certain investors in the PIPE entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, Bolt Threads issued Convertible Notes to the PIPE Subscribers in an aggregate principal amount of $29.6 million, which accrued interest at a rate of 8% per annum, compounded quarterly, along with warrants to purchase Bolt Threads common stock at an exercise price of $0.001 per share (the “Bridge Warrants”). The Bridge Warrants gave the holder the right to purchase two shares of Bolt Threads common stock with an exercise price per warrant equal to $0.001. Proceeds from the sale of the Bridge Notes were used or are being used to satisfy working capital requirements of Bolt Threads prior to the completion of the Business Combination and thereafter.

Immediately prior to the consummation of the Business Combination, the outstanding principal and unpaid accrued interest due on the Convertible Notes converted into Bolt Threads common stock at a conversion price equal to $100 million divided by Bolt Threads’ fully diluted shares and the Bridge Warrants automatically exercised, and such shares of Bolt Threads common stock were exchanged for shares of common stock pursuant to the terms of the Business Combination Agreement.

The following table summarizes the aggregate purchases made by the Sponsor and the Bolt Threads Related Investors pursuant to the Note Purchase Agreement.

Participants(1)	Bolt Threads Common Stock Underlying Bridge Warrants	Aggregate Purchase Price of Bridge Warrants and Convertible Notes
Golden Arrow Sponsor, LLC	—	$10,000,000
Entities affiliated with Foundation Capital(2)	—	$1,259,021
Anderson Investments Pte. Ltd.	—	$5,817,843
Scottish Mortgage Investment Trust PLC	—	$3,849,632
Formation8 Partners Fund I, L.P.	—	$2,007,845
Entities affiliated with Top Tier(3)	3,375,460	$2,500,000
Jerry Fiddler(4)	695,397	$500,000

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Beneficial Ownership.”

(2)	Consists of (i) $1,245,110 funded by Foundation Capital VI, L.P. and (ii) $13,911 funded by Foundation Capital VI Principals Fund, L.L.C.

(3)	Consists of (i) $2,250,000 funded by Top Tier Venture Capital VII Holdings, and (ii) $250,000 funded by Top Tier Venture Velocity Fund, L.P.

(4)	Includes (i) $55,844 funded by JAZEM I Family Partners, LP and (ii) $444,156 funded by Zygote Ventures LLC, which includes (a) $444,156 in Convertible Notes and (b) 695,397 shares of Bolt Threads common stock underlying its Bridge Warrant.

Series E Financing

In September 2021, Bolt Threads issued and sold an aggregate of 3,801,828 shares of its Series E convertible preferred stock, including a total of 3,677,177 shares to the holders identified below.

Participants(1)	Series E Convertible preferred stock	Aggregate Purchase Price
Anderson Investments Pte. Ltd.	1,968,704	$35,454,517
Scottish Mortgage Investment Trust PLC	1,708,473	$30,513,684

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Beneficial Ownership.”

Ginkgo Note Purchase Agreement

On December 29, 2023, Bolt Threads entered into an amendment (the “Ginkgo Note Purchase Agreement Amendment No. 1”) to the Ginkgo Note Purchase Agreement to modify its outstanding senior secured notes (the “Senior Secured Notes”) held by Ginkgo. Under the terms of the modification, the $30.0 million outstanding in Senior Secured Notes was converted into (i) $10.0 million of outstanding principal was exchanged for a convertible note with the same terms as the convertible notes issued pursuant to the Note Purchase Agreement entered into by the PIPE Subscribers (ii) $11.8 million of Senior Secured Notes, (iii) a nonexclusive right to license certain of Bolt Threads’ intellectual property, and (iv) a reduction of Bolt Threads’ outstanding prepaid balance under the 2022 Technical Development Agreement by $5.4 million. As of June 30, 2024, the prepaid balance remaining under the 2022 Technical Development Agreement was $3.9 million.

The interest rate of the remaining Senior Secured Notes was amended, from the existing rate of treasury rate plus 6.00% per annum, to 12.00% per annum, and the maturity date of the remaining Senior Secured Notes was extended, from the existing maturity date of October 14, 2024, to December 31, 2027. As of June 30, 2024, $12.5 million of Senior Secured Notes was outstanding and the effective interest rate was 8.1%.

In April 2024, Bolt Threads entered into a second amendment to the Ginkgo Note Purchase Agreement (the “Ginkgo Note Purchase Agreement Amendment No. 2”). Pursuant to the second amendment, the interest from the Ginkgo NPA Amendment effective date until the occurrence of the SPAC transaction was paid in kind by capitalizing and adding such accrued interest to the principal of the Amended Senior Notes at our option. In addition, upon the occurrence of the SPAC transaction, Bolt prepaid an aggregate principal amount of the Amended Senior Notes equal to $0.5 million.

Related Party Policy

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or directors;

●	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

PLAN OF DISTRIBUTION

The registered holders will pay all incremental selling expenses relating to the sale of their shares of common stock and Private Placement Warrants, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the registered holders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock and Private Placement Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of common stock and Private Placement Warrants beneficially owned by the registered holders covered by this prospectus may be offered and sold from time to time by the registered holders. The term “registered holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a registered holder as a gift, pledge, partnership distribution or other transfer. The registered holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The registered holders may sell their shares of common stock and Private Placement Warrants by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a registered holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	settlement of short sales;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A registered holder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the registered holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with registered holders. The registered holders may also sell shares of common stock short and redeliver the shares to close out such short positions. The registered holders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The registered holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A registered holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any registered holder or borrowed from any registered holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any registered holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any registered holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the registered holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the registered holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the registered holders and any broker-dealers who execute sales for the registered holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the registered holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the registered holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the registered holders and their affiliates. In addition, we will make copies of this prospectus available to the registered holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The registered holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Under the Registration Rights and Lock-up Agreement and the Subscription Agreements, we have agreed to indemnify the registered holders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the registered holders may be required to make with respect thereto. In addition, we and the registered holders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Registration Rights and Lock-Up Agreement, we have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) the date on which the holder ceases to hold any shares of common stock or Private Placement Warrants (including the date on which the holder is able to sell all of its securities registrable under the Registration Rights Agreement without restriction under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold) and (ii) the fifth anniversary of the Closing. Under the Subscription Agreement and with respect to the securities to be issued in the Financing, we have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part with respect to each holder’s registrable securities, until the earliest of (i) the date as of which such holder may sell all of the PIPE Shares under Rule 144 without volume or manner-of-sale restrictions imposed on such holder pursuant to Rule 144(b)(2) (or any successor thereto) promulgated under the Securities Act; (ii) the third anniversary of the Closing; and (iii) the date on which such holder has sold all of the PIPE Shares.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities registered hereby.

EXPERTS

The consolidated financial statements of Golden Arrow Merger Corp. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this prospectus, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, which report contains a restatement paragraph for previously issued financial statements and an explanatory paragraph regarding the ability of the Company to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bolt Threads, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this Registration Statement, have been audited by Elliott Davis PLLC, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern, appearing herein and elsewhere in the Registration Statement. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of common stock and Private Placement Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.boltthreads.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

BOLT THREADS, INC.

golden ARROW MERGER CORP.

Unaudited Financial Statements:
Consolidated Condensed Balance Sheets as of June 30, 2024 (unaudited) and December 31, 2023	F-97
Unaudited Consolidated Condensed Statements of Operations for the Six Months Ended June 30, 2024 and 2023	F-98
Unaudited Consolidated Condensed Statements of Stockholders’ Deficit for the Six Months Ended June 30, 2024 and 2023	F-99
Unaudited Consolidated Condensed Statements of Cash Flows for the Six Months Ended June 30, 2024 and 2023	F-100
Notes to Unaudited Consolidated Condensed Financial Statements	F-101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Bolt Threads, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bolt Threads, Inc. and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2023.

PCAOB ID 000149

Charlotte, North Carolina

April 23, 2024

BOLT THREADS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$894	$22,932
Restricted cash, current	40	—
Prepaid expenses and other current assets	3,738	3,185
Total current assets	4,672	26,117

Property and equipment, net	—	19,417
Restricted cash, non-current	—	2,342
Operating lease right-of-use assets	—	20,518
Deferred transaction costs	16,234	—
Other non-current assets	3,368	9,443
Total assets	$24,274	$77,837

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,792	$969
Accrued expenses and other current liabilities	1,053	1,001
Convertible notes, current	15,604	—
Related party convertible notes, current	2,133	—
Operating lease liabilities, current	359	3,567
Share-based termination liability	6,349	—
Total current liabilities	27,290	5,537

Operating lease liabilities, non-current	2,093	21,414
Long-term debt, non-current	13,340	29,745
Convertible preferred stock warrant liability	203	330
Total liabilities	42,926	57,026

Commitments and contingencies (Note 13)

Convertible preferred stock: $0.0001 par value, 42,559,738 shares authorized as of December 31, 2023 and December 31, 2022; 27,293,219 and 35,711,306 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively; and aggregate liquidation preference of $222,345 and $344,712 as of December 31, 2023 and December 31, 2022, respectively	93,889	339,233

Stockholders’ Deficit:
Common stock: $0.0001 par value, 63,950,000 shares authorized as of December 31, 2023 and December 31, 2022; 11,312,318 and 10,470,533 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	283,880	20,258
Accumulated other comprehensive income (loss)	(14)	7
Accumulated deficit	(396,408)	(338,688)
Total stockholders’ deficit	(112,541)	(318,422)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$24,274	$77,837

The accompanying notes are an integral part of these consolidated financial statements

BOLT THREADS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Year Ended December 31,
	2023	2022
Revenue	$3,441	$346
Cost of revenue	4,846	734
Gross loss	(1,405)	(388)

Operating expenses:
Research and development	7,630	15,857
Sales and marketing	240	1,699
General and administrative	21,385	35,105
Restructuring costs	3,973	—
Total operating expenses	33,228	52,661
Loss from operations	(34,633)	(53,049)

Other income (expense)
Property and equipment impairment	(19,285)	—
Loss on lease termination	(319)	—
Loss on supply agreement termination	(2,211)	—
Lease impairment	(2,274)	—
Interest expense	(3,503)	(914)
Remeasurement of convertible preferred stock warrant liability	127	1,032
Remeasurement of share-based termination liability	(296)	—
Remeasurement of convertible notes	(281)	—
Remeasurement of related party convertible notes	(115)	—
Other income, net	5,070	1,230
Total other income (expense), net	(23,087)	1,348
Loss before income taxes	(57,720)	(51,701)
Income tax provision	—	—
Net loss	$(57,720)	$(51,701)

Other comprehensive income (loss):
Reporting currency translation	(21)	7
Comprehensive loss	$(57,741)	$(51,694)

Net income (loss) attributable to common stockholders, basic	$158,666	$(51,701)
Net loss attributable to common stockholders, diluted	$(72,108)	$(52,201)
Weighted-average common shares outstanding:
Basic	11,677,673	10,439,510
Diluted	31,556,420	10,511,817
Net income (loss) per share:
Basic	$13.59	$(4.95)
Diluted	$(2.29)	$(4.97)

The accompanying notes are an integral part of these consolidated financial statements

BOLT THREADS, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balances as of January 1, 2022	35,563,520	$336,568	10,318,633	$1	$18,944	$(286,987)	$—	$(268,042)
Proceeds from issuance of Series E convertible preferred stock, net of warrant issuance of $135	147,786	2,665	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	151,900	—	155	—	—	155
Stock-based compensation expense	—	—	—	—	1,159	—	—	1,159
Reporting currency translation adjustments	—	—			—	—	7	7
Net loss	—	—	—	—	—	(51,701)	—	(51,701)
Balances as of December 31, 2022	35,711,306	$339,233	10,470,533	$1	$20,258	$(338,688)	$7	$(318,422)
Extinguishment of convertible preferred stock	—	(216,386)	—	—	216,386	—	—	216,386
Conversion of convertible preferred stock into common stock	(8,418,087)	(28,958)	841,785	—	28,958	—	—	28,958
Proceeds allocation to Bridge Warrants	—	—	—	—	17,635	—	—	17,635
Stock-based compensation expense	—	—	—	—	643	—	—	643
Reporting currency translation adjustments	—	—	—	—	—	—	(21)	(21)
Net loss	—	—	—	—	—	(57,720)	—	(57,720)
Balances as of December 31, 2023	27,293,219	$93,889	11,312,318	$1	$283,880	$(396,408)	$(14)	$(112,541)

The accompanying notes are an integral part of these consolidated financial statements

BOLT THREADS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(IN THOUSANDS)

	Year Ended December 31,
	2023	2022
Operating activities:
Net loss	$(57,720)	$(51,701)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,088	1,645
Stock-based compensation	643	1,159
Amortization of right-of-use assets	1,050	2,149
Property and equipment impairment	19,285	—
Loss on lease termination	319	—
Lease impairment	2,274	—
Non-cash interest expense	1,834	27
Remeasurement of convertible preferred stock warrant liability	(127)	(1,032)
Remeasurement of share-based termination liability	296	—
Remeasurement of convertible notes	281	—
Remeasurement of related party convertible notes	115	—
Non-cash bridge note issuance costs	3,527
Gain on intellectual property transfer	(2,500)	—
Gain on sale of property and equipment	(284)	—
Gain on extinguishment of customers deposit	—	(2,000)
Loss on disposal of fixed assets	—	868
Changes in operating assets and liabilities:
Sublease income receivable	—	1,799
Prepaid expenses and other current assets	(529)	526
Other non-current assets	713	(9,007)
Accounts payable	490	(128)
Accrued expenses and other current liabilities	(316)	(1,707)
Share-based termination liability	6,053	—
Operating lease liabilities	(5,717)	1,523
Net cash used in operating activities	(29,225)	(55,879)

Investing activities:
Cash proceeds from sale of property and equipment	284	—
Purchases of property and equipment	(962)	(8,087)
Net cash used in investing activities	(678)	(8,087)

Financing activities:
Proceeds from issuance of Series E convertible preferred stock	—	2,800
Proceeds from Senior Secured Notes, net of issuance costs of $282	—	29,718
Proceeds from Bridge Financing Notes	6,969	—
Principal payments on loan facilities	—	(2,847)
Payments of deferred transaction costs	(1,418)	—
Proceeds from exercise of stock options	—	156
Net cash provided by financing activities	5,551	29,827
Exchange rate effect on cash, cash equivalents and restricted cash	12	43
Net change in cash, cash equivalents and restricted cash	(24,340)	(34,096)
Cash, cash equivalents and restricted cash at beginning of period	25,274	59,370
Cash, cash equivalents and restricted cash at end of period	$934	$25,274

The accompanying notes are an integral part of these consolidated financial statements

BOLT THREADS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(IN THOUSANDS)

	Year Ended December 31,
	2023	2022
Cash, cash equivalents, and restricted cash information:
Cash and cash equivalents, beginning of period	$22,932	$57,039
Restricted cash, beginning of period	2,342	2,331
Cash, cash equivalents, and restricted cash, beginning of period	$25,274	$59,370

Cash and cash equivalents, end of period	$894	$22,932
Restricted cash, end of period	40	2,342
Cash, cash equivalents, and restricted cash, end of period	$934	$25,274

Supplemental cash flow disclosures:
Cash paid for taxes	$—	$—
Cash paid for interest	$1,650	$742

Supplemental disclosures of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses	$—	$26
Deferred transaction costs in accounts payable and accrued expenses	$708	$—
Deferred transaction costs due to Bridge Warrants issuance	$14,108	—
Convertible note issuance costs due to Bridge Warrants issuance	$3,527	—
Fair value of warrant liabilities recognized in connection with Series E convertible preferred stock issuance	$—	$135
Decrease of operating lease right of use assets and liabilities due to remeasurement in connection with lease amendments	$456	$2,648
Decrease of operating lease liabilities due to lease termination	$21,286	$—
Decrease of operating lease right of use assets due to lease termination	$16,763	$—
Decrease of prepaid expense due to troubled debt restructuring	$5,366	$—
Issuance of Gingko Convertible Note due to troubled debt restructuring	$10,373	$—
Issuance of Amended Senior Note due to troubled debt restructuring	$13,340	$—
Modification of convertible preferred stock	$216,386	$—
Conversion of convertible preferred stock to common stock	$28,958	$—

The accompanying notes are an integral part of these consolidated financial statements

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Bolt Threads, Inc. (the “Company”) is a producer of biomaterials products. Its flagship product, b-silk, is a biodegradable protein polymer and replacement for silicone elastomer in beauty and personal care. Bolt Threads has a portfolio of other materials, including Mylo, a leather alternative made from mycelium, the root structure of mushrooms. The Company was incorporated in the state of Delaware in August 2009 and is headquartered in California.

2.	LIQUIDITY AND GOING CONCERN

The Company has not historically been profitable and has had negative cash flow from operations since inception. During the year ended December 31, 2023, the Company incurred a net loss of $57.7 million and used $29.2 million of cash in operations. As of December 31, 2023 the Company had an accumulated deficit of $396.4 million, a working capital deficit of $22.6 million, and cash and cash equivalents of $0.9 million.

The Company will need substantial capital to support the product development and operations. Based upon the Company’s current operating plan, it estimates that its cash and cash equivalents as of the issuance date of the consolidated financial statements included in this report are insufficient for the Company to fund operating, investing, and financing cash flow needs for the twelve months subsequent to the issuance date of these consolidated financial statements. To obtain the capital necessary to fund the operations, the Company expects to obtain funds through public or private equity offerings, debt financing transactions, and refinancing or restructuring its current debt obligations.

These uncertainties raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of twelve months subsequent to the issuance date of the consolidated financial statements included in this report. Certain elements of the operating plan to alleviate the conditions that raise substantial doubt, including but not limited to the Company’s ability to complete the Business Combination with the Sponsor (see Note 13 — Commitment and Contingencies) and the ability to restructure its current debt, are outside of the Company’s control. Accordingly, the Company cannot conclude that management’s plans will be effectively implemented within one year from the date the consolidated financial statements are issued. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the consolidated financial statements are issued. The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

3.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts and operations of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Unconsolidated Variable Interest Entity

In December 2020, the Company entered into a contract manufacturing agreement with a third-party supplier to manufacture Mylo. There are no required minimum purchase commitments under the contract manufacturing agreement.

The Company determined that the third-party supplier entity is a variable interest entity (“VIE”) and that the Company is not the primary beneficiary as the Company has no ability to direct the activities that most significantly impact the entity’s economic performance. As a result, the Company does not consolidate this entity into its consolidated financial statements. There are no amounts of assets or liabilities related to this entity reflected in the Company’s consolidated financial statements for any periods presented. For the years ended December 31, 2023 and 2022, given the minimal activity related to the manufacturing of Mylo, the Company incurred operating expenses of $0.1 million and $0.2 million, respectively, related to the contract manufacturing agreement. The Company also had immaterial purchase orders outstanding as of December 31, 2023 and 2022.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

In September 2023, the Company entered into a settlement agreement with the third-party supplier to terminate this contract manufacturing agreement in exchange for the termination fee of 0.3 million Euro from the third-party supplier. The Company received the $0.3 million termination fee during the year ended December 31, 2023 and recognized the payment in other income, net within the statement of operations and comprehensive loss during the year ended December 31, 2023.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates and assumptions made by management include, but are not limited to, the estimated fair value of convertible note preferred stock and convertible preferred stock warrants, the estimated fair value of the convertible note derivative liability, stock-based compensation, the valuation of common stock, estimating the useful lives of fixed assets, incremental borrowing rates, and accounting for income taxes. Actual results could differ materially from those estimates.

Segment Information

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Chief Executive Officer is the Company’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment. Total assets outside of the U.S. were 0.8% and 8.8% of total assets as of December 31, 2023 and 2022, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid marketable securities with an original maturity of three months or less at the time of purchase to be cash equivalents. As of December 31, 2023 and 2022, cash and cash equivalents consisted of cash deposited with banks and money market funds for which their cost approximates their fair value. Money market funds held by the Company earn interest, which is recorded within other income (expense), net on the consolidated statements of operations and comprehensive loss.

Restricted Cash

Restricted cash represents funds that are not readily available for general purpose cash needs due to contractual and/or legal limitations. Restricted cash is classified as a current or non-current asset based on the timing and nature of when or how the cash is expected to be used or when the restrictions are expected to lapse. As of December 31, 2023 and 2022, restricted cash mainly consists of escrow under an irrevocable letter of credit established concurrent with the Company’s execution of a 2021 facility lease agreement (see Note 12 — Leases).

Risks and Uncertainties

The Company’s future results of operations involve risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued demand for the Company’s services, the retention of significant client, stability of global financial markets, cybersecurity breaches and other disruptions that could compromise the Company’s information or results, business disruptions that are caused by natural disasters or pandemic events, competition from substitute products and larger companies, government regulations and oversight, patent and other types of litigation, ability to protect proprietary technology, and dependence on key individuals.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents, restricted cash and accounts receivable. The Company’s cash and cash equivalents are held at financial institutions where account balances may at times exceed federally insured limits. Management believes the Company is not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held. The Company has no financial instruments with off-balance sheet risk of loss.

In March 2023, Silicon Valley Bank, a division of First Citizens Bank (“SVB”) failed and Federal Deposit Insurance Corporation (“FDIC”) took control of SVB. The Company maintains a significant amount of cash, cash equivalents, and restricted cash in SVB, and the Company’s deposits at this institution exceeds the insured limits. The Federal Reserve subsequently announced that account holders would be made whole and the Company was able to access all of the cash held at SVB. There is no guarantee that the Federal Reserve Board, the U.S. Treasury Department and the FDIC will provide access to uninsured funds in the future in the event of the closure of any other banks or financial institutions in a timely fashion or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s business, financial position, and liquidity.

The Company is dependent on a sole supplier for certain manufacturing activities for b-silk. An interruption in the supply of these materials could impact the Company’s ability to commercialize and manufacture inventory.

During the years ended December 31, 2023 and 2022, a single customer represented 99% and 96% of total revenue, respectively, which the Company attributes primarily to the fact that its commercial sales were in their early stages and total revenue for each of the years ended December 31, 2023 and 2022 was $3.4 million and $0.3 million, respectively. The Company had no outstanding customer accounts receivable as of January 1, 2022, December 31, 2023, and December 31, 2022, respectively.

Inventory

Inventory consists of finished b-silk powder. Inventory is recorded at the lower of the weighted average cost and net realizable value using the specific identification method based on contractual selling price. Write-downs of b-silk inventory are recognized as a charge to cost of revenue. No impairment was recognized during the years ended December 31, 2023 and 2022. The inventory balance at December 31, 2023 and 2022, of $0.2 million and zero, respectively, was included within prepaid and other current assets in the consolidated balance sheets.

Customer Deposits

Customer deposits consist of commitment fees related to an agreement to be credited towards future purchases of biomaterials products from certain customers. During the year ended December 31, 2022, the agreement expired and was not renewed. The customers did not request a refund for the deposits within the allotted time in accordance with the agreement. As the Company no longer has any obligation related to customer deposits, the Company derecognized the $2.0 million from customer deposits during the year ended December 31, 2022 and recorded a gain on extinguishment of customer deposits within other income (expense), net on the consolidated statements of operations and comprehensive loss.

Employee Retention Credits

The Company has accounted for Employee Retention Credits (ERC) as a government grant which analogizes with International Accounting Standards (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance. IAS 20 indicates that income is recognized when it is considered that there is reasonable assurance the grant will be received and all necessary qualifying conditions, as stated under the ERC program, are met. Under IAS 20, income is recognized on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grant is intended to compensate. The Company has elected to account for the credits on a gross basis within the consolidated statements of operations and comprehensive loss.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred Transaction Costs

Deferred transaction costs consist of direct legal, accounting, filing and other fees and costs directly attributable to the Company’s planned Merger (see Note 13 — Commitments and Contingencies). The Company capitalized deferred transaction costs prior to the close of the Merger and included within the consolidated balance sheet. The Company will reclassify the deferred transaction costs related to the Merger to additional paid-in capital to offset the proceeds received upon closing of the Merger. The deferred transaction costs were $16.2 million as of December 31, 2023. In the event that the planned Merger is terminated, any deferred transaction costs will be immediately recognized in operating expenses within the consolidated statements of operations and comprehensive loss.

Property and Equipment, net

Property and equipment, net, are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives, as follows:

Useful life
Leasehold improvements	Shorter of remaining useful life or lease term
Equipment	10 years
Furniture and fixtures	7 years

Expenditures for repairs and maintenance are charged to expense as incurred and expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected as other income (expense), net in the consolidated statements of operations and comprehensive loss.

Long-Lived Assets and Impairment Assessment

The Company reviews its depreciable long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss may be recognized when the undiscounted cash flows expected to be generated by a long-lived asset (or asset group) are less than its carrying value. Any required impairment loss would be measured as the amount by which the asset’s (or asset group’s) carrying value exceeds its fair value and would be recorded as a reduction in the carrying value of the related asset and reflected in the consolidated statements of operations and comprehensive loss. No impairment charges were recorded on any long-lived assets during the year ended December 31, 2022.

In April 2023, the Company discontinued the production of Mylo due to the failure of several financing initiatives. As the Company had no alternative use for the Mylo-related assets and expected no resale value, the Company fully impaired these assets. Accordingly, the Company recorded $10.2 million of impairment expense of fixed assets relating to this event during the year ended December 31, 2023.

In May 2023, the Company temporarily discontinued its research and development operations in California due to continuing projected negative cash flows and a lack of alternative sources of financing. The overall assets of the Company were no longer considered to provide future cash flows (with the exception of ROU assets intended to be subleased), and the resale value of the Company’s assets was not considered material. Accordingly, the Company fully impaired its fixed assets. The Company recorded $9.1 million of impairment expense of long-lived assets relating to this event during the year ended December 31, 2023.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Embedded Derivative Evaluation

The Company evaluates the terms of its debt instruments to determine if any identified embedded features, including embedded conversion options, are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where a host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments would be accounted for as a single, compound derivative instrument. Any identified embedded derivatives are initially recorded at fair value and are revalued at each reporting date with changes in the fair value reported as non-operating income or expense. If the debt instrument contains embedded derivative features that are required to be bifurcated and accounted for separately, the total proceeds allocated to the host instruments are first allocated to the fair value of all the bifurcated embedded derivative features. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

Convertible Notes

Convertible notes are regarded as hybrid instruments, consisting of a liability component and an equity component. The Company determined that the Company is eligible for the fair value option election in connection with the convertible notes (“2023 Convertible Notes”) under the Bridge NPA and the Ginkgo NPA Amendment (see Note 7 — Borrowings) as each instrument met the definition of a “recognized financial liability” which is an acceptable financial instrument eligible for the fair value option under ASC 825-10-15-4 and do not meet the definition of any of the financial instruments found within ASC 825-10-15-5 that are not eligible for the fair value option. At the date of issuance, the fair value for each instrument is derived from the instrument’s implied discount rate at inception.

Shared-Based Termination Liability

The shared-based termination liability is recorded for contract termination costs when the Company terminates a contract or stops using the product or service covered by the contract in exchange for an issuance of the new public company shares. The new public company shares are not considered to be indexed to the Company’s own shares at the time the termination occurred. Therefore, the share-based termination is classified as a liability as it does not qualify for the scope exception for derivative accounting under ASC 815-10. The shared-based termination liability is initially recorded at fair value on the termination date and remeasured at fair value each balance sheet date with the offset adjustments recorded in remeasurement of share-based termination liability within the consolidated statements of operations and comprehensive loss (see Note 4 — Fair Value Measurements).

Leases

The Company elected the practical expedient related to lease and non-lease components, as an accounting policy election for all asset classes, which allows a lessee to not separate non-lease from lease components and instead account for consideration paid in a contract as a single lease component. As such, base rent along with any additional fixed costs paid to the landlord are capitalized as part of the right-of-use (“ROU”) asset. The Company did not elect the practical expedient related to hindsight analysis which allows a lessee to use hindsight in determining the lease term and in assessing impairment of the entity’s ROU assets.

The Company has made an accounting policy election not to recognize ROU assets and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. However, the Company will recognize these lease payments in the consolidated statement of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred. Lease payments for month-to-month leases are recognized as incurred.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

All of the Company’s material leases are operating leases. The Company primarily rents real estate properties and equipment under non-cancelable operating lease agreements. The Company recognizes an ROU asset representing its right to use the underlying asset for the lease term on the consolidated balance sheets along with related lease liabilities representing its obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future lease payments. The operating lease ROU assets also include lease incentives receivable, deferred rent, and prepaid rent when applicable. The lease term used to calculate the lease liability and operating lease asset includes options to extend or terminate the lease if it is reasonably certain the Company will exercise that option. Lease expenses for operating leases are recognized on a straight-line basis over the lease term and are reflected in research and development and general and administrative expenses on the consolidated statements of operations and comprehensive loss. Payments under lease arrangements are primarily fixed, however, most lease agreements also contain variable payments. Variable lease payments are expensed as incurred and not included in the operating lease ROU assets and lease liabilities. These amounts include payments for taxes, parking, and common area maintenance.

Convertible Preferred Stock

The Company records convertible preferred stock at fair value on the dates of issuance, net of issuance costs. The convertible preferred stock was recorded outside of stockholders’ deficit because the preferred shares contain liquidation features outside of the Company’s control.

The carrying values of the historical convertible preferred stock are adjusted to their liquidation preferences if and when it becomes probable that such a liquidation event will occur. The Company did not adjust the carrying values of the convertible preferred stock to the liquidation preferences of such shares because it is uncertain whether or when an event would occur that would obligate the Company to pay the liquidation preferences to holders of shares of convertible preferred stock.

The Company also evaluates the features of its convertible preferred stock to determine if the features require bifurcation from the underlying shares by evaluating whether they are clearly and closely related to the underlying shares and if they do, or do not, meet the definition of a derivative.

Common Stock Warrants

The Company accounts for common stock warrants as equity if the contract requires physical settlement or net physical settlement or if the Company has the option of physical settlement or net physical settlement and the warrants meet the requirements to be classified as equity. Common stock warrants classified as equity are initially measured at fair value using the Black-Scholes-Merton (“Black-Scholes) option-pricing model using various inputs, including Company estimates of expected stock price volatility, term, risk-free rate and future dividends, on the issuance date and are not subsequently remeasured.

The Company accounts for common stock warrants as a liability if the Company can be required under any circumstances to settle the warrant by transferring cash or other assets. Common stock warrants classified as liabilities are initially recorded at fair value using the Black-Scholes option-pricing model on the issuance date and remeasured at fair value each balance sheet date with the offset adjustments recorded in remeasurement of common stock warrant liability within the consolidated statements of operations and comprehensive loss.

Convertible Preferred Stock Warrants

The Company records convertible preferred stock warrants issued as freestanding warrants as non-current liabilities in the consolidated balance sheets at their estimated fair value. At initial recognition, the warrants were recorded at their estimated fair value calculated using an option model (see Note 8 — Common Stock and Convertible Preferred Stock Warrant Liability). The warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized in the remeasurement of convertible preferred stock warrant liability on the consolidated statements of operations and comprehensive loss. The Company will continue to remeasure the warrants until the earlier of the exercise or expiration, the completion of a deemed liquidation event, the conversion of preferred stock into common stock, or until holders of the preferred stock can no longer trigger a deemed liquidation event. On expiration, the convertible preferred stock warrants will automatically net exercise, unless the warrant holder provides written notice that it does not wish to exercise its warrants. Upon exercise, the related convertible preferred stock warrant liability will be reclassified to preferred stock.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. The Company uses available market information and other valuation methodologies in assessing the fair value of financial instruments. Judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, changes in assumptions or the estimation methodologies may affect the fair value estimates. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:

Level 1 —	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 —	Observable inputs other than quoted prices included within Level 1, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs other than quoted prices that are observable or are derived principally from, or corroborated by, observable market data by correlation or other means.

Level 3 —	Unobservable inputs are used when little or no market data is available.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Financial assets and liabilities held by the Company measured at fair value on a recurring basis as of December 31, 2023 and 2022 include cash equivalents, share-based termination liability, convertible notes, and convertible preferred stock warrant liability (see Note 4 — Fair Value Measurements).

The Company’s long-term debt, non-current is classified within Level 2 of the fair value hierarchy and the carrying value approximates the fair values as the interest rate on the term loans are based on a rate, which reflects terms similar to those the Company could currently secure in the open market (see Note 7 — Borrowings).

For certain other financial assets and liabilities, including cash, cash equivalents, restricted cash, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, the carrying value approximates fair value due to the relatively short maturity period of these balances.

Revenue Recognition

The Company’s revenue contracts represent a single performance obligation to sell its products to customers. Sales are recorded at the time control of the product is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods sold. Control is the ability of customers to “direct the use of” and “obtain” the benefit from the Company’s products. In evaluating the timing of the transfer of control of products to customers, the Company considers several control indicators, including significant risks and rewards of products, the Company’s right to payment and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are shipped to customers.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

In arrangements where another party is involved in providing products to a customer, the Company evaluates whether it acts as a principal or agent in the transaction. To the extent the Company acts as the principal, revenue is reported on a gross basis. To the extent the Company acts as the agent, revenue is reported on a net basis. In this evaluation, the Company considers if the Company obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, inventory risk, and discretion in establishing price. For the years ended December 31, 2023 and 2022, the Company has determined it is acting as the principal in its revenue arrangements due to the Company being primarily responsible for fulfillment of the arrangement and having discretion in establishing the price.

The timing of revenue recognition may differ from the timing of invoicing to customers, and these timing differences result in receivables (billed or unbilled), contract assets, or contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. The Company records a contract asset when revenue is recognized prior to the right to invoice, or deferred revenue when revenue is recognized subsequent to invoicing. The Company had zero contract assets as of January 1, 2022, December 31, 2023, and December 31, 2022, respectively.

Cost of Revenue

Cost of revenue consists of all the costs to manufacture, warehouse, and ship b-silk powder. These costs include contract manufacturers and inbound freight, internal and external quality assessments of work-in-process and finished goods inventory, warehousing, packing and shipping supplies, and inventory impairment. These costs exclude depreciation expense as the Company does not hold any material property and equipment that is directly used to support the manufacturing of the goods sold.

Research and Development

Research and development costs consist primarily of personnel-related costs, including salaries, employee benefits, stock-based compensation, both external research and development costs and external product and operations costs incurred under agreements with contract research and other professional services organizations, lab supplies, software and maintenance, and allocated depreciation of property and equipment and lease expenses for both pilot plant and factory facilities.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, employee benefits, and stock-based compensation, marketing expenses, and allocated lease expenses for facilities.

General and Administrative

General and administrative expenses consist primarily of personnel-related costs, including salaries, employee benefits, and stock-based compensation, professional services fees, software, and allocated depreciation of property and equipment and lease expenses for facilities.

Stock-Based Compensation

The Company recognizes the cost of employee, non-employee consultants and non-employee directors’ services received in exchange for awards of stock options (both service-vested and performance milestone-vested) based on the fair value of those awards at the date of grant over the requisite service period. The fair value of the stock option is determined using the Black-Scholes option-pricing model.

The Company also grants restricted stock units (“RSUs”) to employees and non-employee consultants, which vest upon the satisfaction of both the service-based condition or performance milestone-based condition(s) and a liquidity event condition. The fair value of restricted stock units is determined based on the of the Company’s estimated fair value of common stock at the date of grant. As of December 31, 2023 and 2022, the Company did not record any stock-based compensation expense for the RSUs. The Company elects to account for forfeitures as they occur and, upon forfeiture of an award prior to vesting, the Company reverses any previously recognized compensation expense related to that award.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, it will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company applies the authoritative accounting guidance prescribing a threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires the Company to estimate and measure the tax benefit as the largest amount that is more likely than not to be realized upon ultimate settlement.

Foreign Currency Translation

Functional and reporting currency

Items included in the consolidated financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”).

The reporting currency for these consolidated financial statements is the U.S. dollar.

Change in functional currency

Prior to January 1, 2022, the Company’s functional currency is the U.S. dollar, including for the Company’s foreign subsidiary. The Company re-assessed its functional currency and determined that on January 1, 2022, the functional currency for the Company’s foreign subsidiary, Bolt Europe BV, changed from the U.S. dollar to the Euro based on significant changes in economic facts and circumstances in the Company. The change in functional currency was accounted for prospectively from January 1, 2022 and prior-period consolidated financial statements were not restated for the change in functional currency. For both monetary and non-monetary assets and liabilities, translated balances as of January 1, 2022 became the new accounting basis. The exchange rate on the date of change became the historical rate at which non-monetary assets and liabilities were translated in subsequent periods. There was no effect on the cumulative adjustment on the consolidated basis.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions in foreign currency

Transactions made in a currency other than the functional currency are remeasured to the functional currency at the exchange rates on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are remeasured to the functional currency at the exchange rate on that date and non-monetary assets and liabilities are remeasured at historical rates. Foreign exchange gains and losses are recorded within other income (expense), net on the consolidated statements of operations and comprehensive loss.

Translation to reporting currency

For the subsidiary whose functional currency is not the U.S. dollar, assets and liabilities are translated at exchange rates in effect as of the balance sheet date. Revenues and expenses are translated at average exchange rates in effect during the year. Reporting currency translation adjustments are recorded within accumulated other comprehensive income, a separate component of stockholders’ deficit.

Net Income (Loss) Per Share Attributable to Common Stockholders

Basic net income (loss) per share attributable to common stockholders is calculated by dividing the net income (loss) attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares and common share equivalents of potentially dilutive securities outstanding for the period. For purposes of the diluted net income (loss) per share calculation, convertible preferred stock, convertible preferred stock warrants, common stock warrants, share-based termination liability, and common stock options are considered to be potentially dilutive securities.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which introduce key amendments to enhance disclosures for public entities’ reportable segments. The amendments require disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items to reconcile to segment profit or loss, and the title and position of the entity’s CODM. The amendments also expand the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all prior periods presented in the financial statements. The Company is currently in the process of reviewing the guidance and evaluating its impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which provides qualitative and quantitative updates to the rate reconciliation and income taxes paid disclosures, among others, in order to enhance the transparency of income tax disclosures, including consistent categories and greater disaggregation of information in the rate reconciliation and disaggregation by jurisdiction of income taxes paid. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied prospectively; however, retrospective application is also permitted. The Company is currently in the process of reviewing the guidance and evaluating its impact on its consolidated financial statements.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	FAIR VALUE MEASUREMENTS

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis.

The table below presents the Company’s liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy as of December 31, 2023 (in thousands):

	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes, current	$—	$—	$15,604	$15,604
Related party convertible notes, current	—	—	2,133	2,133
Share-based termination liability	—	—	6,349	6,349
Convertible preferred stock warrant liability	—	—	203	203
Total liabilities	$—	$—	$24,289	$24,289

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy as of December 31, 2022 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalent:
Money market funds	$19,762	$—	$—	$19,762
Total cash equivalent	$19,762	$—	$—	$19,762

Liabilities:
Convertible preferred stock warrant liability	$—	$—	$330	$330
Total liabilities	$—	$—	$330	$330

The Company’s money market funds are classified as Level 1 because they are valued using quoted market prices. The convertible notes, current, related party convertible notes, current, share-based termination liability and convertible preferred stock warrant liabilities are classified as Level 3 in the fair value hierarchy as the valuations are based on unobservable inputs, which reflect the Company’s own assumptions incorporated in valuation techniques used to determine fair value; further discussion of these assumptions is set forth below. There were no transfers into or out of Level 3 of the fair value hierarchy during the periods presented.

Changes in the fair value measurement of Level 3 liabilities are related mainly to unrealized gains (losses) resulting from remeasurement each period and are reflected in the consolidated statements of operations and comprehensive loss.

Convertible notes

The Company issued convertible notes in the aggregate original stated principal amount of $17.0 million during the year ended December 31, 2023 (see Note 7 — Borrowings). The Company concluded that the 2023 Convertible Notes and its related features are within the scope of ASC 825, Financial Instruments, as a combined financial instrument, and the Company elected the fair value option where changes in fair value of the convertible notes are measured through the accompanying consolidated statement of operations and comprehensive loss until settlement. The 2023 Convertible Notes liability represents a Level 3 measurement within the fair value hierarchy as it has been valued using certain unobservable inputs. These inputs include the underlying fair value of the equity instrument into which the 2023 Convertible Notes are convertible. The fair value is based on significant inputs not observable in the market, namely potential financing scenarios, the likelihood of such scenarios, the expected time for each scenario to occur, and the required market rates of return utilized in modeling these scenarios.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	FAIR VALUE MEASUREMENTS (cont.)

Share-based termination liability

The fair value of the share-based termination liability as of December 31, 2023 was determined based on the expected exchange fair value of the Company’s common stock using the probability weighted expected return method (“PWERM”). The PWERM method is a scenario-based methodology that estimates the fair value of equity securities based upon an analysis of future values of the Company, assuming various outcomes. The significant inputs to the PWERM methodology included rights and preferences of each class of Company’s shares, the Company’s assumptions related to the expected timing of a liquidation event, lack of marketability and the Company’s estimated equity value and volatility on the valuation date, which are based on management’s analysis of comparable publicly traded peer companies.

Convertible preferred stock warrant liability

The fair value of the convertible preferred stock warrant liability as of December 31, 2023 was determined using the PWERM. The fair value of the convertible preferred stock warrant liability as of December 31, 2022 was determined using a hybrid method, which combines elements of the option pricing model (“OPM”) and the PWERM. Weighting allocations are assigned to the OPM and PWERM methods factoring in a possible future dissolution event. The aggregate value of the Company was then used to allocate the total equity value of the Company to different classes of equity according to their rights and preferences.

Change in fair value of Level 3 liabilities

The change in the fair value of the Level 3 liabilities during the years ended December 31, 2023 and 2022 was as follows (in thousands):

Convertible notes, current
Balance at January 1, 2023	$—
Note issuance during the period	15,323
Change in estimated fair value	281
Balance at December 31, 2023	$15,604

The change in fair value of the convertible notes is recognized in the consolidated statements of operations and comprehensive loss as the remeasurement of the convertible notes totaling loss of $0.3 million and zero for the years ended December 31, 2023 and 2022. There was no change in fair value attributable to the instrument-specific credit risk for the years ended December 31, 2023 and 2022.

Related party convertible notes, current
Balance at January 1, 2023	$—
Note issuance during the period	2,018
Change in estimated fair value	115
Balance at December 31, 2023	$2,133

The change in fair value of the related party convertible notes is recognized in the consolidated statements of operations and comprehensive loss as the remeasurement of the related party convertible notes totaling loss of $0.1 million and zero for the years ended December 31, 2023 and 2022. There was no change in fair value attributable to the instrument-specific credit risk for the years ended December 31, 2023 and 2022.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	FAIR VALUE MEASUREMENTS (cont.)

Share-based termination liability
Balance at January 1, 2023	$—
Addition during the period	6,053
Change in estimated fair value	296
Balance at December 31, 2023	$6,349

The change in fair value of the share-based termination liability is recognized in the consolidated statements of operations and comprehensive loss as the remeasurement of the share-based termination liability totaling loss of $0.3 million and zero for the years ended December 31, 2023 and 2022.

Convertible preferred stock warrants liability
Balance at January 1, 2022	$1,227
Change in estimated fair value	(1,032)
Convertible preferred stock warrants issued	135
Balance at December 31, 2022	$330
Change in estimated fair value	(127)
Balance at December 31, 2023	203

The change in fair value of the convertible preferred stock warrants is recognized in the consolidated statements of operations and comprehensive loss as the remeasurement of the convertible preferred stock warrant liability totaling gain of $0.1 million and $1.0 million for the years ended December 31, 2023 and 2022, respectively.

5.	SIGNIFICANT BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2023 and 2022, consisted of the following (in thousands):

	2023	2022
Prepaid expenses	$1,461	$1,446
Deposits	149	799
Inventory	235	—
Other current assets	1,893	940
Total prepaid expenses and other current assets	$3,738	$3,185

The Company has recorded $1.8 million and zero of Employee Retention Credits (“ERC”) as other current assets, which are included in prepaid expenses and other current assets in the consolidated balance sheets as of December 31, 2023 and 2022, respectively; and $1.8 million and zero in other income (expense), net in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022, respectively. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the ERC is a refundable payroll tax credit for businesses and tax-exempt organizations that were affected during the COVID-19 pandemic. Eligible businesses, both for-profit and not-for-profit, that experienced a “significant” decline in gross receipts in any quarter (more than 50% decrease in 2020 from 2019, and more than 20% in 2021) could receive a quarterly refundable payroll tax credit. The Company believes it has reasonably assured qualification and submitted for refunds under the ERC program.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	SIGNIFICANT BALANCE SHEET COMPONENTS (cont.)

Property and Equipment, net

Property and equipment, net as of December 31, 2023 and 2022, consisted of the following (in thousands):

	2023	2022
Leasehold improvements	$—	$13,914
Equipment	—	7,970
Furniture and fixtures	—	17
Construction in process	—	10,175
Total property and equipment	$—	$32,076
Less accumulated depreciation	—	(12,659)
Total property and equipment, net	$—	$19,417

Depreciation expense for the years ended December 31, 2023 and 2022, was $1.1 million and $1.6 million, respectively, and is presented within operating expenses. Depreciation expense is excluded from cost of revenue. Construction in process primarily included leasehold improvements and payments made for assets not yet in service and/or available for their intended uses.

Other Non-Current Assets

Other non-current assets as of December 31, 2023 and 2022, consisted of the following (in thousands):

	2023	2022
Prepaid expenses, non-current	$3,368	$9,443
Total other non-current assets	$3,368	$9,443

The prepaid expenses, non-current balance as of December 31, 2023 and 2022 primarily represents the remaining balance of the upfront payment made by the Company in October 2022 for future technical services to be provided by Gingko Bioworks, Inc. (“Gingko”) (see Note 7 — Borrowings).

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2023 and 2022, consisted of the following (in thousands):

	2023	2022
Accrued professional services	$714	$407
Accrued payroll and benefits	304	581
Accrued interest expense	9	—
Other accrued expenses	26	13
Total accrued expenses and other current liabilities	$1,053	$1,001

6.	SHARE-BASED TERMINATION LIABILITY

In September 2023, the Company negotiated a contingent lease termination agreement with its landlord for the Berkeley facility lease (see Note 12 — Leases). If the Company issues 600,000 shares of the new public company to its landlord after the closing of the merger transaction with Golden Arrow Merger Corp. (“GAMC”), the Berkeley lease facility will be considered terminated as of September 10, 2023 pursuant to the lease termination agreement.

In October 2023, the Company entered into a settlement agreement with a supplier (see Note 13 — Commitment and Contingencies). If the Company pays the supplier $1.0 million and issues 150,000 shares of the new public company to the supplier after the closing of the merger transaction with GAMC, the Supply Agreement will be considered terminated as of July 13, 2023 pursuant to the settlement agreement.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	SHARE-BASED TERMINATION LIABILITY (cont.)

The share-based termination is classified as a liability, with changes in fair value recorded through earnings, as the new public company shares are not considered to be indexed to the Company’s own shares at the time the termination occurred.

The following assumptions were used to calculate the fair value of the share-based termination liability as of December 31, 2023:

December 31, 2023
Fair value of common stock(1)	$4.08
Discount rate(2)	15%
Probability(3)	10% – 90%
Exchange ratio(4)	0.482

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.

(2)	The discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

(3)	Scenario probability based on timing expectations of management that a qualified offering occurring as of December 31, 2023 was estimated at 90% and no qualified offering occurred was estimated at 10%.

(4)	The exchange ratio, as defined in the Company’s business combination agreement, represents the number of new public company shares to be provided in exchange for the shares owned by existing Company shareholders. The exchange ratio is calculated based on the number of shares of the new public company divided by the number of fully diluted shares of the Company.

7.	BORROWINGS

Term Loans

In August 2020, the Company entered into a Loan and Security Agreement (“Loan and Security Agreement”) with Silicon Valley Bank (“SVB”), under which the Company may borrow up to a maximum of $5.0 million, through individual advances in a minimum amount equal to the lesser of $1.0 million or the amount remaining under the Loan and Security Agreement, up until November 30, 2020, with any outstanding balances due on May 1, 2023. In June 2022, the Company repaid the entire outstanding balance of $2.8 million.

Senior Secured Notes

In October 2022, the Company and Ginkgo executed several concurrent agreements including a Senior Secured Note Purchase Agreement (the “Ginkgo Note Purchase Agreement”), an amendment to the 2021 Technical Development Agreement (“2021 TDA”), a 2022 Technical Development Agreement (“2022 TDA”), a Pledge and Security Agreement, and Trademark and Patent Security Agreements (see Note 13 — Commitments and Contingencies).

Under the terms of the Ginkgo Note Purchase Agreement, the Company issued and sold to Ginkgo and Ginkgo agreed to purchase senior secured notes (the “Senior Secured Notes”) on October 14, 2022 (the “Notes Issuance Date”), in the aggregate original stated principal amount of $30 million. Upon its execution, the Ginkgo Note Purchase Agreement required the Company to pay Ginkgo $10.0 million as an upfront payment for future technical services to be provided by Ginkgo under the 2022 TDA. The remainder of the proceeds from the Senior Secured Notes issuance may be used by the Company for working capital and general corporate purposes. The Senior Secured Notes mature on October 14, 2024 (the “Maturity Date”) or earlier upon an event of default as defined by the Ginkgo Note Purchase Agreement.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	BORROWINGS (cont.)

The Ginkgo Note Purchase Agreement requires quarterly interest payments on the outstanding principal amount of the Notes, from the Notes Issuance Date until and including the Maturity Date, at a rate equal to the three-month United States Treasury Security Rate on the date three business days prior to the applicable quarterly payment date (defined as (i) the last business day of each fiscal quarter beginning on the first such date prior to issuance of the Senior Secured Notes and (ii) the maturity date), plus six percent. The Senior Secured Notes carry a default rate of interest, due upon the occurrence and during events of default, as defined in the Ginkgo Note Purchase Agreement, of an incremental three percent.

Principal payments are due quarterly, starting in the first quarter subsequent to a qualified equity issuance, as defined in the Ginkgo Note Purchase Agreement, for cash proceeds greater than or equal to $50.0 million (defined as the “Amortization Date”), through the Maturity Date. The amount of quarterly principal payments is determined through a calculation which fully amortizes the outstanding principal balance due over the period from the Amortization Date through and including the Maturity Date. If the aforementioned qualified equity issuance does not occur, the principal amount of the Senior Secured Notes is due at the Maturity Date. As of December 31, 2023, no principal payments have been made under the Ginkgo Note Purchase Agreement. Senior Secured Notes issued under the Ginkgo Note Purchase Agreement, once repaid or prepaid, may not be reborrowed. The Senior Secured Notes may be prepaid at any time without penalty or premium.

The Senior Secured Notes are collateralized by substantially all of the Company’s assets, and each of its legal subsidiaries’ tangible and intangible assets. The Senior Secured Notes contain customary covenants and events of default. Additionally, the Senior Secured Notes contains subjective acceleration clauses to accelerate the maturity date of the Senior Secured Notes in the event that a material adverse change has occurred within the business, operations, or financial condition of the Company. As of December 31, 2023, the Company believes that the likelihood of the acceleration of the maturity date due to the subjective acceleration clauses is remote.

In December 2023, the Company entered into an amendment to modify the Ginkgo Note Purchase Agreement (“Ginkgo NPA Amendment”). Under the terms of the modification, $10.0 million of outstanding principal was exchanged for a $10.0 million convertible note (“Gingko Convertible Note”), which is subjected to the terms of the Bridge NPA as discussed in the next section. The remaining $20.0 million of outstanding principal, $0.1 million of unamortized issuance costs, and accrued interest of $1.7 million related to the outstanding principal, were exchanged for amended senior secured notes with a principal balance of $11.8 million (the “Amended Senior Note”), a nonexclusive right to license Bolt Threads’ intellectual property relating to Mylo (“IP Transfer”), and a reduction of the prepaid balance relating to the 2022 TDA by $5.4 million (collectively, the “2023 Ginkgo Amendment”). The Amended Senior Note increased the interest rate from the Senior Secured Notes from the existing rate of treasury rate plus 6% per annum to a fixed rate of 12% per annum. In addition, the Amended Senior Note extended the maturity date from October 14, 2024 per the Senior Secured Notes to December 31, 2027. The Company evaluated the Ginkgo NPA Amendment and determined that it was required to be accounted for as a troubled debt restructuring in accordance with ASC 470-60, Debt — Troubled Debt Restructurings by Debtors. As a result of the IP Transfer, the Company recognized a gain of $2.5 million in other income (expense), net on the consolidated statement of operations and comprehensive loss during the year ended December 31, 2023. The Company recorded the Amended Senior Note at its net carrying value, which was calculated by taking the carrying value of the Senior Secured Notes immediately prior to the 2023 Ginkgo Amendment and reducing it by the fair value of assets transferred. The future undiscounted cash payments related to principal and interest exceed the carrying value of the Amended Senior Note upon issuance. Therefore, the Company did not record a gain on the restructuring of the Senior Secured Notes, and fees paid to third parties were expensed as incurred. The Company calculates and records interest expense on the Amended Senior Note using the effective interest method.

On March 10, 2023, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Initial Waiver”) to: (i) provide a waiver for the violation in which the Company failed to deliver the audited financial statements of the Company and its subsidiary for the year ended December 31, 2022, and (ii) provide a waiver for the violation in which the Company failed to deliver the compliance certificate for the year ended December 31, 2022 during the period commencing as of June 30, 2023 and ending September 30, 2023.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	BORROWINGS (cont.)

On November 2, 2023, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Second Waiver”) to extend the waiver period of the Initial Waiver through December 31, 2023. On January 30, 2024, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Third Waiver”) to extend the waiver period of the Second Waiver through February 29, 2024. As of December 31, 2023 and 2022, the Company was not aware of any other violations of the covenants.

As of December 31, 2022, the total outstanding principal balance under the Senior Secured Notes was $29.7 million, had an effective interest rate of 10.9%, and is included in long-term debt, non-current, in the consolidated balance sheets.

As of December 31, 2023, the total outstanding principal balance under the Amended Senior Note was $11.8 million and had an effective interest rate of 8.3%. The carrying value of the Amended Senior Note was $13.3 million as of December 31, 2023, and is included in long-term debt, non-current, in the consolidated balance sheet.

For the years ended December 31, 2023 and 2022, interest expense recognized on the Senior Secured Notes and Amended Senior Note was $3.5 million and $0.7 million, respectively. As of December 31, 2023 and 2022, there was immaterial accrued interest that is included within the accrued expenses and other current liabilities in the consolidated balance sheets.

The following table summarizes the Company’s stated debt maturities and future scheduled principal repayments for the Amended Senior Note as of December 31, 2023 (in thousands):

For the remainder of the year ending December 31,	Amount
2024	$—
2025	—
2026	—
2027	11,765
2028	—
Thereafter	—
Total debt principal payments	$11,765

Bridge Financing Notes

In October 2023, the Company entered into a Business Combination Agreement with GAMC and Beam Merger Sub, Inc., a wholly owned subsidiary of GAMC (see Note 13 — Commitment and Contingencies). Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Subscribers”), including the Sponsor (which refers to Golden Arrow Sponsor, LLC), entered into subscription agreements (the “ Original PIPE Subscription Agreements”) with GAMC (see Note 13 — Commitment and Contingencies). In addition, each of the PIPE Subscribers also entered into a Note Purchase Agreement (“Bridge NPA”) with the Company. Pursuant to the Bridge NPA, the Company issued each PIPE Subscriber a convertible promissory note (each, a “Bridge Convertible Note”) in the aggregate original stated principal amount of $7.0 million, out of which $2.0 million was issued to three related parties. The Bridge Convertible Notes accrue interest at 8% per annum, which is compounded quarterly. The Bridge Convertible Notes mature on October 4, 2024.

Upon the closing of a non-qualified financing, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall, at the election of the majority Bridge Convertible Note holders, be converted into conversion shares. Upon the closing or series of related closings of a qualified financing, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall be automatically and without requiring any PIPE Subscriber’s prior consent or approval converted into conversion shares. Immediately prior to the consummation of the SPAC transaction, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall be automatically and without requiring any PIPE Subscriber’s prior consent or approval converted into conversion shares. In connection with a SPAC conversion, all interest on the Bridge Convertible Notes shall cease to accrue as of a date selected by the Company that is no more than 30 days prior to the consummation of the SPAC transaction.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	BORROWINGS (cont.)

The conversion price under the non-qualified financing conversion or qualified financing conversion is 80% of the lowest price paid per share for the equity securities sold by the Company in non-qualified financing or qualified financing. The conversion price under the SPAC conversion is calculated by dividing 80% of the Company’s equity value of $250.0 million by the Company’s fully-diluted shares.

The Company is eligible to elect the fair value option under ASC 825 and bypass analysis of potential embedded derivatives and further analysis of bifurcation of any such financial instruments and has elected such option for 2023 Convertible Notes, which include the Bridge Convertible Notes and the Gingko Convertible Note. The 2023 Convertible Notes met the definition of a “recognized financial liability” which is an acceptable financial instrument eligible for the fair value option under ASC 825-10-15-4 and do not meet the definition of any of the financial instruments found within ASC 825-10-15-5 that are not eligible for the fair value option. Therefore, the Company elected to apply the fair value option to account for the 2023 Convertible Notes upon issuance. Accordingly, no features of the 2023 Convertible debt are bifurcated and separately accounted for. The 2023 Convertible Notes will be subsequently remeasured at each reporting period until its maturity, prepayment or conversion. Additionally, all issuance costs incurred in connection with the 2023 Convertible Notes were expensed during the period the debt is acquired and were included in general and administrative expenses within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2023.

In connection with the Bridge NPA, the Company also issued to certain PIPE Subscribers whose commitment is in excess of the Pro Rata Share with respect to such PIPE Subscribers a total of 4,534,468 warrants (the “Bridge Warrants”) to purchase shares of common stock of the Company at an exercise price of $0.001 per share. The Bridge Warrants were classified as a component of permanent stockholders’ equity within additional paid-in-capital and were recorded at the issuance date using a relative fair value allocation method in accordance with ASC 470-20. The Bridge Warrants are equity classified because they are freestanding financial instruments that are legally detachable and separately exercisable from the Bridge Convertible Notes, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, permit the holders to receive a fixed number of common shares upon exercise, are indexed to the Company’s common stock and meet the equity classification criteria. In addition, such Warrants do not provide any guarantee of value or return.

As the proceeds received from this transaction are not representative of the aggregate fair value of the Bridge Notes and Bridge Warrants, the Company recorded the Bridge Notes at fair value of $7.0 million upon issuance and did not allocate any of the proceeds to the Bridge Warrants. In addition, the Company determined that the Bridge Warrants were issued to the counterparties in return for both (1) the purchase of the Bridge Notes upon issuance in October 2023, and (2) the binding commitment to purchase PIPE securities in the future. As a result, the Warrants were considered a cost incurred to entice the counterparties to participate in the Bridge Notes financing transaction and a future PIPE transaction. Therefore, the $17.6 million fair value of the Warrants was accounted for as issuance costs of $3.5 million and deferred financing costs of $14.1 million based on a relative fair value of the Bridge Notes and the PIPE transaction, respectively.

At issuance, the fair value of the Bridge Convertible Notes, which includes the related party convertible notes of $2.0 million, was $7.0 million. As of December 31, 2023, the fair value of the Bridge Convertible Notes, which includes the related party convertible notes of $2.1 million, was $7.4 million. The fair value of the Ginkgo Convertible Notes was $10.4 million at issuance and as of December 31, 2023.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	BORROWINGS (cont.)

The following assumptions were used to calculate the fair value of the 2023 Convertible Notes as of December 31, 2023:

	Scenario 1	Scenario 2
Probability of each scenario(1)	90%	10%
Expected remaining term (years)(2)	0.5	0.76
Implied discount rate(3)	25.8%	25.8%

(1)	The probability of each scenario is based on timing expectations of management that a qualified offering occurring as of December 31, 2023 was estimated at 90% and no qualified offering occurred was estimated at 10%.

(2)	The expected remaining term represents the period of time that Bridge Convertible Notes are expected to be converted.

(3)	The implied discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

The following table summarizes the Company’s stated maturities and future scheduled principal repayments for the 2023 Convertible Notes as of December 31, 2023 (in thousands):

For the remainder of the year ending December 31,	Amount
2024	$16,969
2025	—
2026	—
2027	—
2028	—
Thereafter	—
Total principal payments	$16,969
Fair value option adjustment	768
Total 2023 Convertible Notes	$17,737

8.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK WARRANTS

Common Stock Warrants

In connection with the Bridge Convertible Notes issued in October 2023 (see Note 7 — Borrowings), the Company issued warrants to purchase 4,534,468 shares of common stock exercisable at $0.001 per share. The Common Stock Warrants are classified as a component of equity and are immediately exercisable. The warrants expire on the earlier of: (1) the fifth anniversary; (2) immediately prior to the consummation of a change of control; or (3) immediately prior to the consummation of a SPAC transaction. All common stock warrants are outstanding as of December 31, 2023.

Convertible Preferred Stock Warrants

In connection with the Company’s various historical debt and equity financing arrangements, the Company issued convertible preferred stock warrants to purchase shares of its various Series of convertible preferred stock.

The convertible preferred stock warrants are classified as liabilities, with changes in fair value recorded through earnings, as the underlying convertible preferred shares can be redeemed by the holders of these shares upon the occurrence of certain events that are outside of the control of the Company.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK WARRANTS (cont.)

The following assumptions were used to calculate the fair value of the convertible preferred stock warrant liability as of December 31, 2023 under PWERM:

December 31, 2023
Fair value of common stock(1)	$4.08
Discount rate(2)	15%
Probability(3)	10%—90%
Exercise Price(4)	$0.00—$4.35
Expected term (in years)(5)	0.50 years

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.

(2)	The discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

(3)	Scenario probability based on timing expectations of management that a qualified offering occurring as of December 31, 2023 was estimated at 90% and no qualified offering occurred was estimated at 10%.

(4)	The warrants have varying exercise prices, with certain warrants having an exercise price higher than the value of the Company’s common shares at the time of valuation.

(5)	The expected term represents the period of time that warrants granted are expected to be outstanding.

The following assumptions were used to calculate the fair value of the convertible preferred stock warrant liability as of December 31, 2022 under the hybrid method:

December 31, 2022
Fair value of Common Stock(1)	$1.83
Expected dividend yield(2)	—
Risk-free interest rate(3)	2.98% – 4.41%
Expected volatility(4)	70.0%
Expected term (in years)(5)	2.00

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.

(2)	The Company has no history or expectation of paying cash dividends on its common stock and, thus, has assumed a zero-dividend rate.

(3)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the warrants in effect at the time of issuance.

(4)	To determine the expected volatility used above, the Company used the average volatility of a peer group of representative public companies.

(5)	The expected term represents the period of time that warrants granted are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term).

The following table represents the convertible preferred stock warrants outstanding as of December 31, 2023 and 2022:

	Issued Date	Exercise Price	Number of shares	Expiration Date
Series A	January 2013	$0.9342	42,817	January 2028
Series B	June 2015	3.39105	29,490	June 2030
Series C	July 2017	8.4716	19,889	July 2024
Series D	September 2017	16.03926	149,632	September 2024
Series E	July 2022	18.94618	52,781	July 2029
Total			294,609

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	CONVERTIBLE PREFERRED STOCK

In July 2022, the Company issued a total of 147,786 shares of Series E convertible preferred stock for aggregate gross proceeds of $2.8 million at an original issue price of $18.94618, in a basket transaction together with Series E convertible preferred stock warrants. Upon issuance, the Company estimated the fair value of Series E convertible preferred stock warrants to be $0.1 million using the methodology described in Note 4 — Fair Value Measurements. Since the Series E convertible preferred stock warrants are to be measured at fair value and were issued in conjunction with the Series E convertible preferred stock, the estimated fair value of the warrants issued was recorded as a reduction to the carrying value of the Series E convertible preferred stock upon issuance.

In October 2023, the Company amended and restated the articles of incorporation to add a conversion feature to the convertible preferred stock. According to the amendment, all outstanding convertible preferred stock automatically converts into the same number of shares of common stock upon the consummation of a business combination with GAMC. In addition, if any holder of shares of convertible preferred stock does not participate in a financing event within the time specified by the Company by (i) purchasing the Bridge Convertible Notes (see Note 7 — Borrowings) equal to at least 20% of such holder’s Pro Rata Share and (ii) entering into the Original PIPE Subscription Agreement (see Note 13 — Commitment and Contingencies) equal to at least 80% of such holder’s Pro Rata Share (collectively, the sum of (i) and (ii) is referred to as the “Commitment” with respect to each such holder), then the applicable portion of the shares of convertible preferred stock held by such holder automatically converts into shares of common stock at a ratio of one share of common stock for every ten shares of convertible preferred stock, with any remaining fraction being cancelled. The applicable portion of the shares of convertible preferred stock is calculated by multiplying the aggregate number of shares of convertible preferred stock held by such holder immediately prior to the initial closing of the financing of the Bridge Convertible Notes by a fraction, the numerator of which is equal to the dollar amount, if positive, by which such holder’s Pro Rata Share exceeds such holder’s Commitment, and the denominator of which is equal to such holder’s Pro Rata Share.

This amendment of the conversion feature was determined to be significant using the qualitative approach. As such, the Company accounted for the amendment as an extinguishment of the outstanding convertible preferred stock and recorded a gain on extinguishment of $216.4 million on the date of the filing of amended and restated articles of incorporation. The gain on the extinguishment of the convertible preferred stock was calculated by taking the difference between the net carrying value of $339.2 million of convertible preferred stock immediately prior to the amendment of the conversion feature and the fair value of $122.8 million of the new convertible preferred stock that for accounting purposes was deemed to be issued in connection with the amended and restated articles of incorporation. The gain on extinguishment was recorded as a deemed contribution in equity and was recorded as a decrease to the net loss attributable to common stockholders for the year ended December 31, 2023 and as an increase to additional paid-in capital.

In November 2023, the time for convertible preferred stockholders to participate in a financing event elapsed, which resulted in 8,418,087 shares of convertible preferred stock converted into 841,785 shares of common stock during the year ended December 31, 2023.

As of December 31, 2023, the authorized, issued, and outstanding convertible preferred stock (collectively, the “Convertible Preferred Stock”) consisted of the following (in thousands, except share and per share amounts):

	Shares authorized	Shares issued and outstanding	Original Issue Price	Net proceeds	Aggregate liquidation preference
Series A(1)	5,531,643	5,337,315	$0.9342	$4,924	$4,986
Series B	9,613,604	8,515,065	3.39105	28,785	28,875
Series C	5,793,003	5,081,613	8.4716	42,921	43,049
Series D	8,221,150	4,451,566	16.03926	69,453	71,400
Series E(2)	13,400,338	3,907,660	18.94618	73,092	74,035
	42,559,738	27,293,219		$219,175	$222,345

(1)	Includes 190,175 shares of Series A convertible preferred stock issued at a price of $0.88749 per share, representing a 5% discount from the original issuance price, from simultaneous extinguishment of convertible notes.

(2)	Includes 2,844,120 shares of Series E convertible preferred stock issued at a price of $16.10425 per share, representing a 15% discount from the original issuance price, from simultaneous extinguishment of convertible notes.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	CONVERTIBLE PREFERRED STOCK (cont.)

As of December 31, 2022, the authorized, issued, and outstanding convertible preferred stock (collectively, the “Convertible Preferred Stock”) consisted of the following (in thousands, except share and per share amounts):

	Shares authorized	Shares issued and outstanding	Original Issue Price	Net proceeds	Aggregate liquidation preference
Series A(1)	5,531,643	5,488,826	$0.9342	$5,064	$5,128
Series B	9,613,604	9,584,114	3.39105	32,399	32,500
Series C	5,793,003	5,773,114	8.4716	48,762	48,908
Series D	8,221,150	8,071,518	16.03926	125,932	129,461
Series E(2)	13,400,338	6,793,734	18.94618	127,076	128,715
	42,559,738	35,711,306		$339,233	$344,712

(1)	Includes 190,175 shares of Series A convertible preferred stock issued at a price of $0.88749 per share, representing a 5% discount from the original issuance price, from simultaneous extinguishment of convertible notes.

(2)	Includes 2,844,120 shares of Series E convertible preferred stock issued at a price of $16.10425 per share, representing a 15% discount from the original issuance price, from simultaneous extinguishment of convertible notes.

Dividend Rights

Holders are entitled to receive noncumulative dividends, prior and in preference to any declaration of dividends on common stock (other than dividends on shares of common stock payable in shares of common stock), at the per annum rate of 8% of the original issuance price per series when and if declared by the Board of Directors.

The holders of convertible preferred stock are also entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock that would be held on an as-if converted basis, except for dividends on common stock payable solely in common stock. No dividends on convertible preferred stock or common stock have been declared by the Board of Directors from inception through December 31, 2023.

Liquidation Preference

In the event of any liquidation as defined by the Company’s Certificate of Incorporation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation Event”), the holders of convertible preferred stock shall be entitled, on a pari passu basis among each other, to be paid out of the assets of the Company legally available for distribution for each share of convertible preferred stock, an amount per share of convertible preferred stock equal to the greater of i) the original issuance price plus any declared and unpaid dividends on such convertible preferred stock, or ii) the amount per share that would have been payable had all shares of such convertible preferred stock been converted into common stock immediately prior to such Liquidation Event. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of the convertible preferred stock, then the assets shall be distributed among the holders of convertible preferred stock on a pari passu basis, in proportion to the full amounts to which they would otherwise be respectively entitled. After the payment of the full liquidation preference to convertible preferred stock, the remaining assets of the corporation legally available for distribution to stockholders will be distributed ratably to the holders of common stock.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	CONVERTIB LE PREFERRED STOCK (cont.)

Conversion Rights

Each share of convertible preferred stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issuance price for a share by the conversion price at the time in effect for such share; as of December 31, 2023 and 2022, each share of Series A, Series B, Series C, Series D, and Series E convertible preferred stock would convert into common stock on a one-for-one basis. Each share of Series A, Series B and Series C automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the earlier of (i) closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 (“Securities Act”) in which the gross proceeds to the Company is at least $35,000,000 or (ii) the consent of the holders of at least a majority of the outstanding shares of Series A, Series B and Series C, voting together as a single class. Each share of Series D automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the earlier of (i) closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act at an offering price of at least $16.03926 per share (as such number may be adjusted for stock splits, stock combinations, stock dividends and similar events) resulting in gross proceeds to the Company of at least $50,000,000 or (ii) the consent of the holders of a majority of the outstanding shares of Series D, voting together as a single class. Each share of Series E automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the earlier of (i) closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act at an offering price of at least $18.94618 per share (as such number may be adjusted for stock splits, stock combinations, stock dividends and similar events) resulting in gross proceeds to the Company of at least $50,000,000 or (ii) the consent of the holders of a majority of the outstanding shares of Series E, voting together as a single class. All outstanding convertible preferred stock automatically converts into the number of shares of common stock upon the consummation of a business combination with GAMC.

Voting Rights

The holder of each share of convertible preferred stock has voting rights equal to the number of shares of common stock into which it is convertible and votes together as one class with the common stock. Each share of common stock is entitled to one vote. As long as at least 2,000,000 shares (as adjusted for any stock splits, combinations of shares, or dividends paid in shares of such stock) of Series A, Series B and Series C convertible preferred stock, in the aggregate, remain outstanding, the holders of such Series A, Series B and Series C convertible preferred stock shall be entitled to elect (voting as a single class on an as-converted basis) one director of the Company. The holders of outstanding common stock (voting together as a separate class) shall be entitled to elect two directors. The holders of outstanding common stock and all other series of voting stock (including convertible preferred stock) (voting together as a separate class) shall be entitled to elect the remaining directors.

So long as at least 3,000,000 shares of convertible preferred stock issued remain outstanding, the Company must obtain approval from a majority of the then outstanding shares of convertible preferred stock in order to (i) alter or change the rights, powers or preferences of convertible preferred stock; (ii) increase or decrease the authorized number of shares of convertible preferred stock; (iii) authorize or create any new class or series of capital stock having rights, powers or preferences that are senior to or on parity with any series of convertible preferred stock; (iv) redeem or repurchase outstanding shares of convertible preferred stock or common stock, subject to certain exceptions; (v) pay or declare any dividend on any shares of common stock or convertible preferred stock; (vi) consummate a liquidation event or effect any other dissolution or winding-up of the business and affairs of the Company; (vii) amend, alter, restate or repeal any provision of the Company’s restated certificate of incorporation or bylaws; and (viii) incur any indebtedness for borrowed money in an amount in excess of $500,000 in the aggregate.

Redemption

The holders of the convertible preferred stock have no rights to cause the redemption of their shares outside of a Liquidation Event, which is outside of the Company’s control as of December 31, 2023 and 2022.

Classification

The Company has classified its convertible preferred stock as mezzanine equity on the consolidated balance sheets as the stock is contingently redeemable. Upon the occurrence of certain liquidation events that are outside the Company’s control, including liquidation, sale or transfer of the Company, holders of the convertible preferred stock can cause redemption for cash. During the years ended December 31, 2023 and 2022, the Company did not adjust the carrying value of the convertible preferred stock to the aggregate liquidation preference of such shares as a deemed liquidation event was not probable of occurring.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK AND STOCK-BASED COMPENSATION

Common Stock

At December 31, 2023 and 2022, there were 63,950,000 shares of common stock authorized, 11,312,318 and 10,470,533 shares issued and outstanding, respectively. Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all series of convertible preferred stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

Common stock reserved for issuance as of December 31, 2023 and 2022, is as follows:

	2023	2022
Series A convertible preferred stock	5,337,315	5,488,826
Series B convertible preferred stock	8,515,065	9,584,114
Series C convertible preferred stock	5,081,613	5,773,114
Series D convertible preferred stock	4,451,566	8,071,518
Series E convertible preferred stock	3,907,660	6,793,734
Warrants outstanding for future issuance of convertible preferred stock	294,609	294,609
Warrants outstanding for future issuance of common stock	4,534,468	—
Stock options and restricted stock units	5,619,102	5,753,456
Stock options and restricted stock units available for future issuance	2,273,654	2,119,580
Total shares of common stock reserved	40,015,052	43,878,951

Equity Incentive Plan

The Company has an equity incentive plan for officers, employees, and non-employee consultants of the Company and its subsidiary.

In 2009, the Company’s Board of Directors approved the adoption of the 2009 Equity Incentive Plan (the “2009 Plan”). In August 2019, the Company replaced its 2009 Plan given its imminent expiration and formed the 2019 Equity Incentive Plan (the “2019 Plan”) with substantially the same terms as the 2009 Plan, (collectively, “the Plans”). The 2019 Plan provides for the grant of stock options (both service-based and performance milestone-based) to employees and non-statutory stock options, restricted share awards (“RSAs”) and restricted stock units (“RSUs”) to employees, officers, and non-employee directors and consultants of the Company. Under the Plans, stock options may be immediately exercisable subject to repurchase or may be exercisable as determined by the Board of Directors. The Company has not allowed for early exercises of options under the Plans. Additionally, to date, the Company has not issued RSAs under the 2019 Plan.

The Company recognizes compensation costs for service-based option awards on a straight-line basis over the expected requisite service period of the employee or non-employee, which is the award’s vesting term, generally, over four years. The performance milestone-vested option awards vest upon the achievement of a single award specific performance condition. At the grant date, the Company estimates the implicit requisite service period based on the expected achievement of the performance condition. This implicit requisite service period is reviewed at each reporting date as the achievement of the performance condition might occur at a point in time different than originally estimated. The Company recognizes compensation costs for the performance option awards ratably over the implicit service period when it is deemed probable that the performance condition will be met. The options expire ten years from the date of grant.

The exercise price for stock options granted under the 2019 Plan must generally be equal to at least 100% of the Company’s estimated fair value of common stock at the date of grant, as determined by the Board of Directors. The exercise price of an incentive stock option granted under the Plan to a ten percent stockholder must be at least equal to 110% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK AND STOCK-BASED COMPENSATION (cont.)

The Company also grants restricted stock units (“RSUs”), which vest upon the satisfaction of both the service-based condition or performance milestone-based awards condition(s) and a liquidity event condition. The liquidity event condition for both types of RSUs is satisfied upon the occurrence of a qualifying event, defined specifically in the equity documents, and generally refer to the earlier of a specified period of time subsequent to an initial public offering or an acquisition, in all cases prior to the expiration date of the award. Additionally, for all terminated RSU grants, all RSUs which have satisfied a portion or all of the service-based condition or performance milestone-based condition(s) as of the termination date remain with the stockholder and do not return to the pool of shares available for issuance until the earlier of the satisfaction of the liquidity event (at which time those RSUs vest) or the expiration date of the award. The RSUs expire seven years from the date of grant. The fair value of RSUs is determined based on the Company’s estimated fair value of common stock at the date of grant, as determined by the Board of Directors.

As of December 31, 2023 and 2022, there were options outstanding to purchase a total of 1,824,405 and 3,646,187 shares of common stock under the Plans, respectively, and 3,794,697 and 2,107,269 unvested RSUs, respectively. As of December 31, 2023 and 2022, 2,273,654 and 2,119,580 shares of common stock were available for issuance for either option or RSU grants under the 2019 Plan, respectively.

Service-based Stock Options

Option award activity for service-based stock options granted as of December 31, 2023, was as follows:

	Number of options outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (in thousand)
Balances as of January 1, 2022	3,932,382	$5.04	6.7	$11,671
Granted	5,000	8.01	—	—
Exercised	(151,900)	1.02	—	—
Expired	(370,517)	4.49	—	—
Forfeited	(125,150)	6.32	—	—
Balances as of December 31, 2022	3,289,815	$5.24	6.1	$2,561
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(1,291,725)	4.70	—	—
Forfeited	(520,057)	6.74	—	—
Balances as of December 31, 2023	1,478,033	$5.19	4.8	$754
Vested and exercisable – December 31, 2023	1,351,263	$5.03	4.6	$754

The aggregate intrinsic value of service-based options exercised during the years ended December 31, 2023 and 2022, was zero and $0.9 million, respectively. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options.

As reflected in the table above, no service-based options were granted or exercised during the year ended December 31, 2023. The weighted-average grant-date fair value of options granted during the year ended December 31, 2022 was $1.34. The total grant date fair value of options that vested during the years ended December 31, 2023 and 2022, was $0.6 million and $1.2 million, respectively.

There were 126,770 of service-based unvested options as of December 31, 2023 and $0.3 million of remaining unrecognized stock-based compensation expense, which is expected to be recognized over the weighted-average period of 1.0 years.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK AND STOCK-BASED COMPENSATION (cont.)

Performance Milestone-based Stock Options

Option award activity for performance milestone-based stock options granted as of December 31, 2023, was as follows:

	Number of options outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (in thousands)
Balances as of January 1, 2022	416,372	$6.15	8.6	$631
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(45,000)	—	—	—
Forfeited	(15,000)	—	—	—
Balances as of December 31, 2022	356,372	$6.15	5.6	$463
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	(10,000)	—	—	—
Balances as of December 31, 2023	346,372	$6.15	6.6	$—
Vested and exercisable at December 31, 2023	115,457	$6.15	6.6	$—

As reflected in the table above, no performance milestone-based options were granted or exercised during the years ended December 31, 2023 and 2022. The total grant date fair value of performance milestone-based options that vested during the years ended December 31, 2023 and 2022 was immaterial. There were 230,915 of performance milestone-based unvested options. Total unrecognized compensation costs were immaterial at December 31, 2023 and 2022, respectively

Restricted Stock Units

A summary of the Company’s RSU activity and related information is as follows:

	Number of RSUs Outstanding	Weighted- Average Grant Date Fair Value Per Share
Balances as of January 1, 2022	1,141,892	$6.20
Granted	1,241,954	5.77
Vested	—	—
Forfeited	(276,577)	6.64
Balances as of December 31, 2022	2,107,269	$6.52
Granted	3,434,335	2.94
Vested	—	—
Forfeited	(1,746,907)	4.83
Balances as of December 31, 2023	3,794,697	$4.02

The RSUs have both a service-based condition or a performance milestone-based condition(s) and a liquidity event condition. The liquidity event condition is only satisfied 180 days after the consummation of the liquidity event, such as an IPO, which is currently not determinable or probable. As the satisfaction of the liquidity event condition for all RSUs is neither determinable nor probable as of December 31, 2023 and 2022, no stock-based compensation expense was recognized as of December 31, 2023 and 2022.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK AND STOCK-BASED COMPENSATION (cont.)

As of December 31, 2023, the Company had $15.8 million of remaining unrecognized stock-based compensation expense for RSUs, of which $9.5 million would have been recognized if all requirements of the liquidity event condition had also been satisfied on that date with the remaining $6.3 million still requiring satisfaction of the service or performance condition. Since the RSUs only vest 180 days after the consummation of a liquidity event which is currently not determinable or probable, the Company is unable to determine the weighted-average period over which the unrecognized cost will be recognized.

Stock-Based Compensation

The following table summarizes stock-based compensation expense recorded in each component of operating expenses in the Company’s consolidated statements of operations and comprehensive loss (in thousands):

	Year Ended December 31,
	2023	2022
Research and development	$4	$31
Sales and marketing	1	43
General and administrative	638	1,085
Total stock-based compensation expense	$643	$1,159

The Company uses the Black-Scholes option-pricing model to determine the grant-date fair value of stock options. The determination of the fair value of stock options on the grant date is affected by the estimated underlying common stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends.

The following assumptions were used to calculate the fair value of employee service-based option grants made during the year ended December 31, 2022:

2022
Expected dividend yield(1)	—
Risk-free interest rate(2)	3.39%
Expected volatility(3)	44.9%
Expected life (in years)(4)	5.00
Fair value of common stock	$1.34

(1)	The Company has no history or expectation of paying cash dividends on its common stock and, thus, has assumed a zero-dividend rate.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)	To determine the expected volatility used above, the Company used the average volatility of a peer group of representative public companies.

(4)	The expected life or term of the options represents the period of time that options granted are expected to be outstanding and is determined using the simplified method (based on the mid-point between the vesting date and the end of the contractual term).

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	INCOME TAXES

The components of loss before income taxes for the years ended December 31, 2023 and 2022, are as follows (in thousands):

	2023	2022
Federal	$(56,745)	$(51,843)
Foreign	(975)	142
Total loss before taxes	$(57,720)	$(51,701)

The Company’s income tax provision was zero for the years ended December 31, 2023 and 2022, respectively. The differences between the Company’s statutory federal income tax rate and the effective tax rates are summarized as follows:

	2023	2022
Statutory federal tax rate	21.00%	21.00%
Increase (decrease) resulting from:
State taxes	6.79%	7.01%
Other items	1.25%	(0.21)%
Valuation allowance	(29.04)%	(27.80)%
Effective tax rate	0.00%	0.00%

The components of net deferred tax assets as of December 31, 2023 and 2022 consisted of the following (in thousands):

	2023	2022
Deferred income tax assets:
Net operating loss carryforwards	$89,335	$74,616
Accruals, deferrals, and reserves	1,445	3
Stock-based compensation	721	548
Fixed assets and intangibles	3,833	3,857
Lease liability	633	6,261
Credit and carry forwards	4,707	4,707
Other	861	—
Total deferred income tax assets	101,535	89,992

Deferred income tax liabilities:
ROU asset	—	(5,098)
Other	—	(124)
Total deferred income tax liabilities	—	(5,222)

Net deferred income assets before valuation allowance	$101,535	$84,770
Less: valuation allowance	(101,535)	(84,770)
Net deferred income tax assets	$—	$—

For the years ended December 31, 2023 and 2022, the Company has recognized a valuation allowance against its U.S. federal and state net deferred tax assets. The Company evaluated the realizability of its net deferred tax assets based on all available evidence, both positive and negative, which existed as of the end of calendar years 2023 and 2022. The Company’s conclusion to maintain a valuation allowance against its net deferred tax assets is based upon its ability to generate sufficient future taxable income in future periods. The Company considered the four possible sources of taxable income that are available under the tax law to realize a tax benefit for deductible temporary differences: 1. Future reversals of deferred tax liabilities; 2. Future forecasts of income; 3. Taxable income in prior carryback year(s) if carryback is permitted under the tax law; and 4. Tax planning strategies.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	INCOME TAXES (cont.)

To the extent that the four sources of income are not sufficient to realize the deferred tax asset, the Company will recognize a valuation allowance to reduce such deferred tax asset to the amount that is more likely than not to be realized in the future. Based upon the positive and negative evidence that exists, as well as the sources of future taxable income, the Company believes it is appropriate to recognize a valuation allowance of $101.5 million against the U.S. federal and state net deferred tax asset for the year ended December 31, 2023. The increase of $16.8 million and $14.4 million in the valuation allowance in the years ended December 31, 2023 and 2022, respectively, relates primary to net operating loss, right of use assets, lease liabilities, and fixed assets.

As of December 31, 2023, the Company had federal and state NOL carryforwards of $341.0 million and $258.4 million (post apportionment), respectively, as reported on its tax returns available to reduce future taxable income, if any. If not utilized, these federal and state NOL carryforwards will begin to expire in the year ending December 31, 2030; with the federal NOLs generated after the year ended December 31, 2017 carried forward indefinitely. The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, the Company’s ability to utilize net operating losses and credit carryforwards may be limited as the result of such an “ownership change.” The Company conducted a Section 382 analysis on its NOLs up to 2023. As a result of the 382 analysis, while the Company experienced various ownership changes triggering the application of Section 382, the Company does not expect any of its tax attributes to expire before utilization based on the applicable Section 382 limitation.

As of December 31, 2023, the Company had federal and state R&D credit carryforwards of $3.5 million respectively, as reported on its tax returns available to reduce future taxable income, if any. If not utilized, these federal R&D credit carryforwards will begin to expire in the year ending December 31, 2032. The state R&D credit carryforwards are carried forward indefinitely.

The Company has applied an ASC 740-10 reserve of $1.6 million, respectively, via an offset to the gross deferred tax asset in connection with its R&D credits for the years ended December 31, 2023 and 2022.

The Company conducts business within the U.S. and files income tax returns with the U.S. federal jurisdiction, as well as California, Kentucky, New York, New York City, Portland, and Oregon. The 2018 through 2022 tax years remain subject to examination by U.S. federal tax authorities and the 2017 through 2022 tax years by state tax authorities. The Company is not currently under audit with either the IRS or any state or local jurisdiction, nor has it been notified of any other potential future state income tax audit. The Company’s NOL and credit carryforwards from all years may be subject to adjustment when utilized. The Company does not anticipate that any potential tax adjustment will have a significant impact on its financial position or results of operations. It is the Company’s practice to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2023, the Company had no material accrued interest and penalties related to uncertain tax positions.

12.	LEASES

The Company leases and subleases certain office spaces, warehouses, manufacturing facility spaces and equipment under long-term, non-cancelable operating leases with various expiration dates through 2031. A number of the leases include one or more options to renew the lease terms or terminate the lease. The exercise of these options is at the Company’s discretion and is therefore included in the determination of the lease term when it is reasonably certain the Company will exercise such options. As the Company’s leases typically do not contain a readily determinable implicit rate, the Company determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date. Substantially all of the Company’s leases are operating leases. Finance leases were not material as of December 31, 2023 and December 31, 2022.

During December 2020, the Company entered into a sublease agreement with Ginkgo to sublease part of its Emeryville Headquarters. Under this sublease agreement, the Company is the landlord and Ginkgo is the tenant. The Company assessed the related ROU asset for impairment and concluded that the ROU asset was not impaired as of the date the Company entered into the sublease agreement. The 15-month sublease agreement commenced

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	LEASES (cont.)

on January 1, 2021 and ended on March 31, 2022. The Company recognized zero and $0.3 million in net sublease income within the consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022 respectively. On April 1, 2022, the Company entered into a revised sublease agreement with Ginkgo to sublease the same part of its Emeryville headquarters from Ginkgo starting upon expiration of the original 15-month sublease lease term on March 31, 2022. Under this revised sublease agreement, Ginkgo is now the landlord and the Company is the tenant. This revised sublease agreement is a month-to-month lease with 60-day notice of cancellation and therefore the lease payments for this lease are recognized as incurred. The Company ended this lease agreement in February 2023.

In February 2022, the Company amended a facility lease in Portland, Oregon, to extend the lease term from August 1, 2022 until July 31, 2023, with all other material terms remaining the same. The Company remeasured the ROU asset, lease liability, and straight-line rent expense to reflect the impact of this amendment.

In April 2022, the Company decided to abandon one of its office leases in the Netherlands by the end of June 2022. The Company did not have the practical ability to sublease this space and therefore the amortization of the ROU asset was accelerated to derecognize the ROU asset in a straight-line manner over the remainder of the lease. The lease cost is no longer a straight-line expense as a result of this update (it is the cost of the straight-line lease amortization each month plus the accretion of interest to the lease liability each month, which changes from month to month). The accounting for the lease liability is unchanged and variable lease payments are still expensed as incurred.

In November 2022, the Company amended a 2021 facility lease in Berkeley, California, to shift the contractual lease term by three months and extend the lease term by one month, resulting in a new contractual lease commencement date of July 1, 2022 and a new lease end date of January 31, 2031, with all other material terms remaining the same. The Company remeasured the ROU asset, lease liability, and straight-line rent expense to reflect the impact of this amendment.

As of December 31, 2022, there was $2.3 million held in escrow under an irrevocable letter of credit established concurrent with the Company’s execution of a 2021 facility lease (“Berkeley facility lease”) agreement, which is included in restricted cash, non-current within the consolidated balance sheet. The letter of credit expires no less than sixty days after the expiration of the lease, which is subject to possible extension along with the letter of credit per the lease terms. Upon the occurrence of an event of default as defined by the lease agreement, funds held in escrow can be made available to the landlord up to the total $2.3 million held. As of December 31, 2023, the amount remaining in escrow was immaterial.

During September 2023, the Company negotiated a contingent lease termination agreement with its landlord for the Berkeley facility lease. If the Company issues 600,000 shares of the new public company to its landlord after the closing of the merger transaction with GAMC, the Berkeley lease facility will be considered terminated as of September 10, 2023 pursuant to the lease termination agreement. The Company recognized $4.8 million as a liability owed by the Company to its landlord in exchange for terminating its lease agreement early upon the execution of the agreement. The Company also recognized a loss on lease termination of $0.3 million, which is included in the consolidated statements of operations and comprehensive loss. As of December 31, 2023, the lease termination liability of $5.1 million is included in share-based termination liability on the consolidated balance sheets.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	LEASES (cont.)

As of December 31, 2023, future payments associated with the Company’s operating lease liabilities were as follows (in thousands):

For the year ended December 31,	Amount
2024	$370
2025	370
2026	370
2027	370
2028	370
Thereafter	1,388
Total minimum lease payment	$3,238
Less: amount representing interest	(786)
Present value of operating lease obligations	$2,452
Operating lease liabilities, current	359
Operating lease liabilities, non-current	2,093
Total operating lease liabilities	$2,452

The components of the net lease costs reflected in the Company’s consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022 were as follows (in thousands):

	2023	2022
Operating lease costs	$2,670	$4,382
Variable lease costs	1,249	1,660
Short-term lease costs	158	1,849
Total lease costs	$4,077	$7,891

Sublease income – net	$—	$348

Short-term lease costs represent the Company’s costs with respect to leases with a duration of 12 months or less and are not reflected on the Company’s consolidated balance sheets. Variable lease costs are comprised of costs, such as the Company’s proportionate share of actual costs for utilities, common area maintenance, property taxes and insurance, that are not included in the measurement of the lease liability and are recognized in the period in which they are incurred.

The weighted average remaining lease term and weighted average discount rate related to the Company’s ROU assets and lease liabilities for its operating leases as of December 31, 2023 and 2022, were as follows:

	2023	2022
Weighted-average remaining lease term (in years)	8.75	8.26
Weighted-average discount rate	6.8%	9.4%

Supplemental information concerning the cash flow impact arising from the Company’s leases recorded in the Company’s consolidated statements of cash flows is detailed in the following table for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Cash paid for amounts included in the measurement of lease liabilities	$2,479	$713

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. Management believes that the ultimate resolution of any such matters will not have a material adverse effect on the financial position or results of operations of the Company.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Technical Development Agreement

During the year ended December 31, 2021, the Company entered into a 2021 TDA with Ginkgo. Under the 2021 TDA, the Company and Ginkgo will collaborate on certain projects that will use Ginkgo’s expertise in strain engineering and lab-scale fermentation processes, referred to as “technical services”. Ginkgo provided the Company with a credit of $5.0 million to apply against technical services under the 2021 TDA. In December 2023, the Company and Gingko entered into a termination agreement to terminate the 2021 TDA. During the years ended December 31, 2023 and 2022, the Company applied $0.9 million and $1.3 million of invoice charges received from Ginkgo for technical services provided, respectively. As of December 31, 2023 and 2022, the Company had zero and $3.1 million in credit remaining to be applied against future technical services under the 2021 TDA, respectively.

As disclosed in Note 7 — Borrowings, in October 2022, the Company and Ginkgo executed several concurrent agreements including the Ginkgo Note Purchase Agreement, the amendment to the 2021 TDA, the 2022 TDA, a Pledge and Security Agreement, and Trademark and Patent Security Agreements.

Under the 2022 TDA and the amendment to the 2021 TDA, (collectively the “TDAs”), the Company and Ginkgo will continue to collaborate on certain projects using Ginkgo’s expertise in specialized engineering and lab-scale fermentation processes, for both b-silk and Mylo products. The TDAs include a royalty payment obligation based on future net sales if and when the first commercial sale of the products developed and improved under the TDAs occurs. Royalty payments, due in cash, are based on defined royalty rates for each country or jurisdiction in which the sale is made. In certain instances, a lump sum royalty payment may be due for a particular product, in which case no further royalty payments is required. As of December 31, 2023, the Company has not accrued a liability for royalty payment as no payment obligation or commercial sale of the products developed and improved under the TDAs has occurred.

Upon its execution, the Ginkgo Note Purchase Agreement required the Company to pay Ginkgo $10.0 million as an upfront payment for future technical services to be provided by Ginkgo under the 2022 TDA. As disclosed in Note 7 — Borrowings, in December 2023, the Company and Ginkgo executed the Ginkgo NPA Amendment to reduce the prepaid balance relating to the 2022 TDA by $5.4 million. As of December 31, 2023 and 2022, the Company had $4.1 million and $9.9 million, respectively, in credit remaining to be applied against future technical services under the 2022 TDA, which is recorded within prepaid expenses and other current assets and other assets within the consolidated balance sheets.

Cost Reduction Plan

On January 24, 2023, the Company’s Board of Directors approved a reduction in force of the Company’s workforce (“Cost Reduction Plan”), effective on February 3, 2023. Employees affected by the Cost Reduction Plan obtained involuntary termination benefits that are provided pursuant to a one-time benefit arrangement.

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	COMMITMENTS AND CONTINGENCIES (cont.)

During the year ended December 31, 2023, the Company incurred restructuring costs of $4.0 million consisting of employee related costs, including severance, benefits, equity compensation, contract termination costs, and other costs. Of the total costs, $0.1 million are non-cash expenses related to the extension of post termination exercise periods of stock options.

The following table summarizes the Company’s restructuring liability as of December 31, 2023:

Restructuring liability
Balance at January 1, 2023	$—
Employee termination benefits charges incurred during the period	3,973
Amounts paid or otherwise settled during the period	(3,733)
Balance at December 31, 2023	$240

As of December 31, 2023, the restructuring liability is included in accrued expenses and other current liabilities on the consolidated balance sheets of $0.2 million.

Supply Agreement

In August 2022, the Company entered into an Amended and Restated Manufacturing and Supply Agreement, referred to as the “Supply Agreement” with a supplier to procure appropriate raw materials, including pasteurized plant-based organic substrate. Under this Supply Agreement, the supplier rented an additional farm in the Netherlands beginning in 2023. During the test and commissioning phase of this farm, the Company has agreed to pay the supplier a fixed amount of $0.1 million per week for compensation of startup costs. These startup funding payments are capped at $1.1 million in the aggregate. During the year ended December 31, 2023, the Company paid $0.2 million related to this agreement.

On October 19, 2023, the Company entered into a settlement agreement with its supplier. If the Company pays the supplier $1.0 million and issues 150,000 shares of the new public company to the supplier after the closing of the merger transaction with GAMC, the Supply Agreement will be considered terminated as of July 13, 2023 pursuant to the settlement agreement. The Company recognized $1.2 million as a share-based termination liability owed by the Company to its supplier in exchange for terminating its Supply Agreement early upon the execution of the agreement. The Company also recognized a loss on supply agreement termination of $2.2 million, which is included in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2023, the Company paid $0.6 million related to the settlement agreement. As of December 31, 2023, the supply agreement termination liability is included in accounts payable and share-based termination liability on the consolidated balance sheets of $0.4 million and $1.3 million, respectively.

Business Combination Agreement

On October 4, 2023, the Company and GAMC, a Delaware corporation, entered into a Business Combination Agreement (the “Business Combination Agreement”) with Beam Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of GAMC (the “Merger Sub”). Pursuant to the Business Combination Agreement, (i) on the Closing Date, the Merger Sub will merge with and into the Company (the “Merger” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with the Merger Sub ceasing to exist and the Company surviving as a wholly owned subsidiary of GAMC (ii) Golden Arrow will change its name to Bolt Projects Holdings, Inc.

Concurrently with the execution of the Business Combination Agreement, the PIPE Subscribers, including the Sponsor, entered into the Original PIPE Subscription Agreements with GAMC pursuant to which the PIPE Subscribers have committed to purchase in a private placement up to 2,787,457 shares of GAMC Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share at an aggregate purchase price of up to $27.9 million. The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	COMMITMENTS AND CONTINGENCIES (cont.)

Business Combination and will be consummated immediately prior to or substantially concurrently with the closing date. Pursuant to the Original PIPE Subscription Agreement executed by the Sponsor, the Sponsor has agreed to purchase 800,000 shares of GAMC Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price of $8.0 million. However, the number of subscribed shares to be purchased thereunder by the Sponsor will be reduced by the number of shares of GAMC Class A common stock that have not been elected for redemption as of the expiration of the redemption period related to the Closing and that are held by certain individuals mutually agreed upon by GAMC and the Company at any time from the date of the execution of the agreement up to immediately prior to the expiration of such redemption period.

In connection with the execution of the Merger Agreement, GAMC entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and Bolt Threads. Pursuant to the Sponsor Support Agreement, the Sponsor has, among other things, agreed to vote all their shares of GAMC capital stock in favor of the approval of the Transaction. In addition, the Sponsor has agreed that 1,437,500 shares of New GAMC common stock issued in connection with the initial public offering (“IPO”) (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of New GAMC common stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of GAMC. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the earliest of (i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Sponsor Support Agreement.

14.	BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per share attributable to common stockholders (in thousands, except share and per share amounts):

	Year Ended December 31,
	2023	2022
Numerator:
Net Loss	$(57,720)	$(51,701)
Add: Gain on extinguishment of convertible preferred stock	216,386	—
Net income (loss) attributable to common stockholders, basic	158,666	(51,701)
Less: Warrants, series with dilutive impact only	—	(500)
Less: Convertible preferred stock, series with dilutive impact only	(230,774)	—
Net loss attributable to common stockholders, dilutive	$(72,108)	$(52,201)
Denominator:
Weighted-average common shares outstanding, basic	11,677,673	10,439,510
Add: Warrants, series with dilutive impact only	—	72,307
Add: Options, with dilutive impact only	108,028	—
Add: Convertible preferred stock, series with dilutive impact only	19,770,719	—
Weighted-average shares outstanding, dilutive	31,556,420	10,511,817

BOLT THREADS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	BASIC AND DILUTED NET LOSS PER SHARE (cont.)

The following securities were excluded due to their anti-dilutive effect on net loss per share attributable to common stockholders recorded in each of the periods:

	As of December 31,
	2023	2022
Convertible preferred stock on an as-converted basis	13,852,380	35,711,306
Warrants to purchase preferred stock on an as-converted basis	294,609	222,302
Stock options outstanding	1,716,377	4,353,754
Total	15,863,366	40,287,362

The 2023 Convertible Notes were not included for purposes of calculating the diluted net income (loss) per share as the conversion is contingent upon the completion of a future financing event, which had not occurred, and the contingency was not resolved as of December 31, 2023 and 2022.

As of December 31, 2023 and 2022, no RSUs were vested as they did not meet the performance condition at the end of each reporting period. As the conditions were not satisfied at the end of each reporting period, the unvested shares were excluded when calculating diluted EPS.

15.	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) savings plan (the “Savings Plan”). All employees are eligible to participate in the Savings Plan after meeting certain eligibility requirements. Participants may elect to have a portion of their salary deferred and contributed to the Savings Plan up to the limit allowed by the applicable income tax regulations. The Company’s current policy is to match employee contributions up to certain overall limits. The Company made matching contributions of $0.2 million and $0.4 million during the years ended December 31, 2023 and 2022, respectively.

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 23, 2024, which is the date the consolidated financial statements were available to be issued.

In February 2024, the Company issued to certain PIPE Subscribers convertible promissory notes (each, a “Second Bridge Convertible Note”) in the aggregate original stated principal amount of $4.9 million, including $1.4 million from related party. The Second Bridge Convertible Notes are subjected to the terms of the Bridge NPA (see Note 7 — Borrowings).

Concurrently with the execution of the Second Bridge Convertible Notes, the PIPE Subscribers, including the Sponsor, entered into the First Amendment to the Original PIPE Subscription Agreements (“2024 PIPE Subscription Agreements”) with GAMC. Pursuant to the 2024 PIPE Subscription Agreements, the proceeds from the Second Bridge Convertible Notes will count towards the commitments for the purchase of PIPE shares under the Original PIPE Subscription Agreements. Therefore, the total committed PIPE shares are reduced to 2,296,975 shares, including 656,499 shares from the Sponsor.

In April 2024, the Company and Ginkgo entered into the second amendment to the Ginkgo Note Purchase Agreement (the “Ginkgo Note Purchase Agreement Amendment No. 2”). Pursuant to the Ginkgo Note Purchase Agreement Amendment No. 2, the interest from the Ginkgo NPA Amendment effective date until the occurrence of the SPAC transaction shall be paid either entirely in cash or in kind by capitalizing and adding such accrued interest to the principal of the Amended Senior Notes at the option of the Company. In addition, upon the occurrence of the SPAC transaction, the Company shall prepay an aggregate principal amount of the Amended Senior Notes equal to the sum of (i) the product of (x) $250,000 and (y) the number of interest payments that were paid in kind, plus (ii) any accrued but unpaid interest amount.

BOLT THREADS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,812	$894
Restricted cash, current	—	40
Inventory	2,990	235
Prepaid expenses and other current assets	3,228	3,503
Total current assets	16,030	4,672

Deferred transaction costs	9,117	16,234
Other non-current assets	3,080	3,368
Total assets	$28,227	$24,274

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$855	$1,792
Accrued expenses and other current liabilities	1,983	1,053
Convertible notes, current	68,461	15,604
Related party convertible notes, current	16,941	2,133
Operating lease liabilities, current	347	359
Share-based lease termination liability	7,661	6,349
Total current liabilities	96,248	27,290

Operating lease liabilities, non-current	1,926	2,093
Long-term debt, non-current	13,903	13,340
Convertible preferred stock warrant liability	106	203
Total liabilities	112,183	42,926

Commitments and contingencies (Note 13)

Convertible preferred stock: $0.0001 par value, 42,559,738 shares authorized as of June 30, 2024 and December 31, 2023; 27,293,219 shares issued and outstanding as of June 30, 2024 and December 31, 2023; and aggregate liquidation preference of $222,345 as of June 30, 2024 and December 31, 2023	93,889	93,889

Stockholders’ Deficit:
Common stock: $0.0001 par value, 63,950,000 shares authorized as of June 30, 2024 and December 31, 2023; 11,312,318 shares issued and outstanding as of June 30, 2024 and December 31, 2023	1	1
Additional paid-in capital	284,075	283,880
Accumulated other comprehensive income (loss)	13	(14)
Accumulated deficit	(461,934)	(396,408)
Total stockholders’ deficit	(177,845)	(112,541)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$28,227	$24,274

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BOLT THREADS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For THE six months ended June 30, 2024 and 2023 (unaudited)

(IN THOUSANDS, EXCEPT Share and per share amounts)

	Six Months Ended June 30,
	2024	2023
Revenue	$75	$743
Cost of revenue	150	2,444
Gross loss	(75)	$(1,701)

Operating expenses:
Research and development	2,503	4,425
Sales and marketing	123	206
General and administrative	12,179	13,223
Restructuring costs	—	3,684
Total operating expenses	14,805	21,538
Loss from operations	(14,880)	(23,239)

Other income (expense)
Property and equipment impairment	—	(19,283)
Lease impairment	—	(2,272)
Interest expense	(644)	(1,724)
Loss on extinguishment of convertible notes	(26,359)	—
Remeasurement of convertible preferred stock warrant liability	97	—
Remeasurement of share-based termination liability	(1,312)	—
Remeasurement of convertible notes	(17,087)	—
Remeasurement of related party convertible notes	(5,548)	—
Other income (expense), net	207	2,020
Total other income (expense), net	(50,646)	(21,259)
Loss before income taxes	(65,526)	(44,498)
Income tax expense (benefit)	—	—
Net loss	$(65,526)	$(44,498)

Other comprehensive income (loss):
Reporting currency translation	27	(4)
Comprehensive loss	$(65,499)	$(44,502)

Weighted-average common shares outstanding, basic and diluted	15,846,786	10,470,533
Net loss per share, basic and diluted	$(4.13)	$(4.25)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BOLT THREADS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

for the six MONTHS ended june 30, 2024 and 2023 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Convertible Preferred				Additional		Accumulated Other	Total
	Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balances as of January 1, 2023	35,711,306	$339,233	10,470,533	$1	$20,258	$(338,688)	$7	$(318,422)
Stock-based compensation expense	—	—	—	—	447	—	—	447
Reporting currency translation adjustments	—	—	—	—	—	—	(4)	(4)
Net loss	—	—	—	—	—	(44,498)	—	(44,498)
Balances as of June 30, 2023	35,711,306	$339,233	10,470,533	$1	$20,705	$(383,186)	$3	$(362,477)

Balance as of January 1, 2024	27,293,219	$93,889	11,312,318	$1	$283,880	$(396,408)	$(14)	$(112,541)
Stock-based compensation expense	—	—	—	—	195	—	—	195
Reporting currency translation adjustments	—	—	—	—	—	—	27	27
Net loss	—	—	—	—	—	(65,526)	—	(65,526)
Balances as of June 30, 2024	27,293,219	$93,889	11,312,318	$1	$284,075	$(461,934)	$13	$(177,845)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BOLT THREADS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For THE six months ended june 30, 2024 and 2023 (UNAUDITED)

(IN THOUSANDS)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net loss	$(65,526)	$(44,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1	1,088
Stock-based compensation	195	447
Amortization of right-of-use assets	—	774
Property and equipment impairment	—	19,283
Lease impairment	—	2,272
Non-cash interest expense	580	64
Non-cash debt issuance costs	9,417	—
Loss on extinguishment of convertible notes	26,359	—
Remeasurement of convertible preferred stock warrant liability	(97)	—
Remeasurement of share-based termination liability	1,312	—
Remeasurement of convertible notes	17,087	—
Remeasurement of related party convertible notes	5,548	—
Changes in operating assets and liabilities:
Inventory	(2,755)
Prepaid expenses and other current assets	269	(1,069)
Other non-current assets	300	540
Accounts payable	(585)	(585)
Accrued expenses and other current liabilities	634	(157)
Operating lease liabilities	(101)	(544)
Net cash used in operating activities	(7,362)	(22,385)

Investing activities:
Purchases of property and equipment	(13)	(801)
Net cash used in investing activities	(13)	(801)

Financing activities:
Proceeds from Bridge Financing Notes	18,671	—
Payments of deferred transaction costs	(2,371)	—
Cash proceeds from related party notes	250	—
Payments for related party notes	(250)	—
Net cash provided by financing activities	16,300	—
Exchange rate effect on cash, cash equivalents and restricted cash	(47)	(6)
Net change in cash, cash equivalents and restricted cash	8,878	(23,192)
Cash, cash equivalents and restricted cash at beginning of period	934	25,274
Cash, cash equivalents and restricted cash at end of period	$9,812	$2,082

Cash, cash equivalents, and restricted cash information:
Cash and cash equivalents, beginning of period	$894	$22,932
Restricted cash, beginning of period	40	2,342
Cash, cash equivalents, and restricted cash, beginning of period	$934	$25,274
Cash and cash equivalents, end of period	$9,812	$1,312
Restricted cash, end of period	—	770
Cash, cash equivalents, and restricted cash, end of period	$9,812	$2,082

Supplemental cash flow disclosures:
Cash paid for taxes	$—	$—
Cash paid for interest	$62	$1,650

Supplemental disclosures of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses	$—	$156
Deferred transaction costs in accounts payable and accrued expenses	$637	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BOLT THREADS, INC.

Notes To Consolidated Financial Statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Bolt Threads, Inc. (the “Company”) is a producer of biomaterials products. Its flagship product, b-silk, is a biodegradable protein polymer and replacement for silicone elastomer in beauty and personal care. Bolt Threads has a portfolio of other materials, including Mylo, a leather alternative made from mycelium, the root structure of mushrooms. The Company was incorporated in the state of Delaware in August 2009 and is headquartered in California.

2.	LIQUIDITY AND GOING CONCERN

The Company has not historically been profitable and has had negative cash flow from operations since inception. During the six months ended June 30, 2024, the Company incurred a net loss of $65.5 million. During the six months ended June 30, 2024, the Company used $7.4 million of cash in operations. As of June 30, 2024, the Company had an accumulated deficit of $461.9 million, a working capital deficit of $80.2 million, and cash and cash equivalents of $9.8 million.

The Company will need substantial capital to support its planned product development and operations. Based upon the Company’s current operating plan, it estimates that its cash and cash equivalents as of the issuance date of the interim condensed consolidated financial statements included in this report are insufficient for the Company to fund operating, investing, and financing cash flow needs for the twelve months subsequent to the issuance date of these consolidated financial statements. To obtain the capital necessary to fund the operations, the Company expects to obtain funds through public or private equity offerings, debt financing transactions, and refinancing or restructuring its current debt obligations.

These uncertainties raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of twelve months subsequent to the issuance date of the interim condensed consolidated financial statements included in this report. Certain elements of the operating plan to alleviate the conditions that raise substantial doubt, including but not limited to the Company’s ability to achieve its operating cash flow targets and the ability to restructure its current debt, both of which are outside of the Company’s control. Accordingly, the Company cannot conclude that management’s plans will be effectively implemented within one year from the date the interim condensed consolidated financial statements are issued. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the interim condensed consolidated financial statements are issued. The interim condensed consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

3.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The accompanying interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The interim condensed consolidated financial statements include the accounts and operations of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Unaudited Interim Condensed Consolidated Financial Statements

The accompanying interim condensed consolidated balance sheet as of June 30, 2024, the interim condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023, the interim condensed consolidated statements of convertible preferred stock and stockholders’ deficit for the six months ended June 30, 2024 and 2023, and the interim condensed consolidated statements of cash flows for the six months ended June 30, 2024 and 2023, and amounts relating to the interim periods included in the accompanying notes to the interim condensed consolidated financial statements are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements, and in management’s opinion, includes all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company’s consolidated balance. Operating results for the interim periods presented are not necessarily indicative of results to be expected for the year ending December 31, 2024 or for any other interim period.

These interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes for the years ended December 31, 2023 and 2022, which are included elsewhere in this filing.

Use of Estimates

The preparation of interim condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the interim condensed consolidated financial statements and accompanying notes. Estimates and assumptions made by management include, but are not limited to, (i) the estimated fair value of convertible notes, convertible preferred stock and convertible preferred stock warrants, equity awards, and, (ii) estimating the useful lives of fixed assets, and (iii) determining incremental borrowing rates and the accounting for income taxes. Actual results could differ materially from those estimates.

Risks and Uncertainties

The Company’s future results of operations involve risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued demand for the Company’s services, the retention of significant client, stability of global financial markets, cybersecurity breaches and other disruptions that could compromise the Company’s information or results, business disruptions that are caused by natural disasters or pandemic events, competition from substitute products and larger companies, government regulations and oversight, patent and other types of litigation, ability to protect proprietary technology, and dependence on key individuals.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents, restricted cash and accounts receivable. The Company’s cash and cash equivalents are held at financial institutions where account balances may at times exceed federally insured limits. Management believes the Company is not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held. The Company has no financial instruments with off-balance sheet risk of loss.

In March 2023, Silicon Valley Bank, a division of First Citizens Bank (“SVB”) failed and Federal Deposit Insurance Corporation (“FDIC”) took control of SVB. The Company maintains a significant amount of cash, cash equivalents, and restricted cash in SVB, and the Company’s deposits at this institution exceeds the insured limits. The Federal Reserve subsequently announced that account holders would be made whole and the Company was able to access all of the cash held at SVB. There is no guarantee that the Federal Reserve Board, the U.S. Treasury Department and the FDIC will provide access to uninsured funds in the future in the event of the closure of any other banks or financial institutions in a timely fashion or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s business, financial position, and liquidity.

The Company is dependent on a sole supplier for certain manufacturing activities for b-silk. An interruption in the supply of these materials could impact the Company’s ability to commercialize and manufacture inventory.

Total assets outside of the U.S. were 0.3% and 0.8% of total assets as of June 30, 2024 and December 31, 2023, respectively.

During the six months ended June 30, 2024 and 2023, separate single customers represented 72% and 97% of total revenue, respectively, which the Company attributes primarily to the fact that its commercial sales were in their early stages. Total revenue for each of the six months ended June 30, 2024 and 2023 was $0.1 million and $0.7 million, respectively. The Company had $0.1 million and immaterial outstanding customer accounts receivable as of June 30, 2024 and December 31, 2023, respectively.

Inventory

Inventory consists of finished b-silk powder. Inventory is recorded at the lower of the weighted average cost and net realizable value using the specific identification method based on contractual selling price. Write downs of b-silk inventory are recognized as a charge to cost of revenue. No impairment was recognized during the six months ended June 30, 2024 and 2023.

Employee Retention Credits

The Company has accounted for Employee Retention Credits (ERC) as a government grant which analogizes with International Accounting Standards (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance. IAS 20 indicates that income is recognized when it is considered that there is reasonable assurance the grant will be received and all necessary qualifying conditions, as stated under the ERC program, are met. Under IAS 20, income is recognized on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grant is intended to compensate. The Company has elected to account for the credits on a gross basis within the interim condensed consolidated statements of operations and comprehensive loss.

Deferred Transaction Costs

Deferred transaction costs consist of direct legal, accounting, filing and other fees and costs directly attributable to the Company’s planned Merger (see Note 13 — Commitments and Contingencies). The Company capitalized deferred transaction costs prior to the close of the Merger and included within the interim condensed consolidated balance sheet. The Company will reclassify the deferred transaction costs related to the Merger to additional paid-in capital to offset the proceeds received upon Closing of the Merger. The deferred transaction costs were $9.1 million and $16.2 million as of June 30, 2024 and December 31, 2023, respectively. In the event that the planned Merger is terminated, any deferred transaction costs will be immediately recognized in operating expenses within the interim condensed consolidated statements of operations and comprehensive loss.

Long-Lived Assets and Impairment Assessment

The Company reviews its depreciable long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss may be recognized when the undiscounted cash flows expected to be generated by a long-lived asset (or asset group) are less than its carrying value. Any required impairment loss would be measured as the amount by which the asset’s (or asset group’s) carrying value exceeds its fair value and would be recorded as a reduction in the carrying value of the related asset and reflected in the interim condensed consolidated statements of operations and comprehensive loss. No impairment charges were recorded on any long-lived assets during the six months ended June 30, 2024.

In April 2023, the Company discontinued the production of Mylo due to the failure of several financing initiatives. As the Company had no alternative use for the Mylo-related assets and expected no resale value, the Company fully impaired these assets. Accordingly, the Company recorded $10.2 million of impairment expense of fixed assets relating to this event during the six months ended June 30, 2023.

In May 2023, the Company temporarily discontinued its research and development operations in California due to continuing projected negative cash flows and a lack of alternative sources of financing. The overall assets of the Company were no longer considered to provide future cash flows (with the exception of right-of-use (“ROU”) assets intended to be subleased), and the resale value of the Company’s assets was not considered material. Accordingly, the Company fully impaired its fixed assets. The Company recorded $9.1 million and $2.3 million of impairment expense of long-lived assets and leases, respectively, relating to this event during the six months ended June 30, 2023.

Convertible Notes

Convertible notes are regarded as hybrid instruments, consisting of a liability component and an equity component. The Company determined that it is eligible for the fair value option election in connection with the convertible notes (“Convertible Notes”) under the Bridge NPA issued in October 2023, in February 2024, and in June 2024, and the Ginkgo NPA Amendment issued in December 2023 (see Note 7 — Borrowings) as each instrument met the definition of a “recognized financial liability” which is an acceptable financial instrument eligible for the fair value option under ASC 825-10-15-4 and do not meet the definition of any of the financial instruments found within ASC 825-10-15-5 that are not eligible for the fair value option. Therefore, the Company elected to apply the fair value option to account for the Convertible Notes upon issuance. Accordingly, no features of the Convertible Notes are bifurcated and separately accounted for. At the date of issuance, the fair value for each instrument is derived from the instrument’s implied discount rate at inception. The Convertible Notes will be subsequently remeasured at each reporting period until its maturity, prepayment or conversion. The change in fair value of the convertible notes is recognized in the interim condensed consolidated statements of operations and comprehensive loss as the remeasurement of the convertible notes. Additionally, all issuance costs incurred in connection with the Convertible Notes were expensed during the period the debt is acquired and were included in general and administrative expenses within the interim condensed consolidated statement of operations and comprehensive loss.

Shared-Based Termination Liability

The shared-based termination liability is recorded for contract termination costs when the Company terminates a contract or stops using the product or service covered by the contract in exchange for an issuance of the new public company shares. The new public company shares are not considered to be indexed to the Company’s own shares at the time the termination occurred. Therefore, the share-based termination is classified as a liability as it does not qualify for the scope exception for derivative accounting under ASC 815-10. The shared-based termination liability is initially recorded at fair value on the termination date and remeasured at fair value each balance sheet date with the offset adjustments recorded in remeasurement of share-based termination liability within the interim condensed consolidated statements of operations and comprehensive loss (see Note 4 — Fair Value Measurements).

Common Stock Warrants

The Company accounts for common stock warrants as equity if the contract requires physical settlement or net physical settlement or if the Company has the option of physical settlement or net physical settlement and the warrants meet the requirements to be classified as equity. Common stock warrants classified as equity are initially measured at fair value using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model using various inputs, including Company estimates of expected stock price volatility, term, risk-free rate and future dividends, on the issuance date and are not subsequently remeasured.

The Company accounts for common stock warrants as a liability if the Company can be required under any circumstances to settle the warrant by transferring cash or other assets. Common stock warrants classified as liabilities are initially recorded at fair value using the Black-Scholes option-pricing model on the issuance date and remeasured at fair value each balance sheet date with the offset adjustments recorded in remeasurement of common stock warrant liability within the interim condensed consolidated statements of operations and comprehensive loss.

Fair Value of Financial Instruments

The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. The Company uses available market information and other valuation methodologies in assessing the fair value of financial instruments. Judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, changes in assumptions or the estimation methodologies may affect the fair value estimates. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:

Level 1 —	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 —	Observable inputs other than quoted prices included within Level 1, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs other than quoted prices that are observable or are derived principally from, or corroborated by, observable market data by correlation or other means.

Level 3 —	Unobservable inputs are used when little or no market data is available.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Financial assets and liabilities held by the Company measured at fair value on a recurring basis as of June 30, 2024 and December 31, 2023 include share-based termination liability, convertible notes, and convertible preferred stock warrant liability (see Note 4 – Fair Value Measurements).

The Company’s long-term debt, non-current, which is the Amended Senior Notes (see Note 7 – Borrowings), is classified within Level 2 of the fair value hierarchy. The carrying value of the long-term debt, non-current approximates the fair value as the interest rate on the Amended Senior Notes is based on a rate which reflects terms similar to those the Company could currently secure in the open market (see Note 7 – Borrowings).

For certain other financial assets and liabilities, including cash, cash equivalents, restricted cash, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, the carrying value approximates fair value due to the relatively short maturity period of these balances.

Revenue Recognition

The Company’s revenue contracts represent a single performance obligation to sell its products to customers. Sales are recorded at the time control of the product is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods sold. Control is the ability of customers to “direct the use of” and “obtain” the benefit from the Company’s products. In evaluating the timing of the transfer of control of products to customers, the Company considers several control indicators, including significant risks and rewards of products, the Company’s right to payment and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are shipped to customers.

In arrangements where another party is involved in providing products to a customer, the Company evaluates whether it acts as a principal or agent in the transaction. To the extent the Company acts as the principal, revenue is reported on a gross basis. To the extent the Company acts as the agent, revenue is reported on a net basis. In this evaluation, the Company considers if the Company obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, inventory risk, and discretion in establishing price. For the six months ended June 30, 2024 and 2023, the Company has determined it is acting as the principal in its revenue arrangements due to the Company being primarily responsible for fulfillment of the arrangement and having discretion in establishing the price.

The timing of revenue recognition may differ from the timing of invoicing to customers, and these timing differences result in receivables (billed or unbilled), contract assets, or contract liabilities (deferred revenue) on the Company’s interim condensed consolidated balance sheets. The Company records a contract asset when revenue is recognized prior to the right to invoice, or deferred revenue when revenue is recognized subsequent to invoicing. The Company had zero contract assets and deferred revenue as of June 30, 2024 and December 31, 2023.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which introduce key amendments to enhance disclosures for public entities’ reportable segments. The amendments require disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items to reconcile to segment profit or loss, and the title and position of the entity’s CODM. The amendments also expand the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all prior periods presented in the financial statements. The Company is currently in the process of reviewing the guidance and evaluating its impact on its interim condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which provides qualitative and quantitative updates to the rate reconciliation and income taxes paid disclosures, among others, in order to enhance the transparency of income tax disclosures, including consistent categories and greater disaggregation of information in the rate reconciliation and disaggregation by jurisdiction of income taxes paid. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied prospectively; however, retrospective application is also permitted. The Company is currently in the process of reviewing the guidance and evaluating its impact on its interim condensed consolidated financial statements.

4.	FAIR VALUE MEASUREMENTS

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis.

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy as of June 30, 2024 (in thousands):

	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes, current	$—	$—	$68,461	$68,461
Related party convertible notes, current	—	—	16,941	16,941
Share-based termination liability	—	—	7,661	7,661
Convertible preferred stock warrant liability	—	—	106	106
Total liabilities	$—	$—	$93,169	$93,169

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy as of December 31, 2023 (in thousands):

	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes, current	$—	$—	$15,604	$15,604
Related party convertible notes, current	—	—	2,133	2,133
Share-based termination liability	—	—	6,349	6,349
Convertible preferred stock warrant liability	—	—	203	203
Total liabilities	$—	$—	$24,289	$24,289

The convertible notes, current, related party convertible notes, current, share-based termination liability and convertible preferred stock warrant liabilities are classified as Level 3 in the fair value hierarchy as the valuations are based on unobservable inputs, which reflect the Company’s own assumptions incorporated in valuation techniques used to determine fair value; further discussion of these assumptions is set forth below. There were no transfers into or out of Level 3 of the fair value hierarchy during the periods presented.

Changes in the fair value measurement of Level 3 liabilities are related mainly to unrealized gains (losses) resulting from remeasurement each period and are reflected in the interim condensed consolidated statements of operations and comprehensive loss.

Convertible notes

The Company concluded that the Convertible Notes and its related features are within the scope of ASC 825, Financial Instruments, as a combined financial instrument, and the Company elected the fair value option where changes in fair value of the convertible notes are measured through the accompanying interim condensed consolidated statement of operations and comprehensive loss until settlement. The Convertible Notes liability represents a Level 3 measurement within the fair value hierarchy as it has been valued using certain unobservable inputs. These inputs include the underlying fair value of the equity instrument into which the Convertible Notes are convertible. The fair value is based on significant inputs not observable in the market, namely potential financing scenarios, the likelihood of such scenarios, the expected time for each scenario to occur, and the required market rates of return utilized in modeling these scenarios.

Share-based lease termination liability

The fair value of the share-based lease termination liability as of June 30, 2024 and December 31, 2023 was determined based on the expected exchange fair value of the Company’s common stock using the probability weighted expected return method (“PWERM”). The PWERM method is a scenario-based methodology that estimates the fair value of equity securities based upon an analysis of future values of the Company, assuming various outcomes. The significant inputs to the PWERM methodology included rights and preferences of each class of Company’s shares, the Company’s assumptions related to the expected timing of a liquidation event, lack of marketability and the Company’s estimated equity value and volatility on the valuation date, which are based on management’s analysis of comparable publicly traded peer companies.

Convertible preferred stock warrant liability

The fair value of the convertible preferred stock warrant liability as of June 30, 2024 and December 31, 2023 was determined using the PWERM. The fair value of the convertible preferred stock warrant liability as of June 30, 2023 was determined using a hybrid method, which combines elements of the option pricing model (“OPM”) and the PWERM. Weighting allocations are assigned to the OPM and PWERM methods factoring in a possible future dissolution event. The aggregate value of the Company was then used to allocate the total equity value of the Company to different classes of equity according to their rights and preferences.

Change in fair value of Level 3 liabilities

The change in the fair value of the Level 3 liabilities during the six months ended June 30, 2024 and 2023 was as follows (in thousands):

Convertible notes
Balance at January 1, 2024	$15,604
Note issuance during the period	13,587
Loss on extinguishment	22,183
Change in estimated fair value	17,087
Balance at June 30, 2024	$68,461

The change in fair value of the convertible notes is recognized in the interim condensed consolidated statements of operations and comprehensive loss as the remeasurement of the convertible notes. There was no change in fair value attributable to the instrument-specific credit risk for the six months ended June 30, 2024.

Related party convertible notes
Balance at January 1, 2024	$2,133
Note issuance during the period	5,084
Loss on extinguishment	4,176
Change in estimated fair value	5,548
Balance at June 30, 2024	$16,941

The change in fair value of the related party convertible notes is recognized in the interim condensed consolidated statements of operations and comprehensive loss as the remeasurement of related party convertible notes. There was no change in fair value attributable to the instrument-specific credit risk for the six months ended June 30, 2024.

Share-based termination liability
Balance at January 1, 2024	$6,349
Change in estimated fair value	1,312
Balance at June 30, 2024	$7,661

The change in fair value of the share-based termination liability is recognized in the interim condensed consolidated statements of operations and comprehensive loss as the remeasurement of the share-based termination liability.

Convertible preferred stock warrants liability
Balance at January 1, 2023	$330
Change in estimated fair value	—
Balance at June 30, 2023	330

Balance at January 1, 2024	$203
Change in estimated fair value	(97)
Balance at June 30, 2024	$106

The change in fair value of the convertible preferred stock warrants is recognized in the interim condensed consolidated statements of operations and comprehensive loss as the remeasurement of the convertible preferred stock warrant liability.

5.	SIGNIFICANT BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of June 30, 2024 and December 31, 2023, consisted of the following (in thousands):

	June 30, 2024	December 31, 2023
Prepaid expenses	$1,225	$1,461
Deposits	63	149
Other current assets	1,940	1,893
Total prepaid expenses and other current assets	$3,228	$3,503

The Company has recorded $1.8 million of Employee Retention Credits (“ERC”) as other current assets, which are included in prepaid expenses and other current assets in the interim condensed consolidated balance sheets as of June 30, 2024 and December 31, 2023. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the ERC is a refundable payroll tax credit for businesses and tax-exempt organizations that were affected during the COVID-19 pandemic. Eligible businesses, both for-profit and not-for-profit, that experienced a “significant” decline in gross receipts in any quarter (more than 50% decrease in 2020 from 2019, and more than 20% in 2021) could receive a quarterly refundable payroll tax credit. The Company believes it has reasonably assured qualification and submitted for refunds under the ERC program.

Other Non-Current Assets

Other non-current assets as of June 30, 2024 and December 31, 2023, consisted of the following (in thousands):

	June 30, 2024	December 31, 2023
Prepaid expenses, non-current	$3,068	$3,368
Property and equipment, net	12	—
Total other non-current assets	$3,080	$3,368

The prepaid expenses, non-current balance as of June 30, 2024 and December 31, 2023 represents the remaining balance of the upfront payment made by the Company in October 2022 for future technical services to be provided by Ginkgo Bioworks, Inc. (“Ginkgo”) (see Note 13 – Commitments and Contingencies).

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of June 30, 2024 and December 31, 2023, consisted of the following (in thousands):

	June 30, 2024	December 31, 2023
Accrued professional services	$1,619	$714
Accrued payroll and benefits	185	304
Accrued interest expense	26	9
Other accrued expenses	153	26
Total accrued expenses and other current liabilities	$1,983	$1,053

6.	SHARE-BASED LEASE TERMINATION LIABILITY

In September 2023, the Company negotiated a contingent lease termination agreement with its landlord for the Berkeley facility lease (see Note 12 — Leases). If the Company issues 600,000 shares of the new public company to its landlord after the closing of the merger transaction with Golden Arrow Merger Corp. (“GAMC”), the Berkeley lease facility will be considered terminated as of September 10, 2023 pursuant to the lease termination agreement.

In October 2023, the Company entered into a settlement agreement with a supplier (see Note 13 — Commitment and Contingencies). If the Company pays the supplier $1.0 million and issues 150,000 shares of the new public company to the supplier after the closing of the merger transaction with GAMC, the Supply Agreement will be considered terminated as of July 13, 2023 pursuant to the settlement agreement.

The following assumptions were used to calculate the fair value of the share-based lease termination liability as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Fair value of common stock(1)	$3.13	$4.08
Discount rate(2)	15%	15%
Probability(3)	5% – 95%	10% – 90%
Exchange ratio(4)	0.306	0.482

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.
(2)	The discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

(3)	Scenario probability based on timing expectations of management that a qualified offering occurring was estimated at 95% and no qualified offering occurred was estimated at 5% as of June 30, 2024. Scenario probability based on timing expectations of management that a qualified offering occurring was estimated at 90% and no qualified offering occurred was estimated at 10% as of December 31, 2023.
(4)	The exchange ratio, as defined in the business combination agreement relating to the Merger, represents the number of new public company shares to be provided in exchange for the shares owned by existing Company shareholders. The exchange ratio is calculated by dividing the number of shares of the new public company constituting the aggregate transaction consideration by the number of fully diluted shares of the Company.

7.	BORROWINGS

Senior Secured Notes

In October 2022, the Company and Ginkgo executed several concurrent agreements including a Senior Secured Note Purchase Agreement (the “Ginkgo Note Purchase Agreement”), an amendment to the 2021 Technical Development Agreement (“2021 TDA”), a 2022 Technical Development Agreement (“2022 TDA”), a Pledge and Security Agreement, and Trademark and Patent Security Agreements (see Note 13 – Commitments and Contingencies).

Under the terms of the Ginkgo Note Purchase Agreement, the Company issued and sold to Ginkgo and Ginkgo agreed to purchase senior secured notes (the “Senior Secured Notes”) on October 14, 2022 (the “Notes Issuance Date”), in the aggregate original stated principal amount of $30 million. Upon its execution, the Ginkgo Note Purchase Agreement required the Company to pay Ginkgo $10.0 million as an upfront payment for future technical services to be provided by Ginkgo under the 2022 TDA. The remainder of the proceeds from the Senior Secured Notes issuance may be used by the Company for working capital and general corporate purposes. The Senior Secured Notes mature on October 14, 2024 (the “Maturity Date”) or earlier upon an event of default as defined by the Ginkgo Note Purchase Agreement.

The Ginkgo Note Purchase Agreement initially required quarterly interest payments on the outstanding principal amount of the Notes, from the Notes Issuance Date until and including the Maturity Date, at a rate equal to the three-month United States Treasury Security Rate on the date three business days prior to the applicable quarterly payment date (defined as (i) the last business day of each fiscal quarter beginning on the first such date prior to issuance of the Senior Secured Notes and (ii) the maturity date), plus six percent. The Senior Secured Notes initially carried a default rate of interest, due upon the occurrence and during events of default, as defined in the Ginkgo Note Purchase Agreement, of an incremental three percent.

Principal payments were initially due quarterly, starting in the first quarter subsequent to a qualified equity issuance, as defined in the Ginkgo Note Purchase Agreement, for cash proceeds greater than or equal to $50.0 million (defined as the “Amortization Date”), through the Maturity Date. As of June 30, 2024, no principal payments have been made under the Ginkgo Note Purchase Agreement. Senior Secured Notes issued under the Ginkgo Note Purchase Agreement, once repaid or prepaid, may not be reborrowed. The Senior Secured Notes may be prepaid at any time without penalty or premium.

The Senior Secured Notes are collateralized by substantially all of the Company’s assets, and each of its legal subsidiaries’ tangible and intangible assets. The Senior Secured Notes contain customary covenants and events of default. Additionally, the Senior Secured Notes contains subjective acceleration clauses to accelerate the maturity date of the Senior Secured Notes in the event that a material adverse change has occurred within the business, operations, or financial condition of the Company. As of June 30, 2024, the Company believes that the likelihood of the acceleration of the maturity date due to the subjective acceleration clauses is remote.

In December 2023, the Company entered into an amendment to modify the Ginkgo Note Purchase Agreement (“Ginkgo NPA Amendment”). Under the terms of the modification, $10.0 million of outstanding principal was exchanged for a $10.0 million convertible note (“Gingko Convertible Note”), which is subjected to the terms of the Bridge NPA as discussed in the next section. The fair value of the Ginkgo Convertible Notes was $10.4 million at issuance. The remaining $20.0 million of outstanding principal, $0.1 million of unamortized issuance costs, and accrued interest of $1.7 million related to the outstanding principal, were exchanged for amended senior secured notes with a principal balance of $11.8 million (the “Amended Senior Note”), a nonexclusive right to license Bolt Threads’ intellectual property relating to Mylo (“IP Transfer”), and a reduction of the prepaid balance relating to the 2022 TDA by $5.4 million (collectively, the “2023 Ginkgo Amendment”). The Amended Senior Note increased the interest rate from the Senior Secured Notes from the existing rate of treasury rate plus 6% per annum to a fixed rate of 12% per annum. In addition, the Amended Senior Note extended the maturity date from October 14, 2024 per the Senior Secured Notes to December 31, 2027. The Company evaluated the Ginkgo NPA Amendment and determined that it was required to be accounted for as a troubled debt restructuring in accordance with ASC 470-60, Debt — Troubled Debt Restructurings by Debtors. As a result of the IP Transfer, the Company recognized a gain of $2.5 million in other income (expense), net on the consolidated statement of operations and comprehensive loss during the year ended December 31, 2023. The Company recorded the Amended Senior Note at its net carrying value, which was calculated by taking the carrying value of the Senior Secured Notes immediately prior to the 2023 Ginkgo Amendment and reducing it by the fair value of assets transferred. The future undiscounted cash payments related to principal and interest exceed the carrying value of the Amended Senior Note upon issuance. Therefore, the Company did not record a gain on the restructuring of the Senior Secured Notes, and fees paid to third parties were expensed as incurred. The Company calculates and records interest expense on the Amended Senior Note using the effective interest method.

On March 10, 2023, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Initial Waiver”) to: (i) provide a waiver for the violation in which the Company failed to deliver the audited financial statements of the Company and its subsidiary for the year ended December 31, 2022, and (ii) provide a waiver for the violation in which the Company failed to deliver the compliance certificate for the year ended December 31, 2022 during the period commencing as of June 30, 2023 and ending September 30, 2023. On November 2, 2023, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Second Waiver”) to extend the waiver period of the Initial Waiver through December 31, 2023. On January 30, 2024, the Company entered into a Limited Waiver to Senior Secured Note Purchase Agreement (the “Third Waiver”) to extend the waiver period of the Second Waiver through February 29, 2024. As of June 30, 2024 and December 31, 2023, the Company was not aware of any other violations of the covenants.

In April 2024, the Company and Ginkgo entered into the second amendment to the Ginkgo Note Purchase Agreement (the “Ginkgo Note Purchase Agreement Amendment No. 2”). Pursuant to the Ginkgo Note Purchase Agreement Amendment No. 2, the interest from the Ginkgo NPA Amendment effective date until the occurrence of the SPAC transaction (see Note 13 — Commitment and Contingencies) shall be paid either entirely in cash or in kind by capitalizing and adding such accrued interest to the principal of the Amended Senior Notes at the option of the Company. In addition, upon the occurrence of the SPAC transaction, the Company shall prepay an aggregate principal amount of the Amended Senior Notes equal to the sum of (i) the product of (x) $250,000 and (y) the number of interest payments that were paid in kind, plus (ii) any accrued but unpaid interest amount.

As of December 31, 2023, the total outstanding principal balance under the Amended Senior Note was $11.8 million and had an effective interest rate of 8.3%. The carrying value of the Amended Senior Note was $13.3 million as of December 31, 2023, and is included in long-term debt, non-current, in the consolidated balance sheet.

As of June 30, 2024, the total outstanding balance under the Amended Senior Notes was $12.5 million and had an effective interest rate of 8.3%. The carrying value of the Amended Senior Note was $13.9 million as of June 30, 2024, and is included in long-term debt, non-current, in the interim condensed consolidated balance sheet.

For the six months ended June 30, 2024 and 2023, interest expense recognized on the Senior Secured Notes and Amended Senior Note was $0.6 million and $1.7 million, respectively. As of June 30, 2024 and December 31, 2023, there was immaterial accrued interest that is included within the accrued expenses and other current liabilities in the interim condensed consolidated balance sheets.

The following table summarizes the Company’s stated maturities and future scheduled principal repayments for the Amended Senior Notes as of June 30, 2024 (in thousands):

For the remainder of the year ending December 31,	Amount
2024	$539
2025	—
2026	—
2027	11,959
2028	—
Thereafter	—
Total debt principal payments	$12,498
Add: unamortized debt premium	1,405
Total Amended Senior Notes	$13,903

Bridge Financing Notes

In October 2023, the Company entered into a Business Combination Agreement with GAMC and Beam Merger Sub, Inc., a wholly owned subsidiary of GAMC (see Note 13 — Commitment and Contingencies). Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Subscribers”), including the Sponsor (which refers to Golden Arrow Sponsor, LLC), entered into subscription agreements (the “Original PIPE Subscription Agreements”) with GAMC (see Note 13 — Commitment and Contingencies). In addition, each of the PIPE Subscribers also entered into a Note Purchase Agreement (“Bridge NPA”) with the Company. Pursuant to the Bridge NPA, the Company issued PIPE Subscribers convertible promissory notes (each, a “Bridge Convertible Note”) in the aggregate original stated principal amount of $7.0 million, out of which $2.0 million was issued to three related parties. The Bridge Convertible Notes accrue interest at 8% per annum, which is compounded quarterly. The Bridge Convertible Notes mature on October 4, 2024.

Upon the closing of a non-qualified financing, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall, at the election of the majority Bridge Convertible Note holders, be converted into conversion shares. Upon the closing or series of related closings of a qualified financing, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall be automatically and without requiring any PIPE Subscriber’s prior consent or approval converted into conversion shares. Immediately prior to the consummation of the SPAC transaction, the outstanding principal and unpaid accrued interest of each Bridge Convertible Note shall be automatically and without requiring any PIPE Subscriber’s prior consent or approval converted into conversion shares. In connection with a SPAC conversion, all interest on the Bridge Convertible Notes shall cease to accrue as of a date selected by the Company that is no more than 30 days prior to the consummation of the SPAC transaction.

The conversion price under the non-qualified financing conversion or qualified financing conversion is 80% of the lowest price paid per share for the equity securities sold by the Company in non-qualified financing or qualified financing. The conversion price under the SPAC conversion is calculated by dividing 80% of the Company’s equity value of $250.0 million by the Company’s fully-diluted shares.

In connection with the Bridge NPA, the Company also issued to certain PIPE Subscribers whose commitment is in excess of the Pro Rata Share with respect to such PIPE Subscribers a total of 4,534,468 warrants (the “Bridge Warrants”) to purchase shares of common stock of the Company at an exercise price of $0.001 per share. The Bridge Warrants were classified as a component of permanent stockholders’ equity within additional paid-in-capital and were recorded at the issuance date using a relative fair value allocation method in accordance with ASC 470-20. The Bridge Warrants are equity classified because they are freestanding financial instruments that are legally detachable and separately exercisable from the Bridge Convertible Notes, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, permit the holders to receive a fixed number of common shares upon exercise, are indexed to the Company’s common stock and meet the equity classification criteria. In addition, such Warrants do not provide any guarantee of value or return.

As the proceeds received from this transaction are not representative of the aggregate fair value of the Bridge Convertible Notes and Bridge Warrants, the Company recorded the Bridge Convertible Notes at fair value of $7.0 million upon issuance and did not allocate any of the proceeds to the Bridge Warrants. In addition, the Company determined that the Bridge Warrants were issued to the counterparties in return for both (1) the purchase of the Bridge Convertible Notes upon issuance in October 2023, and (2) the binding commitment to purchase PIPE securities in the future. As a result, the Warrants were considered a cost incurred to entice the counterparties to participate in the Bridge Convertible Notes financing transaction and a future PIPE transaction. Therefore, the $17.6 million fair value of the Warrants was accounted for as issuance costs of $3.5 million and deferred financing costs of $14.1 million based on a relative fair value of the Bridge Convertible Notes and the PIPE transaction, respectively.

At issuance, the fair value of the Bridge Convertible Notes, which includes the related party convertible notes of $2.0 million, was $7.0 million.

In February 2024, the Company issued to certain PIPE Subscribers convertible promissory notes (each, a “Second Bridge Convertible Note”) in the aggregate original stated principal amount of $5.0 million. The Second Bridge Convertible Notes are subject to the terms of the Bridge NPA. At issuance, the fair value of the Second Bridge Convertible Notes, which includes the related party convertible notes of $1.5 million, was $5.2 million. In addition, amounts of Second Bridge Convertible Notes reduced, on a dollar-for-dollar basis, the respective commitments of the PIPE Subscribers under the Original PIPE Subscription Agreements (see Note 13 — Commitments and Contingencies). As such, $2.5 million of deferred transaction costs was recognized as issuance costs in general and administrative expenses within the interim condensed consolidated statement of operations and comprehensive loss based on a relative fair value of the Bridge Convertible Notes, the PIPE transaction, and the Second Bridge Convertible Notes.

In June 2024, the Company agreed to issue and sell to certain PIPE Subscribers convertible promissory notes (each, a “Third Bridge Convertible Note”) in the aggregate original stated principal amount of $17.7 million, (including the assumed purchase of an additional $1.4 million of the Third Bridge Convertible Notes by the Sponsor, which was funded on July 1, 2024, and the assumed purchase of an additional $2.4 million of the Third Bridge Convertible Notes by the Sponsor, which was funded on July 24, 2024). The Third Bridge Convertible Notes are subject to the terms of the Bridge NPA and have substantially the same terms as the Bridge Convertible Notes and Second Bridge Convertible Notes, except that the conversion price under the SPAC conversion is calculated by dividing 40% of the Company Value by the Fully-Diluted Shares immediately prior to the conversion. The Company issued and sold to certain PIPE Subscribers, including the Sponsor, the Third Bridge Convertible Notes in the aggregate principal amount of $13.7 million and $4.0 million in June 2024 and July 2024, respectively. At issuance in June 2024, the fair value of the Third Bridge Convertible Notes, which includes the related party convertible notes of $8.4 million, was $31.7 million. In addition, amounts of Third Bridge Convertible Notes reduced, on a dollar-for-dollar basis, the respective commitments of the PIPE Subscribers under the Original PIPE Subscription Agreements and the 2024 PIPE Subscription Agreements (see Note 13 — Commitments and Contingencies). As such, $6.9 million of deferred transaction costs was recognized as issuance costs in general and administrative expenses within the interim condensed consolidated statement of operations and comprehensive loss based on a relative fair value of the Bridge Convertible Notes, the PIPE transaction, the Second Bridge Convertible Notes, and the Third Bridge Convertible Notes.

In June 2024, the Company entered into the Second Amendment to the Note Purchase Agreement (“Second Bridge NPA”). Pursuant to the Second Bridge NPA, the conversion price for the First Bridge Notes, the Gingko Bridge Note, and the Second Bridge Notes under the SPAC conversion was automatically adjusted from 80% to 40%. The Company evaluated the Second Bridge NPA in accordance with ASC 470-50 and concluded that the amendment should be accounted for as a debt extinguishment because of a substantial change to the conversion feature. The total fair value of the Bridge Convertible Notes, the Gingko Convertible Note, and the Second Bridge Convertible Notes on the date of the amendment was approximately $52.7 million, which resulted in the recognition of a loss on extinguishment of approximately $26.4 million on the Company’s interim condensed consolidated statements of operations for the six months ended June 30, 2024.

As of June 30, 2024, the fair value of the convertible notes and the related party convertible notes was $68.5 million and $16.9 million, respectively.

As of December 31, 2023, the fair value of the convertible notes and the related party convertible notes was $15.6 million and $2.1 million, respectively.

The following assumptions were used to calculate the fair value of the Convertible Notes as of June 30, 2024:

	Scenario 1	Scenario 2
Probability of each scenario(1)	95%	5%
Expected remaining term (years)(2)	0.08	0.26
Implied discount rate(3)	25.8%	25.8%

(1)	The probability of each scenario is based on timing expectations of management that a qualified offering occurring as of June 30, 2024 was estimated at 95% and no qualified offering occurred was estimated at 5%.
(2)	The expected remaining term represents the period of time that Bridge Convertible Notes are expected to be converted.
(3)	The implied discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

The following assumptions were used to calculate the fair value of the Convertible Notes as of December 31, 2023:

	Scenario 1	Scenario 2
Probability of each scenario(1)	90%	10%
Expected remaining term (years)(2)	0.5	0.76
Implied discount rate(3)	25.8%	25.8%

(1)	The probability of each scenario is based on timing expectations of management that a qualified offering occurring as of December 31, 2023 was estimated at 90% and no qualified offering occurred was estimated at 10%.
(2)	The expected remaining term represents the period of time that Bridge Convertible Notes are expected to be converted.
(3)	The implied discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

The following table summarizes the Company’s stated maturities and future scheduled principal repayments for the Convertible Notes, which includes related party convertible notes, as of June 30, 2024 (in thousands):

For the remainder of the year ending December 31,	Amount
2024	$35,639
2025	—
2026	—
2027	—
2028	—
Thereafter	—
Total principal payments	$35,639
Add: fair value option adjustment	49,763
Total Convertible Notes	$85,402

Related Party Notes

In May 2024, the Company entered into promissory note agreements with four related parties (each a “Related Party Note”) for a total principal amount of $0.3 million. Pursuant to the agreements, the total interest amount for the Related Party Notes is $0.1 million. In addition, the outstanding principal and unpaid accrued interest shall be payable on written demand by the related parties or anytime on or after immediately following the closing of the Company’s next convertible note financing with aggregate proceeds of at least $5.0 million. During the quarter ended June 30, 2024, the Company repaid the entire outstanding balance including the accrued interest of $0.3 million.

For the six months ended June 30, 2024, interest expense recognized on the Related Party Notes was $0.1 million.

8.	WARRANTS

Common Stock Warrants

In connection with the Bridge Convertible Notes issued in October 2023 (see Note 7 — Borrowings), the Company issued warrants to purchase 4,534,468 shares of common stock exercisable at $0.001 per share. The Common Stock Warrants are classified as a component of equity and are immediately exercisable. The warrants expire on the earlier of: (1) the fifth anniversary; (2) immediately prior to the consummation of a change of control; or (3) immediately prior to the consummation of a SPAC transaction. All common stock warrants are outstanding as of June 30, 2024 and December 31, 2023.

Convertible Preferred Stock Warrants

In connection with the Company’s various historical debt and equity financing arrangements, the Company issued convertible preferred stock warrants to purchase shares of its various Series of convertible preferred stock.

The convertible preferred stock warrants are classified as liabilities, with changes in fair value recorded through earnings, as the underlying convertible preferred shares can be redeemed by the holders of these shares upon the occurrence of certain events that are outside of the control of the Company.

The following assumptions were used to calculate the fair value of the convertible preferred stock warrant liability as of June 30, 2024 under PWERM:

June 30, 2024
Fair value of common stock(1)	$3.13
Discount rate(2)	15%
Probability(3)	5% – 95%
Exercise Price(4)	$0.00 - $4.35
Expected term (in years)(5)	0.08 years

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.
(2)	The discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.
(3)	Scenario probability based on timing expectations of management that a qualified offering occurring as of June 30, 2024 was estimated at 95% and no qualified offering occurred was estimated at 5%.
(4)	The warrants have varying exercise prices, with certain warrants having an exercise price higher than the value of the Company’s common shares at the time of valuation.
(5)	The expected term represents the period of time that warrants granted are expected to be outstanding.

The following assumptions were used to calculate the fair value of the convertible preferred stock warrant liability as of December 31, 2023 under PWERM:

December 31, 2023
Fair value of common stock(1)	$4.08
Discount rate(2)	15%
Probability(3)	10% – 90%
Exercise Price(4)	$0.00 – $4.35
Expected term (in years)(5)	0.50 years

(1)	The fair value of Common Stock was determined by management with the assistance of an independent third-party valuation specialist.
(2)	The discount rate was the expected rate of return and was determined by management with the assistance of an independent third-party valuation specialist.

(3)	Scenario probability based on timing expectations of management that a qualified offering occurring as of December 31, 2023 was estimated at 90% and no qualified offering occurred was estimated at 10%.
(4)	The warrants have varying exercise prices, with certain warrants having an exercise price higher than the value of the Company’s common shares at the time of valuation.
(5)	The expected term represents the period of time that warrants granted are expected to be outstanding.

The following table represents the warrants on convertible preferred stock outstanding as of June 30, 2024 and December 31, 2023:

	Issued Date	Exercise Price	Number of shares	Expiration Date
Series A	January 2013	$0.9342	42,817	January 2028
Series B	June 2015	3.39105	29,490	June 2030
Series C	July 2017	8.4716	19,889	July 2024
Series D	September 2017	16.03926	149,632	September 2024
Series E	July 2022	18.94618	52,781	July 2029
Total			294,609

9.	CONVERTIBLE PREFERRED STOCK

In October 2023, the Company amended and restated the articles of incorporation to add a conversion feature to the convertible preferred stock. Pursuant to the amendment, all outstanding convertible preferred stock automatically converts into the same number of shares of common stock upon the consummation of a business combination with GAMC. In addition, if any holder of shares of convertible preferred stock did not participate in a financing event within the time specified by the Company by (i) purchasing the Bridge Convertible Notes (see Note 7 — Borrowings) equal to at least 20% of such holder’s Pro Rata Share and (ii) entering into the Original PIPE Subscription Agreement (see Note 13 — Commitment and Contingencies) equal to at least 80% of such holder’s Pro Rata Share (collectively, the sum of (i) and (ii) is referred to as the “Commitment” with respect to each such holder), then the applicable portion of the shares of convertible preferred stock held by such holder automatically converted into shares of common stock at a ratio of one share of common stock for every ten shares of convertible preferred stock, with any remaining fraction being cancelled. The applicable portion of the shares of convertible preferred stock was calculated by multiplying the aggregate number of shares of convertible preferred stock held by such holder immediately prior to the initial closing of the financing of the Bridge Convertible Notes by a fraction, the numerator of which was equal to the dollar amount, if positive, by which such holder’s Pro Rata Share exceeds such holder’s Commitment, and the denominator of which was equal to such holder’s Pro Rata Share.

This amendment of the conversion feature was determined to be significant using the qualitative approach. As such, the Company accounted for the amendment as an extinguishment of the outstanding convertible preferred stock and recorded a gain on extinguishment of $216.4 million on the date of the filing of amended and restated articles of incorporation. The gain on the extinguishment of the convertible preferred stock was calculated by taking the difference between the net carrying value of $339.2 million of convertible preferred stock immediately prior to the amendment of the conversion feature and the fair value of $122.8 million of the new convertible preferred stock that for accounting purposes was deemed to be issued in connection with the amended and restated articles of incorporation. The gain on extinguishment was recorded as a deemed contribution in equity and was recorded as a decrease to the net loss attributable to common stockholders during the fourth quarter for the year ended December 31, 2023 and as an increase to additional paid-in capital.

In November 2023, the time for convertible preferred stockholders to participate in a financing event elapsed, which resulted in 8,418,087 shares of convertible preferred stock converted into 841,785 shares of common stock during the fourth quarter for the year ended December 31, 2023.

As of June 30, 2024 and December 31, 2023, the authorized, issued, and outstanding convertible preferred stock (collectively, the “Convertible Preferred Stock”) consisted of the following (in thousands, except share and per share amounts):

	Shares authorized	Shares issued and outstanding	Original Issue Price	Net proceeds	Aggregate liquidation preference
Series A(1)	5,531,643	5,337,315	$0.9342	$4,924	$4,986
Series B	9,613,604	8,515,065	3.39105	28,785	28,875
Series C	5,793,003	5,081,613	8.4716	42,921	43,049
Series D	8,221,150	4,451,566	16.03926	69,453	71,400
Series E(2)	13,400,338	3,907,660	18.94618	73,092	74,035
	42,559,738	27,293,219		$219,175	$222,345

(1)	Includes 190,175 shares of Series A convertible preferred stock issued at a price of $0.88749 per share, representing a 5% discount from the original issuance price, from simultaneous extinguishment of convertible notes.
(2)	Includes 2,844,120 shares of Series E convertible preferred stock issued at a price of $16.10425 per share, representing a 15% discount from the original issuance price, from simultaneous extinguishment of convertible notes.

10.	STOCK-BASED COMPENSATION

Common Stock

At June 30, 2024 and December 31, 2023, there were 63,950,000 shares of common stock authorized, and 11,312,318 shares issued and outstanding, respectively. Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all series of convertible preferred stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

Common stock reserved for issuance as of June 30, 2024 and December 31, 2023, is as follows:

	June 30, 2024	December 31, 2023
Series A convertible preferred stock	5,337,315	5,337,315
Series B convertible preferred stock	8,515,065	8,515,065
Series C convertible preferred stock	5,081,613	5,081,613
Series D convertible preferred stock	4,451,566	4,451,566
Series E convertible preferred stock	3,907,660	3,907,660
Warrants outstanding for future issuance of convertible preferred stock	294,609	294,609
Warrants outstanding for future issuance of common stock	4,534,468	4,534,468
Stock options and restricted stock units	5,614,152	5,619,102
Stock options and restricted stock units available for future issuance	2,257,604	2,273,654
Total shares of common stock reserved	39,994,052	40,015,052

Equity Incentive Plan

Under both the 2009 Equity Incentive Plan (the “2009 Plan”) and the 2019 Equity Incentive Plan (the “2019 Plan” and together with the 2009 Plan, “the Plans”), the Company may grant stock options (both service-based and performance milestone-based) to employees and non-statutory stock options, restricted share awards (“RSAs”) and restricted stock units (“RSUs”) to employees, officers, and non-employee directors and consultants of the Company. Under the Plans, stock options may be immediately exercisable subject to repurchase or may be exercisable as determined by the Board of Directors. The Company has not allowed for early exercises of options under the Plans. Additionally, to date, the Company has not issued RSAs under the 2019 Plan. As of June 30, 2024 and December 31, 2023, there were options outstanding to purchase a total of 1,824,405 shares of common stock under the Plans, respectively, and 3,789,747 and 3,794,697 unvested RSUs, respectively. As of June 30, 2024 and December 31, 2023, 2,257,604 and 2,273,654 shares of common stock were available for issuance for either option or RSU grants under the 2019 Plan, respectively.

Service-based Stock Options

Option award activity for service-based stock options granted as of June 30, 2024, was as follows:

	Number of options outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (in thousand)
Balances as of January 1, 2024	1,478,033	$5.19	4.8	$754
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	—	—	—	—
Balances as of June 30, 2024	1,478,033	$5.19	4.3	$391
Vested and exercisable at June 30, 2024	1,430,913	$5.11	4.2	$391

Stock options that vested during the six months ended June 30, 2024, had a weighted-average grant date fair value of $2.26. As reflected in the table above, no service-based options were granted or exercised during the six months ended June 30, 2024. There were 47,120 of service-based unvested options as of June 30, 2024 and $0.1 million of remaining unrecognized stock-based compensation expense, which is expected to be recognized over the weighted-average period of 0.8 years.

Performance Milestone-based Stock Options

Option award activity for performance milestone-based stock options granted as of June 30, 2024, was as follows:

	Number of options outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (in thousands)
Balances as of January 1, 2024	346,372	$6.15	6.6	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	—	—	—	—
Balances as of June 30, 2024	346,372	$6.15	6.1	$—
Vested and exercisable at June 30, 2024	115,457	$6.15	6.1	$—

As reflected in the table above, no performance milestone-based options were granted or exercised during the six months ended June 30, 2024. The total grant date fair value of performance milestone-based options that vested during the six months ended June 30, 2024 was immaterial. There were 230,915 of performance milestone-based unvested options and total unrecognized compensation costs were immaterial at June 30, 2024.

Restricted Stock Units

A summary of the Company’s RSU activity and related information is as follows:

	Number of RSUs Outstanding	Weighted- Average Grant Date Fair Value Per Share
Balances as of January 1, 2024	3,794,697	$4.02
Granted	—	—
Vested	—	—
Forfeited	(4,950)	1.83
Balances as of June 30, 2024	3,789,747	$4.02

The RSUs have both a service-based condition or a performance milestone-based condition(s) and a liquidity event condition. The liquidity event condition is only satisfied 180 days after the consummation of the liquidity event, such as an IPO. As the satisfaction of the liquidity event condition for all RSUs is neither determinable nor probable as of June 30, 2024, no stock-based compensation expense was recognized as of June 30, 2024.

As of June 30, 2024, the Company had $15.3 million of remaining unrecognized stock-based compensation expense for RSUs, of which $11.3 million would have been recognized if all requirements of the liquidity event condition had also been satisfied on that date with the remaining $4 million still requiring satisfaction of the service or performance condition. Since the RSUs only vest 180 days after the consummation of a liquidity event which is currently not determinable or probable, the Company is unable to determine the weighted-average period over which the unrecognized cost will be recognized.

Stock-Based Compensation

The following table summarizes stock-based compensation expense recorded in each component of operating expenses in the Company’s interim condensed consolidated statements of operations and comprehensive loss (in thousands):

	Six Months Ended June,
	2024	2023
Research and development	$—	$4
Sales and marketing	—	1
General and administrative	195	442
Total stock-based compensation expense	$195	$447

11.	INCOME TAXES

The Company calculated the year-to-date income tax provision by applying the estimated annual effective tax rate to the year-to-date pre-tax income for each applicable jurisdiction and adjusted for discrete tax items in the period. The Company’s income tax expense was zero for the six months ended June 30, 2024 and 2023, respectively.

The Company’s effective tax rate for the six months ended June 30, 2024, and 2023, respectively, was zero percent. For the periods presented, the difference between the effective tax rate and the federal statutory rate of 21% primarily relates to certain non-deductible items, the absence of current income tax, and a full valuation allowance for deferred tax assets.

12.	LEASES

The Company leases and subleases certain office spaces, warehouses, manufacturing facility spaces and equipment under long-term, non-cancelable operating leases with various expiration dates through 2031. Finance leases were not material as of June 30, 2024 and December 31, 2023.

During September 2023, the Company negotiated a contingent lease termination agreement with its landlord for the Berkeley facility lease. If the Company issues 600,000 shares of the new public company to its landlord after the closing of the merger transaction with GAMC, the Berkeley lease facility will be considered terminated as of September 10, 2023 pursuant to the lease termination agreement. The Company recognized $4.8 million as a liability owed by the Company to its landlord in exchange for terminating its lease agreement early when the termination occurred. As of June 30, 2024, the lease termination liability of $6.1 million is included in share-based termination liability on the interim condensed consolidated balance sheets.

As of June 30, 2024, future payments associated with the Company’s operating lease liabilities were as follows (in thousands):

For the remainder of the year ending December 31,	Amount
2024	$179
2025	358
2026	358
2027	358
2028	358
Thereafter	1,345
Total minimum lease payment	$2,956
Less: amount representing interest	(683)
Present value of operating lease obligations	$2,273
Operating lease liabilities, current	347
Operating lease liabilities, non-current	1,926
Total operating lease liabilities	$2,273

The components of the net lease costs reflected in the Company’s interim condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023 were as follows (in thousands):

	Six Months Ended June,
	2024	2023
Operating lease costs	$78	$1,914
Variable lease costs	18	960
Short-term lease costs	41	91
Total lease costs	$137	$2,965

The weighted average remaining lease term and weighted average discount rate related to the Company’s ROU assets and lease liabilities for its operating leases as of June 30, 2024 and December 31, 2023, were as follows:

	June 30, 2024	December 31, 2023
Weighted-average remaining lease term (in years)	8.25	8.75
Weighted-average discount rate	6.8%	6.8%

Supplemental information concerning the cash flow impact arising from the Company’s leases recorded in the Company’s interim condensed consolidated statements of cash flows is detailed in the following table for the six months ended June 30, 2024 and 2023 (in thousands):

	Six Months Ended June,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities	$180	$1,704

13.	COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. Management believes that the ultimate resolution of any such matters will not have a material adverse effect on the financial position or results of operations of the Company.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Technical Development Agreement

During the year ended December 31, 2021, the Company entered into a 2021 TDA with Ginkgo. Under the 2021 TDA, the Company and Ginkgo will collaborate on certain projects that will use Ginkgo’s expertise in strain engineering and lab-scale fermentation processes, referred to as “technical services”. Ginkgo provided the Company with a credit of $5 million to apply against technical services under the 2021 TDA. In December 2023, the Company and Ginkgo entered into a termination agreement to terminate the 2021 TDA. During the six months ended June 30, 2024 and 2023, the Company applied zero and $0.7 million, respectively, of invoice charges received from Ginkgo for technical services provided. As of June 30, 2024 and December 31, 2023, the Company had no remaining credit to be applied against future technical services under the 2021 TDA.

As disclosed in Note 7 – Borrowings, in October 2022, the Company and Ginkgo executed several concurrent agreements including the Ginkgo Note Purchase Agreement, the amendment to the 2021 TDA, the 2022 TDA, a Pledge and Security Agreement, and Trademark and Patent Security Agreements.

Under the 2022 TDA and the amendment to the 2021 TDA, (collectively the “TDAs”), the Company and Ginkgo will continue to collaborate on certain projects using Ginkgo’s expertise in specialized engineering and lab-scale fermentation processes, for both b-silk and Mylo products. The TDAs include a royalty payment obligation based on future net sales if and when the first commercial sale of the products developed and improved under the TDAs occurs. Royalty payments, due in cash, are based on defined royalty rates for each country or jurisdiction in which the sale is made. In certain instances, a lump sum royalty payment may be due for a particular product, in which case no further royalty payments is required. As of June 30, 2024, the Company has not accrued a liability for royalty payment as no payment obligation or commercial sale of the products developed and improved under the TDAs has occurred.

Upon its execution, the Ginkgo Note Purchase Agreement required the Company to pay Ginkgo $10.0 million as an upfront payment for future technical services to be provided by Ginkgo under the 2022 TDA. As disclosed in Note 7 – Borrowings, in December 2023, the Company and Ginkgo executed the Ginkgo NPA Amendment to reduce the prepaid balance relating to the 2022 TDA by $5.4 million. As of June 30, 2024 and December 31, 2023, the Company had $3.9 million and $4.1 million, respectively, in credit remaining to be applied against future technical services under the 2022 TDA, which is recorded within prepaid expenses and other current assets and other non-current assets within the interim condensed consolidated balance sheets.

Cost Reduction Plan

On January 24, 2023, the Company’s Board of Directors approved a reduction in force of the Company’s workforce of up to 30 employees, effective on February 3, 2023. Employees affected by the Cost Reduction Plan obtained involuntary termination benefits that are provided pursuant to a one-time benefit arrangement.

During the six months ended June 30, 2024 and 2023, the Company incurred restructuring costs of zero and $3.7 million, respectively, consisting of employee related costs, including severance, benefits, equity compensation, contract termination costs and other costs. Of the total costs, $0.1 million are non-cash expenses related to the extension of post termination exercise periods of stock options.

The following table summarizes the Company’s restructuring liability as of June 30, 2024 (in thousands):

Restructuring liability
Balance at January 1, 2024	$240
Amounts paid or otherwise settled during the period	(240)
Balance at June 30, 2024	$—

During the period ended June 30, 2024, the Company paid all the remaining restructuring liability.

Supply Agreement

In August 2022, the Company entered into an Amended and Restated Manufacturing and Supply Agreement, referred to as the “Supply Agreement” with a supplier to procure appropriate raw materials, including pasteurized plant-based organic substrate. Under this Supply Agreement, the supplier rented an additional farm in the Netherlands beginning in 2023. During the test and commissioning phase of this farm, the Company has agreed to pay the supplier a fixed amount of $0.1 million per week for compensation of startup costs. These startup funding payments are capped at $1.1 million in the aggregate. During the six months ended June 30, 2024 and 2023, the Company did not make any payments related to this agreement.

On October 19, 2023, the Company entered into a settlement agreement with its supplier. If the Company pays the supplier $1.0 million and issues 150,000 shares of the new public company to the supplier after the closing of the merger transaction with GAMC, the Supply Agreement will be considered terminated as of July 13, 2023 pursuant to the settlement agreement. The Company recognized $1.2 million as a share-based termination liability owed by the Company to its supplier in exchange for terminating its Supply Agreement early upon the execution of the agreement during the fourth quarter of the year ended December 31, 2023. The Company also recognized a loss on supply agreement termination of $2.2 million, which is included in the consolidated statements of operations and comprehensive loss when the termination occurred during the fourth quarter for the year ended December 31, 2023. During the fourth quarter of the year ended December 31, 2023, the Company paid $0.6 million related to the settlement agreement. As of December 31, 2023, the supply agreement termination liability is included in accounts payable and share-based termination liability on the consolidated balance sheets of $0.4 million and $1.3 million, respectively. As of June 30, 2024, the supply agreement termination liability is included in accounts payable and share-based termination liability on the interim condensed consolidated balance sheets of $0.4 million and $1.5 million, respectively.

Business Combination Agreement

On October 4, 2023, the Company and GAMC, a Delaware corporation, entered into a Business Combination Agreement (the “Business Combination Agreement”) with Beam Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of GAMC (the “Merger Sub”). Pursuant to the Business Combination Agreement, (i) on the Closing Date, the Merger Sub will merge with and into the Company (the “Merger” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” or the “SPAC transaction”), with the Merger Sub ceasing to exist and the Company surviving as a wholly owned subsidiary of GAMC (ii) Golden Arrow will change its name to Bolt Projects Holdings, Inc.

Concurrently with the execution of the Business Combination Agreement, the PIPE Subscribers, including the Sponsor, entered into the Original PIPE Subscription Agreements with GAMC pursuant to which the PIPE Subscribers originally committed to purchase in a private placement up to 2,787,457 shares of GAMC Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share at an aggregate purchase price of up to $27.9 million. The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Business Combination and will be consummated immediately prior to or substantially concurrently with the closing date. Pursuant to the Original PIPE Subscription Agreement executed by the Sponsor, the Sponsor agreed to purchase 800,000 shares of GAMC Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price of $8.0 million. However, the number of subscribed shares to be purchased thereunder by the Sponsor will be reduced by the number of shares of GAMC Class A common stock that have not been elected for redemption as of the expiration of the redemption period related to the Closing and that are held by certain individuals mutually agreed upon by GAMC and the Company at any time from the date of the execution of the agreement up to immediately prior to the expiration of such redemption period.

In February 2024, concurrently with the execution of the Second Bridge Convertible Notes, the PIPE Subscribers, including the Sponsor, entered into the First Amendment to the Original PIPE Subscription Agreements (“2024 PIPE Subscription Agreements”) with GAMC. Pursuant to the 2024 PIPE Subscription Agreements, the proceeds from the Second Bridge Convertible Notes will count towards the commitments for the purchase of PIPE shares under the Original PIPE Subscription Agreements. Therefore, the total number of shares the PIPE Subscribers were committed to purchase was reduced to 2,296,975 shares, including up to 656,499 shares from the Sponsor (subject to reduction as described in the preceding paragraph).

As of June 30, 2024, concurrently with the sale of the Third Bridge Convertible Notes, the PIPE Subscribers, including the Sponsor, entered into amendments to the PIPE Subscription Agreements with GAMC. Pursuant to the amendments, the proceeds from the Third Bridge Convertible Notes will count towards the commitments for the purchase of PIPE shares under the Original PIPE Subscription Agreements. Following such amendments, the PIPE Subscribers are committed to purchase up to 903,144 PIPE Shares at a purchase price of $10.00 per share. This amount will be reduced on a dollar-for-dollar basis by any such amount of Third Bridge Convertible Notes purchased by the Sponsor up to the Sponsor’s $3.8 million commitment.

In connection with the execution of the Merger Agreement, GAMC entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and Bolt Threads. Pursuant to the Sponsor Support Agreement, the Sponsor has, among other things, agreed to vote all their shares of GAMC capital stock in favor of the approval of the Transaction. In addition, the Sponsor has agreed that 1,437,500 shares of New GAMC common stock issued in connection with the initial public offering (“IPO”) (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of New GAMC common stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of GAMC. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the earliest of (i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Sponsor Support Agreement.

14.	BASIC AND DILUTED NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share amounts):

	Six Months Ended June,
	2024	2023
Numerator:
Net loss attributable to common stockholders, basic and dilutive	$(65,526)	$(44,498)
Denominator:
Weighted-average common shares outstanding, basic and dilutive	15,846,786	10,470,533

The following securities were excluded due to their anti-dilutive effect on net loss per share attributable to common stockholders recorded in each of the periods:

	Six Months Ended June 30,
	2024	2023
Convertible preferred stock on an as-converted basis	27,293,219	35,711,306
Warrants to purchase preferred stock on an as-converted basis	294,609	294,609
Stock options outstanding	1,824,405	3,114,422
Total	29,412,233	39,120,337

The Convertible Notes were not included for purposes of calculating the diluted net loss per share as the conversion is contingent upon the completion of a future financing event, which had not occurred, and the contingency was not resolved as of June 30, 2024.

As of June 30, 2024 and 2023, no RSUs were vested as they did not meet the performance condition at the end of each reporting period. In addition, outstanding stock options with performance conditions were not vested as the performance conditions were not met as of June 30, 2024 and 2023. As the conditions were not satisfied at the end of each reporting period, the unvested shares were excluded when calculating diluted net loss per share.

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 19, 2024, which is the date the interim condensed consolidated financial statements were available to be issued.

Grant of RSU’s

On July 2, 2024, the Company granted 2,257,604 RSU’s to employees and vendors of the Company with vesting terms which require either only a liquidity event, or both a liquidity event and a requisite service period.

Exercise of Common Stock Warrants

Immediately prior to the closing of the Merger in August 2024, all outstanding common stock warrants were net exercised into shares of the Company’s common stock.

Exercise of Convertible Preferred Stock Warrants

Immediately prior to the closing of the Merger in August 2024, all outstanding convertible preferred stock warrants were converted into warrants to purchase the post-combination company’s common stock at the exchange ratio (the “Combination Exchange Ratio”), which is calculated by dividing the Company’s equity value of $250.0 million by the Company’s fully-diluted shares and by $10.00.

Business Combination

In August 2024, the Company completed the Merger with GAMC. The business combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, with GAMC treated as the acquired company and the Company treated as the accounting acquirer for financial reporting purposes. The business combination also qualifies as a liquidity event for the purposes of vesting the Company’s RSU awards. Upon the completion of the Merger, the Merger Sub merged with and into the Company, with the Merger Sub ceasing to exist and the Company surviving as a wholly owned subsidiary of GAMC. Each share of the Company’s common stock was exchanged for the post-combination company’s common stock based on the Combination Exchange Ratio. The Company’s outstanding share-based awards and warrants were automatically converted into share-based awards and warrants exercisable into the post-combination company common stock. In addition, GAMC changed its name to Bolt Projects Holdings, Inc.

PIPE Subscription Agreements

Upon the closing of the Merger in August 2024, the PIPE Subscribers purchased 464,801 PIPE shares for a total gross proceed of $4.6 million.

Conversion of Convertible Preferred Stock

Upon the closing of the Merger in August 2024, all outstanding convertible preferred stock are converted into shares of the Company’s common stock, which are then converted into the post-combination company’s common stock at the Combination Exchange Ratio.

Conversion of Convertible Notes

Upon the closing of the Merger, the principal balance and accrued interest of the Convertible Notes were converted into shares of post-combination company’s common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Golden Arrow Merger Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Golden Arrow Merger Corp. and its subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As more fully discussed in Note 11 to the consolidated financial statements, the Company has restated its 2023 consolidated financial statements to include a previously omitted disclosure. The Company withdrew $1,982,457 from the Trust Account to pay liabilities related to income and franchise taxes. The Company remitted $1,518,949 of these funds withdrawn to pay for these respective taxes, leaving $463,508 of withdrawals for tax purposes that were not remitted as of December 31, 2023. The Company’s cash balance as of December 31, 2023 was $306,034, therefore, the Company had used a portion of the funds withdrawn for taxes from the Trust for working capital purposes. This withdrawal and use of funds were not in accordance with the Trust Agreement.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by September 19, 2024, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ WithumSmith+Brown, PC

New York, New York

March 15, 2024, except for Note 11 as to which the date is April 22, 2024

PCAOB Number 100

GOLDEN ARROW MERGER CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$306,034	$348,749
Prepaid expenses	152,663	72,297
Total Current Assets	458,697	421,046

Investments held in Trust Account	6,218,429	290,646,467
Total Assets	$6,677,126	$291,067,513

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,135,140	$249,489
Promissory note – related party	578,689	—
Convertible notes – related party	1,484,326	88,850
Excise tax payable	2,870,720	—
Income taxes payable	453,342	248,647
Total Current Liabilities	6,522,217	586,986

Deferred underwriting fee payable	10,062,500	10,062,500
Warrant liabilities	2,041,667	145,833
Total Liabilities	18,626,384	10,795,319

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized, 577,937 and 28,750,000 shares at a redemption value of $10.76 per share at December 31, 2023 and $10.10 per share at December 31, 2022, respectively	6,228,145	290,357,770

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at December 31, 2023 and 2022	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,047,500 and no shares issued or outstanding (excluding 577,937 and 28,750,000 shares subject to possible redemption) at December 31, 2023 and 2022, respectively	705	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 140,000 shares and 7,187,500 shares issued and outstanding at December 31, 2023 and 2022, respectively	14	719
Additional paid-in capital	—	—
Accumulated deficit	(18,178,122)	(10,086,295)
Total Stockholders’ Deficit	(18,177,403)	(10,085,576)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT	$6,677,126	$291,067,513

The accompanying notes are an integral part of the consolidated financial statements.

GOLDEN ARROW MERGER CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
Formation and operational costs	$2,103,668	$1,343,799
Loss from operations	(2,103,668)	(1,343,799)

Other income (expense):
Change in fair value of warrant liabilities	(1,895,834)	7,138,542
Change in fair value of convertible notes	—	811,150
Interest income – bank	8,240	—
Interest earned on investments held in Trust Account	3,176,694	4,000,465
Total other income, net	1,289,100	11,950,157

(Loss) income before provision for income taxes	(814,568)	10,606,358
Provision for income taxes	(653,044)	(759,647)
Net (loss) income	$(1,467,612)	$9,846,711

Basic and diluted weighted average shares outstanding, Class A common stock redeemable shares	7,511,529	28,750,000

Basic and diluted net (loss) income per share, Class A common stock redeemable shares	$(0.10)	$0.27

Basic and diluted weighted average shares outstanding, Class A common stock non-redeemable shares	5,603,340	7,187,500

Basic and diluted net (loss) income per share, Class A common stock non-redeemable shares	$(0.10)	$0.27

Basic and diluted weighted average shares outstanding, Class B common stock	1,584,160	7,187,500

Basic and diluted net (loss) income per share, Class B common stock	$(0.10)	$0.27

The accompanying notes are an integral part of the consolidated financial statements.

GOLDEN ARROW MERGER CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2021	—	$—	7,187,500	$719	—	$(17,075,236)	$(17,074,517)
Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(2,857,770)	(2,857,770)
Net income	—	—	—	—	—	9,846,711	9,846,711
Balance – December 31, 2022	—	—	7,187,500	719	—	(10,086,295)	(10,085,576)
Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(2,942,345)	(2,942,345)
Adjustment related to convertible promissory note	—	—	—	—	—	(811,150)	(811,150)
Class B common stock converted to class A common stock	7,047,500	705	(7,047,500)	(705)	—	—	—
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	(2,870,720)	(2,870,720)
Net loss	—	—	—	—	—	(1,467,612)	(1,467,612)
Balance – December 31, 2023	7,047,500	$705	140,000	$14	$—	$(18,178,122)	$(18,177,403)

The accompanying notes are an integral part of the consolidated financial statements.

GOLDEN ARROW MERGER CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(1,467,612)	$9,846,711
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of convertible notes	—	(811,150)
Change in fair value of warrant liabilities	1,895,834	(7,138,542)
Interest earned on investments held in Trust Account	(3,176,694)	(4,000,465)
Changes in operating assets and liabilities:
Prepaid expenses	(80,366)	279,888
Accounts payable and accrued expenses	885,650	(72,585)
Income taxes payable	204,695	248,647
Net cash used in operating activities	(1,738,493)	(1,647,496)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(578,694)	—
Cash withdrawn from Trust Account to pay franchise and income taxes	1,111,457	871,000
Cash withdrawn from Trust Account in connection with redemption	287,071,970	—
Net cash provided by investing activities	287,604,733	871,000

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	578,689	—
Repayment of promissory note – related party	—	(141,367)
Proceeds from convertible promissory note – related party	584,326	900,000
Redemption of common stock	(287,071,970)	—
Net cash (used in) provided by financing activities	(285,908,955)	758,633

Net Change in Cash	(42,715)	(17,863)
Cash – Beginning of period	348,749	366,612
Cash – End of period	$306,034	$348,749

Supplementary cash flow information:
Excise tax payable attributable to redemption of common stock	$2,870,720	$—
Cash paid for income taxes	$448,349	$511,000

The accompanying notes are an integral part of the consolidated financial statements.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Golden Arrow Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on December 31, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On October 4, 2023, Beam Merger Sub, Inc. (“Merger Sub I”), a Delaware corporation and a wholly owned subsidiary of the Company, was formed. As of December 31, 2023 there has been no activity for Merger Sub I.

As of December 31, 2023, the Company had not commenced any operations. All activity through December 31, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on March 16, 2021. On March 19, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 which is described in Note 3. On May 6, 2021, the Company sold 3,750,000 additional Units (the “Additional Units”) at $10.00 per Additional Unit, generating additional gross proceeds of $37,500,000, which is also described in Note 3. The Additional Units were identical to the Units sold pursuant to the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,500,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Golden Arrow Sponsor, LLC (the “Sponsor”), generating gross proceeds of $6,750,000, which is described in Note 4.

Transaction costs amounted to $16,309,469, consisting of $5,750,000 in cash underwriting fees, $10,062,500 of deferred underwriting fees and $496,969 of other offering costs.

Following the closing of the Initial Public Offering on March 19, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriting fees and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if when the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until September 19, 2024 (the “Extended Date”) to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

First Extension

On March 15, 2023, the Company’s stockholders approved an amendment to its amended and restated certificate of incorporation (as amended, the “charter”) (the “Charter Amendment”). The Charter Amendment extended the date by which the Company has to consummate a business combination for an additional nine months, from March 19, 2023 (the “Termination Date”) to up to December 19, 2023 by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until December 19, 2023 or a total of up to nine months after the Termination Date, or such earlier date as determined by the Company’s board of directors, unless the closing of the initial business combination shall have occurred, which is referred to as the “Extension,” and such later date, the “Extended Date”, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the trust account an amount determined by multiplying $0.03 by the number of public shares then outstanding, up to a maximum of $105,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

In connection with the votes to approve the Extension, the holders of 26,649,519 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of $270,769,687, leaving $21,467,825 in the Trust Account.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On March 16, 2023, the Sponsor voluntarily converted the 7,047,500 shares of Class B common stock it held into 7,047,500 shares of Class A common stock in accordance with the Company’s charter (the “Conversion”). Following the implementation of the Extension and the Conversion, the Company had 9,147,981 shares of Class A common stock outstanding and 140,000 shares of Class B common stock outstanding.

Second Extension

On December 12, 2023, the Company held a special meeting of stockholders (the “special meeting”) in which the stockholders approved the proposal to amend the Company’s Charter, to extend the date by which the Company has to consummate a business combination for an additional nine months from December 19, 2023 to September 19, 2024 by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until September 19, 2024 or a total of up to nine months after the Termination Date, or such earlier date as determined by the board of directors (the “Board”), unless the closing of the Company’s initial business combination shall have occurred, which is referred to as the “Extension,” and such later date, the “Extended Date”, provided that the Sponsor (or its affiliates or permitted designees) will deposit into a trust account established for the benefit of the Company’s public stockholders (the “trust account”) an amount determined by multiplying $0.02 by the number of public shares then outstanding, up to a maximum of $20,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination (each, an “Extension Payment”).

In connection with the votes to approve the Extension, the holders of 1,522,544 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.71 per share, for an aggregate redemption amount of approximately $16.3 million, leaving approximately $6.2 million in the trust account.

As of December 31, 2023, ten extension payments were made for a total of $578,694. On January 18, 2024 and February 18, 2024, additional extension payments of $11,559 were made which extended the Termination Date to March 19, 2024.

Proposed Business Combination

On October 4, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Beam Merger Sub, Inc., incorporated on September 19, 2023, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”) and Bolt Threads, Inc., a Delaware corporation (“Bolt Threads”).

Pursuant to the Business Combination Agreement, the parties will consummate a business combination transaction pursuant to which Merger Sub will merge with and into Bolt Threads, with Bolt Threads surviving the merger as a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” and the closing of the Business Combination, the “Closing”). In connection with the Closing, the Company will be renamed “Bolt Projects Holdings, Inc.” and is referred to herein as “the Post-Combination Company” as of the time following such change of name.

The proposed Business Combination is expected to be consummated after receipt of the required approvals by the stockholders of the Company and Bolt Threads and the satisfaction or waiver of certain other customary conditions.

The aggregate equity consideration to be paid to Bolt Threads’ stockholders and option holders in the Business Combination will be equal to the quotient of (i) $250,000,000 (the “Equity Value”) divided by (ii) $10.00.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Business Combination Agreement provides that, in connection with the Closing, the Post-Combination Company, certain stockholders of Bolt Threads, the Sponsor and certain stockholders of the Company will enter into an amended and restated registration rights and lock-up agreement (the “Registration Rights and Lock-up Agreement”), pursuant to which the Post-Combination Company will agree to register for resale certain shares of common stock of the Post-Combination Company (“the Post-Combination Company common stock”) and other equity securities that are held by the parties thereto from time to time.

Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”), including the Sponsor, entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement up to 2,734,433 shares of Class A Common Stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of up to $27,344,330 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Business Combination and will be consummated immediately prior to or substantially concurrently with the Closing. The shares of Class A Common Stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the availability of an exemption from such registration. On February 28, 2024, the PIPE Investors entered into amendments to the PIPE Subscription Agreements which reduced their aggregate commitment to purchase PIPE Shares to 2,287,464 at a purchase price of $10.00 per share, for an aggregate PIPE Investment of up to $22,874,640.

Pursuant to the PIPE Subscription Agreement executed by the Sponsor, the Sponsor has agreed to purchase 656,499 shares of Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price of $6,564,990. However, the number of subscribed shares to be purchased thereunder by the Sponsor will be reduced by the number of shares of Class A common stock that have not been elected for redemption as of the expiration of the redemption period related to the Closing and that are held by certain individuals mutually agreed upon by the Company and Bolt Threads at any time from the date of the execution of the agreement up to immediately prior to the expiration of such redemption period.

In connection with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and Bolt Threads. Pursuant to the Sponsor Support Agreement, the Sponsor has, among other things, agreed to vote all of its shares of the Company’s capital stock in favor of the approval of the Transactions. In addition, the Sponsor has agreed that 1,437,500 shares of the Post-Combination Company common stock issued in connection with the IPO (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Post-Combination Company common stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of the Company. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Business Combination Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Sponsor Support Agreement.

In connection with the execution of the Business Combination Agreement, the Company entered into a support agreement (the “Stockholder Support Agreement”) with Bolt Threads and certain stockholders of Bolt Threads pursuant to which such stockholders have, among other things, agreed to vote to adopt and approve, upon the registration statement on Form S-4 being declared effective, the Business Combination Agreement and all other documents and transactions contemplated thereby and to subject their shares to certain transfer restrictions. The Stockholder Support Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Business Combination Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Stockholder Support Agreement.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going Concern

As of December 31, 2023, the Company had cash of $306,034 and working capital deficit of $6,063,520. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

As of December 31, 2023, the Company withdrew an aggregate of approximately $289 million from the Trust Account to be used for redemption payments in connection with the Extensions, Delaware franchise tax, and income tax obligations (the “Withdrawn Trust Funds”).

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these consolidated financial statements are issued.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the Extended Date, then the Company will cease all operations except for the purpose of liquidating. The possible liquidity issues as the Company continues to incur costs and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to consummate a business combination prior to the Extended Date. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 19, 2024, following monthly extension payments.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Investments Held in Trust Account

At December 31, 2023 and 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2023 and 2022, the 577,937 and 28,750,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets, respectively.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period.

At December 31, 2023 and 2022, the Class A common stock reflected in the consolidated balance sheets is reconciled in the following table:

Gross proceeds	$287,500,000
Less:
Proceeds allocated to Public Warrants	(9,195,833)
Class A common stock issuance costs	(15,827,645)
Plus:
Accretion of carrying value to redemption value	27,881,248
Class A common stock subject to possible redemption, December 31, 2022	290,357,770
Less:
Redemption	(287,071,970)
Plus:
Accretion of carrying value to redemption value	2,942,345
Class A common stock subject to possible redemption, December 31, 2023	$6,228,145

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $15,827,645 were charged against their carrying value upon the completion of the Initial Public Offering, and $481,824 of the offering costs was related to the warrant liabilities and charged to the consolidated statements of operations.

Warrant Liabilities

The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40-15 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the consolidated statements of operations. The Private Placement Warrants and the public warrants (the “Public Warrants”) for periods where no observable traded price was available are valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2023 and 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (80.17)% and 7.16% for the year ended December 31, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2023 and 2022, due to changes in fair value in warrant liability, changes in fair value in the convertible promissory note, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. The Company has two classes of shares which are referred to as Class A common stock and Class B Common stock. (Loss) income is shared pro rata between the two classes of shares. This presentation assumes a business combination as the most likely outcome. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 14,583,333 Class A common stock in the aggregate. As of December 31, 2023 and 2022, the Company had dilutive securities that are Public Warrants and Private Placement Warrants that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. The warrants are not exercisable until 30 days after the completion of a Business Combination. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Year Ended December 31,
	2023			2022
	Class A Redeemable	Class A Non- Redeemable	Class B	Class A	Class B
Basic and diluted net (loss) income per common share
Numerator:
Allocation of net (loss) income,	$(782,184)	$(583,482)	$(164,960)	$7,877,369	$1,969,342
Denominator:
Basic and diluted weighted average shares outstanding	7,511,529	5,603,340	1,584,160	28,750,000	7,187,500
Basic and diluted net (loss) income per common share	$(0.10)	$(0.10)	$(0.10)	$0.27	$0.27

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, other than derivative warrant liabilities (see Note 9).

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The impact of the adoption of ASU 2020-06 is being assessed by the Company, however no significant impact on the consolidated financial statements is anticipated.

In June 2016, the FASB issued ASU 2016-13 — “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its consolidated financial statements.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9). On May 6, 2021, the Company sold 3,750,000 Additional Units at $10.00 per Additional Unit. The Additional Units were identical to the Units sold pursuant to the Initial Public Offering.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,500,000 Private Placement Warrants, at a price of $1.50 per warrant, or $6,750,000 in the aggregate. On May 6, 2021, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 500,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, or $750,000 in the aggregate, if the over-allotment option is exercised in full or in part by the underwriters. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In January 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in consideration for the issuance of 7,187,500 shares of the Company’s Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. As a result of the underwriters’ full exercise of their over-allotment option on May 6, 2021, no shares remain subject to forfeiture. On March 15, 2023, 7,047,500 Class B common stock was converted to Class A common stock not subject to redemption.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

In connection with the Extension Payments, on March 17, 2023, the Company issued an unsecured promissory note to the Sponsor in the aggregate amount of $567,130 (the “Extension Note”). As of December 31, 2023, the Company has deposited an aggregate of $567,130 of Extension Payments into the Trust Account and intends to continue to extend the Termination Date up to March 19, 2024. The Extension Note bears no interest and the principal balance is payable on the date of the consummation of the initial business combination. The Extension Note is not convertible into private placement warrants and the principal balance may be prepaid at any time. As of December 31, 2023, $567,130 was outstanding under this note.

On December 18, 2023, the Company issued an unsecured promissory note to our Sponsor in the aggregate amount of $104,029 (the “Extension Note 2”). As of December 31, 2023, the Company has deposited an aggregate of $11,559 of Extension Payments into the Trust Account and intends to continue to extend the Termination Date up to September 19, 2024. The Extension Note bears no interest and the principal balance is payable on the date of the consummation of the initial business combination. The Extension Note is not convertible into private placement warrants and the principal balance may be prepaid at any time.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants.

On February 25, 2022, the Company issued a promissory note to the Sponsor pursuant to which it may borrow up to an aggregate principal amount of $500,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. On August 26, 2022, the Company issued a second promissory note to the Sponsor pursuant to which it may borrow up to an aggregate principal amount of $400,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. On March 8, 2023, the Company issued a third promissory note to which it may borrow up to an aggregate principal amount of $750,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant, provided that the aggregate of such warrants, together with any warrants issued upon conversions pursuant to the promissory notes dated February 25, 2022 and August 26, 2022, do not exceed 1,000,000 warrants. The warrants would be identical to the Private Placement Warrants.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Company has determined that bifurcation of a single derivative that comprises all of the fair value of the conversion feature (i.e., derivative instrument) is necessary under ASC 815-15-25-7 through 25-10. As a result the derivative value was deemed to be de minimus at the issuance date and at each subsequent reporting date resulting in no change in the value of the derivative. The derivative will continue to be monitored and measured at each reporting period until the notes are settled.

As of December 31, 2023 and 2022, there was an aggregate of $1,484,326 and $88,850 outstanding under the three promissory notes (together, the “Convertible Promissory Notes”), respectively. The Convertible Promissory Notes were valued at par value.

NOTE 6. COMMITMENTS

Risks and Uncertainties

The continuing military conflict between the Russian Federation and Ukraine, the military action between Hamas and Israel and the risk of escalations of other military conflicts have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is not determinable as of the date of these consolidated financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on March 16, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) have registration rights to require the Company to register a sale of any of the securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 6. COMMITMENTS (cont.)

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $10,062,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Side Letter Agreements

Pursuant to side letter agreements entered into with each of Propoenent LLC and Siddhartha Mukherjee, as compensation for the introduction of the Company to a target company, not previously known to the Company and with which the Company ultimately consummates its initial Business Combination, the Sponsor will either issue a membership interest in the Sponsor representing an economic interest in 100,000 of the Founder Shares or transfer 100,000 of the Founders Shares. As of December 31, 2023 and 2022, this compensation was deemed to not have been earned.

Consulting Agreement

On June 20, 2022, the Company entered into an agreement with Jones International Group for consulting services related to a search for a target business. For the year ended December 31, 2023, the Company incurred $20,500 in these consulting fees. On February 20, 2023, the Company terminated this agreement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2023 and 2022, there were 577,937 shares and 28,750,000 shares of Class A common stock issued and outstanding and all of which are subject to possible redemption and presented as temporary equity, respectively. At December 31, 2023, there were 7,047,500 shares of Class A common stock that were not subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2023 and 2022, there were 140,000 shares and 7,187,500 shares of common stock issued and outstanding, respectively.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 8. WARRANTS

Warrants — As of December 31, 2023 and 2022, there were 9,583,333 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or 30 day redemption period, to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 8. WARRANTS (cont.)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock based on the redemption date and the fair market value of the Class A common stock;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

●	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

●	if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s Business Combination on the date of the completion of such Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $10.00 and $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 8. WARRANTS (cont.)

As of December 31, 2023 and 2022, there were 5,000,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or its permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets
Net operating loss carryforward	$—	$—
Startup/Organization Expenses	838,918	412,939
Total deferred tax assets	838,918	412,939
Valuation allowance	(838,918)	(412,939)
Deferred tax assets, net of allowance	$—	$—

The income tax provision consists of the following:

	December 31, 2023	December 31, 2022
Federal
Current	$653,044	$759,647
Deferred	(425,978)	(201,748)

State
Current	—	—
Deferred	—	—
Change in valuation allowance	425,978	201,748
Income tax provision	$653,044	$759,647

As of December 31, 2023 and 2022, the Company had $0 and $0 U.S. federal and state net operating loss carryovers available to offset future taxable income, respectively.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2023 and 2022, the change in the valuation allowance were $425,978 and $201,748, respectively.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 9. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in fair value of warrants	(48.9)%	(14.1)%
Transaction costs associated with the Initial Public Offering	0.0%	0.0%
Change in fair value of convertible promissory note – related party	0.0%	(1.7)%
Change in valuation allowance	(52.3)%	1.9%
Income tax provision	(80.2)%	7.1%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2023, assets held in the Trust Account were comprised of $6,218,429 in money market funds which are primarily invested in U.S. Treasury securities. During the year ended December 31, 2023, the Company withdrew an aggregate of $288,183,427 from the Trust Account be used for redemption payments in connection with the Extension, Delaware franchise tax, and income tax obligations.

At December 31, 2022, assets held in the Trust Account were comprised of $290,646,467 in money market funds which are primarily invested in U.S. Treasury securities. During the year ended December 31, 2022, the Company withdrew $871,000 in interest income from the Trust Account.

The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its money market investments held in the Trust Account.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2023		December 31, 2022
Assets:
Investments held in Trust Account	1		$6,218,429	$290,646,467
Liabilities:
Warrant Liabilities – Public Warrants	2		$1,341,667	$95,833
Warrant Liabilities – Private Placement Warrants	3		$700,000	$50,000
Convertible promissory notes – related party	3	$	n/a	$88,850

Warrant Liabilities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s accompanying consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations. For the Public Warrants, the Company initially utilized a binomial lattice model consistent with the Private Warrants discussed below. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market.

For the Private Placement Warrants, the Company utilizes a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, to value the warrants at each reporting period, with changes in fair value recognized in the consolidated statements of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The key inputs for the binomial lattice model as of December 31, 2023 and 2022 were as follows:

Input	As of December 31, 2023	As of December 31, 2022
Stock price	$10.58	$10.02
Strike price	$11.50	$11.50
Effective expiration date	September 17, 2024	September 17, 2023
Volatility	Immaterial	7.0%
Risk-free rate	4.34%	4.69%
Dividend yield	0.0%	0.0%

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following tables present the changes in the fair value of warrant liabilities classified as Level 3 in the fair value hierarchy as of December 31, 2023 and 2022:

Private Placement
Fair value as of January 1, 2023	$50,000
Change in valuation inputs or other assumptions	650,000
Fair value as of December 31, 2023	$700,000

Private Placement
Fair value as of January 1, 2022	$2,497,500
Change in valuation inputs or other assumptions	(2,447,500)
Fair value as of December 31, 2022	$50,000

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy that occurred during the year ended December 31, 2023 and 2022. The Public Warrants were transferred from Level 1 to Level 2 at December 31, 2022 due to the lack of trading activity.

Convertible Promissory Notes — Related Party

The fair value of the option to convert the convertible promissory notes into Private Warrants was valued by utilizing a discounted cash flow method to value the debt component and a Black-Scholes model to value the debt conversion option to derive the fair value of the convertible notes.

The estimated fair value of the convertible promissory notes was based on the following significant inputs:

Input	As of December 31, 2022
Stock price	$10.02
Strike price	$11.50
Expiration date of warrants	September 17, 2023
Volatility	7.0%
Risk-free rate	4.69%
Dividend yield	0.0%

The following tables present the changes in the fair value of the Level 3 convertible promissory notes:

Fair value as of January 1, 2023	$88,850
Restatement of Convertible Promissory Note	(88,850)
Fair value as of December 31, 2023	$—

Fair value as of January 1, 2022	$—
Proceeds received through Convertible Promissory Note	900,000
Change in fair value	(811,150)
Fair value as of December 31, 2022	$88,850

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the year ended December 31, 2023 and 2022 for the convertible promissory notes.

GOLDEN ARROW MERGER CORP.
Notes to Consolidated Financial Statements

NOTE 11. FRANCHISE AND INCOME TAX WITHDRAWAL

Since the completion of its IPO on March 19, 2021, and through December 31, 2023, the Company withdrew $1,982,457 from the Trust Account to pay liabilities related to the income and Delaware franchise taxes. Through December 31, 2023, the Company remitted $1,518,949 to the respective tax authorities, which resulted in remaining excess funds withdrawn from the Trust Account but not remitted to the government authorities of $463,508. Additionally, the Withdrawn Trust Funds were held in the Company’s operating account that also holds funds deposited by the Sponsor to be used for general operating expenses. As a result, the Company mistakenly used $157,474 of the Withdrawn Trust Funds for payment of general operating expenses as of December 31, 2023. The disclosure of this inadvertent mistake was omitted from the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023. The amounts deemed to have been used for operating expenses were $76,974 as of June 30, 2023 and $335,127 as of September 30, 2023. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the Trust Agreement.

On April 3, 2024, the Company issued a non-interest bearing, unsecured promissory note to the Sponsor, pursuant to which it may borrow up to an aggregate principal amount of $510,000, which made the Withdrawn Trust Funds whole. The Company made estimated payments on its income tax obligations for the year ended December 31, 2023 of $453,342 and $11,000 on April 3, 2024 and April 9, 2024, respectively. The promissory note replenished the Company’s operating account for the Withdrawn Trust Funds inadvertently used for operating expenses. The Company is in the process of establishing a restricted bank account to be used to temporarily hold future withdrawals from the Trust Account, if any, for Delaware franchise tax and income tax obligations.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than below, that would have required adjustment or disclosure in the consolidated financial statements.

On January 18, 2024 and February 18, 2024, additional extension payments of $11,559 were made which extended the Termination Date to March 19, 2024.

On February 2, 2024, the Company, BTIG and Bolt Threads entered into an amendment to the underwriting agreement, pursuant to which $500,000 will be deposited and held in the Trust Account and payable in cash directly from the Trust Account, without accrued interest, to BTIG for its own account upon consummation of the Company’s initial Business Combination. Additionally, upon consummation of the Company’s initial Business Combination, BTIG will receive shares of post-combination company common stock equivalent to the greater of: (i) 500,000 shares of post-combination company common stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the VWAP of the post-combination company common stock over the three trading days immediately preceding the initial filing of the resale registration statement, provided that clause (y) will not be less than $8.00. The deferred fee will become payable to the underwriters solely in the event that we complete the Business Combination, subject to the terms of the underwriting agreement, as amended.

GOLDEN ARROW MERGER CORP.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current Assets
Cash	$28,657	$306,034
Prepaid expenses	140,308	152,663
Total Current Assets	168,965	458,697

Cash held in Trust Account	6,365,874	6,218,429
Total Assets	$6,534,839	$6,677,126

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,556,739	$1,135,140
Promissory note – related party	648,041	578,689
Convertible notes - related party	2,047,054	1,484,326
Excise tax payable	2,870,720	2,870,720
Income taxes payable	6,323	453,342
Total Current Liabilities	7,128,877	6,522,217

Deferred underwriting fee payable	10,062,500	10,062,500
Warrant liabilities	2,187,500	2,041,667
Total Liabilities	19,378,877	18,626,384

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized, 577,937 shares at a redemption value of $11.00 per share at June 30, 2024 and $10.76 per share at December 31, 2023, respectively	6,357,464	6,228,145

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at June 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,047,500 shares issued and outstanding (excluding 577,937 shares subject to possible redemption) at June 30, 2024 and December 31, 2023, respectively	705	705
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 140,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	14	14
Additional paid-in capital	—	—
Accumulated deficit	(19,202,221)	(18,178,122)
Total Stockholders’ Deficit	(19,201,502)	(18,177,403)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT	$6,534,839	$6,677,126

The accompanying notes are an integral part of the unaudited consolidated condensed financial statements.

GOLDEN ARROW MERGER CORP.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Operational costs	$461,423	$213,748	$851,313	$783,294
Loss from operations	(461,423)	(213,748)	(851,313)	(783,294)

Other income (expense):
Change in fair value of warrant liabilities	729,167	291,666	(145,833)	(291,667)
Interest income - bank	9	4,081	1,596	4,492
Interest earned on investments held in Trust Account	59,337	196,773	118,093	2,771,356
Total other income (expense), net	788,513	492,520	(26,144)	2,484,181

Income before provision for income taxes	327,090	278,772	(877,457)	1,700,887
Provision for income taxes	(8,557)	(31,679)	(17,323)	(561,928)
Net income (loss)	$318,533	$247,093	$(894,780)	$1,138,959

Basic and diluted weighted average shares outstanding, Class A common stock redeemable shares	577,937	2,100,481	577,937	2,100,481

Basic and diluted net income (loss) per share, Class A common stock redeemable shares	$0.04	$0.03	$(0.12)	$0.07

Basic and diluted weighted average shares outstanding, Class A common stock non-redeemable shares	7,047,500	7,047,500	7,047,500	10,551,265

Basic and diluted net income (loss) per share, Class A common stock non-redeemable shares	$0.04	$0.03	$(0.12)	$0.07

Basic and diluted weighted average shares outstanding, Class B common stock	140,000	140,000	140,000	2,974,190

Basic and diluted net income (loss) per share, Class B common stock	$0.04	$0.03	$(0.12)	$0.07

The accompanying notes are an integral part of the unaudited consolidated condensed financial statements.

GOLDEN ARROW MERGER CORP.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2024	7,047,500	$705	140,000	$14	$—	$(18,178,122)	$(18,177,403)

Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(43,863)	(43,863)

Net loss	—	—	—	—	—	(1,213,313)	(1,213,313)

Balance – March 31, 2024 (unaudited)	7,047,500	705	140,000	14	$—	(19,435,298)	(19,434,579)

Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(85,456)	(85,456)

Net income	—	—	—	—	—	318,533	318,533

Balance – June 30, 2024 (unaudited)	7,047,500	$705	140,000	$14	$—	$(19,202,221)	$(19,201,502)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2023	—	$—	7,187,500	$719	$—	$(10,086,295)	$(10,085,576)

Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(1,994,334)	(1,994,334)

Adjustment related to convertible promissory note	—	—	—	—	—	(811,150)	(811,150)

Class B common stock converted to class A common stock	7,047,500	705	(7,047,500)	(705)	—	—	—

Net income	—	—	—	—	—	891,866	891,866

Balance – March 31, 2023 (unaudited)	7,047,500	705	140,000	14	—	(11,999,913)	(11,999,194)

Accretion for Class A common stock subject to redemption amount	—	—	—	—	—	(367,155)	(367,155)

Net income	—	—	—	—	—	247,093	247,093

Balance – June 30, 2023 (unaudited)	7,047,500	$705	140,000	$14	$—	$(12,119,975)	$(12,119,256)

The accompanying notes are an integral part of the unaudited consolidated condensed financial statements.

GOLDEN ARROW MERGER CORP.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(894,780)	$1,138,959
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	145,833	291,667
Interest earned on investments held in Trust Account	(118,093)	(2,771,356)
Changes in operating assets and liabilities:
Prepaid expenses	12,355	(99,891)
Accounts payable and accrued expenses	421,599	59,400
Income taxes payable	(447,019)	113,579
Net cash used in operating activities	(880,105)	(1,267,642)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(69,352)	(252,060)
Cash withdrawn from Trust Account to pay franchise and income taxes	40,000	983,538
Cash withdrawn from Trust Account in connection with redemption	—	270,769,687
Net cash (used in) provided by investing activities	(29,352)	271,501,165

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	69,352	126,030
Proceeds from convertible promissory note - related party	562,728	400,000
Redemption of common stock	—	(270,769,687)
Net cash provided by (used in) financing activities	632,080	(270,243,657)

Net Change in Cash	(277,377)	(10,134)
Cash – Beginning of period	306,034	348,749
Cash – End of period	$28,657	$338,615

Supplemental cash flow information:
Income taxes paid	$464,342	$448,349

The accompanying notes are an integral part of the unaudited consolidated condensed financial statements.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Golden Arrow Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on December 31, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On October 4, 2023, Beam Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of the Company, was formed. As of June 30, 2024, there has been no activity for Merger Sub.

As of June 30, 2024, the Company had not commenced any operations. All activity through June 30, 2024 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on March 16, 2021. On March 19, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 which is described in Note 3. On May 6, 2021, the Company sold 3,750,000 additional Units (the “Additional Units”) at $10.00 per Additional Unit, generating additional gross proceeds of $37,500,000, which is also described in Note 3. The Additional Units were identical to the Units sold pursuant to the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,500,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Golden Arrow Sponsor, LLC (the “Sponsor”), generating gross proceeds of $6,750,000, which is described in Note 4.

Transaction costs amounted to $16,309,469, consisting of $5,750,000 in cash underwriting fees, $10,062,500 of deferred underwriting fees and $496,969 of other offering costs.

Following the closing of the Initial Public Offering on March 19, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and, until March 2023, was invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below. Following the First Extension (described below), the Company instructed the trustee with respect to the Trust Account to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account at a bank until the earlier of consummation of an initial business combination or liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriting fees and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The Company will only proceed with a Business Combination if when the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until September 19, 2024 (the “Extended Date”) to complete a Business Combination (the “Combination Period”), subject to the Nasdaq Deadline discussed above. If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On March 18, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on March 27, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its registration statement in connection with its initial public offering.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The Company timely requested a hearing before the Panel, and a hearing was held on May 16, 2024, at which the Company requested sufficient time to complete the Business Combination with Bolt Threads, Inc. (“Bolt Threads”). On May 29, 2024, the Panel granted the Company’s request for an extension until September 16, 2024, which represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant with Nasdaq’s listing requirements (the “Nasdaq Deadline”). Failure to meet the terms of this exception will result in the Company’s immediate delist from Nasdaq.

Furthermore, there can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements and maintain compliance with other Nasdaq listing requirements.

The Company’s management identified an omission in the notes to the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2024 (the “Original Filing”). The Original Filing omitted certain information relating to the Company’s inadvertent disbursement of funds withdrawn from the Company’s trust account established in connection with the Company’s initial public offering (the “Trust Account”), which were restricted for payment of tax liabilities under the Company’s amended and restated certificate incorporation and the terms of the Company’s investment management trust agreement, dated March 16, 2021, for general corporate purposes.

As disclosed in the Form 10-K/A, the Withdrawn Trust Funds (as defined below) were held in the Company’s operating account that also holds funds deposited by the Sponsor to be used for general operating expenses. As a result, the Company mistakenly used $157,474 of the Withdrawn Trust Funds for payment of general operating expenses as of December 31, 2023. The disclosure of this inadvertent mistake was omitted from the Company’s quarterly reports on Form 10-Q for the quarters ending June 30, 2023 and September 30, 2023. The amounts deemed to have been used for operating expenses were $76,974 as of June 30, 2023 and $335,127 as of September 30, 2023. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the trust agreement.

First Extension

On March 15, 2023, the Company’s stockholders approved an amendment to its amended and restated certificate of incorporation (as amended, the “charter”) (the “Charter Amendment”). The Charter Amendment extended the date by which the Company has to consummate a business combination for an additional nine months, from March 19, 2023 (the “Termination Date”) to up to December 19, 2023 by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until December 19, 2023 or a total of up to nine months after the Termination Date, or such earlier date as determined by the Company’s board of directors, unless the closing of the initial business combination shall have occurred, which is referred to as the “First Extension,” and such later date, the “First Extended Date”, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the trust account an amount determined by multiplying $0.03 by the number of public shares then outstanding, up to a maximum of $105,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

In connection with the votes to approve the First Extension, the holders of 26,649,519 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of $270,769,687, leaving $21,467,825 in the Trust Account.

On March 16, 2023, the Sponsor voluntarily converted the 7,047,500 shares of Class B common stock it held into 7,047,500 shares of Class A common stock in accordance with the Company’s charter (the “Conversion”). Following the implementation of the First Extension and the Conversion, the Company had 9,147,981 shares of Class A common stock outstanding and 140,000 shares of Class B common stock outstanding.

Second Extension

On December 12, 2023, the Company held a special meeting of stockholders (the “special meeting”) in which the stockholders approved the proposal to amend the Company’s Charter, to extend the date by which the Company has to consummate a business combination for an additional nine months from December 19, 2023 to September 19, 2024 by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until September 19, 2024 or a total of up to nine months after the Termination Date, or such earlier date as determined by the Board, unless the closing of the Company’s initial business combination shall have occurred, which is referred to as the “Second Extension,” and such later date, the “Second Extended Date”, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account”) an amount determined by multiplying $0.02 by the number of public shares then outstanding, up to a maximum of $20,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination (each, an “Extension Payment”).

In connection with the votes to approve the Second Extension, the holders of 1,522,544 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.71 per share, for an aggregate redemption amount of approximately $16.3 million, leaving approximately $6.2 million in the Trust Account.

As of June 30, 2024, sixteen extension payments were made for a total of $648,046, which extended the Termination Date to July 19, 2024. On July 18, 2024, the Company made an additional payment, which extended the Termination Date to August 19, 2024.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Proposed Business Combination

On October 4, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Beam Merger Sub, Inc., incorporated on September 19, 2023, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”) and Bolt Threads, Inc., a Delaware corporation (“Bolt Threads”).

Pursuant to the Business Combination Agreement, the parties will consummate a business combination transaction pursuant to which Merger Sub will merge with and into Bolt Threads, with Bolt Threads surviving the merger as a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” and the closing of the Business Combination, the “Closing”). In connection with the Closing, the Company will be renamed “Bolt Projects Holdings, Inc.” and is referred to herein as “the Post-Combination Company” as of the time following such change of name.

The proposed Business Combination is expected to be consummated after receipt of the required approvals by the stockholders of the Company and Bolt Threads and the satisfaction or waiver of certain other customary conditions.

The aggregate equity consideration to be paid to Bolt Threads’ stockholders and option holders in the Business Combination will be equal to the quotient of (i) $250,000,000 (the “Equity Value”) divided by (ii) $10.00.

The Business Combination Agreement provides that, in connection with the Closing, the Post-Combination Company, certain stockholders of Bolt Threads, the Sponsor and certain stockholders of the Company will enter into an amended and restated registration rights and lock-up agreement (the “Registration Rights and Lock-up Agreement”), pursuant to which the Post-Combination Company will agree to register for resale certain shares of common stock of the Post-Combination Company (“the Post-Combination Company common stock”) and other equity securities that are held by the parties thereto from time to time.

On June 10, 2024, the Company entered into Amendment No. 1 (the “Amendment”) to the Business Combination Agreement. Among other things, the Amendment extends the outside date of the Business Combination Agreement from July 4, 2024 to September 16, 2024.

Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”), including the Sponsor, entered into subscription agreements (as amended, the “Subscription Agreements”) pursuant to which the PIPE Investors had committed to purchase in a private placement up to 2,734,433 shares of Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of up to $27,344,330 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Business Combination and will be consummated immediately prior to or substantially concurrently with the Closing. The shares of Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration. On February 28, 2024, the PIPE Investors entered into amendments to the Subscription Agreements which reduced their aggregate commitment to purchase PIPE Shares to 2,287,464 at a purchase price of $10.00 per share, for an aggregate PIPE Investment of up to $22,874,640.

Pursuant to the PIPE Subscription Agreement executed by the Sponsor, the Sponsor had agreed to purchase 656,499 shares of Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price of $6,564,990. However, the number of subscribed shares to be purchased thereunder by the Sponsor would be reduced by the number of shares of Class A common stock that have not been elected for redemption as of the expiration of the redemption period related to the Closing and that are held by certain individuals mutually agreed upon by the Company and Bolt Threads at any time from the date of the execution of the agreement up to immediately prior to the expiration of such redemption period.

On June 10, 2024, the Company entered into Amendment No. 2 (the “SA Amendment No. 2”) to the Subscription Agreement. In connection with the execution of the SA Amendment No. 2, Bolt Threads, the subscribers, and certain other parties entered into a letter agreement to, among other things, amend the Note Purchase Agreement dated October 4, 2023 (as amended, the “Note Purchase Agreement”), by and between Bolt Threads, the subscribers and certain other parties thereto, in connection with the issuance of the additional convertible promissory notes by Bolt Threads pursuant to the Note Purchase Agreement (the “Bridge III Notes”). The SA Amendment No. 2 provides that the purchase price payable by each subscriber at Closing (as defined in the Subscription Agreements) under the applicable Subscription Agreement shall be reduced by an amount equal to the purchase price paid by such subscribers for such subscriber’s Bridge III Note, if any, with a corresponding reduction in the number of subscribed shares to be purchased by such subscriber under the applicable Subscription Agreement. The SA Amendment No. 2 also extends the outside date for the Subscription Agreement from July 4, 2024 to September 16, 2024.

As a result of the amendments described above, pursuant to the Subscription Agreements, the PIPE investors have agreed to purchase at Closing an aggregate of up to 763,144 PIPE Shares. The Sponsor has agreed to purchase up to 240,000 of the PIPE Shares and current securityholders of Bolt Threads have agreed to purchase 523,144 of the PIPE Shares. The Sponsor has committed to purchase $2,400,000 in additional convertible notes as provided in the Subscription Agreement, and any such amount of additional convertible notes purchased by the Sponsor will reduce on a dollar-for-dollar basis the amount the Sponsor is committed to invest pursuant to its Subscription Agreement by purchasing PIPE Shares. To the extent the Sponsor does not purchase all such convertible notes prior to the Sponsor Note Deadline (as defined in the Subscription Agreement) and is still obligated to purchase any PIPE Shares pursuant to its Subscription Agreement, the number of PIPE Shares to be purchased by the Sponsor will be reduced by the number of shares of Class A common stock that have not been elected for redemption as of the expiration of the redemption period related to the Closing and that are held by certain individuals mutually agreed upon by the Company and Bolt Threads at any time up to immediately prior to the expiration of such redemption period.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

In connection with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and Bolt Threads. Pursuant to the Sponsor Support Agreement, the Sponsor has, among other things, agreed to vote all of its shares of the Company’s capital stock in favor of the approval of the Transactions. In addition, the Sponsor had agreed that 1,437,500 shares of the Post-Combination Company common stock issued in connection with the IPO (the “Sponsor Shares”) would be unvested and subject to forfeiture as of the Closing and would only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Post-Combination Company common stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of the Company. Any Sponsor Shares that remained unvested after the fifth anniversary of the Closing would have been forfeited. The Sponsor Support Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Business Combination Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Sponsor Support Agreement. On June 10, 2024, the Company entered into Amendment No. 1 (the “SSA Amendment”) to the Sponsor Support Agreement to remove the provisions subjecting the Sponsor Earn-Out Shares (as defined in the Sponsor Support Agreement) to vesting and forfeiture conditions.

In connection with the execution of the Business Combination Agreement, the Company entered into a support agreement (the “Stockholder Support Agreement”) with Bolt Threads and certain stockholders of Bolt Threads pursuant to which such stockholders have, among other things, agreed to vote to adopt and approve, upon the registration statement on Form S-4 being declared effective, the Business Combination Agreement and all other documents and transactions contemplated thereby and to subject their shares to certain transfer restrictions. The Stockholder Support Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Business Combination Agreement if the Closing does not occur, and (iii) the written agreement of the parties terminating the Stockholder Support Agreement.

On April 18, 2024, May 18, 2024, June 18, 2024 and July 18, 2024 additional extension payments of $11,559 each time were made, which extended the Termination Date to August 19, 2024.

On February 2, 2024, the Company entered into an agreement with BTIG and Bolt Threads to modify the deferred underwriting fees conditioned upon the closing of the Bolt Threads Agreement. The agreement states that $500,000 will be deposited and held in the Trust Account and payable in cash directly from the Trust Account, without accrued interest, to BTIG for its own account upon consummation of the Company’s initial Business Combination. Additionally, upon consummation of the Company’s initial Business Combination, BTIG will receive shares of post-combination company common stock equivalent to the greater of: (i) 500,000 shares of post-combination company common stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the VWAP of the post-combination company common stock over the three trading days immediately preceding the initial filing of the resale registration statement, provided that clause (y) will not be less than $8.00. The deferred fee will become payable to the underwriters solely in the event that we complete the Business Combination, subject to the terms of the underwriting agreement, as amended. Upon a successful Business Combination with Bolt Threads, the Company will recognize a reduction in the value of its deferred underwriting fee equal to the $500,000 which is payable in cash and the fair value of the shares transferred as of the date of the agreement.

Going Concern

As of June 30, 2024, the Company had cash of $28,657 and working capital deficit of $6,959,912. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

For the period ended June 30, 2024, the Company withdrew an aggregate of approximately $40,000 from the Trust Account that was used for Delaware franchise tax.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these unaudited consolidated financial statements are issued.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the Extended Date, then the Company will cease all operations except for the purpose of liquidating. The possible liquidity issues as the Company continues to incur costs and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to consummate a business combination prior to the Extended Date. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 19, 2024, following monthly extension payments.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited consolidated condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2024, as amended. The interim results for the three and six months ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited consolidated condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated condensed financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited consolidated condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2024 and December 31, 2023.

Investments Held in Trust Account

At June 30, 2024 and December 31, 2023, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2024 and December 31, 2023, the 577,937 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s unaudited consolidated balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period.

At June 30, 2024 and December 31, 2023, the Class A common stock reflected in the unaudited consolidated condensed balance sheets is reconciled in the following table:

Gross proceeds	$287,500,000
Less:
Proceeds allocated to Public Warrants	(9,195,833)
Class A common stock issuance costs	(15,827,645)
Plus:
Accretion of carrying value to redemption value	27,881,248
Class A common stock subject to possible redemption, December 31, 2022	290,357,770
Less:
Redemption	(287,071,970)
Plus:
Accretion of carrying value to redemption value	2,942,345
Class A common stock subject to possible redemption, December 31, 2023	6,228,145
Plus:
Accretion of carrying value to redemption value	43,863
Class A common stock subject to possible redemption, March 31, 2024	6,272,008
Plus:
Accretion of carrying value to redemption value	85,456
Class A common stock subject to possible redemption, June 30, 2024	$6,357,464

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $15,827,645 were charged against their carrying value upon the completion of the Initial Public Offering, and $481,824 of the offering costs was related to the warrant liabilities and charged to the unaudited consolidated condensed statements of operations.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Warrant Liabilities

The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40-15 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the unaudited consolidated statements of operations. The Private Placement Warrants and the public warrants (the “Public Warrants”) for periods where no observable traded price was available are valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2024 and December 31, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (2.62)% and (6.87)% for the three months ended June 30, 2024 and 2023, respectively, and 1.97% and (27.24)% for the six months ended June 30, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2024 and 2023, due to changes in fair value in warrant liability, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. The Company has two classes of shares which are referred to as Class A common stock and Class B common stock. (Loss) income is shared pro rata between the two classes of shares. This presentation assumes a business combination as the most likely outcome. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 14,583,333 Class A common stock in the aggregate. As of June 30, 2024 and 2023, the Company had dilutive securities that are Public Warrants and Private Placement Warrants that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. The warrants are not exercisable until 30 days after the completion of a Business Combination. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024			2024
	Class A	Class A		Class A	Class A
	Redeemable	Non-Redeemable	Class B	Redeemable	Non-Redeemable	Class B
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss)	$23,707	$289,084	$5,743	$(66,593)	$(812,055)	$(16,132)
Denominator:
Basic and diluted weighted average shares outstanding	577,937	7,047,500	140,000	577,937	7,047,500	140,000

Basic and diluted net income (loss) per common share	$0.04	$0.04	$0.04	$(0.12)	$(0.12)	$(0.12)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023			2023
	Class A	Class A		Class A	Class A
	Redeemable	Non-Redeemable	Class B	Redeemable	Non-Redeemable	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income,	$55,880	$187,488	$3,724	$153,102	$769,071	$216,786
Denominator:
Basic and diluted weighted average shares outstanding	2,100,481	7,047,500	140,000	2,100,481	10,551,265	2,974,190

Basic and diluted net income per common share	$0.03	$0.03	$0.03	$0.07	$0.07	$0.07

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying unaudited consolidated balance sheets, primarily due to their short-term nature, other than derivative warrant liabilities (see Note 9).

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2020-06 did not have a material impact on its unaudited consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited consolidated financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited consolidated financial statements.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9). On May 6, 2021, the Company sold 3,750,000 Additional Units at $10.00 per Additional Unit. The Additional Units were identical to the Units sold pursuant to the Initial Public Offering.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,500,000 Private Placement Warrants, at a price of $1.50 per warrant, or $6,750,000 in the aggregate. On May 6, 2021, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 500,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, or $750,000 in the aggregate, if the over-allotment option is exercised in full or in part by the underwriters. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In January 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in consideration for the issuance of 7,187,500 shares of the Company’s Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. As a result of the underwriters’ full exercise of their over-allotment option on May 6, 2021, no shares remain subject to forfeiture. On March 15, 2023, 7,047,500 Class B common stock was converted to Class A common stock not subject to redemption.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Promissory Note — Related Party

In connection with the Extension Payments, on March 17, 2023, the Company issued an unsecured promissory note to the Sponsor in the aggregate amount of $567,130 (the “Extension Note”). As of June 30, 2024, the Company has deposited an aggregate of $567,130 of Extension Payments into the Trust Account and has extended the Termination Date up to August19, 2024. The Extension Note bears no interest and the principal balance is payable on the date of the consummation of the initial business combination. The Extension Note is not convertible into private placement warrants and the principal balance may be prepaid at any time. As of June 30, 2024, $567,130 was outstanding under this note.

On December 18, 2023, the Company issued an unsecured promissory note to our Sponsor in the aggregate amount of $104,029 (the “Extension Note 2”). As of June 30, 2024, the Company has deposited an aggregate of $80,911 of Extension Payments into the Trust Account and intends to continue to extend the Termination Date up to September 19, 2024. The Extension Note bears no interest and the principal balance is payable on the date of the consummation of the initial business combination. The Extension Note is not convertible into private placement warrants and the principal balance may be prepaid at any time.

As of June 30, 2024 and December 31, 2023, there was an aggregate of $648,041 and $578,689 outstanding, respectively, under the two related party promissory notes (together, the “Extension Notes”). The Extension Promissory Notes were valued at par value.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants.

On February 25, 2022, the Company issued a promissory note to the Sponsor pursuant to which it may borrow up to an aggregate principal amount of $500,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. On August 26, 2022, the Company issued a second promissory note to the Sponsor pursuant to which it may borrow up to an aggregate principal amount of $400,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. On March 8, 2023, the Company issued a third promissory note to which it may borrow up to an aggregate principal amount of $750,000. The promissory note is non-interest bearing and payable upon the consummation of a Business Combination. At the Sponsor’s discretion, the promissory note may be converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant, provided that the aggregate of such warrants, together with any warrants issued upon conversions pursuant to the promissory notes dated February 25, 2022 and August 26, 2022, do not exceed 1,000,000 warrants. The warrants would be identical to the Private Placement Warrants.

On April 3, 2024, the Company issued an unsecured promissory note, in the amount of up to $510,000 to Golden Arrow Sponsor, LLC (the “Sponsor”). The proceeds of the note may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company. The note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). On or before the Maturity Date, the Sponsor has the option to convert all or any portion of the principal outstanding under the Note into warrants (“Working Capital Warrants”) at a conversion price of $1.50 per warrant, provided that the aggregate of such Working Capital Warrants, together with any warrants issued upon conversions pursuant to the promissory notes, dated February 25, 2022, August 26, 2022 and March 8, 2023, do not exceed 1,000,000 warrants. The terms of the Working Capital Warrants, if any, would be identical to the terms of the private placement warrants issued by the Company at the time of its initial public offering (the “IPO”), as described in the prospectus for the IPO dated March 16, 2021 and filed with the U.S. Securities and Exchange Commission (the “SEC”), including the transfer restrictions applicable thereto. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable. The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of June 30, 2024, $510,000 was outstanding under this note.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The Company has determined that bifurcation of a single derivative that comprises all of the fair value of the conversion feature (i.e., derivative instrument) is necessary under ASC 815-15-25-7 through 25-10. As a result the derivative value was deemed to be de minimus at the issuance date and at each subsequent reporting date resulting in no change in the value of the derivative. The derivative will continue to be monitored and measured at each reporting period until the notes are settled.

As of June 30, 2024 and December 31, 2023, there was an aggregate of $2,047,054 and $1,484,326 outstanding, respectively, under the four promissory notes (together, the “Convertible Promissory Notes”). The Convertible Promissory Notes were valued at par value.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The continuing military conflict between the Russian Federation and Ukraine, the military action between Hamas and Israel and the risk of escalations of other military conflicts have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is not determinable as of the date of these unaudited consolidated condensed financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter, the IRS issued final regulations with respect to the timing and payment of the excise tax.  Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company is currently evaluating its options with respect to payment of this obligation.  If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

Registration Rights

Pursuant to a registration rights agreement entered into on March 16, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) have registration rights to require the Company to register a sale of any of the securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $10,062,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 2, 2024, the Company entered into an agreement with BTIG and Bolt Threads to modify the deferred underwriting fees conditioned upon the closing of the Bolt Threads Agreement. The agreement states that $500,000 will be deposited and held in the Trust Account and payable in cash directly from the Trust Account, without accrued interest, to BTIG for its own account upon consummation of the Company’s initial Business Combination. Additionally, upon consummation of the Company’s initial Business Combination, BTIG will receive shares of post-combination company common stock equivalent to the greater of: (i) 500,000 shares of post-combination company common stock, or (ii) the number of shares calculated by dividing (x) $5,000,000 by (y) the VWAP of the post-combination company common stock over the three trading days immediately preceding the initial filing of the resale registration statement, provided that clause (y) will not be less than $8.00. The deferred fee will become payable to the underwriters solely in the event that we complete the Business Combination, subject to the terms of the underwriting agreement, as amended. Upon a successful Business Combination with Bolt Threads, the Company will recognize a reduction in the value of its deferred underwriting fee equal to the $500,000 which is payable in cash and the fair value of the shares transferred as of the date of the agreement.

Consulting Agreement

On June 20, 2022, the Company entered into an agreement with Jones International Group for consulting services related to a search for a target business. For the three and six months ended June 30, 2024, the Company incurred $0 in these consulting fees. For the three and six months ended June 30, 2023, the Company incurred $20,500 in these consulting fees. On February 20, 2023, the Company terminated this agreement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2024 and December 31, 2023, there were 577,937 shares of Class A common stock issued and outstanding and all of which are subject to possible redemption and presented as temporary equity, respectively. At June 30, 2024 and December 31, 2023, there were 7,047,500 shares of Class A common stock that were not subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At June 30, 2024 and December 31, 2023, there were 140,000 shares of common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

NOTE 8. WARRANTS

Warrants — As of June 30, 2024 and December 31, 2023, there were 9,583,333 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or 30 day redemption period, to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock based on the redemption date and the fair market value of the Class A common stock;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

●	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

●	if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s Business Combination on the date of the completion of such Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $10.00 and $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

As of June 30, 2024 and December 31, 2023, there were 5,000,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or its permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at June 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2024	December 31, 2023
Liabilities:
Warrant Liabilities – Public Warrants	2	$1,437,500	$1,341,667
Warrant Liabilities – Private Placement Warrants	3	$750,000	$700,000

Warrant Liabilities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s accompanying unaudited consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited consolidated statements of operations. For the Public Warrants, the Company initially utilized a binomial lattice model consistent with the Private Warrants discussed below. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market.

For the Private Placement Warrants, the Company utilizes a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, to value the warrants at each reporting period, with changes in fair value recognized in the unaudited consolidated statements of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The key inputs for the binomial lattice model as of June 30, 2024 and December 31, 2023 were as follows:

Input	As of June 30, 2024	As of December 31, 2023
Stock price	$11.04	$10.58
Strike price	$11.50	$11.50
Effective expiration date	September 17, 2024	September 17, 2024
Volatility	Immaterial	Immaterial %
Risk-free rate	4.90%	4.34%
Dividend yield	0.0%	0.0%

The following tables present the changes in the fair value of warrant liabilities classified as Level 3 in the fair value hierarchy as June 30, 2024 and 2023:

Private Placement
Fair value as of January 1, 2024	$700,000
Change in valuation inputs or other assumptions	300,000
Fair value as of March 31, 2024	$1,000,000
Change in valuation inputs or other assumptions	(250,000)
Fair value as of June 30, 2024	$750,000

Private Placement
Fair value as of January 1, 2023	$50,000
Change in valuation inputs or other assumptions	200,000
Fair value as of March 31, 2023	$250,000
Change in valuation inputs or other assumptions	(100,000)
Fair value as of June 30, 2023	$150,000

GOLDEN ARROW MERGER CORP.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

(Unaudited)

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy that occurred during the three and six months ended June 30, 2024 and 2023. The Public Warrants were transferred from Level 1 to Level 2 at December 31, 2022 due to the lack of trading activity.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited consolidated condensed balance sheet date up to the date that the unaudited consolidated condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than below, that would have required adjustment or disclosure in the unaudited consolidated condensed financial statements.

On July 11, 2024, the Company issued an unsecured promissory note in the amount of $220,000 with the Sponsor. The note bears no interest and is payable upon consummation of the Company’s business combination. The Sponsor has the option to convert all or any portion of the principal outstanding under the Note into warrants (“Working Capital Warrants”) at a conversion price of $1.50 per warrant, provided that the aggregate of such Working Capital Warrants, together with any warrants issued upon conversions pursuant to the promissory notes, dated February 25, 2022, August 26, 2022, March 8, 2023 and April 3, 2024, do not exceed 1,000,000 warrants. The note was fully drawn on July 11, 2024.

The registration statement on Form S-4, as amended, relating to the Business Combination was declared effective by the SEC on July 18, 2024. On July 18, 2024, we mailed a definitive proxy statement/prospectus to our stockholders in connection with a special meeting of stockholders to be held on August 9, 2024, for our stockholders to approve the Business Combination Agreement and related transactions.

Bolt Projects Holdings, Inc.

Resale of up to 28,297,770 Shares of common stock
Resale of up to 5,000,000 Private Placement Warrants
Issuance of up to 14,687,187 Shares of common stock underlying Warrants and Options

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$30,799
Accounting fees and expenses	52,000
Legal fees and expenses	100,000
Financial printing and miscellaneous expenses	9,500
Total	$192,299

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, obtained an improper personal benefit, and in the case of a director, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, and in the case of an officer, a breach of fiduciary duty in any action by or in the right of the corporation. Our certificate of incorporation provides that no director or officer of Bolt Projects Holdings, Inc. shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust, or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit, or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director, or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of our common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) against certain liabilities arising in connection with such offering.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

●	In January 2021, our Sponsor purchased 7,187,500 Founder Shares in exchange for a capital contribution of $25,000.

●	On August 13, 2024, we issued 470,120 shares of Common Stock in a private placement pursuant to subscription agreements with certain former securityholders of Bolt Threads, Inc. for $10.00 per share of common stock, generating total gross proceeds of $4,701,200.

●	On August 13, 2024, in connection with settlements we issued 600,000 shares of common stock to a former landlord and 150,000 shares of common stock to a former supplier.

●	On September 6, 2024, we issued an aggregate of 650,000 shares of our common stock to certain of our advisors from our IPO and Business Combination as partial compensation for services rendered.

No underwriting discounts or commissions were paid with respect to any of the foregoing sales.

Each of the foregoing securities were issued or will be issued in reliance on the exemption from registration provided for by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1+	Business Combination Agreement, dated as of October 4, 2023, by and among the Registrant, Beam Merger Sub, Inc. and Bolt Threads, Inc.	S-4/A	333-276849	2.1	7/10/2024
2.1(a)+	Amendment No. 1 to the Business Combination Agreement, dated as of June 10, 2024, by and among the Registrant, Beam Merger Sub, Inc. and Bolt Threads, Inc.	8-K	001-40223	2.1	6/13/2024
3.1	Second Amended and Restated Certificate of Incorporation, dated as of August 13, 2024.	8-K	001-40223	3.1	8/19/2024
3.2	Amended and Restated Bylaws, dated as of August 13, 2024.	8-K	001-40223	3.2	8/19/2024
4.1	Specimen common stock Certificate.					X
4.2	Specimen Warrant Certificate.	S-1/A	333-253465	4.3	3/5/2021
4.3	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of March 16, 2021.	8-K	001-40223	4.1	3/22/2021
5.1	Opinion of Latham & Watkins LLP					X
10.1	Form of PIPE Subscription Agreement.	S-4/A	333-276849	10.1	7/10/2024
10.1(a)	Form of Amendment to PIPE Subscription Agreement.	10-K	001-40223	10.17	3/15/2024
10.1(b)	Form of Amendment No. 2 to PIPE Subscription Agreement.	8-K	001-40223	10.2	6/13/2024
10.2	Sponsor Support Agreement, dated as of October 4, 2023, by and among Golden Arrow Sponsor, LLC, the Registrant and Bolt Threads, Inc.	S-4/A	333-276849	10.2	7/10/2024
10.2(a)	Amendment No. 1 to the Sponsor Support Agreement, dated as of June 10, 2024, by and among Golden Arrow Sponsor, LLC, the Registrant and Bolt Threads, Inc.	8-K	001-40223	10.1	6/13/2024
10.3	Stockholder Support Agreement, dated as of October 4, 2023, by and among the Registrant, Bolt Threads, Inc. and certain other stockholder parties thereto.	S-4/A	333-276849	10.3	7/10/2024
10.4	Amended and Restated Registration Rights and Lock-Up Agreement, dated as of August 13, 2024, by and between the Registrant and each of the executive officers and directors of the Registrant.	8-K	001-40223	10.7	8/19/2024
10.5	Letter Agreement among the Registrant, Golden Arrow Sponsor, LLC, and each of the officers and directors of the Registrant, dated as of March 16, 2021.	8-K	001-40223	10.1	3/22/2021

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.6	Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of March 16, 2021.	8-K	001-40223	10.2	3/22/2021
10.6(a)	Amendment to Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of March 15, 2023.	8-K	001-40223	10.1	3/22/2023
10.7	Amended and Restated Promissory Note, dated as of March 18, 2022, issued to Golden Arrow Sponsor, LLC.	10-K	001-40223	10.8	3/31/2022
10.8	Promissory Note, dated as of February 25, 2022, issued to Golden Arrow Sponsor, LLC.	10-K	001-40223	10.9	3/31/2022
10.9	Promissory Note, dated as of August 26, 2022, issued to Golden Arrow Sponsor, LLC.	8-K	001-40223	10.1	9/1/2022
10.10	Promissory Note, dated as of March 8, 2023, issued to Golden Arrow Sponsor, LLC.	8-K	001-40223	10.1	3/10/2023
10.11	Promissory Note, dated as of March 17, 2023, issued to Golden Arrow Sponsor, LLC.	8-K	001-40223	10.2	3/22/2023
10.12	Promissory Note, dated as of December 18, 2023, issued to Golden Arrow Sponsor, LLC.	8-K	001-40223	10.1	12/18/2023
10.13	Promissory Note, dated as of April 3, 2024, issued to Golden Arrow Sponsor, LLC.	8-K	001-40223	10.1	4/5/2024
10.14#	Bolt Projects Holdings, Inc. 2024 Incentive Award Plan.	8-K	001-40223	10.18	8/19/2024
10.15#	Bolt Projects Holdings, Inc. 2024 Employee Stock Purchase Plan.	8-K	001-40223	10.19	8/19/2024
10.16#	Consulting Agreement, dated as of April 23, 2023, by and between Bolt Threads, Inc. and Randy Befumo.	S-4/A	333-276849	10.19	7/10/2024
10.17	Amendment No. 1 to Senior Secured Note Purchase Agreement, dated as of December 29, 2023, by and between Bolt Threads, Inc. and Ginkgo Bioworks, Inc.	S-4/A	333-276849	10.20	7/10/2024
10.17(a)	Amendment No. 2 to Senior Secured Note Purchase Agreement, dated as of April 3, 2024, by and between Bolt Threads, Inc. and Ginkgo Bioworks, Inc.	S-4/A	333-276849	10.21	7/10/2024
10.17(b)	Amendment No. 3 to Senior Secured Note Purchase Agreement, dated as of May 31, 2024, by and between Bolt Threads, Inc. and Ginkgo Bioworks, Inc.	S-4/A	333-276849	10.27	7/10/2024

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.18	Amended and Restated Note, dated as of December 29, 2023, by and between Bolt Threads, Inc. and Ginkgo Bioworks, Inc.	S-4/A	333-276849	10.22	7/10/2024
10.19	Convertible Note, dated as of December 29, 2023, by and between Bolt Threads, Inc. and Ginkgo Bioworks, Inc.	S-4/A	333-276849	10.23	7/10/2024
10.20	Service Agreement, dated as of August 12, 2023, by and between Bolt Threads, Inc. and Laurus Bio Private Limited.	S-4/A	333-276849	10.24	7/10/2024
10.21#	Amendment to Consulting Agreement, dated as of April 11, 2024, by and between Bolt Threads, Inc. and Randy Befumo.	S-4/A	333-276849	10.25	7/10/2024
10.22	Supply and License Agreement, dated as of August 1, 2021, by and between Bolt Threads, Inc. and Vegamour, Inc.	8-K	001-40223	10.27	8/19/2024
10.22(a)	Amendment No. 1 to Supply and License Agreement, dated as of August 19, 2022, by and between Bolt Threads, Inc. and Vegamour, Inc.	S-4/A	333-276849	10.26(a)	7/10/2024
10.22(b)	Amendment No. 2 to Supply and License Agreement, dated as of April 18, 2023, by and between Bolt Threads, Inc. and Vegamour, Inc.	S-4/A	333-276849	10.26(b)	7/10/2024
10.23	Form of Director and Officer Indemnification Agreement.	S-4/A	333-276849	10.27	7/10/2024
21.1	List of Subsidiaries.	8-K	001-40223	21.1	8/19/2024
23.1	Consent of Elliott Davis PLLC					X
23.2	Consent of WithumSmith+Brown, PC					X
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page to this registration statement)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107	Filing Fee Table					X

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 9th day of September, 2024.

BOLT PROJECTS HOLDINGS, INC.

By:	/s/ Daniel Widmaier
Name:	Daniel Widmaier
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bolt Projects Holdings, Inc., hereby severally constitute and appoint Daniel Widmaier and Randy Befumo, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Daniel Widmaier	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2024
Daniel Widmaier

/s/ Randy Befumo	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2024
Randy Befumo

/s/ David Breslauer	Chief Technology Officer and Director	September 9, 2024
David Breslauer

/s/ Ransley Carpio	Director	September 9, 2024
Ransley Carpio

/s/ Jeri Finard	Director	September 9, 2024
Jeri Finard

/s/ Sami Naffakh	Director	September 9, 2024
Sami Naffakh

/s/ Daniel Steefel	Director	September 9, 2024
Daniel Steefel

/s/ Steven Klosk	Director	September 9, 2024
Steven Klosk

/s/ Esther van den Boom	Director	September 9, 2024
Esther van den Boom

/s/ Jerry Fiddler	Director	September 9, 2024
Jerry Fiddler